As filed with the Securities and Exchange Commission on August 29, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NUBURU, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3690	85-1288435
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Telephone: (720) 767-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alessandro Zamboni

Executive Chairman

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Telephone: (720) 767-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy Bowler

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202-3921

Tel: (303) 295-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2025

PRELIMINARY PROSPECTUS

NUBURU, INC.

Up to 30 million Shares of Common Stock

This prospectus of Nuburu, Inc., a Delaware corporation (the “Company” or “Nuburu”), relates to the resale by YA II PN, LTD. (the “Selling Stockholder”) of up to 30 million shares (“Offered Shares”) of our common stock, par value $0.0001 per share (“Common Stock”).

The shares of Common Stock to which this prospectus relates have been or may be issued by us to the Selling Stockholder pursuant to the Standby Equity Purchase Agreement, dated as of May 30, 2025, by and between the Company and the Selling Stockholder (as amended, the "SEPA").

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder. However, we may receive up to $4.7 million aggregate gross proceeds, based on the closing sale price of our Common Stock on the NYSE American as of August 20, 2025, from sales of Common Stock we may elect to make to the Selling Stockholder pursuant to the SEPA prior to or after the date of this prospectus. See “The Standby Equity Facility” for a description of the SEPA and “Selling Stockholder” for additional information regarding the Selling Stockholder.

The Selling Stockholder may sell or otherwise dispose of the Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock pursuant to this prospectus. The Selling Stockholder is considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of Common Stock to which this prospectus relates by the Selling Stockholder, including legal and accounting fees. See section titled “Plan of Distribution” beginning on page 81 of this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is traded on the NYSE American under the symbol “BURU.” On August 20, 2025, the last quoted sale price for our Common Stock as reported on the NYSE American was $0.1630 per share. We have not listed, nor do we intend to list, our preferred stock on any securities exchange or nationally recognized trading system.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 9 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [______ ], 2025.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholder may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the securities offered in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information”.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Market and Industry Data

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable.

In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

Trademarks

We use our registered trademark and trade name, such as NUBURU®, in this prospectus. This prospectus may also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, any other entity.

Basis of Presentation and Glossary

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

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“2022 Plan” are to the Nuburu, Inc. 2022 Equity Incentive Plan, which was adopted in connection with the Business Combination;
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“Anzu Holders” are to Anzu Partners and the Anzu SPVs;
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“Anzu Partners” are to Anzu Partners LLC;
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“Anzu Partners Warrant” are to the warrant issued by Legacy Nuburu to Anzu Partners with a strike price of $0.01 per share for 500,000 shares of Preferred Stock, which was exercised in connection with the Closing;
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“Anzu Representative” are to the representative designated by Anzu Partners to be a member of the Company’s board of directors pursuant to the Anzu Designee Letter Agreement;
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“Anzu SPVs” are to Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC;
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“ASC” are to the Accounting Standards Codification;
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“ASU” are to the Accounting Standards Update;
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“Business Combination” are to the Merger and the other transactions consummated pursuant to the Business Combination Agreement, collectively;
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“Business Combination Agreement” are to that certain Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time) by and among the Company, Merger Sub, and Legacy Nuburu, dated August 5, 2022;
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“Bylaws” are to the Company’s Amended and Restated Bylaws, as amended by the Amendment thereto, dated November 12, 2024;
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“Certificate of Designations” are to the Company’s Certificate of Designations, which was filed on the Closing Date and which establishes the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock;
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“Certificate of Incorporation” are to the Company’s Amended and Restated Certificate of Incorporation, which was filed on the Closing Date, as amended by the Amendment thereto, filed on June 24, 2024, and the Amendment thereto, filed on July 22, 2025;
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“Closing” are to the closing of the Business Combination;
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“Closing Date” are to January 31, 2023, the date of closing of the Business Combination;
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“Code” are to the U.S. Internal Revenue Code;
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“Common Stock” are to shares of common stock, par value $0.0001 per share, of the Company;
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“Company” are to Nuburu, Inc., a Delaware corporation f/k/a Tailwind Acquisition Corp.;
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“CST” are to Continental Stock Transfer & Trust Company;
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“DGCL” are to the Delaware General Corporation Law;
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“Effective Time” are to the effective time of the Merger;
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“ESPP” are to the Nuburu, Inc. 2022 Employee Stock Purchase Plan, which was adopted in connection with the Business Combination;
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“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
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“GAAP” are to generally accepted accounting principles in the United States;
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“Governing Documents” are to the Certificate of Incorporation, the Certificate of Designations and the Bylaws;
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“IPO” are to our initial public offering, which was consummated on September 9, 2020;
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“IRS” are to the Internal Revenue Service;
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“Legacy Nuburu” are to Nuburu Subsidiary, Inc. a Delaware corporation f/k/a Nuburu, Inc.;

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“Legacy Nuburu Common Stock” are to the shares of Legacy Nuburu common stock, par value $0.0001 per share;
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“Lincoln Park” are to Lincoln Park Capital Fund, LLC, an Illinois limited liability company;
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“Lincoln Park Purchase Agreement” are to that certain Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time) by and among the Company, Legacy Nuburu and Lincoln Park, dated as of August 5, 2022;
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“Merger” are to the merger of Merger Sub with and into Legacy Nuburu, with Legacy Nuburu as the surviving company in the Business Combination, and after giving effect to such Merger, continuing as a wholly owned subsidiary of the Company;
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“Merger Sub” are to Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company prior to consummation of the Business Combination;
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“Nuburu” are to Nuburu, Inc., a Delaware corporation f/k/a Tailwind Acquisition Corp.;
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“NYSE American” are to the NYSE American LLC;
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“NYSE” are to the New York Stock Exchange;
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“Preferred Stock” are to shares of Series A preferred stock, par value $0.0001 per share, of the Company;
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“Preferred Stock Issuance” are to the issuance in the form of shares of Preferred Stock to the holders of record of Common Stock as of the close of business on the Closing Date (other than (a) stockholders of Legacy Nuburu who waived such stockholders’ entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance (provided that such waiver did not apply with respect to shares of Common Stock received as a result of the conversion of any Company Note) and (b) the Sponsor, which waived, for no consideration, its right, title and interest in, to or under, a portion of the Preferred Stock Issuance, with one share of Preferred Stock issued in respect of each such share of Common Stock;
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“Public Warrants” are to the 16,710,785 whole warrants of the Company sold to public investors in the IPO as part of the units;
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“SEC” are to the United States Securities and Exchange Commission;
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“Securities Act” are to the Securities Act of 1933, as amended;
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“Sponsor” are to Tailwind Sponsor LLC, a Delaware limited liability company and the sponsor of the Company prior to the Closing; and
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“Tailwind” are to Tailwind Acquisition Corp. prior to giving effect to the Business Combination;

Beneficial ownership throughout this prospectus with respect to the Company’s stockholders is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of such disclosure.

Unless specified otherwise, amounts in this prospectus are presented in United States dollars.

Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

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our ability to obtain required financing;
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our ability to maintain the listing of our common stock on a securities exchange;
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our ability to successfully obtain required approvals for, close, implement and integrate key acquisitions;
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our success in retaining or recruiting, or changes required in, our officers, key employees, or directors;
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our public securities’ potential liquidity and trading;
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our ability to implement our announced business plan, including diversifying our assets and expanding with international operations;
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the fact that we have not achieved commercialization and our ability to achieve commercialization in the future;
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the outcome of any legal proceedings that may be instituted against us related to our operations or the Business Combination;
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existing regulations and regulatory developments in the United States and other jurisdictions, including related to tariff policies and trade restrictions;
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the need to hire additional personnel and our ability to attract and retain such personnel;
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our plans and ability to obtain, maintain, enforce, or protect intellectual property rights;
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our business, operations and financial performance, including:
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expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
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expectations regarding future acquisitions, partnerships, or other relationships with third parties;
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future business plans and growth opportunities;
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expectations regarding product development and pipeline;
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expectations regarding research and development efforts;
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expectations regarding market size;
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expectations regarding the competitive landscape; and
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future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors under the heading "Risk Factors" in this prospectus, as well as the following important factors:

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our ability to obtain financing;
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our ability to regain compliance with NYSE American’s continued listing standards;
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our ability to protect our intellectual property;
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whether the market embraces our products and investments;
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whether we achieve commercialization in a timely manner;
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the outcome of any legal proceedings that may be instituted against us;
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our ability to achieve effective internal control over financial reporting, including our ability to remediate identified material weaknesses in internal control over financial reporting successfully and expediently;
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our ability to retain or recruit key employees;
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costs related to being a public company;
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changes in applicable laws or regulations;
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the possibility that we may be adversely affected by economic, business, or competitive factors;
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volatility in the markets caused by geopolitical and economic factors; and
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other risks and uncertainties set forth under the heading “Risk Factors” and elsewhere in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS Summary

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before investing in our Common Stock. You should carefully consider, among other things, our financial statements and the related notes and the sections titled “Risk Factors,” “Our Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Nuburu,” the “Company,” “we,” “us,” and “our,” or other similar terminology, refer to Nuburu, Inc. and its consolidated subsidiaries.

Corporate History and Background

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

The mailing address of our principal executive office is 7442 S Tucson Way, Suite 130, Centennial, CO 80112, and the telephone number of our principal executive office is (720) 767-1400. Our investor relations website is located at https://ir.nuburu.net. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

The Standby Equity Purchase Agreement

On May 30, 2025, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with the Selling Stockholder pursuant to which the Company has the right to sell to the Selling Stockholder up to $100 million of its shares of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. In connection with the SEPA, the Company agreed to register for resale the Common Stock issued to the Selling Stockholder. Sales of shares of Common Stock to the Selling Stockholder under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to the Selling Stockholder under the SEPA. On July 24, 2025, a registration statement was declared effective by the SEC allowing the Selling Stockholder to resell up to 20 million shares of Common Stock. The Company is filing a new registration statement of which this prospectus forms a part to register an additional 30 million shares of Common Stock that may be resold by the Selling Stockholder.

Upon the satisfaction of the conditions to the Selling Stockholder’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct the Selling Stockholder to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to the Selling Stockholder (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP (as defined below) of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day, in which cases the size of the Advance may be reduced to account for such day(s) in which the daily VWAP is less than the applicable minimum acceptable price or there is no VWAP. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to the Selling Stockholder. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the NYSE American during regular trading hours as reported by Bloomberg L.P.

Under applicable NYSE American rules, in no event may the Company issue to the Selling Stockholder under the SEPA shares equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American rules, or (ii) the average price per share paid by the Selling Stockholder for all of the shares of Common Stock that the Company directs the Selling Stockholder to purchase from the Company pursuant to the SEPA, if any, equals or exceeds the lower of (a) the official closing price of the Common Stock on NYSE American immediately preceding the execution of the SEPA and (b) the average official closing price of the Common Stock on NYSE American for the five consecutive trading days immediately preceding the execution of the SEPA. At the Company’s annual meeting of stockholders held on July 9, 2025 (the “2025 Annual Meeting”), the Company’s stockholders approved issuances of Common Stock pursuant to the SEPA in excess of 19.9%. In addition, in accordance with the terms of the SEPA, the Company may not issue or sell any shares of Common Stock to the Selling Stockholder under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in the Selling Stockholder’s beneficially owning more than 4.99% of the then outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

The Company will control the timing and amount of any sales of shares of Common Stock to the Selling Stockholder. Actual sales of shares of Common Stock to the Selling Stockholder under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the date of the SEPA or (ii) the date on which the Selling Stockholder shall have made payment of Advances pursuant to the SEPA for Common Stock equal to the Commitment Amount. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Selling Stockholder, provided that (i) there are no outstanding Advance Notices for which shares of Common Stock need to be issued and (ii) the Company has paid all amounts owed to the Selling Stockholder pursuant to the SEPA. The Company and the Selling Stockholder may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Selling Stockholder may assign or transfer respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.

As consideration for the Selling Stockholder’s commitment to purchase the shares of Common Stock pursuant the SEPA, we paid the Selling Stockholder (i) a structuring fee in the amount of $25,000 and (ii) a commitment fee in Common Stock (the "Commitment Shares") in an amount equal to 1% of the Commitment Amount, or $1,000,000, which was paid 50% with the issuance of 1,332,623 shares of Common Stock on June 5, 2025 and 50% with the issuance of 1,332,623 shares of Common Stock on July 15, 2025.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells Common Stock to the Selling Stockholder. The Company expects that any proceeds received from such sales to the Selling Stockholder will be used primarily for working capital and general corporate purposes and for purposes of implementing our previously announced Transformation Plan (defined below).

Summary Risk Factors

You should carefully read the “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock. Such risks include, but are not limited to the following:

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It is not possible to predict the actual number of shares we will sell under the SEPA to the Selling Stockholder, or the actual gross proceeds resulting from those sales.
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Investors who buy shares at different times will likely pay different prices.
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We are engaged in multiple transactions and offerings of our securities. Future resales and/or issuances of shares of Common Stock, including pursuant to this prospectus, may cause the market price of our shares to drop significantly and may dilute stockholders.
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We may use proceeds from sales of shares of our Common Stock made pursuant to the SEPA in ways with which you may not agree or in ways which may not yield a significant return.

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Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our shares of Common Stock to fall.
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We are an early-stage company with a history of losses. We have not been profitable historically and may not be able to achieve profitability in the future.
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We will require additional capital to finance our operations and implement our business plan and strategy and if we are unable to raise such capital when needed, or on acceptable terms, that could have a material adverse effect on our ability to meet our financial obligations and support continued growth and development.
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To achieve our growth objectives, our management will rely on a rapid succession of strategic acquisitions, investments and procurement arrangements, the pace and scope of which may have the potential to adversely affect the day-to-day operation of our business, and our cash flows, financial condition and results of operations.
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Our growth objectives require substantial capital that we may be unable to obtain, or may only obtain at a cost or under terms that adversely affect our cash flows, financial condition and results of operations.
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We may have difficulty managing growth in our business, which could adversely affect our financial condition.
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We may experience difficulties in integrating acquired assets into our business and in realizing the expected benefits of an acquisition.
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Our products and services involve a lengthy sales and installation cycle, and if we fail to close sales on a regular and timely basis it could harm our business. The long sales cycles for our products may cause us to incur significant expenses without offsetting revenues.
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If we fail to meet our customers’ price expectations, demand for our products could be negatively impacted.
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We anticipate deriving a portion of our revenue from government entities, and significant changes in the contracting or fiscal policies of such government entities could have an adverse effect on our business.
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We are highly dependent on key executives and if we are unable to attract and retain key employees and hire qualified personnel, our ability to compete and successfully grow our business could suffer.
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Our expectations and targets regarding the times when we will launch our products depend in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.
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We expect to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase our losses and negatively impact our ability to achieve or maintain profitability.
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Our insurance coverage may not adequately protect us from harm or losses we may suffer.
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There is no assurance that we will be able to execute on our business model.
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Expanding operations internationally will subject us to a variety of risks and uncertainties that could adversely affect our business and operating results.
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We use novel technologies, and potential customers may be hesitant to make a significant investment in our technology or switch from the technology they are currently using.
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Our market is characterized by rapid technological changes demanding a significant investment in research and development, and, if we fail to address changing market conditions, our business will be harmed.
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Litigation, regulatory actions, and compliance issues could subject us to significant fines, penalties, judgments, remediation costs, negative publicity, and requirements resulting in increased expenses.
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Laws, regulations, and rules relating to privacy, information security, and data protection could significantly increase our costs and adversely affect our business opportunities.
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We could be negatively impacted by various export controls, tariffs and trade and economic sanctions laws and regulations that may change due to diplomatic and political considerations outside of our control.
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We could be liable for environmental damages from our operations, which could negatively impact our reputation, our business, and our operating results.

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We may be unable to protect, defend, maintain, or enforce our intellectual property rights for the intellectual property on which our business depends, which could result in our competitors offering similar products, potentially adversely affecting our growth and success.
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We may be subject to third-party claims of infringement, misappropriation or other violations of intellectual property rights, or other claims challenging our agreements related to intellectual property, which may be time consuming and costly to defend, and could result in substantial liability.
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We may not be able to protect our intellectual property rights throughout the world.
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We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party or are in breach of non-competition or non-solicitation agreements with our competitors.
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If we are unable to protect the confidentiality of our proprietary information, our business may be harmed.
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Cyber-attacks and other disruptions, security breaches, and incidents could have an adverse effect on our business, harm our reputation, and expose us to liability.
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Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts, and political events could disrupt our business. Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could harm our operating results.
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We have received a Notice of Noncompliance from the NYSE American and the NYSE American may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
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We have had to restate previously issued consolidated financial statements and we have identified material weaknesses in our internal control over financial reporting. If we are unable to develop and maintain effective internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and may adversely affect our business.
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Our management has limited experience in operating a public company.
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The redemption of our Preferred Stock may require a significant amount of cash and may result in adverse tax consequences.
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Future sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could cause the market price of our Common Stock to drop significantly, even if our business is doing well, and certain selling securityholders still may receive significant proceeds.
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Our outstanding convertible notes, preferred stock, and warrants contain anti-dilution protection, which may cause significant dilution to our stockholders.
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We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we qualify as a “large accelerated filer”, which, in addition to certain other criteria, means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter or (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering

Issuer	Nuburu, Inc.

Common Stock offered by the Selling Stockholder	30 million Shares of Common Stock.

Common Stock outstanding (as of August 20, 2025	99,829,078

Terms of the Offering	The Selling Stockholder will determine when and how it sells all of the shares of Common Stock offered pursuant to this prospectus.

Use of Proceeds

We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $97 million in aggregate gross proceeds under the SEPA from sales of Common Stock that we may elect to make to the Selling Stockholder pursuant to the SEPA, if any, from time to time in our sole discretion.

We expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Stockholder, if any, under the SEPA primarily for working capital and general corporate purposes and for purposes of the transactions that are part of our Transformation Plan. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our Common Stock under the SEPA. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds. See the section titled “Use of Proceeds.”

Risk Factors

You should carefully read the “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

NYSE American Symbol	“BURU” for our Common Stock.

Unless otherwise noted, the number of our shares of Common Stock outstanding excludes:

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42,680 shares issuable upon the exercise or vesting of compensatory equity awards;
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109,445 shares issuable upon conversion of Preferred Stock;
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1,632,187 shares issuable upon exercise of outstanding warrants;
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38,276,895 shares issuable upon conversion of outstanding convertible notes assuming the conversion prices in effect as of August 20 2025;
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6,086,957 shares issuable in connection with the Financial Support and Acknowledgement Agreement between the Company, Alessandro Zamboni and S.F.E. Equity Investments SARL ("SFE EI");
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5,090,959 shares issuable in connection with the settlement of the Liqueous Note - as defined under the description of Liqueous under "Our Business – Recent Developments – 2025 Funding Agreements" below; and
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193,385 shares issuable to Phoenix MGMT Consulting LLC ("Phoenix") in connection with the required quarterly issuances of Common Stock valued at $25,000 per quarter.

RISK Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus. All of the aforementioned information may be relevant to decisions regarding an investment in or ownership of our securities. The occurrence of any of these risks could have a significant adverse effect on our reputation, business, financial condition, results of operations, growth and ability to accomplish our strategic objectives. The risks described in this prospectus or any prospectus supplement are not the only ones we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included in this prospectus.

Risks Relating to the SEPA

It is not possible to predict the actual number of shares we will sell under the SEPA to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

On May 30, 2025, we entered into the SEPA with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to $100 million of shares of our Common Stock, subject to certain limitations and conditions set forth in the SEPA. The shares of our Common Stock that may be issued under the SEPA may be sold by us to the Selling Stockholder at our discretion from time to time for a period of up to 36 months, unless the SEPA is earlier terminated.

On June 6, 2025, we filed a registration statement on Form S-1 (Registration No. 333-287867) (the “First SEPA Form S-1”) with the SEC to register the resale of up to 20 million shares of Common Stock pursuant to the SEPA by the Selling Stockholder. On July 24, 2025, the First SEPA Form S-1 was declared effective by the SEC. As of August 20, 2025, we have sold 12,467,204 shares of Common Stock to the Selling Stockholder under the SEPA. We are filing a new registration statement of which this prospectus forms a part to register an additional 30 million shares of Common Stock that may be resold by the Selling Stockholder.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Selling Stockholder under the SEPA. Sales of our Common Stock to the Selling Stockholder under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the remaining shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the SEPA.

Because the per share purchase price that the Selling Stockholder will pay for the Offered Shares in any transaction that we may elect to effect pursuant to the SEPA will be determined by reference to the VWAP during the applicable period, respectively, on the applicable purchase date, as of the date of this prospectus, it is not possible for us to predict the number of shares of Common Stock that we will sell to the Selling Stockholder under the SEPA, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the SEPA, or the actual aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the SEPA.

Although the SEPA provides that we may sell up to an aggregate of $100 million of our Common Stock to the Selling Stockholder, only 20 million shares of our Common Stock were registered for resale by the Selling Stockholder under the First SEPA Form S-1 and only 30 million shares of our Common Stock are being registered under the Securities Act for resale by the Selling Stockholder under the registration statement that includes this prospectus. If it becomes necessary for us to issue and sell to the Selling Stockholder under the SEPA more than the 20 million shares of Common Stock registered under the First SEPA Form S-1 and the 30 million shares of our Common Stock being registered hereunder in order to receive aggregate gross proceeds equal to $100 million under the SEPA, we must first file with the SEC one or more additional registration statements to register such additional shares of our Common Stock, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the SEPA. Any issuance and sale by us under the SEPA of a substantial amount of shares of Common Stock could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately elect to sell to the Selling Stockholder under the SEPA.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the SEPA, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We are engaged in multiple transactions and offerings of our securities. Future resales and/or issuances of shares of Common Stock, including pursuant to this prospectus, may cause the market price of our shares to drop significantly and may dilute stockholders.

If all of the 30 million shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation or the Beneficial Ownership Limitation contained in the SEPA), such shares would represent approximately 23% of the total number of outstanding shares of Common Stock and approximately 47% of the total number of outstanding shares of Common Stock held by non-affiliates of our Company, in each case as of August 20, 2025.

Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholder or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

In addition to the shares being registered with this prospectus, we filed a registration statement on Form S-1 (Registration No. 333-288095) (the “First Resales Form S-1”) with the SEC for purposes of registering the resale from time to time of up to 40,700,408 shares of Common Stock, which consisted of (a) up to 24,530,928 shares of Common Stock issuable to Indigo Capital LP ("Indigo Capital") in connection with the conversion of promissory notes, (b) up to 6,086,957 shares of Common Stock issuable to SFE EI, (c) up to 1,000,000 shares of Common Stock issued to Phoenix, (d) up to 7,606,970 shares of Common Stock issuable to Brick Lane Capital Management Limited ("Brick Lane") upon conversion of promissory notes, (e) up to 994,917 shares of Common Stock issuable to 1800 Diagonal Lending LLC ("Diagonal") upon conversion of promissory notes and (f) up to 480,636 shares of Common Stock are issuable to Boot Capital LLC ("Boot") upon conversion of promissory notes. The First Resales Form S-1 was declared effective by the SEC on July 24, 2025.

In addition, we anticipate filing a registration statement with the SEC for purposes of registering the resale from time to time of up to approximately 25,938,157 shares of Common Stock (representing approximately 46% of our issued and outstanding shares of Common Stock and approximately 21% of our issued and outstanding shares of Common Stock held by non-affiliates (in each case, assuming the issuance of all potential Common Stock issuable upon the conversion of certain notes described therein and excluding the potential Common Stock issuable upon the exercise of the Public Warrants)), which are issuable upon conversion of promissory notes held by each selling stockholder and consist of (a) up to 20,055,588 shares of Common Stock issuable to Indigo Capital, (b) up to 672,881 shares of Common Stock issuable to Brick Lane, (c) up to 1,562,500 shares of Common Stock issuable to Bomore Opportunity Group Ltd ("Bomore"), (d) up to 781,250 shares of Common Stock issuable to Torcross Capital LLC ("Torcross"), (e) up to 2,405,044 shares of Common Stock issued to Diagonal and (f) up to 460,894 shares of Common Stock issuable to Boot.

Further, up to 417,770 shares of Common Stock are issuable upon the exercise of outstanding Public Warrants.

Certain of Nuburu’s current and former employees, directors, and consultants hold outstanding options, and certain of Nuburu’s current and future employees, directors and consultants are expected to be granted equity awards and purchase rights under the 2022 Plan and the ESPP, as applicable. Holders of Common Stock will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of Common Stock. The Preferred Stock may be converted into shares of Common Stock at the election of the stockholder or the Company, subject to certain conditions set forth in the Certificate of Designations. If shares of Preferred Stock are converted into shares of Common Stock, holders of Common Stock will incur immediate dilution.

The market price of shares of our Common Stock could drop significantly if the holders of the shares of Common Stock described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Common Stock or other securities. The issuance of additional Common Stock will significantly dilute the equity interests of existing holders of the Company securities and such dilution may also reduce the influence that you may have on the management of the Company through the matters that are presented for voting to the Company’s stockholders.

We may use proceeds from sales of shares of our Common Stock made pursuant to the SEPA in ways with which you may not agree or in ways which may not yield a significant return.

We have broad discretion over the use of proceeds from sales of shares of our Common Stock made pursuant to the SEPA, as described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. In addition, the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our shares of Common Stock to fall.

Sales of a substantial number of our shares of Common Stock in the public market by our existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock.

Risks Relating to Our Business and Operations

We are an early-stage company with a history of losses. We have not been profitable historically and may not be able to achieve profitability in the future.

Our financial statements as of and for the year ended December 31, 2024 included in this prospectus have been prepared assuming we will continue as a going concern. If we are unable to generate sufficient cash flow to sustain our operations or raise additional capital in the form of debt or equity financing, this could affect our ability to continue as a going concern in the future. Since our inception in 2015, we have incurred significant net losses and have used significant cash in our business. As of December 31, 2024, we had an accumulated deficit of approximately $131.8 million, and for the year ended December 31, 2024, we had a net loss of approximately $34.5 million. As of June 30, 2025, we had an accumulated deficit of $150.2 million, and for the six months ended June 30, 2025, we had a net loss of $28.8 million. We anticipate that we will incur net losses for the foreseeable future and, even if we generate revenues, there is no guarantee that we will ever become profitable. Our ability to achieve profitability in the future will depend on a number of factors, many of which are beyond our control.

Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the long term. Our business may be disrupted at any time due to numerous factors outside of our control, including changes in the general macroeconomic outlook, local and regional volatility, global trade disputes, political instability, expropriation or nationalization of property, public health emergencies, and related government policies and restrictions designed to mitigate the effects of such emergencies, civil strife, strikes, insurrections, acts of terrorism, hostilities or the perception that hostilities may be imminent, military conflict, acts of war, including sanctions or other restrictive actions, by the United States or other countries, and natural disasters.

We will require additional capital to finance our operations and implement our business plan and strategy and if we are unable to raise such capital when needed, or on acceptable terms, that could have a material adverse effect on our ability to meet our financial obligations and support continued growth and development.

Consummating and implementing strategic acquisitions and commercializing products and services will require a significant amount of capital. As a result, we expect for some time to continue to incur substantial operating expenses without generating sufficient revenues to cover expenditures. In addition, changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

We may obtain funding through public or private equity offerings, private investment in public equity (“PIPE”), offerings, debt financings, joint ventures, partnerships, collaborations, and licensing arrangements, through obtaining credit from financial institutions or other sources. If we raise additional funds through future issuances of equity or convertible debt securities, our then existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. If we raise additional funds through issuances of debt, we may be subject to restrictions on our operating activities. However, if we are unable to raise capital when needed or on acceptable terms, that could have a material adverse effect on our continued growth and development and/or we may be forced to cease operations. In addition, if adequate capital is not available to us, it may create substantial doubt among third parties, including suppliers and potential customers. Such doubt could adversely impact our business, reputation, prospects, and our financial statements. The report from our auditors for our financial statements for the year ended December 31, 2024 included a qualification expressing substantial doubt about our ability to continue as a going concern. The inclusion of a going concern qualification could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise.

To achieve our growth objectives, our management will rely on a rapid succession of strategic acquisitions, investments and procurement arrangements, the pace and scope of which may have the potential to adversely affect the day-to-day operation of our business, and our cash flows, financial condition and results of operations.

We are aggressively pursuing our growth strategy through a series of acquisitions, investments and procurement arrangements. For a company of our size and resources, the rapid pace and volume of deal-making activity may create risks and uncertainties that can have a material adverse effect on the daily conduct of our business, and negatively impact our cash flows, financial condition and results of operations. For example, we are exposed to the risk that the day-to-day management, oversight, and operation of our business and our financial results may be adversely affected by:

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the time and attention spent by our senior management and leadership in the identification and evaluation of prospective strategic initiatives, and the negotiation, funding and closing of those we choose to pursue;
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the time, attention and resources diverted to the integration of acquired businesses;
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the need to secure funding for new acquisitions and strategic investments or transactions;
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the exposure to successor liabilities not sufficiently identified, quantified or understood prior to the closing of a strategic transaction;
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the financial needs and management and operational improvements that may be necessary with respect to targets that are start-ups or emerging growth investments; and
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the potential loss of valuable existing employees or customers as a result of our entering into a strategic transaction with a counterparty with whom they may not wish to continue in an employment or commercial relationship.

We have incurred and may continue to incur substantial indebtedness to finance acquisitions. We have also issued equity and may issue additional equity, or convertible securities in connection with such acquisitions. Debt service requirements could represent a significant burden on our results of operations and financial condition, and the issuance of additional equity or convertible securities could be dilutive to our existing stockholders.

Our growth objectives require substantial capital that we may be unable to obtain, or may only obtain at a cost or under terms that adversely affect our cash flows, financial condition and results of operations.

In the event that our acquisitions or capital expenditure requirements are greater than the amounts then available to us, we may not be able to obtain funding from such alternative sources of capital, and may be required to curtail or eliminate contemplated activities. Even if we can obtain capital from alternative sources, the terms of such fundings may not be favorable to us. In particular, the terms of any debt financing may include covenants that significantly restrict our operations. Our inability to grow as planned may reduce our chances of maintaining and improving profitability.

We may have difficulty managing growth in our business, which could adversely affect our financial condition and results of operations.

Growth in accordance with our business strategy, if achieved, could place a significant strain on our financial, operational and management resources. As we expand the scope of our activities and our geographic coverage through both organic growth and acquisitions, there will be additional demands on our financial, legal, accounting, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the failure to recruit and retain experienced managers and other professionals, could have a material adverse effect on our business, liquidity positions, financial condition, results of operations and prospects and our ability to successfully or timely execute our business strategy.

We may experience difficulties in integrating acquired assets into our business and in realizing the expected benefits of an acquisition.

The success of an acquisition, if achieved, will depend in part on our ability to realize anticipated business opportunities and benefits from combining the acquired assets with our business in an effective and efficient manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or third parties or our ability to achieve the anticipated benefits, and could harm our financial performance. If we are unable to successfully or timely integrate acquired assets with our business, we may incur unanticipated liabilities and be unable to realize the anticipated benefits, and our business, results of operations and financial condition could be materially and adversely affected.

We may face antitrust and other legal challenges.

We may face antitrust and other legal challenges when acquiring controlling interests in other businesses, which could negatively impact our ability to close acquisition transactions. Antitrust enforcement is currently a priority of the Federal Trade Commission, the Department of Justice and many state agencies. The increasingly challenging antitrust enforcement environment and other regulatory review or approval processes could significantly delay or even prevent our ability to acquire controlling interests in other businesses and increase our acquisition costs, which could adversely affect our overall growth strategy.

Our limited operating history makes evaluating our business, the risks and challenges we may face and our future prospects difficult.

From our inception in 2015 to the present, we have focused principally on developing our blue laser systems. We are now diversifying our business as described in our Transformation Plan. For a discussion of our Transformation Plan, see “Our Business—Recent Developments—2025 Funding Agreements” below. As a result, we have a limited history operating our business, and therefore a limited history upon which you can base an investment decision. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected. You should consider our prospects in light of the risks and uncertainties emerging companies encounter when introducing new technologies into a competitive landscape.

Our products and services involve a lengthy sales and installation cycle, and if we fail to close sales on a regular and timely basis it could harm our business. The long sales cycles for our products may cause us to incur significant expenses without offsetting revenues.

In order to make a sale, we must typically provide a significant level of education to prospective customers regarding the use and benefits of our products and our technology. The period between initial discussions with a potential customer and the sale of our products typically depends on a number of factors, including the potential customer’s attitude towards innovative products, the potential customer’s budget and whether the potential customer requires financing arrangements. Prospective customers often undertake a significant evaluation process, which may further extend the sales cycle. While our customers are evaluating our products we may incur substantial sales, marketing and research and development expenses in exploring and demonstrating the suitability of our products to a customer’s needs. Once a customer makes a formal decision to purchase our product, the fulfillment of the sales order by us requires a substantial amount of time. This lengthy sales and installation cycle is subject to a number of significant risks over which we have little or no control. Because of both the long sales and installation cycles, we may expend significant resources on attracting prospective customers without having certainty of generating sales.

These lengthy sales and installation cycles also increase the risk that our customers fail to satisfy their payment obligations or cancel orders before the completion of the transaction or delay the planned date for installation. If a customer terminates for convenience, we may be unable to recover some of our costs that we incurred prior to cancellation. We may need to procure long lead time items or place large order lot quantities for critical material well in advance of a termination leaving us with excess inventory. Our operating expenses are based on anticipated sales levels, and certain of our expenses are fixed. If we are unsuccessful in closing sales after expending significant resources or if we experience delays or cancellations, we may incur significant expenses without ever receiving revenue to offset those expenses, which would materially adversely affect our business and results of operations.

If we fail to meet our customers’ price expectations, demand for our products could be negatively impacted and our business and results of operations could suffer.

Our long-term success will depend in part on our ability to price our products competitively. Many factors, including our production and personnel costs and our competitors’ pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our products could be negatively impacted and our business and results of operations could suffer.

We anticipate that we will derive a portion of our revenue from government entities, and significant changes in the contracting or fiscal policies of such government entities could have an adverse effect on our business and operating results.

The growth of our business may be impacted by our partnerships with government entities and on our successful procurement of additional government contracts. However, demand is often unpredictable from government entities, and there can be no assurance that we will be able to generate revenue from the public sector. Factors that could impede our ability to generate revenue from government contracts, include, but are not limited to:

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public sector budgetary cycles and funding authorizations;
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changes in fiscal or contracting policies;
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decreases in available government funding;
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changes in government programs or applicable requirements; and
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potential delays or changes in the government appropriations or other funding authorization processes.

We are highly dependent on key executives and if we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could suffer.

We believe that our success and our ability to reach our strategic objectives are highly dependent on our ability to recruit and retain key management, technical, engineering, production and sales personnel. If we are unable to recruit or retain any of our key employees, this could disrupt our operations, delay the development and introduction of our products and services and negatively impact our business, prospects, financial condition, and operating results.

If we lose a member of our management team or other key employee, it may prove difficult for us to replace him or her with a similarly qualified individual with experience in the laser industry, which could impact our business and operating success. In addition, we do not have “key person” life insurance policies covering any of our officers or other key employees.

Our expectations and targets regarding the times when we will launch our products depend in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.

Our expectations and targets regarding the times when we will launch our products reflect our current expectations and estimates. Whether we will achieve these objectives when we expect depends on a number of factors, many of which are outside our control, including, but not limited to:

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success and timing of our development activity and ability to develop systems that achieve our desired performance metrics and achieve any requisite industry validations;
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unanticipated technical or manufacturing challenges or delays;
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adverse developments in relationships with any partners, including termination of any partnerships or changes in our partners’ timetables and business plans, which could hinder our development efforts; and
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whether we can manage relationships with key suppliers and the availability of the raw materials and components we need.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our ability to achieve our objectives when planned and our business, results of operations and financial results.

We expect to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase our losses and negatively impact our ability to achieve or maintain profitability.

We will require significant capital to develop products and expect to incur significant expenses, including, but not limited to, those relating to research and development, procurement of raw materials and components, capital spending, leases, sales and distribution as we build our brand and market our products and services, and general and administrative costs as we scale our operations. If we are unable to efficiently design, appropriately price, and cost-effectively produce, sell and distribute our products and services, our anticipated margins, profitability and prospects would be materially and adversely affected.

Our insurance coverage may not adequately protect us from harm or losses we may suffer.

We may be subject, in the ordinary course of business, to losses resulting from product liability, accidents, acts of God, and other claims against us, for which we may have no insurance coverage. As a general matter, the policies that we do or may have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which could adversely affect our financial condition and operating results. Furthermore, although we plan to obtain and maintain insurance for damage to our property and the disruption of our business, this insurance may be challenging to obtain and maintain on terms acceptable to us and may not be sufficient to cover all of our potential losses.

There is no assurance that we will be able to execute on our business model.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, developing and commercializing new products and technologies, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. We will continue to encounter risks and difficulties frequently experienced by pre-commercial and early-commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. Any investment in our Company is therefore highly speculative and could result in the loss of your entire investment.

Expanding operations internationally will subject us to a variety of risks and uncertainties that could adversely affect our business and operating results.

As we expand our business, we intend to work with customers, suppliers and other partners around the world. Managing further international expansion will require additional resources and controls. Any expansion internationally could subject our business to risks associated with international operations, including:

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difficulties in staffing and managing foreign operations due to differences in culture, laws and customer expectations, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;
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compliance with multiple, potentially conflicting and changing governmental laws, regulations, and permitting processes including environmental, banking, employment, tax, privacy, safety, security and data protection laws and regulations;
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compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act;
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greater difficulties in securing or enforcing our intellectual property rights in certain jurisdictions, or in potential infringement of third-party intellectual property rights in new jurisdictions;
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difficulties in collecting payments in foreign currencies and associated foreign currency exposure;
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increases or decreases in our expenses caused by fluctuation in foreign currency exchange rates;
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restrictions on repatriation of foreign earnings;
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compliance with potentially conflicting and changing laws of taxing jurisdictions where we conduct business and compliance with applicable U.S. tax laws as they relate to international operations, including product transfer pricing, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws;
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changes in import and export controls and tariffs imposed by the United States or foreign governments;
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changes in regulations that would prevent us from doing business in specified countries; and
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regional economic and political conditions.

We use novel technologies, and potential customers may be hesitant to make a significant investment in our technology or switch from the technology they are currently using.

We use novel technologies that are deployed in a novel way and will compete with currently existing technologies. Even if our products are superior to existing products, potential customers may choose products from our competitors that are based on existing technologies due to wider market acceptance and familiarity with such technologies. Moreover, given the limited history of our technology, potential customers may be hesitant to make a significant investment in our products. If our technology does not achieve market acceptance, then our business and results of operations would be materially adversely affected.

Our market is characterized by rapid technological changes demanding a significant investment in research and development, and, if we fail to address changing market conditions, our business and operating results will be harmed.

Our market is subject to rapid innovation and technological change. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in technology, changes in customer requirements and preferences and the emergence of new standards, regulations and certifications could adversely affect adoption of our products either generally or for particular applications. Our ability to compete depends, in large part, on our success in developing and introducing our products in a timely fashion, in improving our existing products and technology and finding new applications for our technology. We believe that we must continuously enhance and expand the functionality and features of our products and technologies in order to remain competitive. However, we may not be able to develop cost-effective new products and technologies that address the increasingly complex needs of prospective customers.

Risks Relating to Litigation and Regulation

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business and results of operations.

We are subject to laws and regulations enacted by national, regional, and local governments. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming, and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business.

Litigation, regulatory actions, and compliance issues could subject us to significant fines, penalties, judgments, remediation costs, negative publicity, and requirements resulting in increased expenses.

We may from time to time be involved in legal proceedings, administrative proceedings, claims and other litigation, with governmental agencies and entities as well as private parties, which arise in the ordinary course of business. Litigation can be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against us, or legal actions that we may initiate, can be expensive and time-consuming. Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products, such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, financial condition, and results of operations. To the extent such proceedings also generate negative publicity, our reputation and business could also be adversely affected. In addition, handling compliance issues and the settlement of claims could adversely affect our financial condition and results of operations.

Laws, regulations, and rules relating to privacy, information security, and data protection could increase our costs and adversely affect our business opportunities. In addition, the ongoing costs of complying with such laws, regulations, and rules could be significant.

We are subject to various laws regarding privacy, information security and data protection. In particular, our handling of data relating to individuals is subject to a variety of laws and regulations relating to privacy, data protection, and information security, and it may become subject to additional obligations, including contractual obligations, relating to our maintenance and other processing of this data. For example, the European Union’s General Data Protection Regulation, or GDPR, and similar legislation adopted in the U.K., impose stringent data protection requirements and provide for significant penalties for noncompliance. In the United States, California has enacted legislation, the California Consumer Privacy Act, or CCPA, that, among other things, requires covered companies to provide disclosures to California consumers, and afford such consumers abilities to opt-out of certain sales of personal information.

Additionally, we may be bound by contractual requirements applicable to our collection, use, processing, and disclosure of various types of data, and may be bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters. These laws, regulations, and other obligations, and changes in their interpretation, could require us to modify our operations and practices, restrict our activities, and increase our costs in the future, and it is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with our business or practices. Any actual or perceived inability to adequately address privacy and security concerns or to comply with applicable laws, rules, regulations, and other actual or asserted obligations relating to privacy, data protection, and information security could result in claims, demands, and litigation by private parties, investigations and other proceedings by regulatory authorities, fines, penalties, and other liabilities, and have an adverse effect on our business, prospects, results of operations, financial position, and reputation.

We must comply with and could be impacted by various export controls and trade and economic sanctions laws and regulations that could negatively affect our business and may change due to diplomatic and political considerations outside of our control.

We expect to do business throughout the world. Doing business on a global basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are subject to limitations on or are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Belarus, Cuba, Iran, Syria, North Korea, Russia, and certain occupied territories in Ukraine. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the U.S. government has had a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance have imposed additional controls, and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.

We could be liable for environmental damages resulting from our operations, which could impact our reputation, our business, and our operating results.

We are subject to federal, state, and local environmental laws and regulations and may become subject to environmental laws in foreign jurisdictions in which we may operate or into which we ship our products. Environmental laws and regulations can be complex and may often change. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines, and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties or third-party damages. In addition, environmental laws and regulations such as the Comprehensive Environmental Response, Compensation and Liability Act in the United States impose liability on several grounds including for the investigation and cleanup of contaminated soil and ground water, for building contamination, for impacts to human health and for damages to natural resources. If contamination is discovered in the future at properties formerly owned or operated by us or currently owned or operated by us, or properties to which hazardous substances were sent by us, it could result in our liability under environmental laws and regulations. Many of our current and future customers have high sustainability standards, and any environmental noncompliance by us could harm our reputation and impact a customer’s buying decision. The costs of complying with environmental laws, regulations, and customer requirements, and any claims concerning noncompliance or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or our operating results.

Risk Relating to Intellectual Property

We may be unable to protect, defend, maintain, or enforce our intellectual property rights for the intellectual property on which our business depends, including against existing or future competitors. Failure to protect defend, maintain and enforce that intellectual property could result in our competitors offering similar products, potentially adversely affecting our growth and success.

Our commercial success will depend in part on our success in obtaining and maintaining trademarks and other intellectual property rights in the United States and elsewhere and protecting our proprietary technology. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our technologies we have acquired in the marketplace and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability.

Our intellectual property is critical to our business and although we have taken many measures to protect our trade secrets, including agreements, limited access, segregation of knowledge, password protections, and other measures, policing unauthorized use of proprietary technology can be difficult and expensive. Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope, or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights and may harm our business, prospects and reputation.

We have already and expect to continue to incur substantial expense and costs in protecting, enforcing and defending our intellectual property rights against third parties. Future litigation relating to protecting our rights could be time consuming and expensive. We rely primarily on copyright, patent, trade secret, and trademark laws, and non-disclosure, confidentiality, and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition, or operating results. In addition, the laws of some countries do not protect proprietary rights as fully as do the laws of the United States or may even formally or tacitly encourage the piracy of foreign intellectual property. As a result, we may not be able to protect our proprietary rights adequately abroad.

We rely, in part, on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property portfolio or other proprietary rights, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense, and enforcement of intellectual property rights. The process of applying for and obtaining a patent is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. We may not be successful in protecting our proprietary rights, and unauthorized parties may be able to obtain and use information that we regard as proprietary.

Though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and future patents may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Patents, if issued, may be challenged, deemed unenforceable, invalidated, or circumvented. Proceedings challenging patents could result in either loss of the patent, or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such proceedings may be costly. Thus, any patents that we may own may not provide any protection against competitors. Furthermore, an adverse decision may result in a third party receiving a patent right sought by us, which in turn could affect our ability to commercialize our products.

Competitors could purchase our products and attempt to replicate or reverse engineer some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our patents, or develop and obtain patent protection for more effective technologies, designs or methods. We may be unable to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees.

Further, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

In addition, proceedings to enforce or defend our patents could put our patents at risk of being invalidated, held unenforceable or interpreted narrowly. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable. If any of our patents covering our products are invalidated or found unenforceable, or if a court found that valid, enforceable patents held by third parties covered one or more of our products, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights. The degree of future protection for our proprietary rights is uncertain.

Our secured lenders obtained our existing patent portfolio in connection with the Foreclosure sale, as discussed below in “Our Business—Overview” and “Our Business—Recent Developments—Liquidity Constraints and Outstanding Obligations.” While we retain our trademarks, trade secrets, know-how, and other intellectual property rights, we may have to initiate legal action in order to clearly establish ownership rights with respect to such intellectual property. Further, the former secured lenders may sue us for infringement if they believe our continued participation in the laser industry is in violation of the patents they acquired through the Foreclosure.

We may be subject to third-party claims of infringement, misappropriation or other violations of intellectual property rights, or other claims challenging our agreements related to intellectual property, which may be time consuming and costly to defend, and could result in substantial liability.

Companies, organizations, or individuals, including our competitors and former secured lenders, may hold or obtain patents, trademarks, or other proprietary rights that they may in the future allege are infringed by our products or services. These companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation, or other violations of such rights, or otherwise assert their rights and by seeking royalties, lost profits, treble damages, attorney fees and injunctions. If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third party’s intellectual property rights, we may be required to do one or more of the following:

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cease selling or using our products that incorporate the challenged intellectual property;
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pay substantial damages, including lost profits of the holder of the intellectual property rights (as well as increased damages up to treble damages and attorneys’ fees if our infringement is determined to be willful);
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obtain a license from the holder of the intellectual property right, which may not be available on reasonable terms or at all; or
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redesign our products or means of production, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, prospects, operating results, and financial condition. In addition, any litigation, whether to protect our intellectual property to defend against the claims of others, whether or not valid, could harm our reputation, result in substantial costs and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business.

We may also license technology from third parties and incorporate components supplied by third parties into our products, which could result in our having to incur significant costs. If we are unable to enter into the necessary licenses on acceptable terms or at all, if any necessary licenses are subsequently terminated, if the licensors fail to abide by the terms of the licenses or fail to prevent infringement by third parties, or if the licensed patents or other rights are found to be invalid or unenforceable, our business may suffer. We may in the future face claims that our use of such technology or components infringes or otherwise violates the rights of others, which would subject us to the risks described above. We may in some cases seek indemnification from our licensors or suppliers under our contracts with them, but our rights to indemnification or our suppliers’ resources may be unavailable or insufficient to cover our costs and losses.

In addition, we generally indemnify our customers with respect to infringement by our products of the proprietary rights of third parties. However, third parties may assert infringement claims against our customers. These claims may require us to initiate or defend protracted and costly litigation on behalf of our customers, regardless of the merits of these claims. If any of these claims succeed or settle, we may be forced to pay damages or settlement payments on behalf of our customers or may be required to obtain licenses for the products they use. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers may be forced to stop using our products.

We may not be able to protect our intellectual property rights throughout the world.

A company may attempt to commercialize competing products utilizing our proprietary design, trademarks or trade names in foreign countries where we do not have any patents or patent applications and where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations.

Filing, prosecuting and defending patents or trademarks on our current and future products in all countries throughout the world would be prohibitively expensive. The requirements for patentability and trademarking may differ in certain countries, particularly developing countries. The laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States.

Consequently, we may not be able to prevent third parties from utilizing our inventions and trademarks in all countries outside the United States. Competitors may use our technologies or trademarks in jurisdictions where we have not obtained patent or trademark protection to develop or market their own products and further, may export otherwise infringing products to territories where we have patent and trademark protection, but enforcement on infringing activities is inadequate. These products or trademarks may compete with our products or trademarks, and our patents, trademarks or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trademarks and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents and trademarks or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent and trademarks rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents and trademarks in those jurisdictions, as well as elsewhere at risk of being invalidated or interpreted narrowly and our patent or trademark applications at risk, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Certain countries in Europe and certain developing countries, including India and China, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may have limited remedies if our patents are infringed or if we are compelled to grant a license to our patents to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license. Finally, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party, including trade secrets or know-how, or are in breach of non-competition or non-solicitation agreements with our competitors.

Many of our employees and consultants were previously employed at or engaged by other technology-based companies, including our competitors or potential competitors. Some of these employees, consultants and contractors, may have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Our efforts to ensure that our employees and consultants do not use the intellectual property, proprietary information, know how or trade secrets of others in their work for us may not be successful, and we may be subject to claims that we or these individuals have, inadvertently or otherwise, misappropriated the intellectual property or disclosed the alleged trade secrets or other proprietary information, of these former employers or competitors.

Additionally, we may be subject to claims from third parties challenging our ownership interest in intellectual property we regard as our own, based on claims that our employees or consultants have breached an obligation to assign inventions to another employer, to a former employer, or to another person or entity. Litigation may be necessary to defend against any other claims, and it may be necessary or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages, a court could prohibit us from using technologies or features that are essential to our products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate technologies or features that are important or essential to our products could have a material adverse effect on our business, financial condition and results of operations, and may prevent us from selling our products. In addition, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could have an adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

We rely on protection of trade secrets, know-how and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect and some courts are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we rely heavily on confidentiality provisions that we have in contracts with our employees, consultants, collaborators and others upon the commencement of their relationship with us. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties, despite the existence generally of these confidentiality restrictions. These contracts may not provide meaningful protection for our trade secrets, know-how, or other proprietary information in the event the unwanted use is outside the scope of the provisions of the contracts or in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. The protections we place on our intellectual property or other proprietary rights may not be sufficient. Monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate. In addition, the laws of many foreign countries will not protect our intellectual property or other proprietary rights to the same extent as the laws of the United States. Consequently, we may be unable to prevent our proprietary technology from being exploited abroad, which could affect our ability to expand to international markets or require costly efforts to protect our technology. To the extent our intellectual property or other proprietary information protection is incomplete, we are exposed to a greater risk of direct competition. A third party could, without authorization, copy or otherwise obtain and use our products or technology, or develop similar technology. Our competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our protected technology. Our failure to secure, protect and enforce our intellectual property rights could substantially harm the value of our products, brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our products and harm our business, the value of our investment in development or business acquisitions could be reduced and third parties might make claims against us related to losses of their confidential or proprietary information. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Further, it is possible that others will independently develop the same or similar technology or products or otherwise obtain access to our unpatented technology, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors obtain our trade secrets or independently develop technology or products similar to ours or competing technologies or products, our competitive market position could be materially and adversely affected.

Other Risks

Cyber-attacks and other disruptions, security breaches, and incidents could have an adverse effect on our business, harm our reputation, and expose us to liability.

Computer malware, viruses, physical or electronic break-ins, and similar disruptions and security breaches or incidents could lead to interruption and delays in our services and operations and loss, misuse or theft of data, financial information, and Company funds. Computer malware, viruses, ransomware and other malicious code, and hacking and phishing attacks have become more prevalent and may occur on our systems in the future. Threats to and vulnerabilities in our systems and infrastructure and those of our third-party service providers may result from human error, fraud, or malice on the part of our employees or third-party service providers or by malicious third parties, including state-sponsored organizations with significant financial and technological resources, or from accidental technological failure. Attempts by cyber attackers or others to disrupt our services or systems or those of our third-party service providers, as well as employee or service provider error or malfeasance, technical failures, or other causes of security breaches and incidents could harm our business, result in a loss of intellectual property, result in claims, demands, and litigation by private parties, investigations and other proceedings by regulatory authorities, fines, penalties, and other liabilities, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Efforts to prevent cyber attackers from entering and disrupting computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party service providers. Despite the security measures that we and our service providers utilize, our infrastructure and that of our service providers may be vulnerable to physical break-ins, ransomware, computer viruses, other malicious code attacks by hackers, phishing attacks, social engineering, or similar disruptive problems. Though it is difficult to determine what, if any, harm may directly result from any specific interruption, attack or other security breach or incident, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses and liabilities, harm our reputation, brand and ability to attract customers.

Costs, expenses, and other liabilities relating to any actual or perceived disruption or security breach or incident may not be covered adequately by insurance, and may result in an increase in our costs for insurance or insurance not being available to us on economically feasible terms, or at all. Insurers may also deny us coverage as to any future claim. Any of these results could harm our financial condition, business and reputation.

Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts, and political events could disrupt our business. Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.

We are vulnerable to natural disasters and significant disruptions including floods, earthquakes, fires, hail storms, snow storms, water shortages, other extreme or unusual weather conditions, epidemics or pandemics, acts of terrorism, war or disruptive political events where our facility is located, or where our third-party suppliers’ facilities are located, power shortages, and blackouts and aging infrastructures. Furthermore, climate change appears to have increased, and may continue to increase, the rate, size, and scope of these natural disasters. In the event of such a natural disaster or other disruption, we could experience disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers, which could affect our ability to fulfill our customer contracts or damage our reputation, which would have a material adverse effect on our business, financial condition, and results of operations.

Risks Relating to Being a Public Company

We have received a Notice of Noncompliance from the NYSE American and the NYSE American may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Stock is publicly traded on the NYSE American under the symbol “BURU.” In order to continue listing our securities on the NYSE American, we are required to maintain certain financial, distribution and stock price levels. On April 29, 2025, we received a Notice of Noncompliance from NYSE Regulation indicating that the Company was not in compliance with Section 1003(a)(i) of the NYSE American LLC Company Guide (the “Company Guide”), which requires a company to maintain stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years. Our Common Stock will continue to trade on the NYSE American under the symbol “BURU” with the designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards.

As required by the Company Guide, on May 29, 2025 we submitted a detailed plan to NYSE Regulation advising of actions we have taken or will take to regain compliance with the continued listing standards (the “Compliance Plan”) by the compliance deadline of October 29, 2026, which includes the implementation of our previously announced Transformation Plan. On July 22, 2025, the NYSE American notified us that it had accepted our Compliance Plan and granted a plan period through October 29, 2026 (the “Plan Period”). NYSE American will review us periodically for compliance with the Compliance Plan. If we are not in compliance with the continued listing standards by October 29, 2026, or if we do not make progress consistent with the Compliance Plan during the Plan Period, NYSE American may initiate delisting proceedings as appropriate. However, we may appeal a staff delisting determination in accordance with the Company Guide.

NYSE American’s acceptance of the Compliance Plan has no immediate effect on the listing or trading of our securities and our Common Stock will continue to trade on the NYSE American under the symbol “BURU” during the Plan Period with the designation of “.BC” to indicate that we are not in compliance with the NYSE American’s continued listing standards.

If the NYSE American delists the Company’s Common Stock from trading on its exchange and the Company is not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity for our securities; brokers declining to transact in our stock; limited amount of news and analyst coverage; and a decreased ability to issue additional securities or obtain additional financing in the future.

We have had to restate previously issued consolidated financial statements and, as part of that process, we identified material weaknesses in our internal control over financial reporting. If we are unable to develop and maintain effective internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and may adversely affect our business, financial condition and results of operations.

We have identified and disclosed material weaknesses in our internal controls over reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Effective internal control over financial reporting is necessary for us to provide reliable financial reporting and prevent fraud.

To remediate such weaknesses, we intend to implement the following changes during our fiscal year ending December 31, 2025: (i) hire additional qualified personnel to address inadequate segregation of duties and ineffective risk management; and (ii) adopt sufficient written policies and procedures for accounting and financial reporting. These remediation measures may be time-consuming and costly, and there is no assurance that these initiatives will ultimately have the intended effects. Any failure to maintain effective internal control over financial reporting could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate or are not filed on a timely basis, we could be subject to regulatory scrutiny, investigations or enforcement actions, which could have an adverse effect on our business, financial condition and results of operations. Ineffective internal control over financial reporting could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can provide no assurance that the measures that we plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or a circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Common Stock less attractive to investors.

For so long as we remain an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Accordingly, the information we provide to our stockholders may be different than the information you receive from other public companies in which you hold stock.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not be successful or effective in managing a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices, or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Our quarterly results and key metrics are likely to fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations and key metrics may vary significantly in the future, and period-to-period comparisons of our results of operations and key metrics may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results of operations and key metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our securities. Factors that may cause fluctuations in our quarterly results of operations and key metrics include, without limitation, those listed elsewhere herein and:

•
our ability to generate revenue from new product launches;
•
our ability to expand our number of customers and sales;
•
our ability to hire and retain employees;
•
the timing of expenses and recognition of revenue;
•
the amount and timing of operating expenses related to the maintenance and expansion of our business and operations, as well as international expansion;
•
changes in our pricing or the pricing of our competitors;
•
changes in the competitive dynamics of our industry, including consolidation among competitors;
•
changes in laws and regulations that impact our business;
•
the timing of expenses related to any future acquisitions, including our ability to successfully integrate, and fully realize the expected benefits of, any completed acquisitions;
•
health epidemics or pandemics;
•
civil unrest and geopolitical instability; and
•
general political, economic, and market conditions.

The redemption of our Preferred Stock may require a significant amount of cash and may result in adverse tax consequences.

Pursuant to the Certificate of Designations, on January 31, 2025, which was the two-year anniversary of the issuance of our Preferred Stock, because the conversion price exceeded the VWAP of Common Stock, we became obligated to redeem all outstanding shares of Preferred Stock for $10.00 in cash per share, subject to the Company having legally available funds to pay such amount. In connection with any such redemption, we may also be required, pursuant to the Inflation Reduction Act of 2022, to pay an excise tax of 1% on the fair market value of any Preferred Stock redeemed. The redemption of the Preferred Stock and the payment of any excise tax would adversely affect the Company’s business, financial position and results of operations. While certain holders of Preferred Stock have issued a demand for redemption, we do not believe that we currently have funds legally available to pay the redemption amount.

The Company’s stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of our Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility.

These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our industry, our stock price and trading volume could decline.

The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Future sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could cause the market price of our Common Stock to drop significantly, even if our business is doing well, and certain selling securityholders still may receive significant proceeds.

The sale of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate.

As disclosed in this prospectus and in prior filings with the SEC, we have issued a significant number of shares of Common Stock and warrants and convertible notes that may be converted into shares of Common Stock. Certain of these securities were or may be purchased at prices that are significantly below the current trading price of our Common Stock and the resale of such shares could result in the selling securityholder’s realizing a significant gain. Resales of our Common Stock or other securities under such circumstances may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause the market price of our Common Stock to decline if such equity holders sell or are perceived by the market as intending to sell any such securities, and make it more difficult for you to sell your shares of Common Stock at a time and price that you deem appropriate.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

Anti-takeover provisions in our Governing Documents could delay or prevent a change of control.

Certain provisions of our Governing Documents may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders. The provisions include, among others, those summarized in the “Description of Registrant’s Securities” filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, as amended by Amendment No. 1 thereto, filed with the SEC on April 30, 2025 (the “2024 Form 10-K”).

We may amend the terms of the Public Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 65% of the then outstanding Public Warrants. As a result, the exercise price of the Public Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without your approval.

The Public Warrants were issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although the Company’s ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding warrants is broad, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

Our outstanding convertible notes, preferred stock, and warrants contain anti-dilution protection, which may cause significant dilution to our stockholders.

The issuance of shares of Common Stock upon the conversion of convertible notes, preferred stock, and warrants would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

In addition, certain of these securities generally contain weighted average anti-dilution provisions which, subject to limited exceptions, would increase the number of shares issuable upon conversion of such securities (by reducing the conversion or exercise price) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a price per share lower than the conversion price then in effect.

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period commencing once the Public Warrants become exercisable and ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. Shares of the Common Stock have never traded above $18.00 per share. If and when the Public Warrants become redeemable by us, we may not exercise our redemption right.

Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

In addition, the Company may redeem outstanding Public Warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption for a number of shares of Common Stock determined based on the redemption date and the fair market value of the Common Stock. The value received upon exercise of the Public Warrants (i) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Public Warrants, including because the number of shares of common stock received is capped at 0.361 shares of Common Stock per warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

Our Common Stock is subordinated to our Preferred Stock.

In connection with the Closing, the Company declared an issuance of shares of Preferred Stock to certain holders of record of Common Stock as of the close of business on the Closing Date. Such Preferred Stock is convertible into shares of Common Stock at any time at the holder’s option, and in certain circumstances at our option, subject to the conversion procedures and at the conversion price described in the Certificate of Designations. As described in the Certificate of Designations, shares of Preferred Stock rank senior to shares of Common Stock, with respect to rights on the distribution of assets in any voluntary or involuntary liquidation, dissolutions or winding up of the affairs of the Company.

Because there are no current plans to pay cash dividends on our Common Stock or Preferred Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares for a price greater than that which you originally paid.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment (if any) and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of our Common Stock or our Preferred Stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition, and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders and us, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future indebtedness we may incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell shares for a price greater than that which you originally paid.

THE STANDBY EQUITY PURCHASE AGREEMENT

On May 30, 2025, we entered into the SEPA with the Selling Stockholder. Upon the terms and subject to the satisfaction of the conditions contained in the SEPA, we have the right, in our sole discretion, to sell to the Selling Stockholder up to $100 million of shares of our Common Stock, subject to certain limitations set forth in the SEPA, from time to time. Sales of Common Stock by us to the Selling Stockholder under the SEPA, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the SEPA.

On June 6, 2025, we filed the First SEPA Form S-1 with the SEC to register the resale of up to 20 million shares of Common Stock pursuant to the SEPA by the Selling Stockholder. On July 24, 2025, the First SEPA Form S-1 was declared effective by the SEC. As of August 20, 2025, we have sold 12,467,204 shares of Common Stock to the Selling Stockholder under the SEPA. We have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by the Selling Stockholder of up to 30 million shares of Common Stock.

Upon the satisfaction of the conditions to the Selling Stockholder’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct the Selling Stockholder to purchase an Advance by delivering an Advance Notice. While there is no mandatory minimum amount for any Advance, it may not exceed the greater of an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to the Selling Stockholder.

Under the applicable NYSE American rules and the terms of the SEPA, in no event may we issue to the Selling Stockholder under the SEPA shares that exceed the Exchange Cap (or greater than 19.99% of the outstanding Common Stock immediately prior to the execution of the SEPA) unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable NYSE American rules, or (ii) the average price per share paid by the Selling Stockholder for all of the shares of Common Stock that we direct the Selling Stockholder to purchase from us pursuant to the SEPA, if any, equals or exceeds (a) the official closing price of our Common Stock on NYSE American immediately preceding the execution of the SEPA and (b) the average official closing price of our Common Stock on NYSE American for the five consecutive Trading Days immediately preceding the execution of the SEPA, adjusted as required by NYSE American to take into account our issuance of the Commitment Shares, to the Selling Stockholder as consideration. At the 2025 Annual Meeting, the Company's stockholders approved issuances of Common Stock pursuant to the SEPA in excess of 19.9%.

Moreover, we may not issue or sell any shares of Common Stock to the Selling Stockholder under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act), would result in the Selling Stockholder beneficially owning more than 4.99% of the then outstanding shares of our Common Stock.

The net proceeds to us from sales that we elect to make to the Selling Stockholder under the SEPA, if any, will depend on the frequency and prices at which we sell shares of our Common Stock to the Selling Stockholder. We expect that any proceeds received by us from such sales to the Selling Stockholder will be used primarily for working capital and general corporate purposes and the implementation of our Transformation Plan.

Neither we nor the Selling Stockholder may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or the Selling Stockholder, without the written consent of the other party.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties and has been filed with the SEC as Appendix F to our definitive proxy statement on Schedule 14A that we filed with the SEC on June 10, 2025.

Purchases of Common Stock Under the SEPA

Advance Notice

Pursuant to the SEPA, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 36 months, unless the SEPA is earlier terminated, to direct the Selling Stockholder to purchase a specified number of shares of Common Stock, not to exceed the Maximum Advance Amount (as defined below), by timely delivering an Advance Notice to the Selling Stockholder by 9:00 a.m. New York City time on any Trading Day we select as the purchase date (the “Purchase Date”) for such purchase.

The “Maximum Advance Amount” applicable to such Advance will be an amount equal to one hundred percent (100%) of the average of the daily trading volume of the Company’s Common Stock during regular trading hours as reported by Bloomberg L.P. (“Daily Traded Amount”) during the five consecutive trading days immediately preceding the date of such Advance Notice.

The actual number of shares of Common Stock that the Selling Stockholder will be required to purchase in an Advance, which we refer to as the Advance Amount, will be equal to the number of shares that we specify in the applicable Advance Notice, subject to adjustment to the extent necessary to give effect to the applicable Maximum Advance Amount and other applicable limitations set forth in the SEPA, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that the Selling Stockholder will be required to pay will be equal to the VWAP of our Common Stock for the applicable Pricing Period, less a fixed 3% discount to the VWAP for such Pricing Period. The “Pricing Period” for an Advance is defined in the SEPA as the three consecutive Trading Days commencing on the date of the Advance Notice.

Conditions Precedent to the Right of the Company to Deliver an Advance Notice

The Selling Stockholder’s obligation to accept Advance Notices that are timely delivered by us under the SEPA and to purchase shares of our Common Stock in Advances under the SEPA, are subject to satisfaction of the conditions precedent thereto set forth in the SEPA, all of which are outside of the Selling Stockholder’s control, which conditions include the following:

•
the accuracy in all material respects of the representations and warranties of the Company included in the SEPA as of the Advance Notice Date;
•
the Company’s having issued the Commitment Shares to an account designated by the Selling Stockholder;
•
the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the Selling Stockholder under the SEPA) having been declared effective under the Securities Act by the SEC, and the Selling Stockholder’s being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);
•
the Company’s obtaining all permits and qualifications required by any applicable state for the offer and sale of all shares of Common Stock issuable pursuant to such Advance Notice, or will have the availability of exemptions therefrom;
•
no condition, occurrence, state of facts or event constituting a Material Outside Event (as such term is defined in the SEPA) shall have occurred and be continuing, including that there will not have occurred any event and there will not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the Selling Stockholder under the SEPA) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein not misleading;
•
the Board of Directors has approved the transactions contemplated by the SEPA, which approval will remain in full force and effect;
•
the Company’s performing, satisfying and complying with all covenants, agreements and conditions required by the SEPA;
•
the absence of any statute, rule, regulation, executive order, decree, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits or materially and adversely affects any of the transactions contemplated by the SEPA;
•
trading in the Common Stock shall not have been suspended by the SEC, the NYSE American or FINRA, the Company shall not have received any notice that the listing or quotation of the Common Stock on the NYSE American shall be terminated, nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, being imposed or contemplated, and all of the Common Stock issuable pursuant to the applicable Advance Notice shall be eligible for deposit at the brokerage account provided by the Selling Stockholder for the delivery of such Common Stock;

•
the Company will have authorized all of the shares of Common Stock issuable pursuant to the applicable Advance Notice by all necessary corporate action of the Company;
•
the accuracy in all material respects of the representations of the Company included in the applicable Advance Notice as of the applicable Advance Notice Date; and
•
except with respect to the first Advance Notice, the Company shall have delivered all shares of Common Stock relating to all prior Advances.

Termination of the SEPA

Unless earlier terminated as provided in the SEPA, the SEPA will terminate automatically on the earlier of:

•
the 36-month anniversary of the date of the SEPA; and
•
the date on which the Selling Stockholder will have purchased shares of Common Stock under the SEPA for an aggregate gross purchase price equal to $100 million.

We have the right to terminate the SEPA at any time after the date of the SEPA, at no cost or penalty, upon five Trading Days’ prior written notice to the Selling Stockholder; provided that (i) there are no outstanding Advance Notices under which shares of Common Stock have yet to be issued and (ii) the Company has paid all amounts owed to the Selling Stockholder pursuant to the SEPA. We and the Selling Stockholder may also terminate the SEPA at any time by mutual written consent.

No Short-Selling by the Selling Stockholder

The Selling Stockholder has agreed that none of the Selling Stockholder, any of its officers, or any entity managed or controlled by the Selling Stockholder will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock during the term of the SEPA.

Effect of Sales of our Common Stock under the SEPA on our Stockholders

The shares of Common Stock to be issued or sold by us to the Selling Stockholder under the SEPA that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to the Selling Stockholder under the SEPA will depend upon market conditions and other factors to be determined by us.

If and when we do sell shares of our Common Stock to the Selling Stockholder pursuant to the SEPA, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Common Stock to the Selling Stockholder under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per share purchase price that the Selling Stockholder will pay for shares of Common Stock in any Advance that we may elect to effect pursuant to the SEPA will be determined by reference to the VWAP during the applicable Pricing Period on the applicable Purchase Date for such Advance, as of the date of this prospectus, it is not possible for us to predict the number of shares of Common Stock that we will sell to the Selling Stockholder under the SEPA, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

As of August 20, 2025, there were 99,829,078 shares of our Common Stock outstanding. If all of the 30 million shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding, such shares would represent approximately 23% of the total number of outstanding shares of Common Stock and approximately 47% of the total number of outstanding shares of Common Stock held by non-affiliates of our Company, in each case as of August 20, 2025.

Although the SEPA provides that we may sell up to $100 million of our Common Stock to the Selling Stockholder, only 30 million shares are being registered under the Securities Act for resale by the Selling Stockholder under the registration statement that includes this prospectus. If we were to issue and sell 30 million shares to the Selling Stockholder at an assumed purchase price per share of $0.1630 (without taking into account the 19.99% Exchange Cap limitation or the Beneficial Ownership Limitation contained in the SEPA), representing the closing sale price of our Common Stock on NYSE American on August 20, 2025, we would only receive approximately $4.7 million in aggregate gross proceeds from the sale of such Offered Shares to the Selling Stockholder under the SEPA. At the 2025 Annual Meeting, the Company's stockholders approved the issuance of shares pursuant to the SEPA in excess of the 19.99% Exchange Cap. Depending on the market prices of our Common Stock on the Purchase Dates on which we elect to sell such Offered Shares to the Selling Stockholder under the SEPA, we may need to register under the Securities Act additional shares of our Common Stock for resale by the Selling Stockholder in order for us to receive aggregate proceeds equal to the Selling Stockholder’s $100 million maximum aggregate purchase commitment available to us under the SEPA.

If we elect to issue and sell to the Selling Stockholder more Common Stock than the amount registered under the First SEPA Form S-1 and the amount being registered herein, we must file with the SEC one or more additional registration statements to register such additional shares, which the SEC must declare effective, in each case before we may elect to sell any additional shares to the Selling Stockholder.

The issuance of our Common Stock to the Selling Stockholder pursuant to the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from our sale of shares of Common Stock to the Selling Stockholder under the SEPA at varying purchase prices and subject to the limitation of the number of shares being registered at this time:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Stockholder(2)	Gross Proceeds from the Sale of Shares to the Selling Stockholder Under the SEPA(3)
$0.16(4)	30,000,000	23.1%	$4,743,300
$1.00	30,000,000	23.1%	$29,100,000
$2.00	30,000,000	23.1%	$58,200,000
$2.50	30,000,000	23.1%	$72,750,000

(1)
Although the SEPA provides that we may sell up to $100 million of our Common Stock to the Selling Stockholder, we are only registering 30 million shares under the registration statement that includes this prospectus, which may or may not cover all of the remaining shares we ultimately sell to the Selling Stockholder under the SEPA. The number of shares to be issued as set forth in this column is without regard to the Exchange Cap or Beneficial Ownership Limitation but is limited to the actual number of shares being registered at this time.
(2)
The denominator is based on 99,829,078 shares of Common Stock outstanding as of August 20, 2025, adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to the Selling Stockholder, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the SEPA at the corresponding assumed average purchase price set forth in the first column.
(3)
The per share purchase price that the Selling Stockholder will be required to pay will be equal to the VWAP of our Common Stock for the applicable Pricing Period, less a fixed 3% discount to the VWAP for such Pricing Period. The “Pricing Period” for an Advance is defined in the SEPA as the three consecutive Trading Days commencing on the date of the Advance Notice.
(4)
The closing sale price of our Common Stock on NYSE American on August 20, 2025.

USE OF PROCEEDS

Any sales of Common Stock by the Selling Stockholder pursuant to this prospectus will be solely for the Selling Stockholder’s accounts. The Company will not receive any proceeds from any such sales.

We may receive up to $97 million aggregate gross proceeds under the SEPA from any sales we make to the Selling Stockholder pursuant to the SEPA. The net proceeds from additional sales, if any, under the SEPA, will depend on the frequency and prices at which we sell our Common Stock to the Selling Stockholder after the date of this prospectus. See the section titled “Plan of Distribution” in this prospectus for more information.

We expect to use any proceeds that we receive under the SEPA primarily for working capital and general corporate purposes and to implement our announced Transformation Plan. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The Selling Stockholder will pay any underwriting discounts, selling commissions and stock transfer taxes and fees incurred by the Selling Stockholder in connection with any sale of its shares of Common Stock. The Company will generally bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE American listing fees and fees and expenses of Company counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Stockholder under this prospectus.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is traded on NYSE American under the symbol “BURU.” The last reported sale price of our Common Stock on August 20, 2025 on NYSE American was $0.1630 per share. As of August 20, 2025, there were 50 holders of record of our Common Stock. The actual number of stockholders of our Common Stock is greater than this number of record holders and includes holders who are beneficial owners whose shares of Common Stock are held in street name by banks, brokers and other nominees.

We have never paid any cash or other dividends on our Common Stock, and we do not anticipate paying dividends for the foreseeable future. We expect to retain our earnings, if any, for the growth and development of our business. Any future determination to declare dividends will be made at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may consider relevant.

OUR BUSINESS

Corporate History and Background

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020, we consummated our IPO. On January 31, 2023, we consummated a business combination with Legacy Nuburu, a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

Overview

During 2024, our focus was on developing and delivering high-power, high-brightness blue laser technology with a broad range of high value applications that include welding and 3D printing, which is described in greater detail below. During the second quarter of 2024, we announced that we intend to diversify our asset base by investing in other businesses that include potential synergies with our existing business. In the fourth quarter of 2024, our senior secured lenders provided notice of default with respect to our outstanding secured indebtedness and initiated a foreclosure process with respect to our patent portfolio that served as collateral for our outstanding secured indebtedness (the “Foreclosure”). In the first quarter of 2025, such secured lenders completed the Foreclosure sale and obtained such patents in exchange for extinguishing our outstanding secured indebtedness, while we retained our non-patent intellectual property, including trade secrets and know-how. As a result of the Foreclosure, we are adjusting our laser business to focus on licensing and joint development within specific verticals, as described below. Also in the first quarter of 2025, we announced several acquisitions that are part of our previously announced strategy to diversify our assets and expand our business through acquisition, each of which is described in greater detail below.

Key Advantages of Laser Technology

Blue industrial laser provides the following key advantages:

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High energy process efficiency due to the high absorption of the blue laser light;
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Higher speed because there is no need for pre-heating;
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Greater part strength due to minimal voids;
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Lower electrical resistance due to minimal voids;
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Superior part quality due to lack of ejected material during the welding process; and
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Smaller part size as the blue laser can be focused on a tighter spot size.

Legacy Products

In 2017, Nuburu launched the world’s first commercially available high-power blue industrial laser, the Nuburu AO-150. This laser demonstrated the ability to weld the thin foils used in lithium-ion batteries.

In 2018, Nuburu launched the higher power AO-500 and additional supporting hardware, extending the range of applications for the blue industrial laser. A single blue industrial laser can perform multiple welds with straightforward adjustments of laser power and other parameters. This provides the direct advantage of high-quality connections produced at high speeds, and the indirect advantages associated with reduced production line footprint, and decreased maintenance and training costs.

In 2019, Nuburu was able to integrate the next generation of laser diodes into the AO-150 and AO-500 products producing 200 Watt and 650 Watts respectively, which enabled us to introduce the AO-200 and the AO-650.

Subsequently, an entirely new product design approach was adopted, focused on providing higher brightness and rapid scalability to multi-kilowatt (“kW”) power levels. This is the BLTM series laser, where the beam quality has been improved by a factor of 3x and the output power of the base model has been upgraded to 250 Watts. Nuburu announced the commercial launch of the first laser in the NUBURU BLTM Series, the BL-250, in January 2023. BL-250 can serve as the base building block for additional products. For example, combining four BL-250 modules into a single laser system would allow for a product with over 1,000 Watts of continuous power.

In light of the Foreclosure and progress we are making pursuant to our Transformation Plan, we are adapting our research and development to focus on strategic licensing and applications in the defense industry.

Manufacturing and Supply

Nuburu previously conducted manufacturing operations at a leased facility located in Centennial, Colorado. In light of the Foreclosure and change in business strategy, manufacturing operations have been discontinued and we are instead focused on licensing and joint development of our intellectual property, as well as outsourced production. We anticipate continuing existing underlying manufacturing and supply arrangements with respect to our recently announced agreements to acquire controlling interests in certain target entities.

Research and Development

During 2024, we conducted research and development efforts at our headquarters in Colorado. We anticipate coordinating future research and development through our partnerships and key subsidiaries.

Competition

The laser system industry in which we have operated historically has significant price and technological competition. Mature competitors include Coherent, Inc., nLight, Inc., IPG Photonics Corporation, Laserline GmbH, Lumentum Holdings Inc., Raycus Fiber Laser Technologies Co., Ltd. and Trumpf SE + Co. KG, which are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition, which we do not have. Development-stage competitors include TeraDiode Inc. and others. A number of these competitors are seeking to improve conventional IR lasers or to develop new laser technologies, including blue laser technology. Competition includes not only companies providing conventional lasers, but also companies offering non-laser solutions. Examples of current technologies used or expected to be used as alternatives to conventional lasers include:

Infrared Fiber and Disc Lasers: Infrared lasers are the current predominant incumbent technology. However, when used on reflective material, the laser intensity must be increased to a level where the metal vaporizes, which creates spatter on the surface and pores in the weld itself. A higher intensity also results in a smaller spot size and smaller melt area. In order to increase the melt area a scan head is used to “wobble” the beam in a pattern on the workpiece. This technique still creates a weld with excessive porosity and spatter. In addition, the need for a scan head for wobbling increases weld time by up to 10x compared with blue and the capital cost of the scan head and driving software is substantial.

Infrared Fiber Ring Lasers: Another way to improve the absorption of infrared wavelength into reflective material is to increase the temperature of the material prior to welding. A specially developed custom fiber laser or processing head is used to produce a ring of laser light around the main processing beam. This enables pre-heating of the metal before the processing beam. This is still a keyhole process but with some reduction in the heat input. However, this method also produces spatter in the melt area and voids in the weld. This approach also increases the cost of the equipment, as additional power is required. In some cases, two lasers are used, which further increases costs. The resulting process relies on a very precise balance of power in the ring and core and can be difficult to maintain in a production environment. While the ring output approach can show acceptable results in thicker sections it still struggles in foil welding and fine feature applications.

Green Lasers: A more recent introduction in the laser market is the green laser, which can be generated from both a fiber laser and a solid-state laser by using a method called frequency doubling. A non-linear crystal is used to change the color of the laser from the IR to the green. These high-power green lasers are relatively new to the market and are still under evaluation by customers for 3D printing and welding applications. However, green lasers have significant drawbacks. While the wavelength is closer to blue and improvement in absorption is seen compared with IR lasers in typically reflective materials, the improvement is not as large as with blue. Typically, a 20% improvement in absorption is seen in blue compared with green. But the most significant drawback of green lasers is their complexity and poor electrical conversion efficiency. An optical technique known as “frequency doubling” is used to take the output of an IR laser and convert the output to green (i.e., a 2kW IR laser is used to make a 1kW green laser). This requires an additional process of putting the IR beam through a crystal. This is complicated, inefficient and the conversion crystal is considered a consumable, which requires frequent maintenance or replacement due to the deterioration of the non-linear crystals. These characteristics increase the capital and running costs for the manufacturer and also compromise the reliability of the green lasers.

Other Blue Lasers: In general, blue lasers based on an array of diodes in a bar produce lower brightness compared to individual devices because of the limitations of the spacing of the diodes on the bar array. In general, bar arrays thus result in a larger spot size or shorter standoff distance than could easily be achieved with individual devices such as our single chip approach used in our BLTM line of products.

In addition to the technical aspects outlined above, we believe principal competitive factors include technology capabilities, materials, process and application know-how, cost of operation, product reliability, and the ability to provide a full range of products to meet customer needs. We believe that our future success depends on our ability to provide high-quality products, introduce new products to meet evolving customer needs and market opportunities, and extend our technologies to new applications.

Government Regulation and Compliance

The products sold during 2024 are subject to regulations governing their safe operation. The lasers we produced are listed as Class IV lasers according to the U.S. Food and Drug Administration’s Center for Disease and Radiological Health (“CDRH”) and must meet all government guidelines for safe operation. Each laser system design must be registered with the CDRH prior to its release to the marketplace. Nuburu lasers also receive the CE mark (signaling that we have checked that our products meet applicable EU safety, health and environmental requirements) once they pass all of the CE certification testing on safety and radiofrequency emissions. This mark is required by most foreign countries.

Nuburu is also subject to the export regulations of the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”). We worked with BIS to classify the suite of products sold during 2024, and new products would be classified prior to being released. Nuburu also has established an export manual that articulates our policies and procedures used to confirm that we are in compliance with applicable U.S. export regulations. Nuburu expects to update its policy and export manual from time to time to reflect any changes required by new export controls or developments in best practices, and to reflect changes to the business in light of our Transformation Plan.

Sales and Marketing

Given the size, complexity and value of our technology, products and services, our sales to date have come from long-term discussions between our management team and customers. Based on our experiences, approximate adoption timelines from first contact to first purchase order range up to 18-24 months and require sales and marketing personnel with significant training and expertise. We anticipate significant changes to our sales and marketing programs in the future to align with our licensing and joint development strategy, along with our onboarding of key acquisitions.

Employees and Human Capital

As of June 30, 2025, Nuburu had 7 full-time employees. We view our human capital investments as crucial for our success; however, we have had to implement furloughs of employees during the year ended December 31, 2024 due to lack of funding as described in greater detail below. None of our employees are either represented by a labor union or subject to a collective bargaining agreement. We continually evaluate our business needs and weigh the use of in-house expertise and capacity with outsourced expertise and cost. We currently outsource the functions of accounting, financial reporting, investor relations, human resources, and information technology to third-party consultants and service providers. We also use the services of advisors and consultants on projects on an as-needed basis. We anticipate that in order to reach our strategic objectives, we will be required to recruit and retain additional management, human resources, accounting, finance, technical, engineering and sales personnel.

Recent Developments

Liquidity Constraints and Outstanding Obligations

We have not yet achieved commercialization and expect continued losses until we can do so. We must rely on capital from investors to support operations. From inception, we have continued to incur operating losses and negative cash flows from operating activities. For the year ended December 31, 2024, we incurred net losses of $34,515,754, and we had an accumulated deficit of $131,806,605 as of December 31, 2024; for the six months ended June 30, 2025, we incurred net losses of $28,836,400 and we had an accumulated deficit of $150,244,955 as of June 30, 2025. We anticipate that we will incur net losses for the foreseeable future and, even if we generate revenue, there is no guarantee that we will ever become profitable. Unless we are able to implement our Transformation Plan described below, these factors raise substantial doubt about our ability to continue as a going concern.

During 2024, management negotiated several funding agreements with multiple financing parties. Certain of these investors never fully performed their obligations under such agreements. As a result, we have not yet received the funding necessary to maintain operations. Given the lack of funding, management initiated measures designed to reduce costs, which included implementing a furlough of employees during the last two quarters of 2024. This significantly impacted operations and our ability to pursue our business plan. In response to the furloughs and financing challenges, several employees resigned entirely. If we are unable to obtain additional financing through investments or strategic transactions, or otherwise implement our Transformation Plan, we will not be able to sustain operations and will need to consider alternatives, which could include a sale, liquidation, or dissolution of the business.

On March 5, 2025, our secured lenders concluded the previously disclosed Foreclosure sale, which resulted in the transfer of our patent portfolio to an affiliate of the senior secured lenders in exchange for a full discharge and extinguishment of our junior and senior secured notes. All of our long-term, secured indebtedness has now been eliminated through a combination of our conversion of outstanding indebtedness over the course of the last year and the discharge and extinguishment of debt resulting from the lender’s collateral sale.

On July 17, 2025, we and Silverback Capital Corporation (“Silverback”) agreed to settle outstanding claims in an amount of not less than $5,662,478.57 (the “Claims”) owed to Silverback in exchange for a settlement amount payable in shares of our Common Stock (the “Settlement Shares”), subject to court approval. The Settlement Shares are priced in an amount equal to the last trading price of our Common Stock on July 17, 2025 (the “Settlement Closing Price”), which was $0.3070; provided that, if the sale price of our Common Stock drops below the Settlement Closing Price, the purchase price of the Settlement Shares will be the lower of (i) the Settlement Closing Price or (ii) 75% multiplied by the average of the three lowest traded prices during the fifteen day trading period preceding the share request made by Silverback, subject to other terms of the Settlement. Under the settlement terms, Silverback may not hold more than 4.99% of our issued and outstanding Common Stock at any time. The Claims include bona fide, outstanding, and unpaid creditor claims that Silverback acquired from our creditors and agreed to exchange for shares of our Common Stock in a state court-approved transaction, in compliance with the terms of Section 3(a)(10) of the Securities Act. We also agreed to issue 400,000 shares of Common Stock as a settlement fee. The settlement was approved by the state court on July 30, 2025, after a fairness hearing pursuant to the requirements of Section 3(a)(10) of the Securities Act. As of August 20, 2025, Silverback had settled $823,415 of claims with the creditors in exchange for the receipt of 6,900,000 shares of our Common Stock.

Our remaining outstanding obligations include overdue payables incurred in the ordinary course, as well as our redemption obligations with respect to the outstanding Series A Preferred Stock, which will become payable at such time as we have funds legally available to pay such amounts.

Leased Facility

We leased approximately 27,900 square feet of office space in Centennial, Colorado, with a lease term through June 2025. As a result of our payment default under the lease, in April 2025, the Landlord obtained a default judgment against us in the amount of $409,278, which accrues interest at a rate of 10% per annum beginning in March 2025 until paid in full. The Landlord exercised its rights under the lease agreement and applicable law with respect to a lessee in default and such lessee’s assets located on the premises, including the removal and disposal of inventories and property and equipment remaining on the property. Consistent with our previously disclosed business plan for our future business, we do not believe that assets or equipment that remain on this leased property are critical to our new business strategy, given that we will not be conducting full-scale manufacturing or laser design or development that would involve the prior patent portfolio, which was transferred to our former secured lenders. We are pursuing a lease for a replacement facility that is more appropriate for our new business strategy, which will involve laser development in different verticals and outsourcing of manufacturing and inventory management. However, entering into a new lease and appropriately equipping a new facility is costly and time-consuming and may cause delays in our progress with respect to the business plan focused on building a stable foundation for our future business.

2025 Funding Agreements

SFE EI

On January 13, 2025, we entered into a letter agreement with SFE EI, pursuant to which SFE EI agreed to engage in efforts and commit capital to finance our operations for the next twelve months pursuant to a business plan focused on building a stable foundation for the future business, including addressing outstanding payables, entering into joint development agreements, and investing in controlling interests in strategic targets (the “Transformation Plan”). In connection with the Transformation Plan, we agreed to certain governance changes, including the appointment of Alessandro Zamboni as Executive Chairman.

Liqueous

As previously disclosed, in May of 2024, we entered into a Pre-Funded Warrant Purchase Program (the “Program”) pursuant to which from time-to-time Liqueous acquired pre-funded warrants issued by the Company, we periodically agreed to convert certain of our outstanding notes acquired by Liqueous from third-party holders, and in October of 2024, we entered into a master transaction terms agreement with Liqueous LP (the “Master Agreement”) that provided for: (i) an immediate capital infusion from Liqueous of $3 million at current market price; (ii) subsequent weekly capital infusions of $1,250,000 at market price until an additional $10 million was invested; (iii) the acquisition and conversion of certain outstanding notes; (iv) an adjustment to current market price of certain outstanding pre-funded warrants held by the investor; and (v) the implementation of a $50 million equity line of credit (the “ELOC”) pursuant to which the Company could require the investor to purchase common stock from time-to-time in the amounts and for the prices determined in accordance with the terms of the ELOC. In addition, in exchange for advancing $1 million in cash to the Company, the Company agreed to pay Liqueous $1,053,824 (the “Liqueous Obligation”).

In settlement of disputes between the parties relating to the Master Agreement and transactions contemplated by the Master Agreement, on January 14, 2025, we entered into a settlement and mutual release agreement (the “Settlement”) with Liqueous pursuant to which the parties provided an immediate mutual release of claims and obligations and Liqueous agreed to provide us with payments for an aggregate of $1,000,000 in three installments, and a payment of $500,000 at such time as the parties were able to amend the terms of outstanding pre-funded warrants held by Liqueous to reflect current market price. Such payments were conditioned on the Company issuing all shares of Common Stock relating to all prior transactions under the Program.

In February and April of 2025, the Company amended the Settlement with Liqueous to provide for (i) the settlement of the Liqueous Obligation by the issuance of 9,090,959 shares of Common Stock, (ii) the modification of certain outstanding pre-funded warrants, resulting in the issuance of pre-funded warrants exercisable for 3,647,416 shares of Common Stock, and (iii) the modification of the remaining outstanding pre-funded warrants, resulting in the issuance of 9,360,888 shares of Common Stock. The pre-funded warrants described above have a term of 5 years and, because the exercise price for each pre-funded warrant is substantially paid by the purchaser upon acquisition, such warrants may be exercised for Common Stock in the future with a nominal exercise price payment.

Following the Settlement with Liqueous, as amended, the ELOC provided for under the Master Agreement with Liqueous will not be implemented and no additional equity will be sold to Liqueous, other than as set forth in the Settlement. As of August 20, 2025, the remaining balance owed to Liqueous and its assigns is $590,144 with the remaining obligation to issue 5,090,959 shares of Common Stock.

Indigo Capital

On March 3, 2025, the Company entered into the following transactions:

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in exchange for funding $1,500,000 of the Company’s obligations in connection with the previously announced TCEI Acquisition (described below), the Company issued to Indigo Capital a $1,578,495 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a March 1, 2026 maturity date and a conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date. Following the partial conversion of this note, the remaining face amount is $367,554 as of August 20, 2025; and
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in exchange for the extinguishment of existing senior convertible notes of the Company held by Indigo Capital, the Company issued to Indigo Capital a $894,708 face amount unsecured, convertible note that bears no interest for so long as it is not in default, and has a March 1, 2026 maturity date and a conversion price equal to 33.33% of the lowest VWAP during the 5 days prior to the conversion date. Following the partial conversion of this note, the remaining face amount is $394,585 as of August 20, 2025.

On April 22, 2025, the Company entered into the following transactions:

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in exchange for a capital infusion of $1,350,000, the Company issued to Indigo Capital a $1,421,053 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
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in exchange for the extinguishment of an existing unsecured promissory note of the Company with a $2,003,097 face amount, the Company issued to Indigo Capital a $2,108,523 face amount unsecured, convertible note that bears no interest for so long as it is not in default, and has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

At the 2025 Annual Meeting, the Company’s stockholders approved the issuance of Common Stock to Indigo Capital on conversion of such notes in excess of 19.9% of the outstanding Common Stock as of the date of execution. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The Company was obligated to register for resale the shares issuable upon conversion of the notes. The First Resales Form S-1, which included the resale of these shares, became effective on July 24, 2025.

May 2025 Financing Transactions

The Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC and its affiliates (“Agile”), dated as of May 12, 2025, pursuant to which, in exchange for a capital infusion of $500,000, the Company issued to Agile a $525,000 face amount secured promissory note. The note, which has been modified as described below, initially required weekly repayments of $27,000 through November 2025, totaling $756,000 and was secured by the Company’s cash and deposit accounts.

The Company entered into a Business Loan and Security Agreement with Agile, dated as of May 30, 2025, pursuant to which the Company refinanced its existing loan with Agile, resulting in an additional capital infusion of $248,000 (bringing the total cash capital infusion from Agile to $748,000). The face amount of the refinanced loan is $1,000,000 (the “Agile Note”). The Agile Note requires weekly repayments of $48,000 through December 2025, totaling $1,440,000, and is secured by the Company’s cash and deposit accounts.

The Company entered into a Securities Purchase Agreement with Diagonal, dated as of May 13, 2025, pursuant to which, in exchange for a capital infusion of $188,000, the Company issued to Diagonal a $227,700 face amount convertible promissory note (the “Diagonal Note”). The Diagonal Note bears interest at 10% and has a maturity date of February 28, 2026. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date. Diagonal also agreed to provide additional tranches of financing during the next twelve months, up to an aggregate of $2,275,000, subject to further agreement between the Company and Diagonal.

The Company entered into a Securities Purchase Agreement with Boot, dated as of May 13, 2025, pursuant to which, in exchange for a capital infusion of $94,000, the Company issued to Boot a $110,000 face amount convertible promissory note (the “Boot Note” and collectively with the Agile Note and Diagonal Note, the “May 2025 Notes”). The Boot Note bears interest at 10% and has a maturity date of February 28, 2026. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

The May 2025 Notes are subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution, or winding up of the Company. Issuances of Common Stock on conversion of the Diagonal Note and the Boot Note are limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders.

June 2025 Financing Transactions

On June 3, 2025, the Company entered into the following transactions with Brick Lane:

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in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Brick Lane a $1,050,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has an April 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date. Following the full conversion of this note, the note has been paid in full; and
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in exchange for a capital infusion of $250,000, the Company issued to Brick Lane a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 2, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date. Following the partial conversion of this note, the remaining face amount is $107,661 as of August 20, 2025.

On June 18, 2025, the Company entered into the following transactions with Bomore:

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in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Bomore a $1,050,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date. Following the full conversion of this note, the note has been paid in full; and
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in exchange for a capital infusion of $250,000, the Company issued to Bomore a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

On June 25, 2025, the Company entered into the following transactions with Torcross:

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in exchange for transferring 40,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Torcross a $400,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date; and
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in exchange for a capital infusion of $100,000, the Company issued to Torcross a $100,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of the June 2025 notes above are limited to an amount equal to 9.9% of the Company’s then outstanding Common Stock. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company was obligated to register for resale the shares issuable upon conversion of the Brick Lane Notes. The First Resales Form S-1, which included the resale of these shares, became effective on July 24, 2025.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

July 2025 Financing Transactions

On July 16, 2025, the Company, in exchange for a capital infusion of $150,000, issued to Indigo Capital a $150,000 face amount unsecured, convertible note (the “July Indigo Capital Convertible Note”). The July Indigo Capital Convertible Note bears no interest for so long as it is not in default and has a July 15, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

On July 21, 2025, the Company entered into a Securities Purchase Agreement with Diagonal, pursuant to which, in exchange for a capital infusion of $157,000, the Company issued to Diagonal a $172,700 face amount convertible promissory note (the “July Diagonal Convertible Note”). The July Diagonal Convertible Note bears interest at 10% and has a maturity date of April 30, 2026. Beginning 180 days after the issuance date, the July Diagonal Convertible Note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

Issuances of Common Stock on conversion of the July Indigo Capital Convertible Note and the July Diagonal Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Indigo Capital’s or Diagonal’s holding more than 9.9% and 4.99% of the Company’s outstanding Common Stock, respectively, at any time. The July Indigo Capital Convertible Note and the July Diagonal Convertible Note are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

August 2025 Financing Transaction

On August 18, 2025, the Company, in exchange for a capital infusion of $225,000, issued to Indigo Capital a $225,000 face amount unsecured, convertible note (the “August Indigo Capital Convertible Note”). The note bears no interest for so long as it is not in default and has an August 17, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of the August Indigo Capital Convertible Note are limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Indigo Capital’s holding more than 9.9% of the Company’s outstanding Common Stock at any time. The note is also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Acquisition Plan

Initial Commitment Letter

In February 2025, we entered into a commitment letter with Trumar Capital LLC (“Trumar”) to acquire through the acquisition of interests in TCEI S.a.r.l., a subsidiary formed to facilitate the transaction (“TCEI”): (i) a controlling interest in a defense-tech company, Tekne S.p.A. (“Tekne”), which specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and (ii) a controlling interest in 1AF2 S.r.l., a software as a service (“Saas”) startup focused on operational resilience. Nuburu’s Executive Chairperson owns a controlling interest in the SaaS startup, and as a result, the proposed investment will be negotiated by, and authorized only with approval from, the independent board members, and will be subject to stockholder approval.

Tekne's focus is on integrating its two business units: electronics and vehicles. It boasts over 30 years of experience in jamming and telecommunications, as well as the capability to produce a fully finished specialty vehicle, from design/engineering to physical realization (including both mechanical and electronic components). The ability to create tailor-made solutions based on the customer's needs is the defense-tech company's competitive advantage. Its products include (i) special vehicles for the defense industry, oil and mining industry, public transportation, electric minibus, Armored SUVs/vehicles, transformations on commercial vehicles, and lightweight fittings and (ii) RF / Counter IED (Improvised Explosive Devices) / Counter UAV-UAS (Unmanned Aircraft Systems) Jammers, system integrations, and CBRN (Chemical, biological, radiological, and nuclear defense) systems.

The SaaS company focuses on an award-winning proprietary software platform and Operational Resilience (“OR”), which helps customers navigate an increasingly complex regulatory landscape and maintain a secure and stable operating environment, while improving compliance with applicable regulations and standards, and reducing the risk of business disruptions. The platform is a cloud-based SaaS solution that offers a suite of modules and features enabling businesses to achieve OR more efficiently and effectively. By leveraging the cloud, the platform is able to offer flexibility, scalability, and easy access for businesses of all sizes, sectors and geographies. The SaaS company has over 1,000 daily users from 19 customers of the platform, principally in the financial services sector, including banks, insurance providers, public administrators and telecommunications companies across Europe, the Middle East and South America.

The anticipated investments will occur in stages. The first stage, which has been completed, involved the purchase of a 20% ownership interest in TCEI for an aggregate price of $1.5 million in cash plus $23.5 million in notes. Such notes carry a five-year maturity, a 10% annual interest rate, and a three-month grace period, followed by a monthly payment structure, and are cancellable if the full transaction does not close. The $1.5 million cash portion of the purchase price was provided by Indigo Capital LP, to whom Nuburu issued a promissory note with a face amount of $1,578,495, maturity date of March 1, 2026, and conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date. Our Executive Chairperson, as the owner of the Saas startup, received approximately $1,350,000 of the initial purchase price, $900,000 of which he loaned back to the Company to support the Company’s operations and capital requirements. Such loan has a maturity date of April 2026 and bears interest of 10%.

The second stage, which will require both stockholder and regulatory approval, anticipates the investment in additional ownership interests in TCEI, resulting in the Company (i) having an indirect controlling interest in the target entities and (ii) issuing Common Stock in excess of 19.9% of its outstanding Common Stock as part of the purchase price. The Company would also receive rights to appoint directors for each target entity, consistent with its percentage of ownership in each entity.

We also agreed to issue 6,086,957 shares of common stock to SFE EI as consideration for SFE EI escrowing approximately $4.2 million in assets for purposes of guaranteeing our performance obligations in connection with the acquisition of the Tekne interest.

On March 31, 2025, we entered into a Joint Pursuit Agreement with Tekne to allow both parties to jointly develop and market certain defense-related vehicles and services in advance of closing the full TCEI acquisition.

New Commitment Letter

In response to feedback from the Italian government in connection with its “Golden Power” review of Nuburu’s proposed acquisition (directly or indirectly through TCEI) of a controlling interest in Tekne, on August 27, 2025, Nuburu executed a binding commitment letter (the “Letter”) with shareholders of Tekne, pursuant to which the Company modified the terms of its previously announced phased acquisition of a 70% interest in Tekne. Through a newly formed subsidiary, Nuburu Defense, LLC, the Company is expected to acquire (directly or indirectly through TCEI) (i) a 3% equity interest in Tekne in September 2025 (the “First Stage”), and (ii) the remaining 67% interest in Tekne by the end of 2025 (the “Second Stage”). Based on a third-party valuation, the Letter also establishes an enterprise value of Tekne at $60 million, with the 70% interest to be acquired by the Company derivatively valued at approximately $42 million. Pursuant to the Letter and subject to requirements imposed by the Italian government, Tekne is granting the Company a one-year (a) period of exclusivity and (b) option right to complete the Second Stage.

To address matters raised in the Golden Power review, the Company has agreed to assist with financing up to EUR 40 million for Tekne’s working capital needs over the next 12 months. The Company plans to provide such support through (i) a EUR 10.5 million cash financing (“Capital Support”), the first tranche of which would be provided in September 2025, and (ii) a EUR 30 million inventory monetization program. Capital Support provided to Tekne is expected to be converted to equity ownership of Tekne, once the investment is approved by the Italian government. In the event that the transaction is not approved, Tekne will be obligated to repay all Capital Support provided by the Company.

The Letter contemplates utilizing the Supply@ME (SYME) platform to facilitate the EUR 30 million inventory monetization. As previously disclosed, the Company’s Executive Chairman is the founder and current Chief Executive Officer of SYME, and as a result, any transactions with SYME will be negotiated and approved by the independent board members.

The Company and Tekne have also agreed to form a U.S.-based joint venture (“Tekne US JV”), which will be owned 80% by the Company and 20% by Tekne. Tekne has agreed to license certain intellectual property rights to Tekne US JV, subject to requirements imposed by the Italian government. Tekne US JV is expected to develop new products in the defense sector for the Americas market, manufacture and sell existing products in the Americas, and manage direct sales to non-Italian Tekne clients. It is expected that the Tekne US JV will allow the parties to fulfill open orders and backlog, generating revenue of up to approximately $7.5 million while the Golden Power review is being completed. The formation of Tekne US JV would eliminate the need to continue the Joint Pursuit Agreement.

Performance under the Letter is subject to the negotiation and execution of definitive agreements and regulatory approvals. It is anticipated that the definitive agreements will have standard representations, warranties, covenants, closing conditions, and termination rights. Completion of the Second Stage, the capital for which is expected to involve the issuance of greater than 19.99% of the Company’s outstanding stock, is anticipated to require approval of the Company’s stockholders.

SYME Strategic Investment

On March 14, 2025, we entered into a convertible facility with Supply@ME Capital Plc (“SYME”) to loan SYME up to $5.15 million. SYME is a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. Upon conversion, the Company is expected to hold a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers (collectively, the “Approvals”), we may convert amounts outstanding under the facility into ordinary shares of SYME at a fixed conversion rate of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. The Company’s Executive Chairman is the founder and current Chief Executive Officer of SYME, and as a result, the proposed investment was negotiated and approved by the independent board members.

SYME and its operating subsidiaries provide its platform for use by manufacturing and trading companies to access inventory trade solutions, enabling their businesses to generate cashflow, through a non-credit arrangement and without incurring debt. This is achieved by their existing eligible inventory being added to the platform and then monetised through purchases by third-party inventory funders. The inventory to be monetised can include warehoused goods waiting to be sold to end-customers or goods that are part of a typical import/export transaction.

NYSE Regulation Notice of Noncompliance

On April 29, 2025, the Company received a Notice of Noncompliance (the “Notice”) from NYSE Regulation indicating that the Company was not in compliance with Section 1003(a)(i) of the NYSE American LLC Company Guide (the “Company Guide”), which requires a company to maintain stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years. As required by the Company Guide, the Company submitted a Compliance Plan on May 29, 2025, advising of actions it has taken or will take to regain compliance with the continued listing standards by the compliance deadline of October 29, 2026. On July 22, 2025, the NYSE American notified the Company that it had accepted its Compliance Plan and granted a plan period through October 29, 2026 (the “Plan Period”). NYSE American will review the Company periodically for compliance with the Compliance Plan. If the Company is not in compliance with the continued listing standards by October 29, 2026, or if it does not make progress consistent with the Compliance Plan during the Plan Period, NYSE American may initiate delisting proceedings as appropriate. However, the Company is entitled to appeal a staff delisting determination in accordance with the Company Guide.

NYSE American’s acceptance of the Compliance Plan has no immediate effect on the listing or trading of the Company’s securities and the Common Stock will continue to trade on the NYSE American under the symbol “BURU” during the Plan Period with the designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards.

The Company believes that, upon consummation of certain of the transactions that it has recently announced, it will be able to regain compliance. However, such transactions are subject to regulatory approvals, stockholder approval, and other closing conditions and, as a result, may not be consummated. Even if consummated, such transactions may not achieve the anticipated results or benefits to the Company.

Future Acquisitions

If we are able to resolve our outstanding obligations and obtain acquisition funding, we plan to continue to acquire controlling interests in strategic targets in the future, with a goal of returning value to our stockholders through receipt of distributions from our controlled subsidiaries and the eventual sale or spin-off of such subsidiaries.

Available Information

Our internet address is https://nuburu.net. We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website at https://ir.nuburu.net as soon as reasonably practicable after we electronically file or furnish such information with the SEC. The information contained on the websites referenced in this Annual Report on Form 10-K is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus.

A comparison of the results for the years ended December 31, 2024 and 2023 is provided below. An analysis of our financial condition and results of operations for the years ended December 31, 2023 and 2022 can be found under Part II, Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operation” of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2023, which is available through the SEC’s website at www.sec.gov.

We generated total revenue of $152,127 and $2,085,532 and had net losses of $34,515,754 and $20,710,446 during the years ended December 31, 2024 and 2023, respectively.

We generated total revenue of nil and $49,278 and had net losses of $12,224,975 and $12,638,883 during the three months ended June 30, 2025 and 2024, respectively, and generated total revenue of nil and $142,827 and had net losses of $28,836,400 and $18,343,981 during the six months ended June 30, 2025 and 2024, respectively. The operating loss for the six months ended June 30, 2025 included $10,398,050 of non-cash interest expense recognized on remeasurement of the preferred stock liability. For additional information on this interest expense, see Note 9 to the condensed consolidated financial statements for the six months ended June 30, 2025 (the “Q2 2025 Financial Statements”) included in this prospectus.

We expect to incur significant expenses and operating losses for the foreseeable future, as we:

•
devote substantial resources to implement our Transformation Plan and related acquisitions; and
•
operate as a public company.

Accordingly, we may seek to fund our operations through public or private equity financings, debt financings or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

Recent Developments and Financing Transactions

Inventory, Property and Equipment and Right-of-Use Asset Impairment

During the first quarter of 2025, in connection with our default under our lease and a default judgment obtained by the landlord against us, we (i) wrote down our inventory to a net realizable value of zero, (ii) wrote down the carrying value of our property and equipment, all of which was at the leased location, to a net book value of zero, and (iii) fully impaired the right-of-use asset associated with this lease, as we could no longer use the leased premises. For additional information, see Notes 1 and 3 to the Q2 2025 Financial Statements included in this prospectus.

NYSE Regulation Notice of Noncompliance

On April 29, 2025, we received a Notice of Noncompliance (the “Notice”) from NYSE Regulation indicating that we were not in compliance with Section 1003(a)(i) of the NYSE American LLC Company Guide (the “Company Guide”), which requires a company to maintain stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years. The Notice had no immediate effect on the listing or trading of our securities and our Common Stock continues to trade on the NYSE American under the symbol “BURU” with the designation of “.BC” to indicate that we are not in compliance with the NYSE American’s continued listing standards.

As required by the Company Guide, on May 29, 2025, we submitted a detailed plan to NYSE Regulation advising of actions we have taken or will take to regain compliance with the continued listing standards (the “Compliance Plan”) by the compliance deadline of October 29, 2026, which includes the implementation of our previously announced Transformation Plan. On July 22, 2025, the NYSE American notified us that it had accepted our Compliance Plan and granted a plan period through October 29, 2026 (the “Plan Period”). NYSE American will review us periodically for compliance with the Compliance Plan. If we are not in compliance with the continued listing standards by October 29, 2026, or if we do not make progress consistent with the Compliance Plan during the Plan Period, NYSE American may initiate delisting proceedings as appropriate. However, we may appeal a staff delisting determination in accordance with the Company Guide.

We believe that, upon consummation of certain of the transactions that we have recently announced, we will be able to regain compliance. However, such transactions are subject to regulatory approvals, stockholder approval, and other closing conditions and, as a result, may not be consummated. Even if consummated, such transactions may not achieve the anticipated results or benefits to us.

NYSE American Delisting and Reinstatement

On June 13, 2024, NYSE American announced that it had determined to commence proceedings to delist our Common Stock. Trading of our stock on NYSE American was immediately suspended and we commenced trading on the over-the-counter market.

On July 29, 2024, we received a notification from NYSE American informing us that we had resolved the continued listing deficiency with respect to low selling price as described in Section 1003(f)(v) of the NYSE American Company Guide. As a result, the staff of NYSE Regulation withdrew its delisting determination and lifted the trading suspension on our Common Stock. The Common Stock re-commenced trading on NYSE American on Friday, August 2, 2024 under the symbol “BURU.”

Reverse Stock Split

On February 22, 2024, we held a special meeting of stockholders where stockholders approved proposals to authorize the Company to effect a reverse stock split of our issued and outstanding Common Stock within a range from 1-for 30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by our board of directors. On July 23, 2024, we effected a 1-for-40 reverse stock split (the "Reverse Stock Split").

SFE EI Senior Note Settlement Agreement and Company Funding

On January 13, 2025, we entered into a letter agreement with SFE EI, pursuant to which SFE EI agreed to engage in efforts and commit capital to finance the operations of the Company for the next twelve months pursuant to the Transformation Plan. In connection with the Transformation Plan, we agreed to certain governance changes.

Trumar Commitment Letter

On February 19, 2025, we entered into a commitment letter with Trumar to acquire: (i) a license of certain technology that would allow us to expand our existing business within the defense sector; (ii) a controlling interest in a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and (iii) a controlling interest in a Software as a Service (SaaS) startup focused on operational resilience.

For additional information, see “Our Business – Recent Developments – Acquisition Plan.”

Standby Equity Purchase Agreement

On May 30, 2025, we entered into the SEPA with the Selling Stockholder pursuant to which we have the right to sell to the SEPA Investor up to $100 million of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. For additional information, see "The Standby Equity Purchase Agreement."

During the three and six months ended June 30, 2025, no shares of Common Stock were sold pursuant to the SEPA, as the Company did not yet have a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC. On July 24, 2025, a registration statement was declared effective by the SEC allowing the Selling Stockholder to resell up to 20 million shares of Common Stock.

For additional information regarding the SEPA, see Note 11 to the Q2 2025 Financial Statements included in this prospectus.

Convertible Note Receivable

On March 14, 2025, we entered into a convertible facility with SYME to loan SYME up to $5.15 million (the “Convertible Note Receivable”). SYME is a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies, of which $650,000 was funded under the Convertible Note Receivable as of June 30, 2025, with full funding expected to occur by the end of the third quarter of 2025. For additional information, see Note 5 to the Q2 2025 Financial Statements included in this prospectus.

Liqueous Settlement Agreement

In January 2025 and April 2025, in connection with a settlement and mutual release agreement entered into between Liqueous LP (“Liqueous”) and us (the "Liqueous Settlement Agreement"), as amended, the parties provided an immediate mutual release of claims and obligations through payments from Liqueous to us in an aggregate $1,450,000, of which $1,000,000 was paid during the first quarter of 2025. Such payment was made in connection with the issuance of the remaining 9,186,581 shares issued to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes and, accordingly, reduced the loss on extinguishment of notes payable recorded in the six months ended June 30, 2025. In April 2025, we received $300,000 of the remaining $450,000 agreed upon under the Liqueous Settlement Agreement, which was recorded with other income (loss), net as a gain on settlement during the three and six months ended June 30, 2025. For additional information, see Note 6 to the Q2 2025 Financial Statements included in this prospectus.

In the first quarter of 2025, in connection with the Liqueous Settlement Agreement, as amended, we agreed to (i) modify 665,410 outstanding equity-classified Pre-Funded Warrants issued in connection with its Pre-Funded Warrant Purchase Program during 2024, resulting in the issuance of 3,647,416 equity-classified pre-funded warrants outstanding immediately after the modification exercisable into Common Stock and (ii) modify the remaining 171,706 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in 9,360,888 pre-funded warrants outstanding immediately after the modification that were concurrently exercised into 9,360,888 shares of Common Stock of the Company for no additional cash consideration, as the modified pre-funded warrants had a nominal exercise price (the "Pre-Funded Warrants Modification"). The 3,647,416 outstanding warrants were exercised into 3,647,416 shares of Common Stock for no additional cash consideration, as the pre-funded warrants had a nominal exercise price. Additionally, we agreed to issue 6,406,225 pre-funded warrants exercisable into Common Stock, which included a nominal exercise price, to extinguish the Liqueous Obligation, as defined and described in Note 8 to the Q2 2025 Financial Statements included in this prospectus, which, was amended in April 2025 through an additional amendment to the Liqueous Settlement Agreement, whereby we agreed to settle the Liqueous Obligation through the issuance of 9,090,959 shares of Common Stock. As of August 20, 2025, the remaining balance owed to Liqueous and its assigns is $590,144 with the remaining obligation to issue 5,090,959 shares of Common Stock.

For additional information, see Notes 8 and 10 to the Q2 2025 Financial Statements included in this prospectus.

Indigo Capital Convertible Notes, Agile Note, Diagonal Convertible Note, Boot Convertible Note, Brick Lane Convertible Notes, Bomore Convertible Notes, Torcross Convertible Notes and Yorkville Promissory Note

During the first and second quarter of 2025, we entered into certain convertible notes with various third parties. For additional information, see Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Junior Notes, Senior Notes, August 2024 Convertible Notes and Foreclosure Collateral Sale

During the first quarter of 2025, we fully extinguished our (i) Junior Notes and Senior Notes in connection with certain conversions and as part of a foreclosure process initiated by certain investors (the “Foreclosure”) and (ii) August 2024 Convertible Notes (each as defined and described in Note 8 to the Q2 2025 Financial Statements included in this prospectus). For additional information, see Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Master Agreement with Liqueous

On October 1, 2024, we entered into the Master Agreement with Liqueous pursuant to which we and Liqueous established a strategic financing framework for short-term and long-term financing for the Company. The Master Agreement provided for: (i) an immediate capital infusion from Liqueous of $3.0 million at the current market price, (ii) subsequent weekly capital infusions of $1,250,000 at market price until an additional $10 million has been invested; (iii) the acquisition and conversion of certain outstanding notes, with each $1.00 of debt converted into $2.00 of Common Stock at market price; (iv) an adjustment to current market price of certain outstanding pre-funded warrants held by Liqueous having a current cash value of approximately $2.2 million; and (v) the implementation of a $50 million equity line of credit ("ELOC") pursuant to which we may require Liqueous to purchase Common Stock from time-to-time in the amounts and for the prices determined in accordance with the terms of the ELOC. Following the Liqueous Settlement Agreement, as amended, the ELOC will not be implemented and no additional equity will be sold to Liqueous, other than as set forth in the Liqueous Settlement Agreement, as amended.

Components of Statements of Operations in 2024 Financial Statements

Revenue

Revenue consists of revenue recognized from sales and installation services of high-powered lasers. We have customers in the United States, Europe, and Asia. In all sales arrangements, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value inventory ("LCNRV") adjustments if the carrying value of the inventory is greater than its net realizable value as well as adjustments for excess or obsolete inventory.

Operating Expenses

As described above, during 2024, management initiated measures designed to reduce costs, which included implementing a furlough of employees. This significantly impacted commercialization and operations, particularly in the second half of 2024.

Research and Development

Research and development expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and research and development equipment depreciation incurred to further our commercialization development efforts. We expense research and development costs as incurred. We anticipate research and development expenses will increase significantly as we expand our product portfolio.

Selling and Marketing

Selling and marketing expenses consist primarily of compensation and related costs for our direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs, third-party consulting expenses, and application lab depreciation expenses. We expense selling and marketing costs as incurred. We expect selling and marketing expenses to increase in future periods as we expand our sales force, marketing, and customer support organizations and increase our participation in trade shows and marketing programs.

General and Administrative

Our general and administrative expenses consist primarily of compensation and related costs for our finance, human resources and other administrative personnel, and include stock-based compensation, employee benefits and travel expenses. In addition, general and administrative expenses include our third-party consulting and advisory services, legal, audit, accounting services and facilities costs. We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest owed on our outstanding debt and amortization of deferred financing costs, as further described in Note 8 to the consolidated financial statements for the years ended December 31, 2024 and 2023 (the “2024 Financial Statements”) included in this prospectus.

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities consists of non-cash gains or losses recognized based on the change in the fair value of our liability-classified warrants, which are re-measured to fair value at each balance sheet date with the corresponding gain or loss from the adjustment. Refer to Notes 5 and 10 to the 2024 Financial Statements included in this prospectus.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability consists of non-cash gains or losses recognized based on the change in the fair value of the embedded derivatives under the August 2024 Convertible Notes that were required to be bifurcated from the host instrument and accounted for at fair value at issuance, as well as each subsequent balance sheet date. Refer to Notes 5 and 8 to the 2024 Financial Statements included in this prospectus.

Loss on Debt Extinguishment

Loss on debt extinguishment consists of losses incurred to extinguish debt during the periods presented due to the reacquisition value of the debt exceeding its carrying amount. Refer to Note 8 to the 2024 Financial Statements included in this prospectus.

Other Income, Net

Other income, net consists primarily of a gain recorded related to a federal tax credit.

Results of Operations in 2024 Financial Statements

Comparison of the year ended December 31, 2024 and 2023

The following table sets forth our operations for the periods presented:

	Year Ended December 31,
	2024	2023	$ Change
		(As Restated)
Revenue	$152,127	$2,085,532	$(1,933,405)
Cost of revenue	2,205,476	5,695,433	(3,489,957)
Gross margin	(2,053,349)	(3,609,901)	1,556,552
Operating expenses:
Research and development	1,821,816	5,462,680	(3,640,864)
Selling and marketing	468,074	1,539,690	(1,071,616)
General and administrative	8,807,651	11,117,525	(2,309,874)
Total operating expenses	11,097,541	18,119,895	(7,022,354)
Loss from operations	(13,150,890)	(21,729,796)	8,578,906
Interest income	17,166	117,372	(100,206)
Interest expense	(3,346,896)	(864,535)	(2,482,361)
Change in fair value of warrant liabilities	2,109,904	1,766,513	343,391
Change in fair value of derivative liability	141,100	—	141,100
Loss on extinguishment of debt	(20,504,307)	—	(20,504,307)
Other income, net	218,169	—	218,169
Loss before provision for income taxes	$(34,515,754)	$(20,710,446)	$(13,805,308)
Provision for income taxes	—	—	—
Net loss	$(34,515,754)	$(20,710,446)	$(13,805,308)

Revenue. Revenue decreased $1,933,405 during the year ended December 31, 2024 compared to the same period in 2023. This decrease is primarily due to the measures implemented by management during 2024 designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations, particularly in the second half of 2024, as described above.

Cost of Revenue. Cost of revenue decreased $3,489,957 during the year ended December 31, 2024 compared to the same period in 2023, consistent with the decline in revenue. This decrease is largely due to a period-over-period decrease of approximately $3,498,000 of direct job costs and materials due to decreased production of the laser systems related to the measures implemented by management during 2024 designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations, particularly in the second half of 2024, as described above.

Research and Development. Research and development expenses decreased $3,640,864 during the year ended December 31, 2024 compared to the same period in 2023. This decrease is primarily due to (i) approximately $2,396,000 of lower personnel costs due to the cost reduction measures instituted by management during 2024, as further discussed above, (ii) approximately $975,000 of lower spend on the BLTM series as it transitioned to production in 2023 and (iii) approximately $225,000 lower software, materials and consulting costs.

Selling and Marketing. Selling and marketing expenses decreased $1,071,616 during the year ended December 31, 2024 compared to the same period in 2023. This decrease is primarily due to lower personnel costs related to the cost reduction measures instituted by management during 2024, as further discussed above, the reversal of stock compensation expense due to the departure of our Chief Marketing and Sales Officer in April 2024 and the resultant forfeiture of his unvested awards, and a decrease in consulting costs.

General and Administrative. General and administrative expenses decreased $2,309,874 during the year ended December 31, 2024 compared to the same period in 2023. This decrease is primarily driven by a decrease in compliance costs and professional fees, which were heightened during the 2023 period due to the Business Combination, and a decrease in personnel costs due to the cost reduction measures instituted by management in the second half of 2024, as further discussed above.

Interest Income. Interest income decreased $100,206 during the year ended December 31, 2024 compared to the same period in 2023 due to lower cash balances between periods.

Interest Expense. Interest expense increased $2,482,361 during the year ended December 31, 2024 compared to the same period in 2023 primarily due to higher debt balances between periods. Interest expense during the year ended December 31, 2024 was comprised of interest accrued on the Senior Convertible Notes and Junior Notes and the debt discount amortization for the Junior Notes. Refer to Note 8 to the 2024 Financial Statements included in this prospectus for more information on our debt obligations.

Change in Fair Value of Warrant Liabilities. We recorded a gain of $343,391 during the year ended December 31, 2024, which resulted from the decrease in the fair value of the Company's liability-classified warrants during 2024. During 2023, we recorded a gain of $1,766,513 due to the decrease in the fair value of the Public Warrants and Junior Note Warrants. As of December 31, 2023, the Public Warrants have a zero value due to being delisted from the NYSE American, as further discussed in Note 5 to the 2024 Financial Statements included in this prospectus.

Change in Fair Value of Derivative Liability. We recorded a gain of $141,100 during the year ended December 31, 2024, which resulted from the decrease in the fair value of the derivative liability from the time of the issuance of the August 2024 Convertible Notes in August 2024 through December 31, 2024. There was no derivative liability recorded during 2023.

Loss on Extinguishment of Debt. We recorded a loss on the extinguishment of debt of $20,504,307 during the year ended December 31, 2024, which primarily related to the issuance of 19,234,912 shares to noteholders of the Senior Notes and Junior Notes to extinguish an aggregate amount of $5,645,471 of principal and accrued interest under the Senior Notes and Junior Notes. For further information, see Note 8 to the 2024 Financial Statements included in this prospectus.

Other income, net. Other income, net consisted of a $218,169 gain related to an Employee Retention Tax Credit for qualifying 2021 wages received during the year ended December 31, 2024, which was accounted for when collectability was assured.

Components of Statements of Operations in Q2 2025 Financial Statements

Revenue

Revenue consists of revenue recognized from sales and installation services of high-powered lasers. We have customers in the United States, Europe and Asia. In all sales arrangements, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to receive in exchange for those goods or services.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes LCNRV adjustments if the carrying value of the inventory is greater than its net realizable value as well as adjustments for excess or obsolete inventory.

Operating Expenses

As described above, during 2024, management initiated measures designed to reduce costs, which included implementing a furlough of employees. This significantly impacted commercialization and operations, particularly in the second half of 2024 and continuing in 2025.

Research and Development

Research and development expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and research and development equipment depreciation incurred to further our commercialization development efforts. We expense research and development costs as incurred. We anticipate research and development expenses to increase significantly as we expand our product portfolio.

Selling and Marketing

Selling and marketing expenses consist primarily of compensation and related costs for our direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs. third-party consulting expenses, and application lab depreciation expenses. We expense selling and marketing costs as incurred. We expect selling and marketing expenses to increase in future periods as we expand our sales force, marketing, and customer support organizations and increase our participation in trade shows and marketing programs.

General and Administrative

Our general and administrative expenses consist primarily of compensation and related costs for our finance, human resources and other administrative personnel, and include stock-based compensation, employee benefits and travel expenses. In addition, general and administrative expenses include our third-party consulting and advisory services, legal, audit, accounting services and facilities costs. We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest owed on our outstanding debt and amortization of deferred financing costs, as further described in Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities consists of non-cash gains or losses recognized based on the change in the fair value of our liability-classified warrants, which are re-measured to fair value at each balance sheet date with the corresponding gain or loss from the adjustment. Refer to Notes 4 and 10 to the Q2 2025 Financial Statements included in this prospectus for more information.

Change in Fair Value of Derivative Liability

Change in fair value of derivative liability consists of non-cash gains or losses recognized based on the change in the fair value of the embedded derivatives under the August 2024 Convertible Notes that were required to be bifurcated from the host instrument and accounted for at fair value at issuance, as well as each subsequent balance sheet date. Refer to Notes 4 and 8 to the Q2 2025 Financial Statements included in this prospectus for more information.

Change in Fair Value of Convertible Note Receivable

Change in fair value of convertible note receivable relates to the unrealized gain or loss resulting from the change in fair value of the Convertible Note Receivable for which the fair value option has been elected. This amount reflects the remeasurement of the asset to its current fair value as of the reporting date.

Change in Fair Value of Notes Payable

Change in fair value of notes payable relates to the unrealized gain or loss resulting from the change in fair value of debt instruments for which the fair value option has been elected. This amount reflects the remeasurement of such liabilities to their current fair value as of the reporting date.

Change in Fair Value of SEPA Liability

Change in fair value of SEPA liability relates to the unrealized gain or loss resulting from the change in the fair value of the SEPA liability, which includes (i) the fair value related to the unissued shares for the commitment fee and (ii) the fair value of the put option.

Loss on Issuance of Notes Payable

Loss on issuance of notes payable relates to the excess of the initial fair value of certain debt instruments accounted for under the fair value option over the proceeds received.

Loss on Issuance of SEPA

Loss on issuance of SEPA relates to the initial fair value of the SEPA put right at inception of the SEPA on May 30, 2025.

Loss on Extinguishment of Notes Payable

Loss on extinguishment of notes payable consists of losses incurred to extinguish debt during the periods presented due to (i) the reacquisition value of the debt exceeding its carrying amount and (ii) the sale of collateral. Refer to Note 8 to the Q2 2025 Financial Statements included in this prospectus for additional information.

SEPA fees and issuance costs

SEPA fees and issuance costs relates to fees and issuance costs incurred in connection with the SEPA. For additional information regarding the SEPA, see Note 11 to the Q2 2025 Financial Statements included in this prospectus.

Gain on Sale of Intellectual Property Intangible Assets

Gain on sale of intellectual property intangible assets primarily relates to the sale of collateral to the lenders holding both the outstanding Senior Convertible Notes and Junior Notes in exchange for a full discharge and extinguishment of our Junior Notes and Senior Convertible Notes, as further described in Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Loss on Impairment of Inventories, Property and Equipment and Operating Lease Right-of-Use Asset

Loss on impairment of inventories, property and equipment and operating lease right-of-use asset relates to write-downs and impairments recorded on our inventories, property and equipment and right-of-use-asset in connection with our default under our lease, and ultimate judgment obtained by the Landlord, in April 2025. For additional information, see Notes 1, 3 and 6 to the Q2 2025 Financial Statements included in this prospectus.

Interest Expense Recognized on Remeasurement of Preferred Stock Liability

Interest expense recognized on remeasurement of preferred stock liability relates to the subsequent remeasurement of the preferred stock liability after issuance through March 31, 2025 in connection with the reclassification of the preferred stock from mezzanine equity to a short-term liability on January 31, 2025. For additional information, see Note 9 to the Q2 2025 Financial Statements included in this prospectus.

Results of Operations in Q2 2025 Financial Statements

Comparison of the three months ended June 30, 2025 and 2024

The following table sets forth our operations for the periods presented:

	Three Months Ended June 30,
	2025	2024	$ Change

Revenue	$—	$49,278	$(49,278)
Cost of revenue	(4,538)	733,726	(738,264)
Gross margin	4,538	(684,448)	688,986
Operating expenses:
Research and development	—	683,381	(683,381)
Selling and marketing	526,996	(73,070)	600,066
General and administrative	4,095,229	1,940,448	2,154,781
Total operating expenses	4,622,225	2,550,759	2,071,466
Loss from operations	(4,617,687)	(3,235,207)	(1,382,480)
Non-operating income (loss):
Interest income	19,194	4,741	14,453
Interest expense	(160,952)	(1,115,953)	955,001
Change in fair value of warrant liabilities	(16,986)	1,783,201	(1,800,187)
Change in fair value of convertible note receivable	(11,400)	—	(11,400)
Change in fair value of notes payable	(1,422,895)	—	(1,422,895)
Change in fair value of SEPA liability	(260,507)	—	(260,507)
Loss on issuance of notes payable	(766,296)	—	(766,296)
Loss on issuance of SEPA	(2,582,724)	—	(2,582,724)
Loss on extinguishment of notes payable	(1,375,819)	(10,293,834)	8,918,015
SEPA fees and issuance costs	(1,075,000)	—	(1,075,000)
Other gain (loss), net	46,097	218,169	(172,072)
Loss before provision for income taxes	(12,224,975)	(12,638,883)	413,908
Provision for income taxes	—	—	—
Net loss	$(12,224,975)	$(12,638,883)	$413,908

Revenue. Revenue decreased $49,278 during the three months ended June 30, 2025 compared to the same period in 2024. This decrease is primarily due to the measures implemented by management during 2024 and continued into the first half of 2025, designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations.

Cost of Revenue. Cost of revenue decreased $738,264 during the three months ended June 30, 2025 compared to the same period in 2024. This decrease is primarily due to a period-over-period decrease of approximately (i) $606,000 of direct labor and job costs and (ii) $131,000 in overhead, due to decreased production of the laser systems related to the measures implemented by management during 2024 designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations and has had a continued impact into the second quarter of 2025.

Research and Development. Research and development expenses decreased $683,381 during the three months ended June 30, 2025 compared to the same period in 2024. This decrease is primarily due to decreases in (i) personnel costs of approximately $449,000, due primarily to the furlough of research and development employees as part of the cost reduction measures instituted by management which began during 2024 and continued into 2025, (ii) spend on the BLTM series of approximately $48,000, (iii) depreciation expense of approximately $41,000, due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025, and (iv) stock-based compensation expense of approximately $127,000, due primarily to the furlough of research and development employees as part of the cost reduction measures instituted by management discussed above. For additional information on the write-down of property and equipment, see Notes 1 and 3 to the Q2 2025 Financial Statements included in this prospectus.

Selling and Marketing. Selling and marketing expenses increased $600,066 during the three months ended June 30, 2025 compared to the same period in 2024. This increase is primarily due to increases in (i) professional and consulting related expenses of approximately $370,000, (ii) stock-based compensation expense of approximately $282,000, primarily related to the forfeiture of an employee's unvested awards upon his resignation in April 2024 that resulted in a large reversal of expense in the second quarter of 2024, and (iii) marketing expenses of approximately $150,000, partially offset by decreases in (iv) payroll expenses of approximately $166,000, primarily as a result of the cost reduction measures instituted by management which began during 2024 and continued into 2025, and (v) depreciation expense of approximately $48,000, due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025. For additional information on the write-down of property and equipment, see Notes 1 and 3 to the Q2 2025 Financial Statements included in this prospectus.

General and Administrative. General and administrative expenses increased $2,154,781 during the three months ended June 30, 2025 compared to the same period in 2024. This increase is primarily driven by increases in (i) accounting and audit services of approximately $1,200,000, (ii) professional and consulting services of approximately $702,000 (iii) acquisition-related expenses of approximately $735,000, and (iv) board of director fees of approximately $125,000, partially offset by decreases in (v) stock-based compensation expense of approximately $188,000, due primarily to the cost reduction measures instituted by management which began during 2024 and continued into 2025, (vi) rent expense of approximately $160,000, due to the termination of the Company’s operating lease agreement (see Note 6 to the Q2 2025 Financial Statements included in this prospectus for additional information) and (vii) personnel costs of approximately $148,000, primarily as a result of the cost reduction measures instituted by management which began during 2024 and continued into 2025.

Interest Expense. Interest expense decreased $955,001 during the three months ended June 30, 2025 compared to the same period in 2024, primarily due to lower interest-bearing debt balances. Interest expense during the three months ended June 30, 2025 was comprised primarily of interest accrued on the Agile Note and the Liqueous Obligation. Refer to Note 8 to the Q2 2025 Financial Statements included in this prospectus for additional information on our debt obligations.

Change in Fair Value of Warrant Liabilities. We recorded a loss of $16,986 during the three months ended June 30, 2025, which largely resulted from an increase in the Company's share price between March 31, 2025 and June 30, 2025. We recorded a gain of $1,783,201 in the second quarter of 2024, which resulted from the decrease in the fair value of the Junior Note Warrants between March 31, 2024 and June 30, 2024.

Change in Fair Value of Convertible Note Receivable. We recorded a gain of $11,400 during the three months ended June 30, 2025, which relates to the increase in fair value of the Convertible Note Receivable, primarily due to a decrease in the Company's stock price and remaining term to maturity. For additional information, see Note 5 to the Q2 2025 Financial Statements included in this prospectus.

Change in Fair Value of Notes Payable. We recorded a loss of $1,422,895 during the three months ended June 30, 2025, which primarily relates to an increase in fair value of $1,160,158 of the Indigo Capital Convertible Notes upon conversion of contractual principal of $725,000, largely due to an increase in the Company's share price from March 31, 2025 through the conversion date in May 2025. For additional information, see Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Change in Fair Value of SEPA Liability. We recorded a loss of $260,507 during the three months ended June 30, 2025 related to the increase in the fair value of the SEPA liability, primarily due to the increase in the fair value of the put option.

Loss on Issuance of Notes Payable. We recorded a loss of $766,296 during the three months ended June 30, 2025, primarily related to an aggregate excess of $617,693 in the initial fair value of certain of the Indigo Capital Convertible Notes, Diagonal Convertible Notes, and Brick Lane Convertible Notes over the proceeds received.

Loss on Issuance of SEPA. We recorded a loss of $2,582,724 during the three months ended June 30, 2025 related to the initial fair value of the SEPA put option at inception of the SEPA on May 30, 2025. For additional information regarding the SEPA, see Note 11 to the Q2 2025 Financial Statements included in this prospectus.

Loss on Extinguishment of Notes Payable. We recorded a loss on the extinguishment of notes payable of $1,375,819 during the three months ended June 30, 2025, which primarily comprises (i) $1,071,997 related to the excess of the fair value of the

Brick Lane Exchange Convertible Note at issuance and the carrying value of the 100,000 shares of the Company's outstanding Series A Preferred Stock that was extinguished, (ii) $163,500 related to the issuance of the April Indigo Capital Exchange Convertible Note in exchange for the extinguishment of an existing unsecured promissory note of the Company with a carrying value of $2,108,523, and (iii) $140,323 related to the excess of the fair value of the Bomore Exchange Convertible Note at issuance and the carrying value of the 100,000 shares of the Company's outstanding Series A Preferred Stock that was extinguished. For further information, see Note 8 to the Q2 2025 Financial Statements included in this prospectus.

In the second quarter of 2024, we issued 2,248,312 shares to noteholders to extinguish $4.0 million of principal of Senior Notes and Junior Notes, as well as $106,050 of interest accrued on the Senior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $10,346,108 for the three months ended June 30, 2024.

SEPA Fees and Issuance Costs. We recorded $1,075,000 of SEPA fees and issuance costs during the three months ended June 30, 2025, which relates to (i) a structuring fee payable to the SEPA Investor in the amount of $25,000, (ii) a commitment fee payable to the SEPA Investor in Common Stock in an amount equal to 1% of the Commitment Amount, or $1,000,000, to be paid 50% on execution of the SEPA, which resulted in the issuance of 1,332,623 shares of Common Stock to the SEPA Investor during the second quarter of 2025, and 50% 90 days following the date of the SEPA and (iii) legal expenses of $50,000 related to the issuance of the SEPA. For additional information regarding the SEPA, see Note 11 to the Q2 2025 Financial Statements included in this prospectus.

Comparison of the six months ended June 30, 2025 and 2024

The following tables set forth our operations for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30,
	2025	2024	$ Change

Revenue	$—	$142,827	$(142,827)
Cost of revenue	231,179	1,590,682	(1,359,503)
Gross margin	(231,179)	(1,447,855)	1,216,676
Operating expenses:
Research and development	184,563	1,449,876	(1,265,313)
Selling and marketing	1,070,333	272,520	797,813
General and administrative	6,174,034	4,593,243	1,580,791
Total operating expenses	7,428,930	6,315,639	1,113,291
Loss from operations	(7,660,109)	(7,763,494)	103,385
Non-operating income (loss):
Interest income	26,579	16,481	10,098
Interest expense	(354,432)	(2,307,815)	1,953,383
Change in fair value of warrant liabilities	110,314	1,786,512	(1,676,198)
Change in fair value of derivative liability	37,900	—	37,900
Change in fair value of convertible note receivable	(11,400)	—	(11,400)
Change in fair value of notes payable	(1,166,373)	—	(1,166,373)
Change in fair value of SEPA liability	(260,507)	—	(260,507)
Loss on issuance of notes payable	(1,474,096)	—	(1,474,096)
Loss on issuance of SEPA	(2,582,724)	—	(2,582,724)
Loss on extinguishment of notes payable	(6,873,335)	(10,293,834)	3,420,499
SEPA fees and issuance costs	(1,075,000)	—	(1,075,000)
Gain on sale of intellectual property intangible assets	8,961,872	—	8,961,872
Loss on impairment of inventories, property and equipment and operating lease right-of-use asset	(6,064,823)	—	(6,064,823)
Interest expense recognized on remeasurement of preferred stock liability	(10,398,050)	—	(10,398,050)
Other gain (loss), net	(52,216)	218,169	(270,385)
Loss before provision for income taxes	(28,836,400)	(18,343,981)	(10,492,419)
Provision for income taxes	—	—	—
Net loss	$(28,836,400)	$(18,343,981)	$(10,492,419)

Revenue. Revenue decreased $142,827 during the six months ended June 30, 2025 compared to the same period in 2024. This decrease is primarily due to the measures implemented by management during 2024 and continued into the first half of 2025, designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations.

Cost of Revenue. Cost of revenue decreased $1,359,503 during the six months ended June 30, 2025 compared to the same period in 2024. This decrease is primarily due to a period-over-period decrease of approximately (i) $1,075,000 of direct labor and job costs and (ii) $251,000 in overhead, due to decreased production of the laser systems related to the measures implemented by management during 2024 designed to reduce costs, which included implementing a furlough of employees that significantly impacted commercialization and operations and has had a continued impact into the first two quarters of 2025.

Research and Development. Research and development expenses decreased $1,265,313 during the six months ended June 30, 2025 compared to the same period in 2024. This decrease is primarily due to decreases in (i) personnel costs of approximately $851,000, due primarily to the furlough of research and development employees as part of the cost reduction measures instituted by management which began during 2024 and continued into 2025, (ii) spend on the BLTM series of approximately $138,000, (iii) stock-based compensation expenses of approximately $173,000, due primarily to the furlough of research and development employees as part of the cost reduction measures instituted by management discussed above, and (iv) depreciation expense of approximately $58,000 due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025. For additional information on the write-down of property and equipment, see Notes 1 and 3 to the Q2 2025 Financial Statements included in this prospectus.

Selling and Marketing. Selling and marketing expenses increased $797,813 during the six months ended June 30, 2025 compared to the same period in 2024. This increase is primarily due to increases in (i) professional and consulting related expenses of approximately $600,000, (ii) stock-based compensation expense of approximately $398,000, primarily related to the forfeiture of an employee's unvested awards upon his resignation in April 2024 that resulted in a large reversal of expense in the second quarter of 2024, and (iii) marketing expenses of approximately $216,000, partially offset by decreases in (iv) payroll expenses of approximately $323,000, primarily as a result of the cost reduction measures instituted by management which began during 2024 and continued into 2025 and (v) depreciation expense of approximately $48,000 due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025. For additional information on the write-down of property and equipment, see Notes 1 and 3 to the Q2 2025 Financial Statements included in this prospectus.

General and Administrative. General and administrative expenses increased $1,580,791 during the six months ended June 30, 2025 compared to the same period in 2024. This increase is primarily driven by increases in (i) accounting and audit services of approximately $1,640,000, (ii) acquisition-related expenses of approximately $735,000, (iii) professional and consulting services of approximately $286,000 and (iv) depreciation expense of approximately $210,000 due to the write-down of property and equipment to a net book value of zero during the first quarter of 2025, partially offset by decreases in (v) stock-based compensation expenses of approximately $355,000, due primarily to the cost reduction measures instituted by management which began during 2024 and continued into 2025, (vi) personnel costs of approximately $398,000, primarily as a result of the cost reduction measures instituted by management which began during 2024 and continued into 2025, and (vii) rent expense of approximately $97,000 due to the termination of the Company’s operating lease agreement (see Note 6 to the Q2 2025 Financial Statements included in this prospectus for additional information).

Interest Expense. Interest expense decreased $1,953,383 during the six months ended June 30, 2025 compared to the same period in 2024 primarily due to lower interest-bearing debt balances between periods, due to the extinguishment of certain notes, as detailed in Note 8. Interest expense during the six months ended June 30, 2025 was comprised primarily of interest accrued on the Senior Convertible Notes, Junior Notes, August 2024 Convertible Notes, Agile Note and Liqueous Obligation. Interest expense in the first half of 2024 was comprised of interest accrued on the Senior Convertible Notes and Junior Notes and debt discount amortization for the Junior Notes. For more information on our debt obligations, refer to Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Change in Fair Value of Warrant Liabilities, net. We recorded a gain of $110,314 during the six months ended June 30, 2025, which largely resulted from a decrease in the Company's share price between December 31, 2024 and June 30, 2025. During the six months ended June 30, 2024, we recorded a gain of $1,786,512 which resulted from the decrease in the fair value of the Junior Note Warrants between December 31, 2023 and June 30, 2024.

Change in Fair Value of Derivative Liability. We recorded a gain of $37,900 during the six months ended June 30, 2025, as the August 2024 Convertible Notes were extinguished during the six months ended June 30, 2025. For additional information, see Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Change in Fair Value of Convertible Note Receivable. We recorded a gain of $11,400 during the six months ended June 30, 2025, which relates to the increase in fair value of the Convertible Note Receivable, primarily due to a decrease in the Company's stock price and remaining term to maturity. For additional information, see Note 5 to the Q2 2025 Financial Statements included in this prospectus.

Change in Fair Value of Notes Payable. We recorded a loss of $1,166,373 during the six months ended June 30, 2025, which resulted from (i) a loss due to the increase in fair value of $1,160,158 of the Indigo Capital Convertible Notes upon conversion of contractual principal of $725,000, largely due to an increase in the Company's share price from March 31, 2025 through the conversion date in May 2025, (ii) a gain of $132,508 related to the decrease in the fair value of the Indigo Capital Convertible Notes, largely due to a decrease in the Company's share price from the time of the issuance in early March 2025 through March 31, 2025, and (ii) a gain of $124,014 related to the conversion of $307,320 of contractual principal under the Indigo Capital Exchange Convertible Notes. For additional information, see Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Change in Fair Value of SEPA Liability. We recorded a loss of $260,507 during the six months ended June 30, 2025 related to the increase in the fair value of the SEPA liability, primarily due to the increase in the fair value of the put option.

Loss on Issuance of Notes Payable. We recorded a loss of $1,474,096 during the six months ended June 30, 2025, primarily related to (i) an aggregate excess of $707,800 in the initial fair value of the Indigo Capital Convertible Notes over the proceeds received during the first quarter of 2025 and (ii) an aggregate excess of $617,693 in the initial fair value of certain of the Indigo Capital Convertible Notes, Diagonal Convertible Notes and Brick Lane Convertible Notes over the proceeds received during the second quarter of 2025.

Loss on Issuance of SEPA. We recorded a loss of $2,582,724 during the six months ended June 30, 2025 related to the initial fair value of the SEPA put option at inception of the SEPA on May 30, 2025. For additional information regarding the SEPA, see Note 11 to the Q2 2025 Financial Statements included in this prospectus.

Loss on Extinguishment of Notes Payable. During the six months ended June 30, 2025, we recorded a loss on the extinguishment of notes payable of $6,873,335, which primarily is comprised of (i) $2,123,403 related to excess of the initial fair value of $3,003,300 of the March Indigo Capital Exchange Convertible Note over the carrying amount of the August 2024 Convertible Notes, (ii) $1,682,641 related to the sale of collateral, further described in Note 8 to the Q2 2025 Financial Statements included in this prospectus (iii) $1,174,519 related to the issuance of 9,186,581 shares to holders of Junior Notes to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes, (iv) $1,071,997 related to the excess of the fair value of the Brick Lane Exchange Convertible Note at issuance and the carrying value of the 100,000 shares of the Company's outstanding Series A Preferred Stock that was extinguished, (v) $480,399 related to the issuance of 1,878,620 shares to Esousa to extinguish an aggregate $389,375 of principal and accrued interest under the August 2024 Convertible Notes, (vi) $163,500 related to the issuance of the April Indigo Capital Exchange Convertible Note in exchange for the extinguishment of an existing unsecured promissory note of the Company with a carrying value of $2,108,523, and (vii) $140,323 related to the excess of the fair value of the Bomore Exchange Convertible Note at issuance and the carrying value of the 100,000 shares of the Company's outstanding Series A Preferred Stock that was extinguished. For further information, see Note 8 to the Q2 2025 Financial Statements included in this prospectus.

In the first half of 2024, we issued 2,248,312 shares to noteholders to extinguish $4.0 million of principal of Senior Notes and Junior Notes, as well as $106,050 of interest accrued on the Senior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $10,346,108 for the six months ended June 30, 2024.

SEPA Fees and Issuance Costs. We recorded $1,075,000 of SEPA fees and issuance costs during the six months ended June 30, 2025, which relates to (i) a structuring fee payable to the SEPA Investor in the amount of $25,000, (ii) a commitment fee payable to the SEPA Investor in Common Stock in an amount equal to 1% of the Commitment Amount, or $1,000,000, to be paid 50% on execution of the SEPA, which resulted in the issuance of 1,332,623 shares of Common Stock to the SEPA Investor during the second quarter of 2025, and 50% 90 days following the date of the SEPA and (iii) legal expenses of $50,000 related to the issuance of the SEPA. For additional information regarding the SEPA, see Note 11 to the Q2 2025 Financial Statements included in this prospectus.

Gain on Sale of Intellectual Property Intangible Assets. We recorded a gain on the sale of intellectual property of $8,961,872 during the six months ended June 30, 2025, which primarily related to the sale of collateral to extinguish the remaining outstanding Junior Notes and Senior Convertible Notes, as further described in Note 8 to the Q2 2025 Financial Statements included in this prospectus.

Loss on Impairment of Inventories, Property and Equipment and Operating Lease Right-of-Use Asset. We recorded a loss on impairment of inventories, property and equipment and operating lease right-of-use asset of $6,064,823 related to write-downs and impairments recorded on our inventories, property and equipment and right-of-use-asset in connection with our default under our lease, and ultimate judgment obtained by the Landlord, in April 2025. For additional information, see Notes 1, 3, and 6 to the Q2 2025 Financial Statements included in this prospectus.

Interest Expense Recognized on Remeasurement of Preferred Stock Liability. We recorded non-cash interest expense of $10,398,050 related to the subsequent remeasurement of the preferred stock liability after issuance through March 31, 2025 in connection with the reclassification of the preferred stock from mezzanine equity to a current liability on January 31, 2025. For additional information, see Note 9 to the Q2 2025 Financial Statements included in this prospectus.

Liquidity and Capital Resources

Overview

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations, and other commitments. As of the date of this prospectus, we have yet to generate meaningful revenue from our business operations and have funded capital expenditure and working capital requirements through debt and equity financing.

As of June 30, 2025, we had cash and cash equivalents of $111,090 as compared to $209,337 as of December 31, 2024. During the six months ended June 30, 2025, we received cash of $5,399,708 from certain debt instruments issued, as further described in Note 8 to the Q2 2025 Financial Statements included in this prospectus, and $1.4 million from the Liqueous Settlement Agreement, and future liquidity may be provided from certain agreements executed subsequent to June 30, 2025, as further described in Note 16 to the Q2 2025 Financial Statements included in this prospectus. Our cash flows from operations are not sufficient to fund our current operating model and expansion plans. As of January 31, 2025, we were also required to redeem the Preferred Stock as permitted by law in cash at an amount equal to $10.00 per share, or $23,889,050. Notwithstanding the foregoing, we are not required to redeem any shares of Preferred Stock to the extent we do not have legally available funds to effect such redemption.

From inception through June 30, 2025, we have incurred operating losses and negative cash flows from operating activities. For the six months ended June 30, 2025 and 2024, we have incurred net losses of $28,836,400 and $18,343,981, respectively, and we have an accumulated deficit of $150,244,955 as of June 30, 2025. The operating loss for the six months ended June 30, 2025 included $10,398,050 of non-cash interest expense recognized on remeasurement of the preferred stock liability. For additional information on this interest expense, see Note 9 to the Q2 2025 Financial Statements included in this prospectus.

We anticipate that we will incur net losses for the foreseeable future and, even if we generate revenue, there is no guarantee that we will ever become profitable. Unless the Company is able to implement its Transformation Plan, all of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern.

Until we can generate sufficient revenue to cover our operating expenses, working capital, and capital expenditures, we will rely on private and public capital raising efforts; however, there is no assurance that plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company.

The further development of our products, commencement of commercial operations and expansion of our business will require a significant amount of cash for expenditures. Our ability to successfully manage this growth will depend on many factors, including our working capital needs, the availability of equity or debt financing and, over time, our ability to generate cash flows from operations.

Given the Company’s current liquidity position, the Company will need to raise additional capital. If we raise additional funds by issuing equity securities, this would result in dilution to our stockholders. If we raise additional funds by issuing any additional preferred stock, such securities may also provide for rights, preferences, or privileges senior to those of holders of Common Stock. If we raise additional funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of holders of Common Stock. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

Cash Flows in the 2024 Financial Statements

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(6,616,941)	$(17,540,163)
Net cash used in investing activities	—	(1,167,751)
Net cash provided by financing activities	4,677,578	17,976,360

Cash flows from operating activities

Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development, selling and marketing, and other general and administrative activities. We expect our expenses related to personnel, research and development, selling and marketing, and general and administrative activities to increase as a result of operating as a public company.

Net cash used in operating activities was $6,616,941 and $17,540,163 for the years ended December 31, 2024 and 2023, respectively. The decrease in net cash flows used in operating activities is primarily driven by decreased operating expenses and changes in working capital, partially offset by a decrease in revenue.

Cash flows from investing activities

Our cash flows from investing activities have been comprised primarily of purchases of equipment and installation of improvements to our leased facilities and headquarters.

Net cash used in investing activities was nil and $1,167,751 for the years ended December 31, 2024 and 2023, respectively. The cash used in investing activities for the year ended December 31, 2023 primarily related to the purchase of equipment to build out our production line.

Cash flows from financing activities

We have financed our operations primarily through the sale of preferred stock, common stock, convertible notes, and promissory notes.

Net cash provided by financing activities was $4,677,578 and $17,976,360 for the years ended December 31, 2024 and 2023, respectively.

Net cash provided by financing activities during the year ended December 31, 2024 is comprised primarily of proceeds from the issuance of pre-funded warrants and Common Stock of $2,180,522 and $200,000 respectively, as well as proceeds from debt borrowings of $1,796,824 and proceeds from shareholder advances of $644,936, partially offset by payments of accrued deferred financing costs for the Junior Notes totaling $71,500 and tax withholdings for RSU issuances totaling $73,204.

Net cash provided by financing activities during the year ended December 31, 2023 is comprised of proceeds received from the issuance of convertible promissory notes and warrants, proceeds from the issuance of Common Stock from the Lincoln Park Purchase Agreement, and the proceeds received from the Closing of the Business Combination. These combined proceeds were partially offset by payments of transaction costs associated with the Business Combination.

Cash Flows in the Q2 2025 Financial Statements

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Six Months Ended June 30,
	2025	2024
Net cash used in operating activities	$(3,986,504)	$(4,322,227)
Net cash used in investing activities	$(1,250,000)	$—
Net cash provided by financing activities	$5,138,257	$2,290,715

Cash flows from operating activities

Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development, selling and marketing, and other general and administrative activities. We expect our expenses related to personnel and general and administrative activities to increase as a result of operating as a public company.

Net cash used in operating activities was $3,986,504 and $4,322,227 for the six months ended June 30, 2025 and 2024, respectively. The decrease in cash used in operating activities is primarily the result of decreases in cash used from (i) non-cash expenses, including (a) interest expense recognized on remeasurement of preferred stock liability and (b) loss on impairment of inventories, property and equipment and operating lease right-of-use asset, partially offset by an increase in non-cash expenses including (c) the gain on sale of intellectual property intangible assets and (ii) changes in operating assets and liabilities from the ordinary course of business, partially offset by (iii) an increase in cash used from an increase in net loss.

Cash flows from investing activities

Our cash flows from investing activities have historically been comprised primarily of purchases of equipment and installation of improvements to our leased facilities and headquarters.

Net cash used in investing activities was $1,250,000 and nil for the six months ended June 30, 2025 and 2024, respectively. The amount used in investing activities for the six months ended June 30, 2025 relates to (i) $650,000 of payments under the Convertible Note Receivable and (ii) $600,000 of cash paid for the deposit on the anticipated acquisition of TCEI, as further described in Note 6 to the Q2 2025 Financial Statements included in this prospectus.

Cash flows from financing activities

We have financed our operations primarily through the sale of preferred stock, Common Stock, convertible notes, and promissory notes.

Net cash provided by financing activities was $5,138,257 and $2,290,715 for the six months ended June 30, 2025 and 2024, respectively.

Net cash provided by financing activities during the six months ended June 30, 2025 is comprised primarily of (i) $5,399,708 of proceeds from certain debt instruments issued, as further described in Note 8 to the Q2 2025 Financial Statements included in this prospectus, (ii) payments on debt borrowings of $1,024,898, (iii) $1,000,000 in proceeds from the Liqueous Settlement Agreement, as further described in Note 6 to the Q2 2025 Financial Statements included in this prospectus, and (iv) payments of notes issuance and SEPA issuance costs of $236,380.

Net cash provided by financing in activities in the six months ended June 30, 2024 is comprised of proceeds from the issuance of pre-funded warrants and Common Stock, as well as shareholder advances, offset by payments of accrued debt issuance costs for the Junior Notes and tax withholdings for RSU issuances.

Key Operating and Financial Metrics (Non-GAAP Results)

We regularly review several metrics, including the metrics presented in the table below, to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. The calculation of the key metrics and other measures discussed below may differ from other similarly-titled metrics used by other companies.

The following tables present our key performance indicators for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023	$ Change
		(As Restated)
Revenue	$152,127	$2,085,532	$(1,933,405)
Total gross margin	(2,053,349)	(3,609,901)	1,556,552
EBITDA(1)	(30,395,495)	(19,457,385)	(10,938,110)
Capital expenditures	-	(1,167,751)	1,167,751
Free cash flow(1)	(6,616,941)	(18,707,914)	12,090,973

(1)
EBITDA and Free cash flow are non-GAAP financial measures. See "Non-GAAP Information" below for our definitions of, and additional information about, EBITDA and Free cash flow and for a reconciliation to the most directly comparable U.S. GAAP financial measures.

The following table presents our key performance indicators for the periods presented:

	Three months ended June 30,
	2025	2024	$ Change

Revenue	$—	$49,278	$(49,278)
Total gross margin	$4,538	$(684,448)	$688,986
EBITDA(1)	$(12,083,217)	$(11,395,028)	$(688,189)
Capital expenditures	$—	$—	$—
Free cash flow(1)	$(2,058,712)	$(2,228,785)	$170,073

	Six Months Ended June 30,
	2025	2024	$ Change

Revenue	$—	$142,827	$(142,827)
Total gross margin	$(231,179)	$(1,447,855)	$1,216,676
EBITDA(1)	$(28,062,098)	$(15,663,109)	$(12,398,989)
Capital expenditures	$—	$—	$—
Free cash flow(1)	$(4,586,504)	$(4,322,227)	$(264,277)
(1)
EBITDA and Free cash flow are non-GAAP financial measures. See “Non-GAAP Information” below for our definitions of, and additional information about, EBITDA and Free cash flow and for a reconciliation to the most directly comparable U.S. GAAP financial measures.

Non-GAAP Information

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States ("GAAP"). In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively and in context, may be helpful to investors in assessing our operating performance and trends and in comparing our financial measures with those of comparable companies that may present similar non-GAAP financial measures.

EBITDA and Free Cash Flow

We define “EBITDA” as income (loss), plus (minus) depreciation and amortization expenses, plus (minus) interest, plus (minus) taxes and define “Free cash flow” as net cash from (used in) operating activities less capital expenditures. EBITDA and Free cash flow are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP and these measures should not be considered a substitute for net income (loss), and net cash used in operating activities reported in accordance with GAAP. Our computation of EBITDA and Free cash flow may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA or Free cash flow in the same fashion.

Limitations of Non-GAAP Measures

There are a number of limitations related to EBITDA, including the following:

•
EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements.
•
EBITDA does not reflect interest expense, net, which may constitute a significant recurring expense in the future.
•
Free cash flow does not reflect the impact of equity or debt raises or repayment of debt or dividends paid.

Because of these and other limitations, EBITDA and Free cash flow should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Free cash flow on a supplemental basis. You should review the reconciliation of our net loss to EBITDA and net loss to Free cash flow below and not rely on any single financial measure to evaluate our business.

Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items and our presentation of Free cash flow does not necessarily indicate whether cash flows will be sufficient to fund our cash needs.

Reconciliation

The following table reconciles our net loss (the most directly comparable GAAP measure) to EBITDA for the periods presented:

	Year Ended December 31,
	2024	2023
		(As Restated)
Net loss	$(34,515,754)	$(20,710,446)
Interest (income) expense, net	3,329,730	747,163
Depreciation and amortization	790,529	505,898
EBITDA	$(30,395,495)	$(19,457,385)

The following table reconciles our net cash used in operating activities (the most directly comparable GAAP measure to Free cash flow) to Free cash flow for the periods presented:

	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(6,616,941)	$(17,540,163)
Capital expenditures	-	(1,167,751)
Free cash flow	$(6,616,941)	$(18,707,914)

The following table reconciles our net loss (the most directly comparable GAAP measure) to EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net loss	$(12,224,975)	$(12,638,883)	$(28,836,400)	$(18,343,981)
Interest expense, net	141,758	1,111,212	327,853	2,291,334
Depreciation and amortization	—	132,643	446,449	389,538
EBITDA	$(12,083,217)	$(11,395,028)	$(28,062,098)	$(15,663,109)

The following table reconciles our net cash used in operating activities (the most directly comparable GAAP measure to Free cash flow) to Free cash flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net cash used in operating activities	$(2,058,712)	$(2,228,785)	$(3,986,504)	$(4,322,227)
Payment for acquisitions	—	—	(600,000)	—
Free cash flow	$(2,058,712)	$(2,228,785)	$(4,586,504)	$(4,322,227)

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2024 or June 30, 2025. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

For our contractual obligations that are expected to have an effect on our liquidity and cash flow, refer to Note 6 to the Q2 2025 Financial Statements included in this prospectus.

Critical Accounting Estimates

Our consolidated financial statements are prepared in conformity with GAAP which requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are based on historical experience and on various other factors that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis.

In addition to the accounting policies that are more fully described in the Notes to the 2024 Financial Statements included in this prospectus, we have identified the following critical accounting estimates that require us to use judgments, often as a result of the need to make assumptions regarding matters that are inherently uncertain, and actual results could differ from these estimates. Critical accounting estimates are those that involve a significant amount of estimation uncertainty and have had or are reasonably likely to have a material impact on our financial condition and results of operations. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. Therefore, we consider an understanding of the variability and judgment required in making these estimates to be critical in fully understanding and evaluating our reported financial results.

Revenue Recognition

Our primary business activity involves sales and installation services of high-powered lasers. We have customers in the United States, Europe, and Asia. All sales and installation services are settled in U.S. dollars.

We recognize revenue at a point in time when transferring control of lasers and over time when providing installation services. Revenues recognized over time are based on the progress towards completion of the performance obligation. The amount of revenue we record reflects the consideration we expect to be entitled to receive in exchange for these products and services. We consider customer purchaser orders to be contracts with a customer. We allocate the transaction price to each distinct product based on its relative standalone selling price.

Our standard contracts include warranty provisions that provide assurance to customers that the products will comply with agreed-upon specifications, which is standard in the industry. Product warranties accounted for in accordance with the guidelines under the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") 460-10 - Guarantees. Therefore, losses from warranty obligations are accrued when the amount of loss can be reasonably estimated, and the information is available before the financial statements are issued or are available to be issued. Due to the assumptions inherent in the calculation of our product warranty liabilities, actual results could differ significantly from estimates.

Inventory

Inventory is stated at the lower of average cost (principally standard cost, which approximates actual cost on a first-in, first-out basis) and net realizable value. Inventory includes raw materials and components that may be specialized in nature and subject to obsolescence. On a quarterly basis, we review inventory quantities on hand in comparison to our past consumption, recent purchases, and other factors to determine what inventory quantities, if any, may not be sellable. Based on this analysis, we write down the affected inventory value for estimated excess and obsolescence charges. At the point of loss recognition, a new, lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. Due to the assumptions inherent in the calculation of our inventory reserve amounts, actual results could differ significantly from estimates.

Liability-Classified Warrants

We account for the Public Warrants and Junior Note Warrants (as defined in Note 8 of the 2024 Financial Statements included in this prospectus) in accordance with the guidance contained in FASB ASC 815-40 - Contracts on an Entity's Own Equity under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Public Warrants and Junior Note Warrants as liabilities at their fair value and adjust the liabilities to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statements of operations. Further, the Junior Note Warrant liability uses inputs classified as Level 3 in the fair value hierarchy, which are inputs in which little or no market data exists, or are otherwise unobservable. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from estimates.

Equity-Classified Warrants

Warrants that meet the criteria for equity treatment are recorded at their fair value as of the issuance date. If the warrants are issued in conjunction with notes, the fair value is allocated between the notes and the warrants based on their respective relative fair values upon issuance. Fair values of warrants are estimated using the Black-Scholes option-pricing model with the following assumptions:

•
Expected Term - We define the expected term as the total term of the warrants pursuant to the respective warrant agreements.
•
Expected Volatility - We calculate expected volatility based on the publicly traded shares of selected peer laser companies.
•
Expected Dividend Yield - We have not paid dividends in the past and do not anticipate paying dividends in the future; therefore we assume a dividend yield of zero.

•
Risk-Free Interest Rate - We use yield rates published by the U.S. Treasury for zero coupon issues with a remaining term equal or similar to the expected term of our option awards.

Stock-Based Compensation

We record stock-based compensation in accordance with FASB ASC Topic 718 - Stock Compensation ("ASC 718"). ASC 718 requires all share-based awards to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. Under the provisions of ASC 718, we determine the appropriate fair value model to be used for valuing share-based issuances and the amortization method for recording compensation cost, which can be impacted by the following assumptions:

•
Expected Term - We define the expected term as the vesting period of the option.
•
Expected Volatility - We calculate expected volatility based on the publicly traded shares of selected peer laser companies.
•
Expected Dividend Yield - We have not paid dividends in the past and do not anticipate paying dividends in the future; therefore we assume a dividend yield of zero.
•
Risk-Free Interest Rate - We use yield rates published by the U.S. Treasury for zero coupon issues with a remaining term equal or similar to the expected term of our option awards.

Lease Obligations

We account for leases in accordance with FASB ASC Topic 842 - Leases. In determining the present value of lease payments, we use the rate implicit in the lease or, when such rate is not readily available, we utilize our incremental borrowing rate based on the information available at the lease commencement date. Lease expense is recognized on a straight-line basis over the expected lease term. In determining the expected lease term, we may include options to extend or terminate the lease when it is reasonably certain that we will exercise any such option.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740 - Taxes ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Income taxes are recognized for the current year and for the impact of deferred tax assets and liabilities, which represent the future tax consequences of events that have been recognized differently in the financial statements than for income tax purposes. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and income tax basis of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax assets and liabilities.

In the event that future consequences of the differences between financial reporting bases and tax bases of assets and liabilities result in a deferred tax asset, we perform an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a net deferred tax asset is recorded when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. We recorded a full valuation allowance as of December 31, 2024 and 2023, as it is more likely than not that we will not be able to utilize our net deferred tax assets in the foreseeable future. We maintain valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances. Refer to Note 12 to the 2024 Financial Statements included in this prospectus for more information.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each new standard will have. For the recently issued and adopted accounting standards that we believe may have an impact on our consolidated financial statements, refer to Note 2 to the 2024 Financial Statements included in this prospectus.

Selling STOCKholder

This prospectus relates to the possible resale from time to time by the Selling Stockholder of any or all of the shares of Common Stock that may be issued by us to the Selling Stockholder under the SEPA. For additional information regarding the issuance of Common Stock covered by this prospectus, see the section titled “The Standby Equity Purchase Agreement” above.

We are registering the shares of Common Stock in connection with the SEPA in order to permit the Selling Stockholder to offer the shares of Common Stock for resale from time to time. Except for the transactions contemplated by the SEPA, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects beneficial ownership as of August 20, 2025. The number of shares of Common Stock in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares of Common Stock in this offering. We do not know how long the Selling Stockholder will hold the shares of Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares of Common Stock.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 99,829,078 shares of our Common Stock outstanding on August 20, 2025. Because the purchase price of the shares of Common Stock issuable under the SEPA is determined on each applicable purchase date, the number of shares of Common Stock that may actually be sold by the Company to the Selling Stockholder under the SEPA may be fewer than the number of shares of Common Stock being offered by this prospectus. The fourth column assumes the sale of all of the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent	Prospectus(2)	Number(3)	Percent
YA II PN, LTD.(4)	—	—%	30,000,000	—	—%

(1)
In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Common Stock beneficially owned prior to the offering all of the shares of Common Stock that the Selling Stockholder may be required to purchase under the SEPA following the date of this prospectus, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the SEPA, the satisfaction of which are outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchases of Common Stock are subject to certain agreed upon maximum amount limitations set forth in the SEPA. Also, the SEPA prohibits us from issuing and selling any shares of our Common Stock to the Selling Stockholder to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by the Selling Stockholder, would cause the Selling Stockholder’s beneficial ownership of our Common Stock to exceed beneficial ownership of greater than 4.99% of the then outstanding number of shares of Common Stock.
(2)
This number represents the shares of Common Stock we may issue to the Selling Stockholder under this prospectus pursuant to the SEPA.
(3)
Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus.
(4)
All investment decisions for the Selling Stockholder are made by Mr. Mark Angelo. The business address of the Selling Stockholder is 1012 Springfield Avenue, Mountainside, NJ 07092.

Description of Securities TO BE REGISTERED

The following descriptions of the Common Stock and certain provisions of our amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”), and amended and restated bylaws (“Bylaws”), are summaries and are qualified by reference to such documents (together the “Governing Documents”), copies of which have been filed as exhibits to the Company’s Annual Reports on Form 10-K and other periodic reports filed with the SEC, as well as to the relevant provisions of the general corporation law of the state of Delaware (the “DGCL”).

Common Stock

Holders of our Common Stock, par value $0.0001 per share, are entitled to one (1) vote for each share held as of the applicable record date on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in our Governing Documents, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of the Company stockholders at which there is a quorum by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be required to approve any such matter voted on by stockholders. The Company’s board of directors is divided into three (3) classes, each of which generally serve for a term of three (3) years with only one (1) class of directors being elected each year. The Company’s stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting power of the outstanding capital stock of the Company will be able to elect all of the directors.

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive ratably any dividends declared by the Company’s Board of Directors out of assets legally available. Upon the liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Anti-Takeover Effects of the Company’s Certificate of Incorporation, Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, our Bylaws and the DGCL contain provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

•
Issuance of undesignated preferred stock: Under the Certificate of Incorporation, the Company’s board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock. When shares of Preferred Stock are converted or otherwise required by the Company, they will be promptly retired and not be reissued as shares of such series, but rather will become authorized but unissued shares of undesignated preferred stock. The existence of authorized but unissued shares of preferred stock would enable the Company’s board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
•
Classified board: The Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of the Company’s board of directors.
•
Election and removal of directors and board vacancies: The Bylaws provide that directors will be elected by a plurality vote. The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, unless otherwise provided by resolution of the Company’s board of directors approved by at least a majority of the total authorized directorships, only the Company’s board of directors may fill vacancies and newly created directorships on the board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors. In addition, the number of directors constituting the Company’s board of directors may be set only by resolution adopted by a majority vote of the total authorized directorships. These provisions prevent stockholders from increasing the size of the Company’s board of directors and gaining control of the Company’s board of directors by filling the resulting directorships with their own nominees.
•
Requirements for advance notification of stockholder nominations and proposals: The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.
•
No written consent of stockholders: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
•
No stockholder ability to call special meetings: The Certificate of Incorporation provides that, subject to the rights of holders of preferred stock of the Company, only the chairperson of the Company’s board of directors, the chief executive officer, the president or the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
•
Amendments to certificate of incorporation and bylaws: Any amendment to the Certificate of Incorporation is required to be approved by the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, as well as, if required by law or the Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of Section 3 of Article IV, Section 2 of Article V, Section 1 of Article VI, Section 2 of Article VI, Section 5 of Article VII, Section 1 of Article VIII, Section 2 of Article VIII, Section 3 of Article VIII or Article XI of the Certificate of Incorporation must be approved by not less than 66 2/3% of the voting power of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our Bylaws will be required to be approved by either the Company’s board of directors, acting pursuant to a resolution adopted by a majority of the total authorized directorships on the Company’s board of directors, or a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of Article VIII of the Bylaws must be approved by not less than 66.7% of the outstanding shares entitled to vote on the amendment.

These provisions are designed to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in a “business combination” (as defined in the statute) with an “interested stockholder” (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination or the transaction by which the applicable stockholder became an interested stockholder is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the voting power of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with certain mergers, consolidations or conversions of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger, consolidation or conversion will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, if certain conditions are met, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Governing Documents include certain provisions that eliminate the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer in certain circumstances, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director and does not apply to officers if the officer has acted in bad faith, knowingly or intentionally violated the law or derived an improper benefit from his or her actions as a director or in the context of an action by or in the right of the Company.

The Certificate of Incorporation provides that the Company must indemnify the Company’s directors, and our Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers, to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers, employees and agents for some liabilities. The Company believes that these indemnification and advancement provisions and the authority to carry insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Governing Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PROPERTIES

Our corporate headquarters are located in Centennial, Colorado where we previously leased approximately 27,900 square feet of space. We are seeking alternate facilities for our operations, including potentially utilizing space owned or leased by strategic partners and subsidiaries.

LEGAL PROCEEDINGS

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. At June 30, 2025, the Company was subject to legal proceedings as described in further detail below.

During the six months ended June 30, 2025, the Company was subject to three separate actions seeking default judgments for the alleged failure to pay amounts when due. CFGI, LLC obtained a default judgment in March 2025 in the amount of $86,826 through the Superior Court of the Commonwealth of Massachusetts, FICTIV, Inc. obtained a default judgment through the Superior Court of California on January 30, 2025 in the amount $197,899, which was subsequently settled by the Company, and the Landlord obtained a default judgment in the amount of $409,278, which accrues interest at a rate of 10% per annum beginning in March 2025 until paid in full, through the Arapahoe County Colorado District Court, which it obtained in April 2025. See additional detail regarding the Landlord default judgment in Note 1 to the Q2 2025 Financial Statements included in this prospectus.

EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR INDEPENDENCE

Information About Our Board of Directors and Executive Officers

Board of Directors

The following sets forth certain information, as of August 20, 2025, about each member of our Board of Directors (the “Board”), including a discussion of their specific experience, qualifications, attributes, or skills that led to the conclusion that they should serve as directors.

Name	Age	Term Expires	Position	Position Since
Alessandro Zamboni	46	2028	Executive Chairman	2025
Shawn Taylor	62	2026	Director	2025
Dario Barisoni	57	2026	Director	2025
Matteo Ricchebuono	49	2027	Director	2025

Alessandro Zamboni is Chairman of the Board. Mr. Zamboni worked for 11 years as equity partner and managing director of the management consulting company NIKE Group S.p.A., now part of Accenture, which specializes in regulatory and internal controls for banks and insurance firms. In 2014, Mr. Zamboni founded The AvantGarde Group, a venture builder based in Milan, Italy, which launched “Supply@ME,” a working capital (inventory) monetization platform listed on the UK Main Market since

2020, and “RegTech Open Project,” an operational resilience software platform recently listed on the UK Main Market. He is also the founding member of DevoLab, the SDA Bocconi’ think tank group focused on exponential technologies and innovations. Mr. Zamboni is currently the Chief Executive Officer of Supply@ME Capital plc. Mr. Zamboni holds a Bachelor of Arts (BA) degree in Economics from the University of Turin in Turin, Italy.

We believe Mr. Zamboni is qualified to serve on its Board based on his extensive experience with strategic investing, capital raising, and business consulting.

Shawn Taylor is a seasoned fractional Chief Financial Officer with over 20 years of experience in SaaS Technology, Media, and high-value intellectual property sectors. With a track record of success in both start-up and scale-up environments, he has played pivotal roles in venture capital-funded and publicly traded companies. His expertise encompasses corporate finance, initial public offerings, equity and debt financings, strategic restructurings, and merger and acquisition transactions. He has served as Chief Financial Officer for a range of European based entities including Eight Capital Partners plc, an international financial services operating company, since December of 2023. Prior to working with Eight Capital Partners plc, Mr. Taylor served as Chief Financial Officer for the following companies: Bolt Global Media Ltd from August 2022 to December of 2023; Quickmove Ltd. from January of 2021 to February 2022; Gibbs Hybrid Ltd. from August of 2019 to December 2020; and Abal plc (formerly Imaginatik plc) from August 2005 to August 2019. Mr. Taylor’s career highlights include spearheading the initial public offering of Imaginatik on the London Stock Exchange’s AIM market, scaling businesses to significant revenue growth and negotiating high-value trade sales. Mr. Taylor has been a fellow of and is a Chartered Accountant with the Institute of Chartered Accountants in England and Wales since 1990. Mr. Taylor holds a BSc in Geography from Kings College, London University.

We believe Mr. Taylor is qualified to serve on the Board due to his extensive financial expertise, knowledge of the capital markets and substantive experience growing technology companies.

Dario Barisoni brings over two decades of expertise in the technology sector, with a focus on optoelectronics, electronics, and international business. His career spans senior leadership roles across Europe, the Middle East, and Asia, with a strong track record in market expansion, mergers and acquisitions, internationalization, and establishing international joint ventures and partnerships. He has served as the Co-founder and Managing Director of Bionexus, a start-up with a focus on mergers and acquisitions in the healthcare sector, since 2024; Managing Partner of 2Invest, an investment company with focus in the Energy, Technology, IT sectors and financial services, since 2023. Prior to founding Bionexus and 2Invest, from 2012 to 2023, Mr. Barisoni served as CEO Middle East and Asia to SIAE Microelectronica, a global telecom supplier specializing in digital high-tech infrastructures for utility companies and telecom operators. As regional CEO, Mr. Barisoni established and expanded several subsidiaries across Asia and the Middle East, led multi-million-dollar telecom infrastructure projects, spearheaded sales and business development for Asia and the Middle East, and led legal, financial, operational, sales and human resources departments. Prior to this role, he has held executive positions for a range of European based, technology manufacturing companies including the German Rohde & Schwarz, Marconi plc, Pirelli Cables and Systems (now Prysmian). Mr. Barisoni has also served as a Board Member of the Italian Business Council UAE, a Dubai organization that associates all of the Italian enterprises operating or doing business in the country, since 2021; and as a Board Member of the Italian Chamber of Commerce to South East Asia since 2009. Mr. Barisoni holds an Executive MBA from POLIMI Graduate School of Management, Milan, Italy and a Master of Science in Optoelectronic Engineering from Politecnico di Milano, Milan, Italy.

We believe Mr. Barisoni is qualified to serve on the Board due to his extensive leadership experience, corporate transactional and growth expertise, and knowledge of the technology and manufacturing sectors.

Matteo Ricchebuono has served as the President and Chief Executive Officer of SFE Société Financière Européenne SA since January 2024. Mr. Ricchebuono has also served since May 2014 as a member of the Board Monaco MC of Groupe Financier de Gestion SAM, which is the investment manager of GFG Funds, a Luxembourg SICAV that manages four fixed income-focused funds available for European distribution. Prior to this role, Mr. Ricchebuono was a partner of Global Funds Europe in London, United Kingdom (UK), from March 2014 through February of 2020. Global Funds Europe acts as a distributor of third-party investment funds to Italian institutional investors and is the sole distributor for Lazard Feres Gestion in Italy. Prior to this role, Mr. Ricchebuono was in the Institutional Client Group and in the Debt Capital Market Group with Deutsche Bank in London, UK, from April 2006 through January 2014. Prior to this role, Mr. Ricchebuono was with UBS in London, UK, from July 2005 through March 2006. Mr. Ricchebuono also served at the retail desk of Banca IMI in Milan, Italy, which developed a range of retail financial products. Mr. Ricchebuono holds a Masters degree in Economics from the Bocconi University in Milan, Italy.

We believe Mr. Ricchebuono is qualified to serve on its Board based on his extensive experience in the financial services industry and capital raising.

Executive Officers

The following is biographical information for our executive officer, including his age as of August 20, 2025.

Name	Age	Position
Alessandro Zamboni	46	Executive Chairman

Alessandro Zamboni is the Company's Executive Chairman and a member of the Board. Please see Mr. Zamboni’s biography set forth above in the section titled "Board of Directors."

Director Independence

The Board has determined that each of the directors on the Board, other than Alessandro Zamboni (who serves as the Executive Chairman of the Company), qualifies as an independent director, as defined under the rules of NYSE American, and the Company’s Board consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE American relating to director independence requirements.

EXECUTIVE COMPENSATION

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs as of December 31, 2024 were as follows:

•
Brian Knaley, former Chief Executive Officer; and
•
Brian Faircloth, Chief Operating Officer.

Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Brian Knaley (3)	2024	$388,726	$-	$246,001	$123,740	$-	$758,467
Chief Executive Officer	2023	$339,167	$50,000(4)	$-	$220,215	$-	$609,382
Brian Faircloth	2024	$148,650	$-	$-	$-	$-	$148,650
Chief Operating Officer	2023	$360,000	$-	$-	$92,820	$-	$452,820

(1)
The amounts in this column represent the aggregate grant-date fair value of awards of restricted stock units granted to the applicable named executive officer for the applicable year, computed in accordance with the FASB ASC Topic 718 (“ASC 718”). For a discussion of the assumptions made by the Company in determining the grant-date fair value of the Company’s restricted stock unit awards, please see Note 11 to the 2024 Financial Statements included in this prospectus.
(2)
The amounts in this column represent the aggregate grant-date fair value of stock options granted to the applicable named executive officer for the applicable year, computed in accordance with ASC 718. For a discussion of the assumptions made by the Company in determining the grant-date fair value of the Company’s stock option awards, please see Note 11 to the 2024 Financial Statements included in this prospectus. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Company’s named executive officers.
(3)
Mr. Knaley served as the Company’s Chief Financial Officer from February 21, 2022 until October 31, 2023, earning an annual salary of $325,000. On November 1, 2023, the Company appointed Mr. Knaley as the Company's Chief Executive Officer and increased his annual base salary to $410,000. Effective January 31, 2025, Mr. Knaley resigned as Chief Executive Officer and a director of the Company. He continued to support the Company, leveraging his experience as CEO and CFO, through its leadership transition via special projects until July 2025.
(4)
Consists of a spot bonus paid to Mr. Knaley upon the completion of the Business Combination of Legacy Nuburu with a subsidiary of Tailwind, with Legacy Nuburu surviving such Business Combination as a wholly owned subsidiary of Tailwind, on January 31, 2023.

Outstanding Equity Awards at Fiscal Year End on December 31, 2024

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2024. Following stockholder approval on February 22, 2024, we effected a reverse stock split of our Common Stock at a ratio of 1-for-40 (the “Reverse Stock Split”), which occurred on July 23, 2024. The amounts below have been adjusted to reflect the Reverse Stock Split.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Brian Knaley	03/17/2022 07/18/2023 07/18/2023 11/1/2023 05/10/2024	(3) (4) (5) (6) (7)	6,121 3,718 4,072 3,385 -	2,513 6,782 4,553 9,115 23,000	244.40 22.80 22.80 11.56 5.38	03/16/2032 07/17/2033 07/17/2033 10/31/2033 5/10/2034
Brian Faircloth	01/07/2022 07/18/2023	(8) (9)	3,718	6,782	22.80	07/17/2033	4,027	2,678

(1)
This column represents the exercise price per share of the stock option on the date of the grant, as adjusted by the Common Stock Exchange Ratio (as defined in the Business Combination Agreement, filed as Exhibit 2.1 to the 2024 Form 10-K) (if granted before the Business Combination).
(2)
The market value is based on the fair market value of a share of the Company’s Common Stock on December 31, 2024, of $0.6650 per share, multiplied by the number of unvested awards.
(3)
1/4th of the total shares vested on February 1, 2023, and 1/48th of the total shares vested or will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(4)
1/4th of the total shares will vest on July 18, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(5)
1/36th of the total shares vested on July 18, 2023, and 1/36th of the total shares have vested or will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(6)
1/4th of the shares vested on November 1, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(7)
1/4th of the shares will vest on May 10, 2025, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(8)
The restricted stock units subject to the award vest upon satisfaction of both a service-based requirement and a liquidity event requirement. 1/4th of the total restricted stock units subject to the award satisfied the service-based requirement on the first trading day on or after February 15, 2023, and thereafter, 1/16th of the restricted stock units will satisfy the service-based requirement on each subsequent quarterly vesting date (consisting of February 15, May 15, August 15, and November 15 of a given year), subject to the holder’s continuous service through such date. 100% of the restricted stock units subject to the award satisfied the liquidity event requirement on the completion of the Business Combination and the holder’s continued service through the date of such completion.
(9)
1/4th of the total shares vested on July 18, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.

Executive Officer Employment Agreements

The following provides an overview summary of employment or service agreements with our named executive officers as of December 31, 2024.

Brian Knaley

We entered into an employment agreement with Brian Knaley, our former Chief Executive Officer, effective as of December 2, 2022, which agreement was further amended effective November 1, 2023. Mr. Knaley’s annual rate of base salary is $410,000, and he is eligible for an annual cash incentive bonus of up to 60% of his annual base salary. The bonus for 2023 and 2024 has been paid or will be payable in restricted stock units. He also earned an incentive bonus of $50,000 upon the completion of the

Business Combination and a promotion equity award of 12,500 non-qualified stock options (as adjusted for the 2024 Reverse Stock Split) upon his promotion to Chief Executive Officer on November 1, 2023.

The term of employment for Mr. Knaley under his employment agreement is through October 31, 2025. If we terminate Mr. Knaley’s employment without “cause” or Mr. Knaley terminates his employment for “good reason” (each as defined in Mr. Knaley’s employment agreement), and Mr. Knaley executes a separation agreement and release of claims in a form reasonably satisfactory to Nuburu that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Knaley will be entitled to continuing payments of base salary, payable monthly at the rate then in effect, for 12 months following his termination. If Mr. Knaley’s employment terminates due to his death, Mr. Knaley’s surviving spouse or other beneficiary, if applicable, will be entitled to a lump sum payment equal to 6 months of Mr. Knaley’s base salary at the rate then in effect. If we terminate Mr. Knaley’s employment due to his “disability” (as defined in Mr. Knaley’s employment agreement), and Mr. Knaley executes a separation agreement and release of claims in a form reasonably satisfactory to us that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Knaley will be entitled to severance pay with an aggregate value equal to 6 months of Mr. Knaley’s base salary at the rate then in effect, payable in equal monthly installments.

Upon a change in control (as defined in Mr. Knaley's employment agreement), all remaining unvested shares subject to Mr. Knaley's outstanding options or other compensatory equity awards covering shares of our Common Stock will accelerate vesting in full prior to the completion of the change in control.

Mr. Knaley’s employment agreement includes certain non-solicitation obligations for 24 months following his termination and certain non-competition obligations for 24 months following his termination, provided that Mr. Knaley will not be subject to any non-competition obligations following his termination upon the expiration of the term of the employment agreement. Mr. Knaley’s employment agreement further provides for certain mutual non-disparagement obligations with respect to both Mr. Knaley and us.

Mr. Knaley resigned as Chief Executive Officer and a director of the Company effective as of January 31, 2025. Mr. Knaley continued to support the Company, leveraging his experience as CEO and CFO, through its leadership transition via special projects until July 2025.

Brian Faircloth

We entered into an amended and restated employment agreement with Brian Faircloth, our Chief Operating Officer, effective as of December 2, 2022, which agreement was further amended effective January 1, 2024. Mr. Faircloth’s annual rate of base salary is $360,000, and he is eligible for incentive compensation as determined by the Board.

The term of employment for Mr. Faircloth under his amended and restated employment agreement is through October 31, 2025. If we terminate Mr. Faircloth’s employment without “cause” or Mr. Faircloth terminates his employment for “good reason” (each as defined in Mr. Faircloth’s amended and restated employment agreement), and Mr. Faircloth executes a separation agreement and release of claims in a form reasonably satisfactory to us that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Faircloth will be entitled to continuing payments of base salary, payable monthly at the rate then in effect, for 12 months following his termination. If Mr. Faircloth’s employment terminates due to his death, Mr. Faircloth’s surviving spouse or other beneficiary, if applicable, will be entitled to a lump sum payment equal to 6 months of Mr. Faircloth’s base salary at the rate then in effect. If we terminate Mr. Faircloth’s employment due to his “disability” (as defined in Mr. Faircloth’s amended and restated employment agreement), and Mr. Faircloth executes a separation agreement and release of claims in a form reasonably satisfactory to Nuburu that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Faircloth will be entitled to severance pay with an aggregate value equal to 6 months of Mr. Faircloth’s base salary at the rate then in effect, payable in equal monthly installments.

Mr. Faircloth’s employment agreement includes certain non-solicitation obligations for 24 months following his termination and certain non-competition obligations for 12 months following his termination, provided that Mr. Faircloth will not be subject to any non-competition obligations following his termination upon the expiration of the term of the employment agreement. Mr. Faircloth’s employment agreement further provides for certain mutual non-disparagement obligations with respect to both Mr. Faircloth and us.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. In fiscal 2024, we did not grant new awards of stock options to our NEOs during the time period outlined in Item 402(x) of Regulation S-K.

Disclosure of Registrant’s Action to Recover Erroneously Awarded Compensation

In response to Item 402(w) of Regulation S-K, there was no time during or after the last completed fiscal year that the Company was required to either prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Company’s compensation recovery policy, or had an outstanding balance as of the end of the last completed fiscal year of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement. The payout for the executive team was not based on any metrics that were impacted by the restatement for the year ending December 31, 2023.

DIRECTOR COMPENSATION

Pursuant to the Company's Director Compensation Policy for 2024, each non-employee director was to receive the following cash amounts for his or her service:

Compensation element:

•
Director Annual Retainer - $50,000
•
Audit Committee Chair - $50,000

The Company's Director Compensation Policy for 2024 provided that non-employee directors could convert all or 50% of their annual cash retainers into additional options at an implied 75% Black Scholes value. For those that elected this option, 25% of the annual retainer to be paid in options would be granted as vested options on the first day of each quarter in 2024. If the director chose the cash payment option, the amount would be paid quarterly in arrears. On January 13, 2025, the Company agreed that, with respect to any unpaid compensation with respect to the year-ended 2024, directors would accept common stock in lieu of cash.

Director Compensation for Fiscal Year Ended December 31, 2024

In November 2022, we entered into letter agreements with each of non-employee directors at that time. Pursuant to the non-employee director letter agreements, during 2024, each such non-employee director was entitled to a fee of $50,000 per annum (or $100,000 per annum in the case of the chair of the Audit Committee), payable quarterly in arrears (on a prorated basis, as applicable, with respect to board services rendered during the applicable quarter), as well as reimbursement of reasonable travel and other business expenses incurred in the performance of the non-employee director’s duties to us. Additionally, pursuant to the non-employee director letter agreements, following the effectiveness of the Registration Statement on Form S-8 (File No. 333-271183) registering shares of Common Stock to be issued pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), each such non-employee director on the Board at the time was granted a one-time award of restricted stock units covering 25,000 shares of Common Stock, scheduled to vest on a quarterly basis in equal installments over a two-year period commencing at the closing of the Business Combination (the “Closing”), subject to the non-employee director’s continued status as a service provider through the applicable vesting dates and such other terms and conditions as set forth in the 2022 Plan and the applicable award agreement thereunder.

Annual Equity Incentive Grant

In August 2023, Nuburu included in its director compensation policy an annual option grant of 50,000 non-qualified stock options per director, with a grant date of the next trading day following the Company's annual meeting of stockholders in 2024 and beyond. The awards vest monthly, on the first day of the month, over 12 months, with any remaining unvested awards accelerating if the next annual meeting is less than 12 months after the last one. The 2023 option awards were granted on August 31, 2023. The options vest in 12 monthly installments starting from June 16, 2023. The 2024 option awards were granted on December 28, 2024 to all directors serving at that time.

The annual option grants awarded to the Board for 2024 are summarized in the table below.

Board Position	Options Granted
Board Member Service	50,000
Board Chair	50,000
Compensation and Nominating Committee Chairs	40,000
Committee Members	10,000

We may further revise our executive and director compensation program from time to time to better align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the executive compensation program will be made by the Compensation Committee.

The following table presents the total compensation for each non-employee director that served on our Board during 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Total ($)
John Bolton (5)	$-	$-	$10,007	$10,007
Daniel Hirsch (6)	$-	$-	$16,802	$16,802
Kristi Hummel (7)	$-	$-	$16,802	$16,802
Lily Yan Hughes (8)	$40,274	$-	$8,404	$48,678
Elizabeth Mora (9)	$100,000	$-	$-	$100,000
Alessandro Zamboni	$-	$-	$-	$-
Matteo Ricchebuono	$-	$-	$-	$-

(1)
The board retainer was pro-rated for Ms. Yan Hughes, as she resigned from the Board on October 21, 2024.
(2)
The amounts in this column represent the aggregate grant-date fair value of awards of restricted stock units granted to the applicable director, computed in accordance with ASC 718. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by our directors. For a discussion of the assumptions made by us in determining the grant-date fair value of our restricted stock unit awards, please see Note 11 in Item 8 of the Original 10-K.
(3)
The amounts in this column represent the aggregate grant-date fair value of stock options granted to the applicable director, computed in accordance with ASC 718. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by our directors. For a discussion of the assumptions made by us in determining the grant-date fair value of our stock option awards, please see Note 11 in Item 8 of the Original 10-K.
(4)
As of December 31, 2024, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors who served on our Board during 2024 were as shown below. The amounts below have been adjusted to reflect the 2024 Reverse Stock Split.

Name	Stock Awards	Stock Options
John Bolton	-	-
Daniel Hirsch	78	17,519
Kristi Hummel	-	18,894
Lily Yan Hughes	-	11,527
Elizabeth Mora	78	2,063
Alessandro Zamboni	-	-
Matteo Ricchebuono	-	-

(5)
Mr. Bolton resigned from the Board on April 30, 2024.
(6)
Mr. Hirsch resigned from the Board effective January 31, 2025.
(7)
Ms. Hummel resigned from the Board on October 21, 2024.
(8)
Ms. Yan Hughes resigned from the Board on October 21, 2024.
(9)
Ms. Mora resigned from the Board effective January 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of August 20, 2025 (the “Ownership Date”), by:

•
each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;
•
each of the Company’s named executive officers and directors; and
•
all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Common Stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of the Ownership Date, and restricted stock units and performance share awards that vest within 60 days of the Ownership Date, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by named executive officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC.

Percentage ownership of our Common Stock in the table below is based on 99,829,078 shares of our Common Stock issued and outstanding on August 20, 2025. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S. Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Indigo Capital(1)	38,701,776	-	38,701,776	27.9%
S.F.E. Equity Investments S.a.r.l.(2)	6,086,957	-	6,086,957	5.7%
Named Executive Officers and Directors:
Brian Knaley(3)	45,725	29,659	75,384	*
Brian Faircloth(4)	8,842	5,906	14,748	*
Alessandro Zamboni	-	-	-	*
Dario Barisoni	-	-	-	*
Matteo Ricchebuono	-	-	-	*
Shawn Taylor	-	-	-	*
Common Stock of all directors and executive officers own as a group (4 persons)	-	-	-	*

* Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1)
Includes (i) 3,441,512 shares of Common Stock owned and (ii) 35,260,264 potential shares of Common Stock that may be issued upon conversion of outstanding convertible notes, assuming the conversion prices in effect as of August 20, 2025. Issuances of Common Stock on conversion of such notes are limited to an amount equal to 9.9% of the Company’s then outstanding Common Stock.
(2)
Consists of shares issuable in connection with the Financial Support and Acknowledgement Agreement, among the Company, Alessandro Zamboni and SFE EI. The amount presented in the "Percentage of Beneficial Ownership" column assumes the shares issuable were outstanding for purposes of this disclosure.
(3)
Includes (i) 45,725 shares of Common Stock held by Mr. Knaley and (ii) 29,659 shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Knaley.
(4)
Includes (i) 8,842 shares of Common Stock held by Mr. Faircloth, (ii) 5,469 shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Faircloth and (iii) 438 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to equity awards held by Mr. Faircloth.

Percentage ownership of our Preferred Stock in the table below is based on 2,188,905 shares of our Preferred Stock issued and outstanding on August 20, 2025. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Series A Preferred Shares Beneficially Owned	Number of Series A Preferred Shares Exercisable Within 60 Days	Number of Series A Preferred Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	881,361	-	881,361	40.3%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	121,205	-	121,205	5.5%
Eunomia, LP	121,308	-	121,308	5.5%
Named Executive Officers and Directors:
Brian Knaley	-	-	-	-
Brian Faircloth	-	-	-	-
Alessandro Zamboni	-	-	-	-
Dario Barisoni	-	-	-	-
Matteo Ricchebuono	-	-	-	-
Shawn Taylor	-	-	-	-
Series A Preferred Shares all directors and executive officers own as a group (4 persons)	-	-	-	-

* Represents beneficial ownership of less than one percent of our outstanding shares of Preferred Stock.

(1)
Includes (i) 97,409 shares of Preferred Stock held by Anzu Nuburu LLC, (ii) 44,767 shares of Preferred Stock held by Anzu Nuburu II LLC, (iii) 36,937 shares of Preferred Stock held by Anzu Nuburu III LLC, (iv) 244,414 shares of Preferred Stock held by Anzu Nuburu V LLC, (v) 300,000 shares of Preferred Stock held by Anzu Partners LLC, (vi) 121,411 shares of Preferred Stock held by David Seldin, (vii) 24,282 shares of Preferred Stock held by CST Global LLC and (viii) 12,141 shares of Preferred Stock held by Whitney Haring-Smith. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Anzu Investors on November 13, 2023. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa Florida 33626.
(2)
Includes 121,205 shares of Preferred Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Wilson-Garling Family Trust uad 9/20/20 on June 13, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions Policy

The Company’s Board has adopted a written related person transactions policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of the Company’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of the Company’s Board) for review. To identify related person transactions in advance, the Company will rely on information supplied by the Company’s executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•
the risks, costs, and benefits to the Company;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

The Audit Committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests. Certain of the transactions described in this section were entered into prior to the adoption of such policy.

Related Person Transactions

In addition to the compensation arrangements, including employment and termination of employment, discussed in “Executive Compensation” and “Executive Officer Employment Agreements” above, the following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which:

•
the Company is a participant;
•
the amount involved exceeded or exceeds $120,000; and
•
any of the Company’s directors, executive officers, or beneficial holders of more than 5% of any class of capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Legacy Nuburu

Financings

Company Notes

Over the course of multiple closings in March, August and December 2022 and January 2023, Legacy Nuburu issued and sold Company Notes payable to various investors with aggregate gross proceeds of $11.4 million. The Company Notes accrued interest at a rate of 8% per annum. The outstanding principal amount of and all accrued and unpaid interest on the Company Notes (the “Conversion Amount”), immediately prior to the consummation of the Business Combination, automatically converted into 2,642,239 shares of Legacy Nuburu Common Stock that, upon consummation of the Business Combination, entitled the holders of the Company Notes to receive 1,361,787 shares of Common Stock, which was equal to (x) the Conversion Amount divided by (y) $8.50. The table below summarizes the sale of the Company Notes to related parties.

Noteholder	Principal Amount of Company Notes
W-G Investments LLC(1)	$1,000,000
David Seldin(2)	$1,000,000
Ron Nicol(3)	$1,000,000
CST Global LLC(4)	$200,000
Curtis N Maas Revocable Trust(5)	$150,000
Ake Almgren(6)	$100,000

(1)
Thomas J. Wilson, an affiliate of W-G Investments LLC, was a member of the Legacy Nuburu board of directors.
(2)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(3)
Ron Nicol was the Chairman of the Company’s board of directors and was a member of the Legacy Nuburu board of directors.
(4)
David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.
(5)
Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.
(6)
Ake Almgren resigned as a member of the Company's board of directors effective May 19, 2023.

Investors’ Rights Agreement

Legacy Nuburu entered into an Amended and Restated Investors’ Rights Agreement, dated as of December 10, 2021, which provided, among other things, that certain holders of its capital stock, including (i) the Anzu Holders, which at the time held more than 5% of Legacy Nuburu’s capital stock, and (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments LLC, which are affiliated with then-Legacy Nuburu director Thomas J. Wilson, were granted certain registration rights and information rights.

David Michael and David Seldin, each of whom were directors of Legacy Nuburu, are affiliated with Anzu Partners. The registration and information rights granted under this agreement terminated upon completion of the Business Combination.

Right of First Refusal Agreement

Pursuant to the Amended and Restated Right of First Refusal and Co-sale Agreement, dated as of December 10, 2021 (the “ROFR Agreement”), Legacy Nuburu had the right of first refusal with respect to shares of Legacy Nuburu capital stock if certain stockholders were to propose to sell to other parties. Certain holders of Legacy Nuburu capital stock, including (i) the Anzu Holders, which at the time held more than 5% of Legacy Nuburu’s capital stock, and (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments LLC, which are affiliated with then-Legacy Nuburu director Thomas J. Wilson, were granted certain secondary rights of first refusal and co-sale under the ROFR Agreement. David Michael and David Seldin, each of whom was a director of Legacy Nuburu, are affiliated with Anzu Partners. This agreement terminated upon completion of the Business Combination.

Voting Agreement

Legacy Nuburu entered into an Amended and Restated Voting Agreement, dated as of December 10, 2021, pursuant to which certain holders of its capital stock, including (i) the Anzu Holders, which then held more than 5% of Legacy Nuburu’s capital stock, (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments LLC, which were affiliated with then-Legacy Nuburu director Thomas J. Wilson, and (iii) Dr. Mark Zediker, Legacy Nuburu’s chief executive officer, agreed to vote their shares of capital stock on certain matters, including with respect to the election of directors. David Seldin, who was a director of Legacy Nuburu, shares voting and investment power with respect to the shares held by the Anzu SPVs. This agreement terminated upon completion of the Business Combination.

Director and Officer Indemnification

Legacy Nuburu’s charter and Legacy Nuburu’s bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions.

Services Agreement

Anzu Partners provided certain services to Legacy Nuburu in the past, including financial analysis support, marketing and communications support, business analysis support, and personnel recruitment support (the “Services”). These Services continued until the completion of the Business Combination.

Legacy Nuburu reimbursed Anzu Partners on a periodic basis for Anzu Partners’ out-of-pocket expenses relating to these Services. For fiscal years 2020 through 2022, these reimbursements totaled approximately $190,000 in the aggregate. Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 (the “Services Agreement”) relating to this arrangement pursuant to which Legacy Nuburu, in recognition of past Services, (i) paid $500,000 to Anzu Partners upon the Closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing. The further provision of future Services by Anzu Partners will be subject to additional terms and conditions set forth in the Services Agreement, including an obligation on Legacy Nuburu to reimburse Anzu Partners for out-of-pocket expenses related thereto.

The Company

Financing

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) primarily with certain investors, including existing investors and affiliates (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants") to purchase up to 11,518,895 shares of the Company’s common stock from the June 12, 2023 Purchase Agreement and up to 1,889,535 shares of Common Stock from the June 16, 2023 Purchase Agreement.

The Senior Convertible Notes were senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bear interest at the rate of 7.0% per annum, and were payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes were senior to the Junior Notes pursuant to an intercreditor agreement between the parties.

The Warrants issued by the Company to the Investors pursuant to the Senior Convertible Note Purchase Agreement entitle the relevant Investor to purchase that number of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) determined by dividing the principal amount of each Convertible Note by the Conversion Price. The Warrants have an exercise price equal to $1.03, which represents a 50% premium over the Conversion Price, and expire on June 23, 2028.

On June 16, 2023, the Company and the Investors also entered into a Registration Rights and Lock-Up Agreement (as amended, the “Registration Rights Agreement”), pursuant to which the Company agreed, following February 6, 2024 (the “Filing Deadline”), to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission for the resale of the Conversion Shares, the Warrant Shares and the Interest Shares (the “Registrable Securities”). Following the Filing Deadline, the Investors also were entitled to demand registration rights.

The table below summarizes the sale of the Senior Convertible Notes and Senior Note Warrants to related parties:

Investor	Principal Amount of Convertible Notes
Wilson-Garling 2023 Family Trust(1)	$5,000,000
David Seldin(2)	1,200,000
Eunomia, LP(3)	1,000,000
CST Global LLC(4)	100,000
Curtis N Maas Revocable Trust(5)	100,000

(1)
Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.
(2)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(3)
Ron Nicol, manager of Eunomia, LP, was the Executive Chairman of the Company’s board of directors.
(4)
David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.
(5)
Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein including affiliates (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants"), exercisable for an amount of the Company's common stock equal to 100% principal amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders), which will be exercisable for $0.25 per share of the Company's common stock.

The Junior Notes were junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties. The Junior Notes would mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. If the Junior Notes had not been repaid within six or nine months after issuance, the Junior Notes would begin to bear interest at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively, and an additional 25% warrant coverage would be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Company's common stock at the time of issuance and a redemption right in favor of the Company when the trading price of the common stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of common stock issuable on exercise of the Junior Note Warrants were limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders.

The parties to the Purchase Agreement also entered into an intercreditor and subordination agreement with the holders of the Company’s senior secured convertible notes.

The table below summarizes the issuance of the Junior Notes and Junior Note Warrants to related parties:

Noteholder	Principal Amount of Notes
David Seldin(1)	$1,100,000
Eunomia, LP(2)	1,100,000
CST Global LLC(3)	220,000

(1)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(2)
Ron Nicol, manager of Eunomia, LP, is the former Executive Chairman of the Company’s board of directors.
(3)
David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

On March 5, 2025, Nuburu’s secured lenders concluded the previously disclosed Foreclosure sale, which resulted in the transfer of Nuburu’s patent portfolio to an affiliate of the senior secured lenders in exchange for a full discharge and extinguishment of Nuburu’s Junior and Senior Notes.

Founder Shares

In June 2020, the Sponsor purchased 8,625,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent the underwriter’s over-allotment is not exercised in full. There was an aggregate of up to 269,607 shares that were subject to forfeiture by the Sponsor following the underwriter’s election to partially exercise its over-allotment option so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the IPO. The underwriter’s over-allotment option expired unexercised on October 24, 2020, and as such 269,607 Founder Shares were forfeited, resulting in there being an aggregate of 8,355,393 Founder Shares outstanding.

The Sponsor agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a business combination and (B) subsequent to a business combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. These restrictions on transferring, assigning or selling the Founder Shares were amended effective as of Closing pursuant to the Sponsor Letter Agreement Amendment. See “- Sponsor Letter Agreement Amendment” below.

Share Transfer Agreement

On January 25, 2023, the Sponsor entered into an agreement (the “Share Transfer Agreement”) with an unaffiliated third party (the “Purchasing Party”) whereby the Purchasing Party agreed to use commercially reasonable efforts to seek to acquire 100,000 shares of Class A Common Stock of Tailwind (the “Acquired Shares”) from a third party which had previously submitted an election to redeem for the purposes of the Purchasing Party reversing such election to redeem on or following the date of the agreement. In exchange for the foregoing commitment to acquire and reverse the redemption of the Acquired Shares, the Sponsor agreed to transfer to the Purchasing Party an aggregate of 150,000 shares of Common Stock of the Company held by the Sponsor immediately following the consummation of the Business Combination (the “Transferred Founder Shares”) if the Purchasing

Party continued to hold such Acquired Shares through the consummation of the Business Combination. In connection with the closing of the Business Combination, the Transferred Founder Shares were transferred to the Purchasing Party.

Sponsor Support Agreement

Tailwind and the Sponsor, concurrently with the execution and delivery of the Business Combination Agreement, entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed, among other things, (A) to vote (or execute and return an action by written consent), or cause to be voted at the Tailwind Special Meeting all of its Class B Common Stock or any other voting securities of the Company which it holds, owns, or is entitled to vote, in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination, including the Merger, (B) not to redeem any of the Class B Common Stock pursuant to or in connection with any vote for the approval of any extension of the deadline for Tailwind to consummate its initial business combination, and (C) to forfeit the shares of Common Stock held by the Sponsor other than certain retained shares of Class B Common Stock equal to (i) (x) 2,000,000 shares in the aggregate, if the Post-Redemption Trust Amount is greater than $40,000,000 in the aggregate or (y) 1,500,000 shares in the aggregate, if the Post-Redemption Trust Amount is equal to or less than $40,000,000 in the aggregate, in either case, minus (ii) the Expense Excess Shares, if any. “Expense Excess Shares” means an amount of Class B Common Stock equal to the product of (i) two (2.0), multiplied by (ii) the quotient obtained by dividing (x) the excess, if any, of (A) the SPAC Forfeiture Expenses over (B) $6,000,000, by (y) ten dollars ($10). “SPAC Forfeiture Expenses” means all fees, expenses and disbursements incurred by or on behalf of Tailwind or Merger Sub in connection with the Business Combination or otherwise in connection with Tailwind’s operations, including in connection with any prior transactions pursued by Tailwind and all obligations (including principal and accrued but unpaid interest) for the payment of borrowed money, other than (i) expenses incurred by Tailwind and owed to Loop Capital Markets, Tigress and Cohen in their capacities as capital markets advisors in connection with the Business Combination, (ii) expenses incurred in obtaining a D&O Tail Policy and any directors and officers insurance premium with respect to the renewal of Tailwind’s D&O Policy, (iii) any reasonable and documented out-of-pocket fees and expenses incurred in connection with any third-party litigation threatened or commenced in connection with the Business Combination prior to the Closing and (iv) any other fees or expenses borne by Legacy Nuburu pursuant to Section 10.11 of the Business Combination Agreement. “Post-Redemption Trust Amount” means the aggregate amount of funds held in the Trust Account, to be held as available cash on the balance sheet of the Company following the redemption of Tailwind’s public shares. Because the Post-Redemption Trust Amount was less than $40,000,000 after taking into account the Extension Redemptions, the Sponsor retained 1,500,000 shares of Class B Common Stock after the consummation of the Business Combination. The Amendment to the Sponsor Support and Forfeiture Agreement clarified that the Sponsor would not forfeit shares by virtue of Tailwind’s incurrence of the Sponsor Loan (as defined in the Amendment to the Sponsor Support and Forfeiture Agreement).

Upon the occurrence of the Closing, the Sponsor automatically cancelled, without any further action by the Sponsor or any other person, all of the Private Placement Warrants that were held by the Sponsor. The Sponsor also waived, for no consideration, its right to receive the Preferred Stock Issuance, other than with respect to 1,000,000 shares of Preferred Stock.

On January 31, 2023, Tailwind, Legacy Nuburu and the Sponsor amended and restated the Sponsor Support Agreement (the “Amended and Restated Sponsor Support and Forfeiture Agreement”). The Amended and Restated Sponsor Support and Forfeiture Agreement amended the Sponsor Support and Forfeiture Agreement to, among other things, (a) reduce the amount of Preferred Stock of the Company that were issued to the Sponsor pursuant to the Preferred Stock Issuance, from 1,000,000 to 650,000 shares and (b) reduce the amount of shares of Common Stock that were retained by the Sponsor in connection with the consummation of the Business Combination from 1,500,000 to 1,000,000 (after transfer of 150,000 shares pursuant to the Share Transfer Agreement). The Amended and Restated Sponsor Support and Forfeiture Agreement became effective immediately following the Closing of the Business Combination.

Sponsor Letter Agreement Amendment

Tailwind, on the one hand, and the Sponsor and the Sponsor Insiders, on the other hand, are parties to the Sponsor Letter Agreement. In connection with the Business Combination Agreement, the Form Amendment was agreed upon. The Sponsor Letter Agreement Amendment entered into on November 22, 2022 superseded the Form Amendment and amended and restated the lock-up restrictions under the Sponsor Letter Agreement to provide that the Sponsor Insiders may not transfer any Founder Shares (as defined therein) (A) if the completion of an initial Business Combination occurs prior to March 30, 2023, until the earliest of (i) nine (9) months following the completion of an initial Business Combination and (ii) September 30, 2023 and (B) if the completion of an initial Business Combination occurs on or after March 30, 2023, six (6) months following the completion of an initial Business Combination; provided that transfers of the Company’s securities following the Closing will be permitted to the extent (i) the proceeds from any such transfer are used by the Sponsor to repay the Sponsor Debt (as defined therein) and/or (ii) any such transfer itself constitutes repayment of the Sponsor Debt pursuant to the terms thereof. The amendments set forth in the Sponsor Letter Agreement Amendment became effective immediately following the Closing.

On January 31, 2023, the parties to the Sponsor Letter Agreement amended and restated the Letter Agreement (the “Amended and Restated Letter Agreement”). The Amended and Restated Letter Agreement, as compared to the Form Amendment, among other things, amended the specified exceptions to the lock-up restrictions under the Sponsor Letter Agreement to permit transfers of the Company’s securities following the Closing of the Business Combination to the extent (i) the transfer(s) is made at a price no less than the daily volume-weighted average price on the trading day prior to such transfer(s), as reported by Bloomberg and (ii) the net proceeds from any such transfer(s) does not exceed $1,350,000 in the aggregate and the proceeds from any such transfer are used by the Sponsor to repay the Sponsor Debt (as defined therein); however, if such transfer(s) is proposed to be made at a price that is less than the daily volume-weighted average price on the day prior to any such transfer, as reported by Bloomberg, Nuburu’s prior written consent must be obtained prior to any such transfer(s). The Amended and Restated Letter Agreement became effective immediately following the Closing of the Business Combination.

Related Party Loans

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates could, but were not obligated to, make further loans to the Company as funds may be required (“Working Capital Loans”). Upon Closing, the Company repaid the Working Capital Loans out of the proceeds of the Trust Account released to the Company.

Extension Loan

On September 7, 2022, Tailwind held a special meeting of the stockholders (the “Extension Meeting”), at which Tailwind’s stockholders voted to amend the Pre-Closing Tailwind Certificate of Incorporation to extend the date by which Tailwind must consummate a business combination (the “Termination Date”) from September 9, 2022 to January 9, 2023 (the “Charter Extension Date”), and to allow Tailwind, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to two times by an additional one month each time after the Charter Extension Date, by resolution of Tailwind’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable deadlines, until March 9, 2023, or a total of up to six months after September 9, 2022, unless the closing of Tailwind’s initial business combination shall have occurred prior to such date (the “Extension Amendment”). In connection with the approval of the Extension Amendment, on September 9, 2022, Tailwind issued an unsecured promissory note in the principal amount of up to $750,000 (the “Sponsor Note”) to the Sponsor, pursuant to which the Sponsor (or one or more of its affiliates, members or third-party designees) contributed $600,000 to the Trust Account. The Sponsor Note did not bear interest and was repaid upon Closing of the Business Combination.

Registration Rights and Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and the Holders (as defined in the Registration Rights and Lock-Up Agreement) entered into the Registration Rights and Lock-Up Agreement, which amended and restated in its entirety the Registration and Stockholder Rights Agreement between the Company and the Sponsor, dated September 9, 2020.

Pursuant to the terms of the Registration Rights and Lock-up Agreement, the Company agreed to file a registration statement to register the resale of certain shares of Common Stock held by the Holders (as defined in the Registration Rights and Lock-up Agreement), including any Common Stock issuable to such Holders upon conversion of any Preferred Stock issued at Closing or pursuant to the Sale Option Agreement (see “-Sale Option Agreement” below). Further, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined in the Registration Rights and Lock-Up Agreement) holding at least a majority in interest of the then-outstanding number of Registrable Securities (as such term is defined in the Registration Rights and Lock-Up Agreement) held by all New Holders (as defined in the Registration Rights and Lock-Up Agreement), may demand at any time or from time to time, that the Company file a registration statement on Form S-1 or Form S-3 to register certain shares of Common Stock held by such Holders (as defined in the Registration Rights and Lock-Up Agreement). The Registration Rights and Lock-Up Agreement will also provide the Holders (as defined in the Registration Rights and Lock-Up Agreement) with “piggy-back” registration rights, subject to certain requirements and customary conditions.

In addition, subject to certain exceptions, each Holder (as defined in the Registration Rights and Lock-Up Agreement (which does not include Anzu Partners)) shall not transfer any Restricted Securities (each as defined in the Registration Rights and Lock-Up Agreement) beneficially owned or owned of record by such Holder until the end of the Lock-up Period applicable to such Holder. “Lock-up Period” shall mean:

a) For the “Nuburu Holders” (as so listed in Schedule A to the Registration Rights and Lock-Up Agreement) and the Anzu SPVs, the period beginning on the Closing Date and ending on the earliest of: (i) the date that is 180 days from the Closing Date, (ii) if the volume weighted-average price (“VWAP”) of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 150 days after the Closing Date, the date that is 150 days from the Closing Date, or (iii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

b) for the persons designated as “Founder Holders” on Schedule A of the Registration Rights and Lock-Up Agreement (the “Founder Holders”), the period beginning on the Closing Date and ending on the earliest of: (i) the date that is four (4) years from the Closing Date, (ii) (A) for 25% of the Restricted Securities (as defined in the Registration Rights and Lock-Up Agreement) held by each Founder Holder and their respective permitted transferees, the date that is 180 days from the Closing Date or if the VWAP of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 150 days after the Closing Date, the date that is 150 days from the Closing Date, (B) for an additional 25% of the Restricted Securities (as defined in the Registration Rights and Lock-Up Agreement) held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price (as defined in the Registration Rights and Lock-Up Agreement) of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date, (C) for an additional 25% of the Restricted Securities held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date, and (D) for the remaining 25% of the Restricted Securities held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price of the Common Stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date; or (iii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, that, for the avoidance of doubt, the Lock-up Period for any Restricted Securities for which the Lock-up Period has not ended on the fourth-year anniversary of the Closing Date shall end on the fourth-year anniversary of the Closing Date.

Notwithstanding the foregoing, (i) a Holder (as defined in the Registration Rights and Lock-Up Agreement) may transfer any shares of Converted Common Stock (as such term is defined in the Registration Rights and Lock-Up Agreement) beneficially owned or owned of record by such Holder at any time if the sale price of the Converted Common Stock at which the transfer occurs (x) exceeds the 10-day VWAP (as defined in the Registration Rights and Lock-Up Agreement) per share of Common Stock, and (y) exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), and (ii) an Anzu SPV may transfer any shares of Common Stock received by such Holder at the effective time as aggregate common stock merger consideration that are beneficially owned or owned of record by such Anzu SPV at any time if the sale price of the Common Stock at which the transfer occurs exceeds the 10-day VWAP per share of Common Stock.

The Company has also agreed to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable outside attorneys’ fees) (as determined by a final and non-appealable judgment, order or decree of a court of competent jurisdiction) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.

On November 2, 2022, the Company and certain other parties entered into an amendment (the “Amendment to Registration Rights and Lock-Up Agreement”) to the Registration Rights and Lock-Up Agreement. The Amendment to Registration Rights and Lock-Up Agreement amended the original Registration Rights and Lock-Up Agreement to, among other things, (a) exclude from the definition of “Restricted Securities” shares of the Company’s securities transferred in connection with the repayment of such loans to those individuals from whom the Sponsor borrowed funds in connection with the Sponsor Loan; (b) expand the definition of “Original Holder” to include those individuals from whom the Sponsor borrowed funds in connection with the Sponsor Loan; (c) expand the scope of “Permitted Transfers” to include any Common Stock to be issued to the Anzu Holders at the Effective Time as merger consideration pursuant to the Business Combination Agreement (each as defined in the Registration Rights and Lock-Up Agreement); and (d) make such other amendments as set forth in the Amendment to Registration Rights and Lock-Up Agreement. The amendments set forth in the Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

On January 31, 2023, the Company and certain other parties entered into an amendment (the “Second Amendment to Registration Rights and Lock-Up Agreement”) to Registration Rights and Lock-Up Agreement.

The Second Amendment to Registration Rights and Lock-Up Agreement amended the Registration Rights and Lock-Up Agreement to, among other things, (a) amend the parties to the Registration Rights and Lock-Up Agreement, (b) amend the defined term “Lock-Up Period” to specify the lock-up period applicable to the Transferred Founder Shares held by the Purchasing Party; (c) expand the definition of “New Holder” to include the Purchasing Party; and (d) expand the scope of “Restricted Securities” to include the Transferred Founder Shares. The amendments set forth in the Second Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), previously agreed with the Company to accept shares (the “Consideration Shares”) as payment for certain services rendered in connection with the Business Combination. On January 31, 2023, Tailwind and certain other parties entered into an amendment (the “Third Amendment to Registration Rights and Lock-Up Agreement”) to the Registration Rights and Lock-Up Agreement. The Third Amendment to Registration Rights and Lock-Up Agreement further amended the original Registration Rights and Lock-Up Agreement to, among other things, (a) amend the parties to the Registration Rights and Lock-Up Agreement, (b) amend the defined term “Lock-Up Period” to specify the lock-up period applicable to the Consideration Shares held by CCM, which lasts until the earlier of September 30, 2023 or such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, (c) expand the definition of “New Holder” to include CCM, (d) expand the scope of “Restricted Securities” to include the Consideration Shares and (e) allow CCM to transfer any shares of Common Stock prior to the expiration of the Lock-Up Period if the sale price of the common stock at which the transfer occurs (x) equals or exceeds the VWAP per share of common stock for the previous trading day, and (y) exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); provided, however, that any such transfer(s) by CCM may not exceed more than 20% of the traded volume on the date of transfer. The amendments set forth in the Third Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

On March 10, 2023, the Company and certain other parties entered into an amendment to the Registration Rights and Lock-Up Agreement (the “Fourth Amendment to Registration Rights and Lock-Up Agreement”). The Fourth Amendment to Registration Rights and Lock-Up Agreement amended the Registration Rights and Lock-Up Agreement to expand the scope of “Permitted Transfers” by the Anzu Investors by removing the requirement that the price at which such transfers occur must exceed $5.00 per share of Common Stock.

Sale Option Agreement

Concurrently with the execution and delivery of the Registration Rights and Lock-Up Agreement, the Company and the Anzu SPVs entered into the Sale Option Agreement. Pursuant to the terms of the Sale Option Agreement, in the event an Anzu SPV transfers any shares of Common Stock beneficially owned or owned of record by such holder prior to the expiration of the lock-up period applicable to such holder in a Permitted Transfer (as defined therein), such holder must notify the Company of the Permitted Transfer, whereupon, the Company has the right, but not the obligation, to cause such holder to use up to 2/3 of the gross proceeds of the Permitted Transfer to purchase Preferred Stock from the Company at a price equal to $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

On November 22, 2022, Tailwind and certain other parties entered into an Amendment to Preferred Stock Sale Option Agreement that, among other things, amended the parties to the original Sale Option Agreement, which such amendment became effective immediately following the Closing.

On November 28, 2022, Tailwind and certain other parties entered into a Second Amendment to Preferred Stock Sale Option Agreement that, among other things restricts the ability of the Anzu SPVs to transfer (i) any shares of Preferred Stock that was acquired by such Anzu SPV pursuant to the Company’s exercise of the Option (as defined in the Sale Option Agreement), and (ii) any shares of Common Stock to be issued to such Anzu SPV as a result of any conversion of any shares of Preferred Stock referred to in the foregoing clause (i), until the earliest of (A) December 29, 2023, (B) the date that the aggregate number of shares of Common Stock sold under the 10b5-1 Sales Plan results in no remaining shares of Common Stock being available for Tigress to sell under the plan with respect to such Anzu SPV or (C) the termination of the 10b5-1 Sales Plan with respect to such Anzu SPV. Each of the Anzu SPVs has agreed in the Sale Option Agreement not to sell any shares of Preferred Stock which it may be required by the Company to purchase pursuant to the Sale Option Agreement or any shares of Common Stock issued upon conversion thereof, absent consent of the Company or for certain related party transfers, gifts or transfers to the Company or certain related parties, while the 10b5-1 Sales Plan is in effect with respect to such Anzu SPV, unless (x) an announcement of a bona fide tender or exchange offer is made by a person other than (A) the Anzu SPVs or (B) an affiliate of the Anzu SPVs where such affiliation does not arise with or through the Company with respect to the Common Stock or Preferred Stock or (y) a public announcement is made by the Company or a person controlled by the Company with respect to a bona fide merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Company as a result of which the Common Stock or Preferred Stock will be exchanged for or converted into shares of another company. The Second Amendment to Preferred Stock Sale Option Agreement also provides that the Company will request the board of directors of the Company, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, to adopt one or more resolutions consistent with the interpretive guidance of the SEC designed to cause each acquisition of shares of Preferred Stock by the Anzu SPVs pursuant to the Sale Option Agreement to be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent consistent with applicable law.

On March 10, 2023, Tailwind and certain other parties entered into a Third Amendment to Preferred Stock Sale Option Agreement that revised the definition of an “Option Period” during which the Company may exercise the Option to mean (i) the first through third trading day of each month, with respect to permitted transfers made by the holder during the period beginning with the start of the eleventh trading day of the preceding month and continuing through the end of the preceding month, and (ii) the eleventh through thirteenth trading day of each month, with respect to permitted transfers made during the first ten trading days of that month.

Stockholder Support Agreement

In connection with the execution of the Business Combination Agreement, the Company and certain stockholders of Legacy Nuburu entered into the Stockholder Support Agreement, pursuant to which such stockholders of Legacy Nuburu agreed to, among other things, vote all of their shares of Nuburu Common Stock and Nuburu Preferred Stock in favor of the Business Combination Agreement and the Business Combination, including the Merger, and to waive all of their right in respect of the Preferred Stock Issuance (other than with respect to any shares issued pursuant to the conversion of the Company Notes).

Indemnification Agreements

The Company has entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and our bylaws. These agreements, among other things, require the Company to indemnify the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request. For more information regarding these indemnification arrangements, see “Management - Limitation on Liability and Indemnification of Directors and Officers.” The Company believes that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Director Letter Agreements

Nuburu has entered into letter agreements with the persons serving on the board of directors as non-employee directors. See the section titled “Executive Compensation - Director Compensation”.

Anzu Designee Letter Agreement

On November 28, 2022, the Company, Legacy Nuburu and Anzu Partners entered into the Anzu Designee Letter Agreement that, among other things provides that the Company and Legacy Nuburu will use their respective reasonable best efforts to cause Daniel Hirsch (or, if Mr. Hirsch is unable to serve as a director of the Company at the Effective Time, then another representative designated by Anzu Partners in writing and reasonably acceptable to Legacy Nuburu) to be a member of the board of directors of the Company as a Class III director pursuant to Section 2.05(b) and Section 7.15(a) of the Business Combination Agreement (such representative, the “Anzu Representative”). In addition, following the Effective Time, in connection with any vacancy caused by the departure of the Anzu Representative from the board of directors of the Company (unless Anzu Partners declines in writing to designate a successor nominee), the Company will cause such vacancy to be filled by one designee of Anzu Partners (to be selected by Anzu Partners, with notice of such selection to be delivered in writing to the Company, and reasonably acceptable to the Company). The foregoing obligation automatically terminates at the close of business on the day on which the initial term of the Class III directors ends, which is expected to be in the second quarter of 2025.

Anzu Resolutions Letter Agreement

On December 8, 2022, the Company and Anzu Partners entered into a Letter Agreement requiring the Company to adopt resolutions substantially in the form set forth as Schedule A thereto. Such resolutions were adopted by Tailwind’s board of directors prior to Closing and again ratified by the Company’s board of directors immediately following Closing. The resolutions approved the acquisition of certain pecuniary interests in Common Stock and Preferred Stock of the Company by each Anzu Investor, and certain affiliates of the Anzu Investors (the “Designated Persons”) (including any Designator Persons that may be deemed “directors by deputization” of the Company so long as they remain such “directors by deputization”), for purposes of Rule 16b-3 promulgated under the Exchange Act, as a result of the Business Combination or otherwise pursuant to the Business Combination Agreement and the other agreements and documents contemplated thereby (including, without limitation, the Anzu

Partners Warrant, all other outstanding warrants to purchase Legacy Nuburu capital stock or the Sale Option Agreement, and the conversion of any Preferred Stock acquired as otherwise described in the resolutions) (collectively, the “Exempt Transactions”).

Rule 16b-3 exempts from the short-swing profits liability provisions of Section 16(b) of the Exchange Act certain transactions in an issuer’s securities between the issuer or its majority-owned subsidiaries and its officers and directors if, among other things, the transaction is approved in advance by the issuer’s board of directors or a disinterested committee of the issuer’s board of directors. The Rule 16b-3 exemption extends to any such transactions by an entity beneficially owning more than 10% of a class of an issuer’s equity securities if the entity is a “deputized” director because it has a representative on the issuer’s board of directors. The board of directors’ intent in approving the Exempt Transactions for purposes of Rule 16b-3 was to exempt such transactions from the short-swing profits liability provisions of Section 16(b) of the Exchange Act.

Permitted Anzu SPV Transactions

Pursuant to the Registration Rights Agreement, the Anzu SPVs may at any time following the Closing Date, including during the 180-day Lock-up Period otherwise applicable to such holders, transfer otherwise restricted shares of Common Stock if the sale price of the Common Stock at which the transfer occurs exceeds the 10-day VWAP per share of Common Stock (each such transfer by an Anzu SPV, a “Permitted Transfer”).

Pursuant to the Sale Option Agreement, during each Option Period (as defined below) the Company shall have the right (an “Option”), but not the obligation, to cause any Anzu SPV to use up to 2/3 of the gross proceeds of Permitted Transfers made by such holder to purchase Preferred Stock from the Company at a purchase price of $10.00 per share of Preferred Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (each such a purchase by an Anzu SPV, a “Preferred Stock Purchase”). An “Option Period” shall mean (i) the first through third trading day of each month, with respect to Permitted Transfers made by the holder during the period beginning with the start of the eleventh trading day of the preceding month and continuing through the end of the preceding month, and (ii) the eleventh through thirteenth trading day of each month, with respect to Permitted Transfers made during the first ten trading days of that month. If the Company causes the Anzu SPV to make Preferred Stock Purchases, the Company has an obligation to file a registration statement to register the shares of underlying Common Stock issuable upon conversion of any Preferred Stock so purchased.

On November 28, 2022, the Company and certain other parties entered into a Second Amendment to Preferred Stock Sale Option Agreement that, among other things provides that the Company will request the board of directors, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, to adopt one or more resolutions consistent with the interpretive guidance of the SEC designed to cause each acquisition of shares of Preferred Stock by the Anzu SPVs pursuant to the Sale Option Agreement to be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent consistent with applicable law (for more information, see “- Sale Option Agreement”).

Related Person Transactions in 2025

See the description of the TCEI Acquisition under “Our Business – Recent Developments– Acquisition Plan” above.

See the description of the SYME Strategic Investment under “Our Business – Recent Developments– Acquisition Plan – SYME Strategic Investment” above.

The Company’s executive chairman, Mr. Zamboni, is the founder and sole director of The AvantGarde Group S.p.A. (“TAG”). TAG advanced approximately $545,000 to us in 2025, which was reflected as a subordinated, unsecured promissory note (the “TAG Note”). In addition, in May 2025, Mr. Zamboni loaned $900,000 of the cash proceeds he received in connection with the TCEI acquisition back to the Company for working capital purposes (the “Working Capital Loan”). Since Mr. Zamboni is our executive chairman and the founder of TAG, both of these loans are considered related person transactions under the Company’s Related Person Transactions Policy and were approved by our Board in accordance with such policy. Subsequently, in May 2025, Mr. Zamboni entered into conversion agreements with the Company permitting him to convert and settle, in whole or in part, both the TAG Note and the Working Capital Loan for shares of Common Stock, with the conversion price being 1/3 of the VWAP during the 5 days prior to conversion. At the 2025 Annual Meeting, the Company's stockholders approved the TAG Note and the Working Capital Loan and the conversion of them into shares of Common Stock.

Plan of Distribution

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. The shares of Common Stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of Common Stock offered by this prospectus could be effected in one or more of the following methods:

•
ordinary brokers’ transactions;
•
transactions involving cross or block trades;
•
through brokers, dealers, or underwriters who may act solely as agents;
•
“at the market” into an existing market for our Common Stock;
•
in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•
in privately negotiated transactions; or
•
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” with respect to the Offered Shares within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the SEPA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Common Stock sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of Common Stock offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of Common Stock by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The Selling Stockholder has agreed that during the term of the SEPA, neither the Selling Stockholder nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Holland & Hart, Denver, Colorado.

Experts

WithumSmith+Brown, PC, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended December 31, 2024 and December 31, 2023, as stated in its report included herein, and such audited consolidated financial statements have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.nuburu.net.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

You may request a copy of this prospectus by contacting us at: Nuburu, Inc. at 7442 S Tucson Way, Suite 130, Centennial, CO 80112. Our investor relations website is located at https://ir.nuburu.net and such reports and documents may be accessed from our website. Information contained on or accessible through Nuburu’s website is not a part of the registration statement of which this prospectus forms a part, and the inclusion of Nuburu’s website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on April 15, 2025, as amended by Amendment No. 1 thereto, filed on April 30, 2025;
•
Our Quarterly Reports on Form 10-Q the quarter ended March 31, 2025, filed on May 20, 2025, and for the quarter ended June 30, 2025, filed on August 14, 2025;
•
Our Current Reports on Form 8-K filed on January 3, 2025, January 17, 2025, February 7, 2025, February 12, 2025, February 18, 2025, February 21, 2025, March 5, 2025, March 10, 2025, March 11, 2025, March 20, 2025, April 15, 2025, April 28, 2025, May 5, 2025, May 16, 2025, June 4, 2025, June 9, 2025, June 24, 2025, June 25, 2025, July 1, 2025, July 1, 2025, July 14, 2025, July 22, 2025, July 28, 2025, July 31, 2025 and August 20, 2025;
•
Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials, filed on June 10, 2025; and
•
The description of our common stock contained in our Form 8-A12B, filed with the Commission on October 11, 2022 (File No. 001-39489), amended and supplemented by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025, and any amendment or report filed with the Commission for purposes of updating such description.

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112 or may be made telephonically at (720) 767-1400.

We maintain a website at http://www.nuburu.net. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

NUBURU, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Nuburu, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nuburu, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, consolidated statements of changes in convertible preferred stock and stockholders’ deficit, and consolidated statements of cash flows for the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained recurring operating losses and negative cash flows from operating activities The Company anticipates that it will incur net losses for the foreseeable future and there is no assurance that the Company can raise additional debt or equity financing to support its future operations. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter – Restatement of 2023 Financial Statements

As discussed in Note 1 and 15 to the consolidated financial statements, the accompanying consolidated financial statements as and for the year ended December 31, 2023 have been restated to correct certain misstatements.

Emphasis of Matter – Restatement of Unaudited Interim Financial Statements

As discussed in Note 1 and 15 to the consolidated financial statements, the unaudited interim consolidated financial statements as of and for the three months ended March 31, 2024, as of and for the three and six months ended June 30, 2024, and as of and for three and nine months ended September 30, 2024 have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2021.

Irvine, California

April 15, 2025

PCAOB ID Number 100

NUBURU, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
		(As Restated)
ASSETS
Current assets
Cash and cash equivalents	$209,337	$2,148,700
Accounts receivable	—	482,279
Inventories, net of reserve of $1,161,469 and $1,133,457 as of December 31, 2024 and 2023, respectively	1,526,467	1,456,275
Deferred financing costs	—	50,000
Prepaid expenses and other current assets	162,749	156,255
Total current assets	1,898,553	4,293,509
Property and equipment, net	4,834,729	5,650,976
Operating lease right-of-use assets	202,411	586,164
Other assets	34,359	34,359
TOTAL ASSETS	$6,970,052	$10,565,008
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$6,301,310	$4,744,606
Accrued expenses	4,301,195	2,499,657
Current portion of operating lease liability	237,369	355,385
Contract liabilities	24,000	30,400
Shareholder advances	644,936	—
Current portion of notes payable	9,242,183	2,147,992
Convertible note derivative liability	37,900	—
Total current liabilities	20,788,893	9,778,040
Operating lease liability, net of current portion	—	237,369
Convertible notes payable	—	6,967,951
Warrant liabilities	128,615	2,238,519
TOTAL LIABILITIES	20,917,508	19,221,879
Commitments and Contingencies (Note 6)
Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 2,388,905 shares issued and outstanding at December 31, 2024 and 2023	23,889,050	23,889,050
Stockholders’ Deficit
Common stock, $0.0001 par value; 250,000,000 shares authorized; 20,274,238 and 922,362 shares issued and outstanding at December 31, 2024 and 2023, respectively (1)	2,028	92
Additional paid-in capital (1)	93,968,071	64,744,838
Accumulated deficit	(131,806,605)	(97,290,851)
Total Stockholders’ Deficit	(37,836,506)	(32,545,921)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$6,970,052	$10,565,008
(1)
Amount presented as of December 31, 2023 is adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 – Summary of Significant Accounting Policies for additional information.

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (As Restated)

	Year Ended December 31,
	2024	2023
		(As Restated)
Revenue	$152,127	$2,085,532
Cost of revenue	2,205,476	5,695,433
Gross margin	(2,053,349)	(3,609,901)
Operating expenses:
Research and development	1,821,816	5,462,680
Selling and marketing	468,074	1,539,690
General and administrative	8,807,651	11,117,525
Total operating expenses	11,097,541	18,119,895
Loss from operations	(13,150,890)	(21,729,796)
Interest income	17,166	117,372
Interest expense	(3,346,896)	(864,535)
Change in fair value of warrant liabilities	2,109,904	1,766,513
Change in fair value of derivative liability	141,100	—
Loss on extinguishment of debt	(20,504,307)	—
Other income, net	218,169	—
Loss before provision for income taxes	$(34,515,754)	$(20,710,446)
Provision for income taxes	—	—
Net loss	$(34,515,754)	$(20,710,446)
Net loss per common share, basic and diluted (1)	$(5.91)	$(0.63)
Weighted-average common shares used to compute net loss per common share, basic and diluted (1)	5,837,286	33,064,250

(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 – Summary of Significant Accounting Policies for additional information.

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

	Convertible Preferred Stock		Common Stock
	Shares(1)	Amount	Shares(1)(2)	Amount(2)	Additional Paid-in Capital(2)	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance as of January 1, 2023	23,237,703	$4,040	138,922	$13	$59,346,016	$(76,580,405)	$(17,234,376)
Issuance of Common Stock and Series A preferred stock upon conversion of convertible notes in connection with the reverse recapitalization	1,361,787	13,617,870	34,045	3	13,345,377	—	13,345,380
Conversion of Legacy Nuburu convertible preferred stock into Common Stock in connection with the reverse recapitalization	(23,237,703)	(4,040)	580,943	59	1,717	—	1,776
Issuance of Common Stock and Series A preferred stock upon the reverse recapitalization, net of issuance costs	1,481,666	14,816,660	80,844	9	(18,071,777)	—	(18,071,768)
Issuance of Common Stock and Series A preferred stock to satisfy certain reverse recapitalization costs	195,452	1,954,520	4,887	—	(1,954,540)	—	(1,954,540)
Recognition of Public Warrants upon the reverse recapitalization	—	—			(1,336,863)	—	(1,336,863)
Issuance of Common Stock from the Lincoln Park Purchase Agreement	—	—	42,048	4	2,099,993	—	2,099,997
Issuance of Common Stock warrants in connection with the June 2023 Convertible Notes (net of issuance cost of $160,345)	—	—	—	—	2,351,414	—	2,351,414
Issuance of Common Stock upon conversion of convertible preferred stock	(650,000)	(6,500,000)	32,500	3	6,499,997	—	6,500,000
Issuance of Common Stock from option exercises	—	—	129	—	6,999	—	6,999
Issuance of Common Stock from releases of restricted stock units	—	—	9,793	2	(2)	—	—
Restricted stock units used for tax withholdings	—	—	(1,749)	(1)	(33,902)	—	(33,903)
Stock-based compensation	—	—	—	—	2,490,409	—	2,490,409
Net loss	—	—	—	—	—	(20,710,446)	(20,710,446)
Balance as of December 31, 2023	2,388,905	$23,889,050	922,362	$92	$64,744,838	$(97,290,851)	$(32,545,921)
Issuance of Common Stock	—	—	40,000	4	199,996	—	200,000
Fractional shares issued for stock split	—	—	25,635	3	(3)	—	—
Common stock issued for services	—	—	12,500	1	—	—	1
Issuance of Common Stock to extinguish debt	—	—	19,234,912	1,924	25,049,831	—	25,051,755
Issuance of Common Stock from releases of restricted stock units	—	—	52,789	6	(6)	—	—
Restricted stock units used for tax withholdings	—	—	(13,960)	(2)	(73,202)	—	(73,204)
Issuance of warrants	—	—	—	—	2,180,522	—	2,180,522
Stock-based compensation	—	—	—	—	1,866,095	—	1,866,095
Net loss	—	—	—	—	—	(34,515,754)	(34,515,754)
Balance as of December 31, 2024	2,388,905	$23,889,050	20,274,238	$2,028	$93,968,071	$(131,806,605)	$(37,836,506)

(1) The number of shares of convertible preferred stock and common stock issued and outstanding prior to the Business Combination have been retroactively adjusted by the Exchange Ratio to give effect to the reverse recapitalization treatment of the Business Combination. See Note 1 - Description of Business and Note 3 - Reverse Recapitalization for more information.

(2) Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 – Summary of Significant Accounting Policies for additional information.

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(34,515,754)	$(20,710,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	790,529	505,898
Stock-based compensation	1,866,095	2,490,409
Change in fair value of warrant liabilities	(2,109,904)	(1,766,513)
Change in fair value of derivative liability	(141,100)	—
Inventory reserve adjustments	28,012	840,467
Operating lease right-of-use asset	383,753	319,426
Amortization of debt discount	2,381,617	416,636
Amortization of deferred financing costs	590,740	105,924
Loss on extinguishment of debt	20,504,307	—
Changes in operating assets and liabilities:
Accounts receivable	482,279	(155,079)
Inventories	(203,494)	(1,613,781)
Prepaid expenses and other current assets	(6,494)	(268,118)
Accounts payable	1,585,696	2,715,504
Accrued expenses	2,108,562	116,001
Contract liabilities	(6,400)	(148,350)
Operating lease liability	(355,385)	(388,141)
Net cash used in operating activities	(6,616,941)	(17,540,163)
Cash Flows from Investing Activities:
Purchase of property and equipment	—	(1,167,751)
Net cash used in investing activities	—	(1,167,751)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	200,000	—
Proceeds from issuance of warrants	2,180,522	—
Proceeds from debt borrowings	1,796,824	—
Shareholder advances	644,936	—
Proceeds from issuance of Legacy Nuburu convertible promissory notes	—	4,100,000
Proceeds from issuance of June 2023 Senior Convertible Notes and Warrants	—	9,225,000
Proceeds from issuance of November 2023 Junior Notes and Warrants (net of original issue discount)	—	5,000,000
Proceeds from the exercise of stock options	—	6,999
Restricted stock units used for tax withholdings	(73,204)	(33,903)
Proceeds from reverse recapitalization	—	3,243,079
Proceeds from the issuance of preferred stock	—	5,000
Proceeds from issuance of Common Stock from the Lincoln Park Purchase Agreement	—	2,099,997
Payment of transaction costs related to the reverse recapitalization	—	(4,734,913)
Repayment of related party convertible promissory notes	—	(675,000)
Payment of deferred financing costs	(71,500)	(259,899)
Net cash provided by financing activities	4,677,578	17,976,360
NET CHANGE IN CASH DURING THE PERIOD	(1,939,363)	(731,554)
CASH AND CASH EQUIVALENTS ―BEGINNING OF PERIOD	2,148,700	2,880,254
CASH AND CASH EQUIVALENTS ―END OF PERIOD	$209,337	$2,148,700
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$263,939
Transfer of property and equipment from inventory	$154,971	$430,666
Transfer of property and equipment from prepaid expenses	$—	$198,600
Purchase of property and equipment in accounts payable and accrued expenses	$431,970	$540,028
Deferred financing costs included in accounts payable and accrued expenses	$712,363	$681,845
Transaction costs related to the reverse recapitalization not yet paid	$1,007,439	$1,007,439
Issuance of Common Stock upon conversion of preferred stock	$—	$65
Issuance of Common Stock upon extinguishment of debt	$25,051,755
Issuance of Common Stock upon conversion of preferred stock in connection with the reverse recapitalization	$—	$11,575,286

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BACKGROUND AND ORGANIZATION

Nuburu, Inc. (“Nuburu” or the “Company”) and its wholly-owned subsidiary Nuburu Subsidiary, Inc., is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to a broad range of high-value applications including welding and 3D printing. The Company is located in Centennial, Colorado.

Nuburu was originally incorporated in Delaware on July 21, 2020 under the name Tailwind Acquisition Corp. (“Tailwind”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), the Company consummated its initial public offering (the “IPO”). On January 31, 2023 (the "Closing Date"), the Company consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into the Company's subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed its name to “Nuburu, Inc.,” and the Company became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries. In light of the fact that the Business Combination has closed and the Company's ongoing business will be the business formerly operated by Legacy Nuburu, these financial statements primarily include information regarding Legacy Nuburu’s business.

Throughout the notes to the consolidated financial statements, unless otherwise noted, the “Company,” “we,” “us” or “our” and similar terms refer to Legacy Nuburu prior to the consummation of the Business Combination, and Nuburu and its subsidiaries after the consummation of the Business Combination.

Going Concern and Liquidity

The Company devotes its efforts to business planning, research and development, and raising capital. The Company is an emerging growth company that has not yet achieved full commercialization and is expected to incur losses until it does.

From inception through December 31, 2024, the Company has incurred operating losses and negative cash flows from operating activities. For the years ended December 31, 2024 and 2023, the Company has incurred net losses of $34,515,754 and $20,710,446, respectively, and the Company has an accumulated deficit of $131,806,605 as of December 31, 2024. The Company expects to continue to expand its operations, including by investing in manufacturing, sales and marketing, research and development, and infrastructure to support its growth. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases its revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company plans to finance its operations with proceeds from the issuance and sale of equity securities or debt; however, there is no assurance that management's plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company. Until the Company can generate sufficient revenue to cover its operating expenses, working capital, and capital expenditures, the Company plans to rely on proceeds received from certain agreements executed subsequent to December 31, 2024, as further described in Note 16.

Certain Significant Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, competition from substitute products and larger companies, protection of proprietary technology, ability to maintain distributor relationships, and dependence on key individuals.

Restatement

See Note 15, “Restatement of Previously Issued Consolidated Financial Statements and Previously Issued Unaudited Interim Condensed Consolidated Financial Statements ”, for additional information regarding the restatement of amounts included in the Company's previously issued financial statements as of and for the year ended December 31, 2023 and for each of the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Estimates and assumptions made by management include, but are not limited to, the Company's inventory reserve and valuation of stock-based awards, derivative liabilities, and warrants issued. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash equivalents are defined as short term, highly liquid investments, which are readily convertible to cash and have remaining maturities of three months or less at the date of acquisition. Cash and cash equivalents are held in U.S. financial institutions or in custodial accounts with U.S. financial institutions. The Company currently has bank deposits with financial institutions in the U.S. that exceed Federal Deposit Insurance Corporation insurance limits of $250,000. The Company has not experienced any losses in such accounts, nor does the Company believe it is exposed to any significant credit risk on cash and cash equivalents. However, any loss incurred or lack of access to such funds could have a significant adverse impact on the Company's financial condition, results of operations, and cash flows. As of December 31, 2024 and 2023, substantially all of the cash on hand was considered cash equivalents.

Concentrations of Credit Risk, Other Risks and Uncertainties

The Company's financial instruments that are subject to credit risk consist primarily of cash and cash equivalents and accounts receivable. At December 31, 2024 and 2023, substantially all of the Company's cash and cash equivalents were held in one large financial institution located in the United States. Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date. The Company generally requires deposits from its customers. The Company's accounts receivable are derived from billings to customers and it has not experienced any collection issues to-date.

The Company's future results of operations involve a number of risks and uncertainties. The Company’s current business activities consist of business planning, research and development efforts to design and develop high-power, high-brightness blue laser technology, and capital raising to finance the Company through full commercialization. The Company is subject to the risks associated with such activities, including the need to further develop its technology and its marketing and distribution channels; further develop its supply chain and manufacturing; and hire additional management and other key personnel. Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations, are dependent upon future events, including its ability to access potential markets and secure long-term financing.

The Company currently depends upon a small number of customers for a substantial portion of its revenue. During the year ended December 31, 2024, two customers accounted for 50% and 25% of the Company's revenue. During the year ended December 31, 2023, two customers accounted for 39% and 29% of the Company’s revenue. As of December 31, 2023, four customers accounted for 50%, 18%, and 13%, and 10% of the Company’s accounts receivable. The Company had no outstanding accounts receivable as of December 31, 2024. Loss of any of the Company's customers could have a material adverse effect on the Company's operations.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, including cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, warrant liabilities, and derivative liabilities, which qualify as financial instruments under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820 — Fair Value Measurement ("ASC 820") approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature.

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The assets’ or liabilities’ fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable consist of uncollateralized obligations due from customers under normal trade terms, typically requiring a substantial deposit prior to any shipment. The carrying value of receivables, net of the allowance for credit losses, represents their net realizable value. The allowance for credit losses is estimated by management based on the nature and the age of outstanding receivables, historical collection experience, specific customer circumstances, and reasonable and supportable forecasts of future economic conditions. Past due receivables are written off when the Company's collection efforts have been deemed unsuccessful in collecting the amounts past due. Bad debt recoveries are credited to the allowance account as collected.

The Company manufactures and sells its products to a broad range of customers. Customers are typically provided payment terms of 30 to 120 days. The Company has tracked historical loss information for its trade receivables and has not experienced any material credit losses to date. Management has also determined that there were no economic conditions present to warrant an allowance for credit losses as of December 31, 2023. As such, there was no allowance for credit losses recorded as of December 31, 2023. The Company had no outstanding accounts receivable as of December 31, 2024.

Inventories, Net

All inventories are stated at the lower of cost determined on the first in, first out basis or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predicted costs of completion, disposal, and transportation. Inventory includes parts and components that may be specialized in nature and subject to obsolescence. The Company maintains a reserve for excess or obsolete inventory items. On a quarterly basis, the Company reviews inventory quantities on hand in comparison to past consumption, recent purchases, and other factors to determine what inventory quantities, if any, may not be sellable. Based on this review, inventories are written off and charged to cost of revenue when identified as excess or obsolete. Subsequent changes in facts and circumstances do not result in an increase in the reserve previously recognized.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization of property and equipment on a straight-line basis for financial accounting purposes, and on an accelerated basis for tax purposes, over the estimated useful life of the respective asset.

Maintenance and repairs are charged to expense as incurred and major renewals or betterments which extend the life of such assets are capitalized based on the shorter of the life of the lease or the estimated useful life. The net gain or loss on property retired or otherwise disposed of is credited or charged to operating expenses and the costs and accumulated depreciation and amortization are removed from the accounts.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Description of property and equipment	Years
Computer equipment	5
Office furniture and equipment	7
Leasehold improvements	Lease term or useful life, whatever is shorter
Machinery and equipment	10

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use ("ROU") assets, and operating lease liabilities, current, and noncurrent, on the consolidated balance sheets. The Company currently does not have any finance lease arrangements.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date of the lease. As the Company's leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date of the lease in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company's lease terms may include an option to extend or terminate the lease when it is reasonably certain that it will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognized lease expense for these leases on a straight-line basis over the lease term.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets being reviewed for impairment, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. There was no impairment loss recognized for the years ended December 31, 2024 or 2023.

Revenue Recognition

The Company's primary business activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars. The Company accounts for revenue contracts with customers by applying the requirements of FASB ASC 606 — Revenue from Contracts with Customers ("ASC 606"), which includes the following steps:

•
identification of the contract, or contracts, with a customer;
•
identification of the performance obligations in the contract;
•
determination of the transaction price;
•
allocation of the transaction price to the performance obligations in the contract; and
•
recognition of revenue when, or as, the Company satisfies a performance obligation.

In all sales arrangements, revenues are recognized when control of the promised goods or services is transferred to customers, in an amount the Company expects to be entitled to receive in exchange for those goods and services.

At contract inception, the Company assesses the goods or services promised within each contract and determines the performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes revenue for the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Determining the method and amount of revenue to recognize requires the Company to make judgments and estimates which include determining whether the performance obligation is satisfied over time or at a point in time, the selection of method to measure progress towards completion, and determining if the contract includes any variable consideration or material right elements.

The Company’s primary performance obligations include product sales and installation services. Revenue for product sales is recognized when the customer obtains control of the product, which occurs at a point in time, and may be upon shipment or upon delivery based on the contractual shipping terms of a contract. Revenue for installation services is recognized over time, as the service is rendered. For this performance obligation, the Company has a right to consideration from customers that corresponds directly with the value to the customers of the Company's performance completed to date, and as such, the Company recognizes revenue in the amount to which it has a right to invoice the customer. Typically, invoices are issued upon shipment or completion of services, which varies based on the product and service duration.

The Company allocates the transaction price based on the estimated relative standalone selling prices of the promised products or services underlying each performance obligation. The Company determines standalone selling prices based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved standard pricing related to the performance obligations.

The Company recognizes freight and shipping costs associated with outbound freight after control over a product has transferred to a customer, as a fulfillment cost and includes those costs in materials within cost of revenue. Revenue received from shipping and handling fees is reflected in net revenue.

The Company's standard terms and conditions which are applicable to the Company's contracts covering the sale of its products include warranty provisions that provide assurance to its customers that the products will comply with agreed upon specifications, which is standard in the industry. The product warranty is accounted for in accordance with the guidelines under ASC 460-10 — Guarantees. Therefore, losses from warranty obligations are accrued when the amount of loss can be reasonably estimated, and the information is available before the financial statements are issued or are available to be issued.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flow are most significantly affected by its customer concentration, changes in technology, and adverse changes in the economy that may have an adverse impact on the ability of customers to contract with and pay the Company.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740 — Income Taxes ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Income taxes are recognized for the current year and for the impact of deferred tax assets and liabilities, which represent future tax consequences of events that have been recognized differently in the financial statements than for income tax purposes. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and income tax basis of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax assets and liabilities.

In the event of the future consequences of differences between financial reporting bases and tax bases of assets and liabilities result in a deferred tax asset, the Company performs an evaluation of the probability of being able to realize future benefits indicated by such asset. A valuation allowance related to a net deferred tax asset is recorded when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company recorded a full valuation allowance as of December 31, 2024 and 2023, as it is more likely than not that the Company will not be able to utilize the net deferred tax assets in the foreseeable future (see Note 12, Income Taxes). The Company maintains valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances.

The Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of operating expense. Management has evaluated the Company's tax positions and concluded the Company has taken no uncertain tax positions that would require adjustments to the financial statements to comply with the provisions of this guidance. As there were no uncertain tax positions as of December 31, 2024 and 2023, no interest or penalties were recorded to operating expenses. Tax returns filed by the Company remain open to federal and state income tax examinations through the statutory time periods.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value ("LCNRV") adjustments to inventory for adjustments to reduce the carrying value of inventory if its value is greater than the net realizable value, as well as adjustments for excess or obsolete inventory.

Research and Development Expenses

Research and development ("R&D") expenses consist of costs incurred to further the Company's commercialization development efforts. These costs consist primarily of compensation and related costs for R&D personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and R&D equipment depreciation. R&D costs are charged to the statement of operations as incurred and are included in operating expenses.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of compensation and related costs for the Company's direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs, third-party consulting expenses, and application lab depreciation expenses. Selling and marketing costs are charged to the statement of operations as incurred and are included in operating expenses.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and related costs for finance, human resources, and other administrative personnel, and include stock-based compensation, employee benefits, and travel expenses. In addition, general and administrative expenses include third-party consulting and advisory services; legal, audit, and accounting services; and facilities costs. General and administrative costs are charged to the statement of operations as incurred and are included in operating expenses.

Stock-Based Compensation Expenses

The Company measures and recognizes the compensation expenses for all stock-based awards made to employees, directors, and consultants based on estimated grant date fair values. The fair value of employee stock options is estimated on the grant date using the Black-Scholes model. The fair value for time-based stock awards is based on the grant date share price reduced by the present value of the expected dividend yield prior to vesting. The fair value of market-based stock awards is estimated using an option-pricing model on the date of grant. Stock-based compensation is reduced for forfeitures, which are accounted for as they occur.

Deferred Financing Costs

Deferred financing costs related to financings not yet in place are included in deferred financing costs on the consolidated balance sheet and are not amortized until the associated financing is received, at which point the costs will be amortized over the term of the agreement. Deferred financing costs related to the Company's Junior Notes (as defined and described in Note 8) are included as a deduction from the carrying amount of the notes in current notes payable in the consolidated balance sheets and are amortized to interest expense over the term of the notes.

Debt Discount

The debt discount related to the Company's Junior Notes (as defined and described in Note 8) is included as a deduction from the carrying amount of the notes in current notes payable in the consolidated balance sheets and is amortized to interest expense over the term of the notes.

Net Loss Per Common Share

The Company's basic net loss per common share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. Contingently issuable shares are included in the computation of basic net loss per share as of the date that all necessary conditions have been satisfied and issuance of the shares is no longer contingent. The Company's diluted net loss per share is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method. For additional information on the Company's outstanding common stock equivalents excluded from the calculation of net loss per common share, see Note 13.

Recently Adopted Accounting Pronouncements

ASU 2023-07

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures, which expands public entities' segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. All disclosure requirements under ASU 2023-07 are also required for public entities with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and subsequent interim periods, with early adoption permitted. We adopted ASU 2023-07 on January 1, 2024 and the information presented in Note 14 reflects the enhanced disclosures.

New Accounting Pronouncements Not Yet Adopted

ASU 2023-09

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

ASU 2024-03

In November 2024, the FASB issued ASC 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which is intended to provide more detailed information about specified categories of expenses (purchases of inventory, employee compensation, depreciation and amortization) included in certain expense captions presented on the consolidated statement of operations. This new standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either (1) prospectively to financial statements issued for periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the consolidated financial statements. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and disclosures.

NOTE 3. REVERSE RECAPITALIZATION

On January 31, 2023, upon the consummation of the Business Combination, all holders of 10,782,091 issued and outstanding shares of Legacy Nuburu common stock and 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock received shares of Nuburu common stock at a deemed value of $400.00 per share after giving effect to the exchange ratios set forth below (the “Exchange Ratios”):

Legacy Nuburu Class / Series	Exchange Ratio
Legacy Nuburu Common Stock	0.013
Legacy Nuburu Series A Preferred Stock	0.014
Legacy Nuburu Series A-1 Preferred Stock	0.015
Legacy Nuburu Series B Preferred Stock	0.021
Legacy Nuburu Series B-1 Preferred Stock	0.013
Legacy Nuburu Series C Preferred Stock	0.029

This resulted in 783,098 shares of Nuburu Common Stock issued and outstanding as of the Closing and all holders of 7,132,467 issued and outstanding Legacy Nuburu equity awards received Nuburu equity awards covering 91,899 shares of Nuburu Common Stock at a deemed value of $400.00 per share after giving effect to the Exchange Ratios, based on the following events contemplated by the Business Combination Agreement:

•
the cancellation and conversion of all 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock into 580,943 shares of Nuburu Common Stock at the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the date and time the Business Combination became effective (“Effective Time”);
•
the cancellation and conversion of all 10,782,091 issued and outstanding shares of Legacy Nuburu common stock into 138,922 shares of Nuburu Common Stock as adjusted by the Exchange Ratios;
•
the net exercise of all 4,000,000 outstanding warrants to purchase shares of Legacy Nuburu common stock immediately prior to the Effective Time in accordance with its terms and subsequent conversion into 29,189 shares of Nuburu Common Stock at the Effective Time;
•
the cancellation and conversion of all Legacy Nuburu Convertible Notes, which were accounted for as liabilities at fair value due to certain variable share settlement features contained within the notes, into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time, which 2,642,239 shares were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 34,045 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time; and
•
the cancellation and exchange of all 6,079,467 granted and outstanding vested and unvested Legacy Nuburu options, which became 78,332 Nuburu options exercisable for shares of Nuburu Common Stock with the same terms and vesting conditions except for a number of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio; and
•
the cancellation and exchange of all 1,053,000 granted and outstanding vested and unvested Legacy Nuburu RSUs, which became 13,568 Nuburu RSUs for shares of Nuburu Common Stock with the same terms and vesting conditions except for the number of shares, which was adjusted by the Legacy Nuburu common stock Exchange Ratio.

The other related events that occurred in connection with the Closing are summarized below:

•
Tailwind and the Tailwind Sponsor entered into a letter agreement (the “Sponsor Support and Forfeiture Agreement”), dated as of August 5, 2022 (as amended by the Amended and Restated Sponsor Support and Forfeiture Agreement, dated January 31, 2023). In connection with the Business Combination, the 8,355,393 Tailwind Sponsor Class B shares were forfeited other than 28,750 shares of Common Stock (of which, 3,750 shares were transferred to Nautilus Maser Fund, L.P. and 1,250 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock. Additionally, upon the Closing, the Sponsor cancelled the 9,700,000 Private Placement Warrants that were held by the Sponsor.
•
Tailwind, Legacy Nuburu and Lincoln Park entered into a purchase agreement pursuant to which Nuburu may direct Lincoln Park to purchase up to $100 million of Common Stock from time to time over a 48-month period, subject to certain limitations contained in the Lincoln Park Purchase Agreement. At the Closing, Nuburu issued 5,000 shares of Nuburu Common Stock to Lincoln Park.
•
Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 (the “Services Agreement”) relating to this arrangement pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing.

After giving effect to the Business Combination as described above, the number of shares of Common Stock and Series A preferred stock issued and outstanding immediately following the consummation of the Business Combination was as follows:

	Common Shares	Series A Preferred Shares
Tailwind public shares	7,905	—
Tailwind Sponsor Class B shares	208,885	—
Total shares of Tailwind common stock outstanding immediately prior to the Business Combination	216,790	—
Less: forfeiture of the Tailwind Sponsor Class B Common Stock other than 28,750 shares of Common Stock and 650,000 shares of Series A Preferred Stock	(180,135)	—
Tailwind Sponsor Series A Preferred Stock	—	650,000
Tailwind public shares issuance of Series A Preferred Stock	—	316,188
Legacy Nuburu shares	783,098	1,377,265
Lincoln Park Commitment Shares	5,000	—
Anzu Warrant Shares	—	500,000
Total shares of Nuburu Common Stock outstanding immediately after the Business Combination(1)(2)	824,753	2,843,453

(1) Excludes 91,899 shares of Common Stock as of the Closing of the Business Combination to be reserved for potential future issuance upon the exercise of Nuburu options or settlement of Nuburu RSUs.

(2) Excludes 417,770 Public Warrants issued and outstanding as of the Closing of the Business Combination.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP because Legacy Nuburu has been determined to be the accounting acquirer. Under this method of accounting, Tailwind, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Nuburu, which is the legal acquiree, is treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Nuburu have become the historical financial statements of Nuburu, and Tailwind’s assets, liabilities and results of operations have been consolidated with Legacy Nuburu’s beginning on the acquisition date. For accounting purposes, the financial statements of Nuburu represent a continuation of the financial statements of Legacy Nuburu with the Business Combination being treated as the equivalent of Legacy Nuburu issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind are stated at historical costs and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination will be presented as those of Legacy Nuburu in future reports of Nuburu.

Legacy Nuburu was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•
Legacy Nuburu stockholders comprise a majority of the voting power of Nuburu;
•
The Nuburu board of directors consists only of members of the Legacy Nuburu board of directors or nominees selected by Legacy Nuburu;
•
Legacy Nuburu’s operations prior to the acquisition comprise the only ongoing operations of Nuburu;
•
Legacy Nuburu’s senior management comprises the senior management of Nuburu;
•
Nuburu has assumed the Legacy Nuburu name; and
•
Legacy Nuburu’s headquarters have become Nuburu’s headquarters.

All periods prior to the Business Combination have been retrospectively adjusted using the Exchange Ratios for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization.

In connection with the Closing of the Business Combination, the Company received net proceeds from the Business Combination totaling $3.2 million, prior to deducting transaction and issuance costs. Legacy Nuburu’s total transaction expenses were approximately $3.2 million and Tailwind’s total transaction expenses were approximately $2.5 million after taking into account waivers of costs incurred by Legacy Nuburu and Tailwind.

NOTE 4. BALANCE SHEET COMPONENTS

Inventories, Net

Inventories, net as of December 31, 2024 and 2023 consisted of the following:

	Year ended December 31,
	2024	2023
Raw materials and supplies	$1,913,013	$1,973,634
Work-in-process	161,137	158,346
Finished goods	613,786	457,752
Inventories, gross	2,687,936	2,589,732
Less: inventory reserve	(1,161,469)	(1,133,457)
Inventories, net	$1,526,467	$1,456,275

During the years ended December 31, 2024 and 2023, the Company recorded net adjustments to inventories for LCNRV, obsolescence, or scrap of approximately $28,012 and $640,000, respectively. The adjustment to inventory during the year ended December 31, 2023 was primarily related to fully reserving inventory related to the Company's AO series as it shifted focus to producing the newer BLTM series, offset by scrap adjustments.

Property and Equipment, Net

Property and equipment, net as of December 31, 2024 and 2023 consisted of the following:

	Year ended December 31,
	2024	2023
Machinery and equipment	$7,203,592	$7,179,629
Leasehold improvements	897,948	897,948
Furniture and office equipment	205,897	205,897
Computer equipment and software	197,386	197,386
Property and equipment, gross	8,504,823	8,480,860
Less: accumulated depreciation and amortization	(3,670,094)	(2,829,884)
Property and equipment, net	$4,834,729	$5,650,976

Depreciation and amortization expense related to property and equipment was $790,529 and $505,898 for the years ended December 31, 2024 and 2023, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2024 and 2023 consisted of the following:

	Year ended December 31,
	2024	2023
Prepaid insurance	$123,959	$61,342
Other prepaid assets	28,521	94,653
Other current assets	10,269	260
Total prepaid expenses and other current assets	$162,749	$156,255

Accrued Expenses

Accrued expenses as of December 31, 2024 and 2023 consisted of the following:

	Year ended December 31,
	2024	2023
Accrued payroll and related benefits	$357,953	$754,904
Accrued legal, accounting and professional fees	2,448,594	838,865
Accrued transaction costs related to the reverse recapitalization	503,600	503,600
Accrued taxes payable	232,966	89,346
Accrued interest	560,501	87,265
Other	197,581	225,677
Total accrued expenses	$4,301,195	$2,499,657

NOTE 5. FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

An asset or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company’s financial instruments that are carried at fair value consists of Level 1 and Level 3 assets and liabilities. Level 1 assets include highly liquid bank deposits and money market funds, which were not material as of December 31, 2024 and 2023. Level 1 liabilities include the Public Warrants and are classified as Level 1 due to the use of an observable market quote in an active market. The Company measured the fair value of the Public Warrants on the date of the Closing of the Business Combination based on the close price of the Public Warrant price. Level 3 liabilities include (i) the Junior Note Warrants (as defined in Note 8, Notes and Convertible Notes Payable), (ii) the August 2024 Convertible Note Derivative Liability (as defined and described in Note 8, Notes and Convertible Notes Payable) and (iii) the Legacy Nuburu Convertible Notes (as described in Note 3, Reverse Recapitalization), each of which is classified as Level 3 due to the use of unobservable inputs in the valuation of the liability. During the year ended December 31, 2024, no warrants were exercised.

The gains and losses from re-measurement of Level 1 and Level 3 financial liabilities are recorded as part of change in fair value of warrant liabilities and change in fair value of derivative liability in the consolidated statements of operations. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.

The following tables set forth the fair value of the Company’s financial liabilities by level within the fair value hierarchy as of December 31, 2024 and 2023:

	At December 31, 2024
	Level 1	Level 2	Level 3	Total
Junior Note Warrants	$—	$—	$128,615	$128,615
Convertible note derivative liability (1)	—	—	37,900	37,900

	At December 31, 2023
	Level 1	Level 2	Level 3	Total
Junior Note Warrants	$—	$—	$2,238,519	$2,238,519

(1) Represents the August 2024 Convertible Note Derivative Liability, as defined and described in Note 8, Notes and Convertible Notes Payable.

On December 12, 2023, the New York Stock Exchange American (“NYSE American”) notified the Company, and publicly announced, that the NYSE American had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole warrant exercisable to purchase one share of the Company’s common stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE American under the symbol “BURU.WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value as of December 31, 2023.

Level 3 Financial Liabilities

Junior Note Warrants

The following tables set forth a summary of the changes in fair value of the Company's Junior Note Warrants issued in November 2023:

Year Ended December 31,
2024
Fair value as of December 31, 2023	$2,238,519
Change in fair value	(2,109,904)
Fair value as of December 31, 2024	$128,615

Year Ended December 31,
2023
Fair value at issuance	$—
Recognition of Junior Note Warrants upon issuance	2,668,169
Change in fair value	(429,650)
Fair value as of December 31, 2023	$2,238,519

The aggregate fair value of the Junior Note Warrants was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the Junior Note Warrant liability were as follows:

	Year Ended December 31,
	2024	2023
Common Stock Warrants:
Stock price	$0.03 - 0.67	$0.15 - 0.18
Expected term (in years)	3.9 - 4.9	4.9 - 5.0
Expected volatility	58.9% - 79.6%	66.3%
Risk-free interest rate	3.6% - 4.3%	3.8% - 4.1%
Expected dividend yield	0.0%	0.0%

August 2024 Convertible Note Derivative Liability

The following table sets forth a summary of the changes in fair value of the Company's August 2024 Convertible Note Derivative Liability:

Fair value as of December 31, 2023	$—
Initial recognition at fair value	179,000
Change in fair value	(141,100)
Fair value as of December 31, 2024	$37,900

The aggregate fair value of the August 2024 Convertible Note Derivative Liability was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the August 2024 Convertible Note Derivative Liability during the year ended December 31, 2024 were as follows:

Year Ended December 31, 2024
August 2024 Convertible Note Derivative Liability:
Stock price	$0.51 - $1.82
Expected term (in years)	0.35 - 0.46
Expected volatility	253.0% - 285.4%
Risk-free interest rate	4.6% - 5.0%
Expected dividend yield	0.0%

NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases and occupies approximately 27,900 square feet of office space in Centennial, Colorado under a noncancelable operating lease agreement. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. In recognition of the ROU asset and the related lease liability as of December 31, 2024, any further options to extend the lease term have not been included as the Company was not reasonably certain to exercise any such option.

	Year ended December 31,
	2024	2023
Operating lease cost	$411,751	$352,080

As of December 31, 2024 and 2023, the weighted-average remaining lease term was 0.5 years and 1.5 years, respectively, and the weighted-average discount rate used was 7.0% and 7.0%, respectively.

During the years ended December 31, 2024 and 2023, the Company recognized the following lease costs arising from the lease transaction:

	Year ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities	$383,383	$372,214
Right-of-use assets obtained in exchange for new operating lease liabilities	—	263,939

As of December 31, 2024, the future payments and interest expense for the operating lease are as follows:

Year Ending December 31,	Future Payments
2025	$240,834
Total undiscounted cash flows	240,834
Less: imputed interest	(3,465)
Present value of lease liabilities	$237,369

Legal Proceedings

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued.

The Company is currently subject to two separate actions seeking default judgments for the alleged failure to pay amounts when due. CFGI, LLC is seeking a total judgment in the amount of $86,826 through the Superior Court of the Commonwealth of Massachusetts and Centennial Tech Industrial Owner, LLC is seeking a total judgment in the amount of $409,278 through the Arapahoe County Colorado District Court.

As of December 31, 2023, the Company was not involved in any material legal proceedings.

Purchase Commitments

As of December 31, 2024 and 2023, the Company had $466,798 and $602,335, respectively, in outstanding firm purchase commitments to acquire inventory and research and development parts from suppliers for the Company's ongoing operations.

Related Party Transactions

Ron Nicol paid director and officer insurance premiums of approximately $1.5 million on behalf of the Company because the Company did not have available cash to pay such amounts when due. The Company is obligated to repay such amount to Mr. Nicol, without interest or other charges. As of December 31, 2024, such amount is included in accounts payable on our consolidated balance sheet.

NOTE 7. REVENUE

The Company’s primary revenue-generating activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars.

The following table presents revenue from contracts with customers disaggregated by geography:

	Year ended December 31,
	2024	2023
United States	$24,300	$1,760,350
Asia	9,112	117,835
Europe	118,715	207,347
Total	$152,127	$2,085,532

The following table presents revenue from contracts with customers disaggregated by the timing of revenue recognition:

	Year ended December 31,
	2024	2023
Revenue recognized at a point in time	$152,127	$2,080,532
Revenue recognized over time	—	5,000
Total	$152,127	$2,085,532

Contract liabilities consist of customer deposits that are applied to invoices as the performance obligation is performed. Accounts receivable and contract liabilities as of December 31, 2024 and 2023 were as follows:

	Accounts Receivable	Contract Liabilities
January 1, 2023	$327,200	$178,750
December 31, 2023	482,279	30,400
December 31, 2024	—	24,000

During the years ended December 31, 2024 and 2023, the Company recognized $30,400 and $32,500 of revenue that was included in the contract liabilities balance at the beginning of the reporting period, respectively.

NOTE 8. NOTES AND CONVERTIBLE NOTES PAYABLE

As of December 31, 2024 and 2023, the Company's outstanding debt consisted of the following. Please refer to the remainder of this footnote for more information on the debt issued during the periods presented.

	2024	2023
Current portion of notes payable:
Junior Notes Issued November 2023	$2,369,122	$5,500,000
August 2024 Convertible Notes	537,375	—
Additional August 2024 Convertible Notes	687,315	—
Promissory Note	1,053,824	—
Senior Convertible Notes Issued June 2023	4,683,069	—
Unamortized debt discount and deferred financing costs	(88,522)	(3,352,008)
Current portion of notes payable	$9,242,183	$2,147,992
Long-term portion of notes payable:
Senior Convertible Notes Issued June 2023	—	6,967,951
Total debt	$9,242,183	$9,115,943

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants," refer to Note 10, Warrants), exercisable for an amount of the Company's common stock equal to 100% of the principal amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders), which will be exercisable for $5.00 per share of the Company's common stock (subject to adjustments noted in the Junior Note Purchase Agreements).

The Junior Notes are junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The Junior Notes will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contain customary events of default. If the Junior Notes have not been repaid within six or nine months after issuance, the Junior Notes will begin to bear interest at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively, and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Company's common stock at the time of issuance and a redemption right in favor of the Company when the trading price of the common stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of common stock issuable upon exercise of the Junior Note Warrants will be limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders.

Refer to Note 10 for the Company's accounting for the Junior Note Warrants. As a result of that accounting, the Notes contain the original issue discount of $500,000 as well as the discount associated with the Junior Note Warrant liability of $2,668,169. The discount will be amortized over the term of the Junior Notes in accordance with FASB ASC 835 - Interest.

The table below summarizes the outstanding principal amount of the Junior Notes to related parties:

	Year ended December 31,
Noteholder	2024	2023
David Seldin(1)	$762,211	$1,100,000
Eunomia, LP(2)	1,100,000	1,100,000
CST Global LLC(3)	—	220,000
Total Junior Notes - related parties	$1,862,211	$2,420,000

(1) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(2) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.

(3) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

On March 5, 2025, in connection with certain sale of collateral, the outstanding Junior Notes were extinguished. For additional information, see Note 16.

Junior Notes Issued August 2024 (the "August 2024 Convertible Notes")

On August 6, 2024 and August 19, 2024, the Company entered into a subordinated convertible note agreement (the "August 2024 Convertible Note Agreement") with Esousa Group Holdings LLC ("Esousa") for the sale of convertible notes (the "August 2024 Convertible Notes”) in the aggregate principal amount of $673,000, issued at a discount of $25,000. The August 2024 Convertible Notes bear interest at 15% per annum, with principal and accrued interest due at maturity on February 6, 2025, unless earlier paid or converted into common stock. The notes are prepayable at any time prior to the maturity date without penalty. Upon the occurrence and continuance of an event of default or spin-off of a subsidiary, a default interest rate of an additional 5% per annum may be applied to any outstanding borrowings (in the case of an event of default only) and the investor may declare all outstanding principal plus accrued interest immediately due. Additionally, at any point after issuance, the investor has the option to convert the August 2024 Convertible Notes into common stock at the lower of (i) a fixed price of $2.03 or (ii) 80% of the lowest daily volume weighted-average price in the 10 trading days prior to such conversion date, subject to certain adjustments. Issuances of common stock on conversion are (i) subject to approval by NYSE American of a supplemental listing application, (ii) limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders and (iii) required to be registered with the SEC for resale. With certain exceptions, the Company is prohibited from issuing new securities until such stockholder approval is obtained and the registration statement registering the securities issuable under such notes has been effective for a period of at least 30 days (the “Restricted Period”). As of December 31, 2024, the effective interest rate of the August 2024 Convertible Notes was 180.2%, which reflects the impact of the August 2024 Convertible Note Derivative Liability, defined and described below.

As required under the terms of the August 2024 Convertible Notes, the Company called a stockholder meeting to approve the securities issuable upon conversion of such notes. However, the Company was unable to achieve quorum and was forced to delay obtaining such approval. Further, while the Company timely filed a registration statement for the resale of shares issuable on conversion, it has not yet been declared effective by the SEC. As a result, the Company is currently in default under the terms of such notes.

The Company determined that the conversion and share-settled redemption features, as well as the automatic increase in interest rate upon an event of default feature, of the August 2024 Convertible Notes were embedded derivatives that were required to be bifurcated from the host instrument and accounted for as embedded derivative instruments, which the Company compounded (the "August 2024 Convertible Note Derivative Liability"). As the Company did not elect the fair value option for the August 2024 Convertible Notes, the proceeds from the August 2024 Convertible Notes were allocated to the initial fair value of the August 2024 Convertible Note Derivative Liability, which was determined to be $179,000, with the residual balance allocated to the initial carrying value of the August 2024 Convertible Notes host instrument. For additional information related to the fair value of the August 2024 Convertible Note Derivative Liability, see Note 5.

The Company incurred $114,800 in deferred financing costs for legal fees related to the issuance of the August 2024 Convertible Notes. Additionally, in connection with the issuance of the August 2024 Convertible Notes, the Company issued warrants to a financial services firm as compensation for their services performed, the fair value of which was determined to be $40,657 and was recorded as a deferred financing cost. For additional information regarding these warrants, see Note 10.

Concurrent with the above, Esousa also purchased $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes from an existing investor and subsequently exchanged such notes for subordinated convertible notes (the "Additional August 2024 Convertible Notes"). The Additional August 2024 Convertible Notes may be prepaid at any time without penalty, do not accrue interest, mature on February 6, 2025 and may be converted at any time on or after the issuance date into common stock at a conversion price of 25% of the closing price of the common stock on the trading day prior to such conversion date, subject to certain adjustments.

The August 2024 Convertible Notes and Additional August 2024 Convertible Notes are unsecured and subordinated to the Company’s outstanding Senior Convertible Notes and Junior Convertible Notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital and subsequently extinguished, as further described in Note 16.

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) with certain investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants," refer to Note 10, Warrants) to purchase up to 287,972 shares of the Company’s common stock from the June 12, 2023 Purchase Agreement and up to 47,238 shares of Common Stock from the June 16, 2023 Purchase Agreement.

The Senior Convertible Notes are senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bear interest at the rate of 7.0% per annum, and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes are senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes may be converted at any time following June 23, 2023 and prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Senior Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes at a price equal to $27.52 per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid.

As further described above, during August 2024, $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes was purchased by another investor and subsequently exchanged for the issuance of a subordinated convertible note.

On December 16, 2024, the Lead Investor (as defined in the agreement governing the Senior Convertible Notes) issued a notice of default and acceleration, as well as a demand for payment, to the Company as a result of the failure of the Company to make certain required repayments under existing debt obligations, which constituted an event of default under the terms of the Senior Convertible Notes.

The table below summarizes the outstanding principal amount of the Senior Convertible Notes to related parties:

Investor	2024	2023
Wilson-Garling 2023 Family Trust(1)	$5,138,055	$5,138,055
David Seldin(2)	—	1,233,133
Eunomia, LP(3)	1,027,611	1,027,611
Curtis N Maas Revocable Trust(4)	102,761	102,761
Total Senior Convertible Notes - related parties	$6,268,427	$7,501,560

(1) Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.

(4) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

On March 5, 2025, in connection with certain sale of collateral, the outstanding Senior Convertible Notes were extinguished. For additional information, see Note 16.

Promissory Note

In October 2024, the Company entered into an unsecured promissory note (the "Promissory Note") with an investor for a principal amount of $1,053,824. The Promissory Note is subordinated to the Company's other outstanding debt instruments, accrues interest at 8% per annum and matures in October 2025. The notes are prepayable at any time prior to the maturity date without penalty. Upon an event of default, the investor may require all outstanding and accrued interest immediately due and payable. In early 2025, the Company entered into an amendment to the settlement and mutual release agreement with Liqueous, which settled the Promissory Note through the issuance of the February 2025 Pre-Funded Warrants, as defined and further described in Note 16.

Extinguishments

During the year ended December 31, 2024, the Company issued 19,234,912 shares to noteholders to extinguish an aggregate $5,645,471 of principal and accrued interest under the Senior Notes and Junior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in an aggregate net loss on debt extinguishment of $20,504,307 recorded in the consolidated statement of operations.

NOTE 9. CONVERTIBLE PREFERRED STOCK

Legacy Nuburu Preferred Stock Financing

In multiple closings in December 2021 and January 2022, Legacy Nuburu sold an aggregate of 1,166,372 shares of Legacy Nuburu Series C Preferred Stock, at a purchase price of $5.00 per share, for an aggregate purchase price of approximately $5.8 million.

Series A Preferred Stock

Ranking

The Company’s Preferred Stock ranks senior to the Company’s Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends

Holders of the Company’s Preferred Stock participate, on an as-converted basis (without regard to any conversion limitations) in all dividends paid to the holders of the Company’s Common Stock.

Conversion Rights

The Preferred Stock is convertible at any time into Common Stock at a conversion rate equal to $0.25 (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Preferred Stock outstanding (the “Original Issuance Price”)) divided by the lesser of (i) $11.50 and (ii) the greater of (x) 115% of the lowest volume-weighted average price per share of the Company’s Common Stock as displayed under the heading Bloomberg VWAP (the “VWAP”) for any consecutive ninety-trading day period prior to the calculation of such VWAP and (y) $5.00, in each case subject to adjustment as set forth in the Certificate of Designations (the “Conversion Price”).

Any conversion will be settled only in shares of Common Stock; provided, that, upon any conversion that would result in the holders beneficially owning greater than 9.99% of the Company’s voting stock outstanding as of the conversion date or any individual holder beneficially owning Common Stock in excess of the maximum number of shares of Common Stock that could be issued to the holder without triggering a change of control under the applicable stock exchange listing rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date.

Mandatory Conversion

If the VWAP is greater than 200% of the Conversion Price for any 20 trading days in a 30-day trading day period, the Company may elect to convert all, but not less than all, of the Preferred Stock then outstanding into the Company’s Common Stock at a conversion rate with respect to each share of Preferred Stock equal to the Original Issuance Price as of the date of such conversion divided by the then applicable Conversion Price.

Voting Rights

The holders of Preferred Stock are not entitled to vote at or receive notice of any meeting of stockholders, except the holders of Preferred Stock are entitled to certain consent rights on matters related to (i) the creation or authorization of the creation of any equity or debt securities of the Company that rank senior or equal to certain rights of the Preferred Stock and (ii) the authorization of any adverse change to the powers, preferences, or special rights of the Preferred Stock set forth in the Company’s Certificate of Incorporation or Bylaws, and shall have voting rights as required by law.

Redemption

On the second anniversary of the Closing Date, or January 31, 2025 (the “Test Date”), the Company is obligated to redeem the maximum portion of the Preferred Stock permitted by law in cash at an amount equal to the Original Issuance Price as of such date if the Conversion Price exceeds the VWAP. If, on the Test Date, the Conversion Price is equal to or less than the VWAP, the Company must convert all shares of Preferred Stock then outstanding into shares of the Company’s Common Stock at the then applicable Conversion Price. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption. The mandatory redemption and conversion provisions described herein are further subject to certain limitations detailed in the Certificate of Designations. As a result of such redemption feature, the Company recorded the Preferred Stock at its redemption value and classified the Preferred Stock as mezzanine equity on the consolidated balance sheet through January 31, 2025. As the Conversion Price of the Preferred Stock exceeded the VWAP on the January 31, 2025 Test Date, the Company was obligated to redeem the Preferred Stock beginning at that time and, as such, reclassified such Preferred Stock from mezzanine equity to a long-term liability on January 31, 2025.

Series A Preferred Stock Issuances

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024 and 2023, there were 2,388,905 shares of preferred stock issued and outstanding, respectively.

Upon the Closing of the Business Combination, all 23,237,703 shares of issued and outstanding convertible preferred stock were cancelled and converted into 580,943 shares of Legacy Nuburu common stock based upon the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the Effective Time.

Additionally, upon the Closing of the Business Combination, the cancellation and conversion of all Legacy Nuburu Convertible Notes into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time resulted in the issuance of 2,642,239 shares which were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 34,045 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time.

As of the Closing, each Legacy Nuburu stockholder waived its right to participate in the Preferred Stock Issuance (for clarity, excluding any shares received as a result of the conversion of any Legacy Nuburu Convertible Notes prior to the Closing, which were entitled to participate in the Preferred Stock Issuance). Legacy Nuburu stockholders were entitled to receive approximately 99% of the Common Stock issued as merger consideration pursuant to the Business Combination Agreement agreed to waive such right by entering into the Stockholder Support Agreement (for clarity, excluding any shares received as a result of the conversion of any Legacy Nuburu Convertible Notes). Those Legacy Nuburu stockholders who did not waive their right to participate resulted in the issuance of 15,478 shares of Nuburu Series A preferred stock at the Effective Time.

Each Tailwind stockholder who did not redeem their shares received a share of Nuburu Series A preferred stock. This resulted in the issuance of 316,188 shares of Nuburu Series A preferred stock to those non-redeeming stockholders.

Tailwind and the Tailwind Sponsor entered into the Sponsor Support and Forfeiture Agreement. In connection with the Business Combination, the 8,355,393 Founder Shares were forfeited other than 28,750 shares of Common Stock (of which, 3,750 shares were transferred to Nautilus Maser Fund, L.P. and 1,250 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock.

Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) was engaged by Legacy Nuburu to act as its counsel for the Business Combination. As partial compensation for the services provided by WSGR to Legacy Nuburu in connection with the Business Combination, the Company agreed to issue to WSGR 4,887 shares of Common Stock and 195,452 shares of Preferred Stock pursuant to the terms of the Stock Purchase Agreement entered into by and between the Company and WSGR on March 10, 2023. The foregoing issuance was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing and the $500,000 payment was made during the year ended December 31, 2023.

Conversions

In November 2023, a holder of Series A Preferred Stock converted 650,000 shares of Series A Preferred Stock to 32,500 shares of Common Stock under the terms described under "Conversion Rights" above.

NOTE 10. WARRANTS

The following table provides a summary of the number of the Company's outstanding warrants:

	Year Ended December 31,
	2024	2023
Liability classified warrants:
Junior Note Warrants	859,315	550,000
Public Warrants	417,770	417,770
Total liability-classified warrants outstanding	1,277,085	967,770

Equity classified warrants:
June 2023 Senior Note Warrants	335,210	335,210
Pre-Funded Warrants	837,116	—
August 2024 Warrants Issued with Junior Notes	19,892	—
Total equity-classified warrants outstanding	1,192,218	335,210

Liability Classified Warrants

November 2023 Junior Note Warrants

In connection with the Junior Notes discussed in Note 8 - Notes and Convertible Notes Payable the Company issued the Junior Note Warrants to purchase up to 550,000 shares of the Company's common stock. The Junior Note Warrants currently outstanding have an exercise price equal to $5.00 per share (subject to adjustment per the Junior Note Purchase Agreements) and expire on December 6, 2028. The Junior Note Purchase Agreements also provide for additional warrants to be issued if the Junior Notes remain outstanding for certain periods of time: (i) if the Junior Notes have not been repaid six months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the Volume Weighted Average Price ("VWAP") of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the

Junior Notes have not been repaid nine months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance. As a portion of the Junior Notes were outstanding at each of May 13, 2024 and August 13, 2024, the Company was required to issue 309,315 additional warrants pursuant to the Junior Note Purchase Agreements during the year ended December 31, 2024.

Based on the terms of the Junior Note Purchase Agreements, the Junior Note Warrants were evaluated under FASB ASC 815-40 - Derivatives and Hedging-Contracts in Entity's Own Equity ("ASC 815-40") and the Company concluded they did not initially meet the criteria to be classified in stockholders' equity (deficit). Specifically, there were contingent exercise provisions and settlement provisions that existed, as described above, where the number of shares available under the Junior Note Warrants may be adjusted. Because the number of outstanding common shares was not a fair value input to a fixed-for-fixed model, the Junior Note Warrants are treated as liabilities and are remeasured at each reporting date. The proceeds of $5,500,000 were allocated first to the Junior Note Warrant liability at fair value and then to the Junior Notes. The Company further determined that the Junior Warrant liability meets the criteria to be accounted for as a bifurcated derivative due to the significant discount it creates on the Junior Notes.

Public Warrants

In connection with the closing of the Business Combination, Nuburu assumed the 16,710,785 Public Warrants outstanding on the date of Closing. As of December 31, 2024, all 417,770 Public Warrants remain outstanding. However, on December 12, 2023, the NYSE notified the Company and publicly announced that the NYSE had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole Public Warrant exercisable to purchase one share of the Company’s common stock at a price of $460.00 per share, and listed to trade on the NYSE under the symbol “BURU WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value in the financial statements as of December 31, 2024.

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $460.00 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its warrants only for a whole number of shares of Common Stock. The Public Warrant will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemptions of Public Warrants when the price of Common Stock equals or exceeds $720.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at a price of $0.40 per warrant;
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Common Stock equals or exceeds $720.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $400.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at $16.00 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Common Stock;
•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $400.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
•
if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $720.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Equity Classified Common Stock Warrants

June 2023 Senior Note Warrants

In connection with the issuance of Senior Convertible Notes discussed in Note 8 - Notes and Convertible Notes Payable, the Company issued the Senior Note Warrants to purchase up to 287,972 shares of the Company's common stock pursuant to the June 12, 2023 Purchase Agreement and 47,238 shares of Common Stock pursuant to the June 16, 2023 Purchase Agreement. The Senior Note Warrants have an exercise price equal to $41.20 per share and expire on June 23, 2028.

As the Senior Note Warrants were part of a bundled transaction, the gross proceeds from the issuance of $9,225,000 were allocated to the Senior Convertible Notes and the Senior Note Warrants based on their respective relative fair value upon issuance. The aggregate fair value of the Senior Note Warrants of $3,401,366 was estimated using the Black-Scholes option-pricing model with the following assumptions:

Upon Issuance
Common Stock Warrants:
Expected term (in years)	5.0
Expected volatility	47.9%
Risk-free interest rate	4.0%
Expected dividend yield	0.0%

The allocated proceeds from the Senior Note Warrants of $2,511,759 were recorded in additional paid-in capital in the consolidated balance sheets upon issuance of the Senior Note Warrants.

Pre-Funded Warrants

On May 1, 2024, the Company entered into a Pre-Funded Warrant Purchase Program (the “Program”) with strategic investors, pursuant to which from time-to-time the Company may sell and the investors may acquire pre-funded warrants, up to a total purchase price to the Company equal to $15 million. The exercise price for the pre-funded warrants is substantially paid by the purchaser at closing and, as a result, such warrants may be exercised in the future with a nominal exercise price payment. Investors will also receive a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction will be entered into on terms agreed by the parties; provided however, that in no case will the purchase price per share be less than 110% of the closing price per share of the Company’s common stock on the trading day immediately preceding the date of purchase. Contemporaneously with the acquisition of pre-funded warrants, the investors may also voluntarily convert outstanding notes previously issued by the Company; provided that such transactions, as a whole, may not result in an effective direct or indirect discount to market price to the investors of greater than 30%.

During the year ended December 31, 2024, the Company issued 837,116 pre-funded warrants, for total cash proceeds of $2,139,866 in pre-funded warrants pursuant to the Program. Each pre-funded warrant entitles the holder to purchase one share of common stock at an exercise price ranging from 125% to 140% of the relevant pre-funded warrant purchase price. The pre-funded warrant is exercisable any time after issuance through five years. No pre-funded warrants were exercised during the year ended December 31, 2024. The proceeds from the issuance of the pre-funded warrants were recorded to additional paid-in capital in the consolidated balance sheets. In early 2025, the Company entered into the Amendment to the Settlement with Liqueous, each as defined and described in Note 16, which among other things modified the Company's Pre-Funded Warrants. For additional information, see Note 16. The Program is no longer being utilized.

August 2024 Warrants Issued with Junior Notes

As discussed in Note 8, in connection with the issuance of the August 2024 Convertible Notes, the Company issued an aggregate 19,892 warrants to a financial services firm as compensation for their services performed, the fair value of which was determined to be $40,657 and was recorded as a deferred financing cost and associated additional paid-in capital in the consolidated balance sheet, as the warrants were determined to be equity classified. The warrants are exercisable through payment of an exercise price ranging from $2.18 to $3.18, subject to certain customary antidilution adjustments, at any time after issuance through the expiration date in August 2029.

NOTE 11. STOCK-BASED COMPENSATION

As of December 31, 2024, the Company had an active stock-based incentive compensation plan and an employee stock purchase plan: the 2022 Equity Incentive Plan (the “2022 Plan”) and the 2022 Employee Stock Purchase Plan (the “ESPP”). All new equity compensation grants are issued under these two plans; however, outstanding awards previously issued under inactive plans will continue to vest and remain exercisable in accordance with the terms of the respective plans.

The 2022 Plan provides for the grant of stock and stock-based awards including stock options, restricted stock, restricted stock units, performance awards, and stock appreciation rights. As of December 31, 2024, there are 66,000 shares available for grant under the 2022 Plan and approximately 10,000 shares available for grant under the ESPP.

Stock-Based Compensation Expense

Total stock-based compensation expense recognized in the Company’s consolidated statements of operations is classified as follows:

	Year ended December 31,
	2024	2023
Cost of revenue	$466,658	$640,847
Research and development	476,666	617,386
Selling and marketing (1)	(181,160)	266,675
General and administrative	1,103,931	965,501
Total stock-based compensation expense	$1,866,095	$2,490,409

_______________

(1)
Includes the reversal of stock compensation expense due to the departure of our Chief Marketing and Sales Officer in April 2024 and the resultant forfeiture of his unvested awards.

The Company’s stock-based compensation expense is based on the value of the portion of stock-based payment awards that are ultimately expected to vest. During the years ended December 31, 2024 and 2023, stock-based compensation relating to stock-based awards granted to consultants was $178,877 and $458,174, respectively.

Restricted Stock Units

The Company grants Restricted Stock Units ("RSUs") to its employees for their services with a liquidity event requirement. The RSUs granted to employees vest over a period of time from the grant date and are subject to the participants continuing service to the Company over the period. The following table shows a summary of the Company's RSUs outstanding as of December 31, 2024 as well as activity the year then ended:

	RSUs
	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2023	22,213	$208.80
RSUs granted	45,725	$5.38
RSUs vested	(52,789)	$24.33
RSUs forfeited	(10,587)	$94.46
Unvested at December 31, 2024	4,562	$223.07

The total grant date fair value of RSUs awarded was $246,000 and $1,709,217 for the years ended December 31, 2024 and 2023, respectively. The total grant date fair value of RSUs vested was $1,284,257 and $1,730,895 for the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024, total unrecognized stock-based compensation costs related to RSUs was $995,162, which is expected to be recognized over a remaining weighted average period of 0.84 years. As of December 31, 2024, all of the outstanding RSUs are expected to vest.

Stock Options

The Company's outstanding stock options generally expire 10 years from the date of grant and are exercisable when the options vest, generally over four years, the majority of which vest at a rate of 25% on the first anniversary of the grant date, with the remainder vesting ratably each month over the next three years. A summary of stock option activity is as follows:

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2023	188,865	$74.41	7.9	$—
Options granted	64,564	$2.77
Options exercised	—	$—
Options cancelled or forfeited	(34,999)	$152.01
Options outstanding at December 31, 2024	218,430	$40.80	7.1	$7,375.15
Options exercisable at December 31, 2024	143,214	$49.70	6.1	$7,375.15
Options vested and expected to vest at December 31, 2024	218,430	$40.80	7.0	$7,375.15

The weighted-average grant date fair value of options granted to employees and consultants was $3.17 and $19.20 per share for the years ended December 31, 2024 and 2023, respectively.

Aggregate intrinsic value represents the difference between the estimated fair value of the underlying Common Stock and the exercise price of outstanding, in-the-money options. The aggregate intrinsic value of options exercised was nil and $1,040 for the years ended December 31, 2024 and 2023, respectively.

As of December 31, 2024, total unrecognized stock-based compensation cost related to stock options was $702,471, which is expected to be recognized over a weighted-average period of 2.21 years.

Determining the appropriate fair value of stock based awards requires the input of subjective assumptions including the fair value of the Company’s Common Stock, the expected life of the option, and expected stock price volatility. The Company used the Black Scholes option pricing model to value its stock option awards.

The Company estimates the fair value of the options utilizing the Black-Scholes option pricing model, which is dependent upon several variables, including expected option term, expected volatility of the Company’s share price over the expected term, expected risk-free interest rate over the expected option term, and expected dividend yield rate over the expected option term, and actual forfeiture rates. A summary of the assumptions the Company utilized for option grants during the years ended December 31, 2024 and 2023, respectively, are as follows:

	Year ended December 31,
	2024	2023
Expected term (in years)	4.0	0.75-5.0
Expected volatility	47.8% - 55.0%	44.9%-47.6%
Risk-free interest rate	4.0% - 4.5%	3.8%-5.5%
Expected dividend yield	0.0%	0.0%

Common Stock Issued for Services

During the year ended December 31, 2024, the Company paid for certain services through the issuance of 12,500 fully vested common stock. The common stock awards are equity-classified, and compensation expense was recognized based on the fair value of the Company's common stock on the date of issuance. Stock-based compensation expense associated with the awards was immaterial for the twelve months ended December 31, 2024.

NOTE 12. INCOME TAXES

Due to its current operating losses, the Company recorded zero income tax expense during the years ended December 31, 2024 and 2023. During these periods, the Company’s activities were limited to U.S. federal and state tax jurisdictions, as it does not have any significant foreign operations.

A summary of the sources of differences between income taxes at the federal statutory rate and the provision for income taxes for the years ended December 31, 2024 and 2023, respectively, is as follows:

	Year Ended December 31,
	2024	2023
Tax benefit at the statutory rate	$(7,249,161)	$(4,346,294)
Increase (decrease) in taxes resulting from:
State taxes	(1,583,965)	(400,290)
Stock-based compensation	34,599	82,430
Research and development tax credits	(100,311)	(418,321)
Loss on debt extinguishment	4,305,904	—
Deferred tax true-ups and other	(1,037,064)	(167,497)
Change in valuation allowance	5,629,998	5,249,972
Total income tax expense (benefit)	$—	$—

Significant components of the Company's deferred income tax assets and liabilities are as follows:

	As of December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$16,979,615	$13,095,540
Research and development credits	1,310,860	1,647,502
Capitalized pre-business expenses	3,860,144	2,229,904
Accrued expenses	219,423	124,458
Stock-based compensation	1,019,432	899,453
Inventory reserve	282,905	243,070
Operating lease liability	57,817	127,116
Capitalized §174 research and development costs	1,966,559	1,905,522
Unrealized derivative gain/loss	34,368	—
Total deferred tax assets before valuation allowance	25,731,123	20,272,565
Less valuation allowance	(25,386,669)	(19,756,671)
Total deferred tax assets	344,454	515,894
Deferred tax liabilities
Fixed assets	(295,152)	(390,191)
Right-of-use assets	(49,302)	(125,703)
Total deferred tax liabilities	(344,454)	(515,894)
Net deferred tax asset (liability)	$—	$—

Effective for tax years beginning after December 31, 2021, taxpayers are required to capitalize any expenses incurred that are considered incidental to research and experimentation ("R&E") activities under IRC Section 174. While taxpayers historically had the option of deducting these expenses under IRC Section 174, the December 2017 Tax Cuts and Jobs Act mandates capitalization and amortization of R&E expenses for tax years beginning after December 31, 2021. Expenses incurred in connection with R&E activities in the US must be amortized over a 5-year period if incurred, and R&E expenses incurred outside the US must be amortized over a 15-year period. R&E activities are broader in scope than qualified research activities that are considered under IRC Section 41 (relating to the research tax credit). For the year ended December 31, 2022, the Company performed an analysis based on available guidance and determined that it will continue to be in a loss position even after the required capitalization and amortization of its R&E expenses. The Company will continue to monitor this issue for future developments, but it does not expect R&E capitalization and amortization to require it to pay cash taxes now or in the near future. Also effective for tax years beginning after December 31, 2021, companies are subject to further limitations on the tax deductibility of interest expense, which becomes limited to approximately 30% of adjusted earnings before interest and income tax expense. Interest expense that is limited for tax purposes may be carried forward indefinitely.

Due to the Company’s history of cumulative losses and after considering all the available objective evidence, management concluded that it is not more likely than not that all of the Company’s net deferred tax assets will be realized in the future. Accordingly, the Company’s deferred tax assets, which include net operating loss (“NOL”) carryforwards and tax credits related primarily to research and development, continue to be subject to a valuation allowance as of December 31, 2024 and 2023. The Company expects to continue to maintain a full valuation allowance until there is sufficient evidence to support recoverability of its deferred tax assets.

As of December 31, 2024 and 2023, the Company had approximately $72 million and $56 million, respectively, of unused federal net operating losses and approximately $53 million and $30 million, respectively, of unused state net operating loss carryforwards, that may be applied against future federal and state taxable income. If not utilized, the Company has approximately $1.8 million of federal and $1.3 million of state carryforwards as of December 31, 2024 and 2023, that expire in the year 2035 through 2038 with the remainder having an indefinite carryforward yet being subject to 80% limitation as a result of the Tax Cuts and Jobs Act. In addition, the Company had federal research credit carryforwards as of December 31, 2024 and 2023 of approximately $1.3 million and $1.6 million, respectively, of which will expire in the year 2035 through 2044, if not utilized.

As of December 31, 2024 and 2023, the Company has determined that it is more likely than not that the Company will not recognize the future tax benefit of the loss carryforwards and the capital losses, and has recognized a valuation allowance of approximately $25.4 million and $19.2 million, respectively. The valuation allowance increased by approximately $5.6 million during the year ended December 31, 2024.

Utilization of the NOL carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more "5-percent stockholders" increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period, or beginning the day after the most recent ownership change, if shorter. The Company has determined that a Section 382 change in ownership occurred during the year ended December 31, 2023. As a result of this change in ownership, we expect that certain of the Company's NOLs may not be utilized in the future to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. However, due to the full valuation allowance recorded as of December 31, 2024, the limitation does not affect the Company's results of operations for the periods presented.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2024 and 2023 is as follows:

	Year Ended December 31,
	2024	2023
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	4.6%	1.9%
Stock-based compensation	-0.1%	-0.4%
General business credits	0.3%	2.0%
Loss on extinguishment of debt	-12.5%	0.0%
Deferred tax true-ups and other	3.0%	0.8%
Change in valuation allowance	-16.3%	-25.3%
Income tax provision	0.0%	0.0%

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance at January 1, 2024	$—
Additions based on tax positions related to 2024	25,078
Additions for tax positions of prior years	411,876
Balance as of December 31, 2024	$436,954

NOTE 13. NET LOSS PER SHARE

Diluted earnings per share ("EPS") includes the dilutive effect of Common Stock equivalents and is computed using the weighted-average number of Common Stock and Common Stock equivalents outstanding during the reporting period. Diluted EPS during the years ended December 31, 2024 and 2023 excluded Common Stock equivalents because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share. The following table sets forth securities outstanding that could potentially dilute the calculation of diluted earnings per share:

	Year ended December 31,
	2024	2023
Stock options outstanding	218,430	188,865
Junior Note Warrants	859,315	550,000
Public Warrants	417,770	417,770
June 2023 Senior Note Warrants	335,210	335,210
Pre-Funded Warrants	837,116	—
August 2024 Warrants Issued with Junior Notes	19,892	—
Unvested restricted stock units	4,562	22,213
If-converted Common Stock from Series A Preferred Stock(1)	119,445	151,945
If-converted Common Stock from convertible notes	16,657,280	335,661
Total	19,469,020	2,001,664

_______________

(1)
Assumes that all shares of Series A Preferred Stock are converted into Common Stock at a conversion rate equal to $0.25 divided by $5.00 (adjusted by the Reverse Stock Split), representing the maximum number of shares issuable to holders of Series A Preferred Stock.

NOTE 14. SEGMENT REPORTING

Operating segments are defined as components of an entity about which discrete financial information is evaluated regularly by the Chief Operating Decision Maker ("CODM") in deciding how to allocate resources and assess performance. The Company operates and manages its business as one business segment, which is high-power, high-brightness blue laser technology. Accordingly, the Company has one reportable segment. The Company has a single management team that reports to the Chief Executive Officer, the Company's CODM, who comprehensively manages the entire Company. The accounting policies of the segment are the same as those described in the summary of significant accounting policies.

When evaluating the Company’s financial performance, the CODM is regularly provided with more detailed expense information than what is included in the Company’s statements of operations. The CODM uses net loss, as reported in the consolidated statements of operations, in evaluating the performance of the segment. Decisions regarding resource allocation are made primarily during the annual budget planning process and reallocated as needed throughout the year. The measure of segment assets is reported on the balance sheets as total assets.

The following table shows a reconciliation of the Company’s net loss, including the significant expense categories regularly provided to and reviewed by the CODM, as computed under U.S. GAAP, to the Company’s total net loss in the consolidated statements of operations:

	Year Ended December 31,
	2024	2023

Revenue	$152,127	$2,085,532
Cost of revenue:
Materials	57,867	944,615
Direct labor	1,336,722	1,457,823
Direct job costs	222,835	2,833,893
Overhead	588,052	459,102
Total cost of revenue	2,205,476	5,695,433
Gross margin	(2,053,349)	(3,609,901)
Operating expenses:
Research and development	1,821,816	5,462,680
Selling and marketing	468,074	1,539,690
General and administrative	8,807,651	11,117,525
Total operating expenses	11,097,541	18,119,895
Other segment items (1)	(21,364,864)	1,019,350
Segment net loss	$(34,515,754)	$(20,710,446)

_______________

(1)
Other segment items consist of interest income, interest expense, change in fair value of warrant liabilities, change in fair value of derivative liability, loss on extinguishment of debt and other income, net.

NOTE 15. RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS AND PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

During the preparation of the Company's consolidated financial statements as of and for the year ended December 31, 2024, the Company identified the following two misstatements:

•
Junior Note Deferred Financing Cost Misstatement: Amortization of deferred financing costs were improperly presented within general and administrative, rather than in interest expense, on the Company's consolidated statements of operations for the year ended December 31, 2023 and its condensed consolidated statements of operations for the quarters and year-to-date periods ended March 31, 2024, June 30, 2024 and September 30, 2024. There was no impact on the consolidated balance sheets, consolidated statements of changes in stockholders' deficit or consolidated statements of cash flows in any period as a result of the Junior Note Deferred Financing Cost Misstatement.
•
Senior Convertible Notes Misstatement: In late 2023, the Senior Convertible Notes were exchanged and, in accordance with the terms of the exchange, accrued and unpaid interest from the issuance date of the Senior Convertible Notes through the exchange date was to be added to the principal balance at that time, however, the Company did not properly add such accrued interest to principal, resulting in an (i) understatement of the principal amount of the Senior Convertible Notes and overstatement of accrued interest on the consolidated balance sheets as of December 31, 2023 and as of March 31, 2024, June 30, 2024, and September 30, 2024, (ii) understatement of interest expense in the consolidated statements of operations for the year ended December 31, 2023 and the condensed consolidated statements of operations for the quarters and year-to-date periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and (iii) overstatement of the loss on extinguishment of debt in the condensed consolidated statements of operations for the quarters and year-to-date periods ended June 30, 2024 and September 30, 2024, when certain of the Senior Convertible Notes were extinguished. The impact to the consolidated income statements also impacts the same line items presented on the consolidated statements of changes in stockholders' deficit and consolidated statements of cash flows.

The Board of Directors and management, upon the recommendation of the Audit Committee of the Board of Directors, concluded on April 11, 2025 that the Company’s previously issued financial statements as of and for the year ended December 31, 2023 and unaudited condensed consolidated financial statements as of and for each of the interim quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 should no longer be relied upon due to material misstatements, and that the Company would restate such financial statements to (i) properly reclassify the amortization of deferred financing costs within interest expense and (ii) properly account for the impact to principal, accrued interest, interest expense and loss on extinguishment of debt related to the exchange of the Senior Convertible Notes.

The Company’s management and the Audit Committee have discussed the matters herein disclosed in this Form 10-K with WithumSmith+Brown, P.C., the Company’s independent registered public accounting firm.

The Company has not filed, and does not intend to file, amendments to the previously filed Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, but instead is restating its unaudited interim condensed consolidated financial statements in this 10-K.

The corrections to (i) the year ended December 31, 2023 presented in this 10-K and (ii) the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 to be presented in the Company's upcoming Form 10-Qs to be filed during 2025 are as follows:

Consolidated Balance Sheets

	As of December 31, 2023
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accrued expenses	$2,750,305	$(250,648)	$2,499,657
Total current liabilities	$10,028,688	$(250,648)	$9,778,040
Convertible notes payable	$6,713,241	$254,710	$6,967,951
Total liabilities	$19,217,817	$4,062	$19,221,879
Stockholders’ Deficit
Accumulated deficit	$(97,286,789)	$(4,062)	$(97,290,851)
Total Stockholders’ Deficit	$(32,541,859)	$(4,062)	$(32,545,921)

	As of March 31, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accrued expenses	$3,248,847	$(246,202)	$3,002,645
Total current liabilities	$12,441,326	$(246,202)	$12,195,124
Convertible notes payable	$6,713,241	$254,710	$6,967,951
Total liabilities	$21,509,495	$8,507	$21,518,002
Stockholders’ Deficit
Accumulated deficit	$(102,987,442)	$(4,445)	$(102,991,887)
Total Stockholders’ Deficit	$(37,430,270)	$(4,445)	$(37,434,715)

	As of June 30, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accrued expenses	$4,316,645	$(246,332)	$4,070,313
Total current liabilities	$13,502,361	$(246,332)	$13,256,029
Convertible notes payable	$5,385,147	$204,321	$5,589,468
Total liabilities	$19,339,515	$(42,011)	$19,297,504
Stockholders’ Deficit
Accumulated deficit	$(115,674,830)	$48,505	$(115,626,325)
Total Stockholders’ Deficit	$(34,841,521)	$48,505	$(34,793,016)

	As of September 30, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accrued expenses	$4,443,179	$(244,997)	$4,198,182
Total current liabilities	$15,672,672	$(244,997)	$15,427,675
Convertible notes payable	$4,511,880	$171,188	$4,683,068
Total liabilities	$20,266,885	$(73,809)	$20,193,076
Stockholders’ Deficit
Accumulated deficit	$(120,052,352)	$31,797	$(120,020,555)
Total Stockholders’ Deficit	$(36,343,647)	$31,797	$(36,311,850)

Consolidated Statements of Operations

	Year Ended December 31, 2023
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$11,223,449	$(105,924)	$-	$11,117,525
Interest expense	$754,549	$105,924	$4,062	$864,535
Loss before provision for income taxes	$(20,706,384)	$-	$(4,062)	$(20,710,446)
Net loss and comprehensive loss	$(20,706,384)	$-	$(4,062)	$(20,710,446)
Net loss per common share, basic and diluted	$(0.63)	$-	$-	$(0.63)

	Three Months Ended March 31, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$2,889,345	$(236,550)	$-	$2,652,795
Interest expense	$950,867	$236,550	$4,445	$1,191,862
Loss before provision for income taxes	$(5,700,653)	$-	$(4,445)	$(5,705,098)
Net loss and comprehensive loss	$(5,700,653)	$-	$(4,445)	$(5,705,098)
Net loss per common share, basic and diluted	$(0.15)	$-	$-	$(0.15)

	Three Months Ended June 30, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$2,111,018	$(170,570)	$-	$1,940,448
Interest expense	$941,614	$170,570	$3,769	$1,115,953
Loss on extinguishment of debt	$10,346,108	$-	$(52,274)	$10,293,834
Loss before provision for income taxes	$(12,687,388)	$-	$48,505	$(12,638,883)
Net loss and comprehensive loss	$(12,687,388)	$-	$48,505	$(12,638,883)
Net loss per common share, basic and diluted	$(7.60)	$-	$0.03	$(7.57)

	Six Months Ended June 30, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$5,000,363	$(407,120)	$-	$4,593,243
Interest expense	$1,892,481	$407,120	$8,214	$2,307,815
Loss on extinguishment of debt	$10,346,108	$-	$(52,274)	$10,293,834
Loss before provision for income taxes	$(18,388,041)	$-	$44,060	$(18,343,981)
Net loss and comprehensive loss	$(18,388,041)	$-	$44,060	$(18,343,981)
Net loss per common share, basic and diluted	$(14.18)	$-	$0.03	$(14.15)

	Three Months Ended September 30, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$1,941,085	$(144,311)	$-	$1,796,774
Interest expense	$929,046	$144,311	$3,250	$1,076,607
Loss on extinguishment of debt	$1,339,017	$-	$(35,048)	$1,303,969
Loss before provision for income taxes	$(4,377,522)	$-	$31,797	$(4,345,725)
Net loss and comprehensive loss	$(4,377,522)	$-	$31,797	$(4,345,725)
Net loss per common share, basic and diluted	$(1.12)	$-	$0.01	$(1.11)

	Nine Months Ended September 30, 2024
	Originally Reported	Junior Note Deferred Financing Cost Restatement Adjustment	Senior Convertible Notes Restatement Adjustment	As Restated
General and administrative	$6,941,448	$(551,431)	$-	$6,390,017
Interest expense	$2,821,527	$551,431	$11,464	$3,384,422
Loss on extinguishment of debt	$11,685,125	$-	$(87,322)	$11,597,803
Loss before provision for income taxes	$(22,765,563)	$-	$75,857	$(22,689,706)
Net loss and comprehensive loss	$(22,765,563)	$-	$75,857	$(22,689,706)
Net loss per common share, basic and diluted	$(10.45)	$-	$0.03	$(10.41)

Consolidated Statements of Cash Flows

	Year Ended December 31, 2023
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
Net Loss	$(20,706,384)	$(4,062)	$(20,710,446)
Changes in operating assets and liabilities: Accrued expenses	$111,939	$4,062	$116,001

	Three Months Ended March 31, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
Net Loss	$(5,700,653)	$(4,445)	$(5,705,098)
Changes in operating assets and liabilities: Accrued expenses	$520,042	$4,445	$524,487

	Six Months Ended June 30, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
Net Loss	$(18,388,041)	$44,060	$(18,343,981)
Adjustments to reconcile net loss to net cash used in operating activities: Loss on extinguishment of debt	$10,346,108	$(52,274)	$10,293,834
Changes in operating assets and liabilities: Accrued expenses	$1,693,890	$8,214	$1,702,104

	Nine Months Ended September 30, 2024
	Originally Reported	Senior Convertible Notes Restatement Adjustment	As Restated
Net Loss	$(22,765,563)	$75,857	$(22,689,706)
Adjustments to reconcile net loss to net cash used in operating activities: Loss on extinguishment of debt	$11,685,125	$(87,322)	$11,597,803
Changes in operating assets and liabilities: Accrued expenses	$1,964,723	$11,464	$1,976,187

NOTE 16. SUBSEQUENT EVENTS

SFE EI Senior Note Settlement Agreement and Company Funding

On January 13, 2025, the Company entered into a letter agreement with S.F.E. Equity Investments SARL (“SFE EI”), pursuant to which SFE EI agreed to engage in efforts and commit capital to finance the operations of the Company for the next twelve months pursuant to a business plan focused on building a stable foundation for the future business (the “Transformation Plan”). In connection with the Transformation Plan, the Company agreed to certain governance changes.

Liqueous Settlement Agreement

On January 14, 2025, we entered into a settlement (the “Settlement”) and mutual release agreement with Liqueous LP (“Liqueous”) pursuant to which the parties provided an immediate mutual release of claims and obligations and Liqueous agreed to provide us with (i) payments for an aggregate of $1,000,000 in three installments, and (ii) a payment of $500,000 at such time as the parties are able to negotiate the amendment of the terms of outstanding pre-funded warrants held by Liqueous to reflect current market price. Following the Settlement with Liqueous, as amended, the ELOC provided for under the Master Agreement with Liqueous will not be implemented and no additional equity will be sold to Liqueous, other than as set forth in the Settlement, as amended.

On February 17, 2025, the Company entered into an amendment ("the Amendment") to the Settlement with Liqueous, pursuant to which the parties agreed to (i) settle the Promissory Note, described further in Note 8, through the issuance of 6,406,225 pre-funded warrants exercisable into common stock (the "February 2025 Pre-Funded Warrants"), (ii) modify certain outstanding Pre-Funded Warrants issued in connection with the Program, described further in Note 10, resulting in the issuance of 3,647,416 pre-funded warrants (the "Modified Pre-Funded Warrants"), together with the February 2025 Pre-Funded Warrants, (the "2025 Warrants") exercisable into common stock outstanding following the transaction and (iii) modify the remaining outstanding Pre-Funded Warrants issued in connection with the Program and concurrently issue 9,360,888 common shares of the Company as consideration for the settlement of such Pre-Funded Warrants. The exercise price for the 2025 Pre-Funded Warrants is substantially paid by the purchaser and, as a result, such warrants may be exercised into common stock in the future with a nominal exercise price payment. The Modified Pre-Funded Warrants and February 2025 Pre-Funded Warrants are exercisable anytime through September 2029 and February 2030, respectively. As of April 15, 2025, the Modified Pre-Funded Warrants, February 2025 Pre-Funded Warrants and common shares of the Company required to be issued in connection with the Amendment of the Settlement were not yet issued by the Company.

Trumar Capital LLC Acquisition Agreement

On February 19, 2025, the Company entered into a commitment letter with Trumar Capital LLC to acquire: (i) a license of certain technology that would allow the Company to expand its existing business within the defense sector; (ii) a controlling interest in a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and (iii) a controlling interest in a Software as a Service (SaaS) startup focused on operational resilience. The Company’s Executive Chairperson owns a controlling interest in the SaaS target entity, and as a result, the proposed investment will be negotiated by, and authorized only with approval from, the independent board members, and will be subject to stockholder approval.

The anticipated investments will occur in stages. The first stage, which has been completed, involved the purchase of a 20% ownership interest in TCEI for an aggregate price of $1.5 million in cash plus $23.5 million in notes. Such notes carry a five-year maturity, a 10% annual interest rate, and a three-month grace period, followed by a monthly payment structure, and are cancellable if the full transaction does not close. The $1.5 million cash portion of the purchase price was provided by Indigo Capital LLC, to whom Nuburu issued a promissory note with a face amount of $1,578,495, maturity date of March 1, 2026, and conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date.

The second stage, which will require both stockholder and regulatory approval, will involve the investment in additional ownership interests, resulting in Nuburu (i) having a controlling interest in the target entities and (ii) issuing Common Stock in excess of 19.9% of its outstanding Common Stock as part of the purchase price. Nuburu would also receive rights to appoint directors for each target entity, consistent with its percentage of ownership in each entity.

We also agreed to issue 6,086,957 shares of common stock to SFE EI as consideration for SFE EI escrowing approximately $4.2 million in assets for purposes of guaranteeing our performance obligations in connection with the TCEI acquisition. Issuances to SFE EI may not exceed 19.9% of the outstanding Common Stock until approved by stockholders.

Consummation of the full TCEI acquisition is subject to continued due diligence, receipt of an acceptable valuation from a third-party valuation firm, regulatory approvals, and stockholder consent.

On March 31, 2025, we also entered into a Joint Pursuit Agreement with the defense-tech company to allow both parties to jointly develop and market certain defense-related vehicles and services in advance of closing the full TCEI acquisition.

Humbl Share Exchange Agreement

On February 28, 2025, the Company entered into a share exchange agreement (“Equity Swap Agreement”) and master distribution agreement with HUMBL, Inc. (“HUMBL”). Under the terms of the Equity Swap Agreement, the Company agreed to issue $2 million in common stock to HUMBL and HUMBL agreed to issue an equal amount of Series C Preferred Stock to the Company. The issuance of shares by each party was contingent upon obtaining any required regulatory, exchange, or stockholder approvals and satisfying any applicable registration requirements. Subsequently, the parties have terminated such agreements and have no further obligations to each other in connection with such agreements.

Indigo Capital Convertible Notes

On March 3, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,500,000, the Company issued to Indigo Capital LLC ("Indigo Capital") a $1,578,495 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a March 1, 2026 maturity date and a conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date;
•
in exchange for the extinguishment of the remaining August 2024 Convertible Notes held by Indigo Capital, which it purchased from Esousa on March 3, 2025, the Company issued to Indigo Capital a $894,708.31 face amount unsecured, convertible note that bears no interest for so long as it is not in default, and has March 1, 2026 maturity date and a conversion price equal to 33.33% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of common stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the common stock on an eligible exchange. The Company is also obligated to register for resale the shares issuable upon conversion of the notes.

Foreclosure Collateral Sale

On March 5, 2025, lenders holding certain outstanding Senior Convertible Notes held an auction for the sale of collateral securing the Company’s repayment obligations to such lenders. The auction resulted in the transfer of collateral to an affiliate of the senior secured lenders in exchange for a full discharge and extinguishment of the Company’s Junior and Senior Convertible Notes. All of the Company’s outstanding long-term indebtedness has been eliminated through a combination of the Company’s conversion of outstanding indebtedness over the course of the last year and the discharge and extinguishment of debt resulting from the lender’s collateral sale.

SYME Strategic Investment

On March 14, 2025, we entered into an up to $5.15 million in aggregate convertible facility with Supply@ME Capital Plc (“SYME”), a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. This investment in SYME is anticipated to be funded by SFE EI (in exchange for approximately $3 million of convertible notes issued by Nuburu to SFE EI), and upon conversion is expected to result in Nuburu holding a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers (collectively, the “Approvals”), we may convert amounts outstanding under the facility into ordinary shares of SYME at a fixed conversion rate of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. The Company’s Executive Chairman is the founder and current Chief Executive Officer of SYME, and as a result, the proposed investment was negotiated and approved by the independent board members.

SYME and its operating subsidiaries provide its platform for use by manufacturing and trading companies to access inventory trade solutions, enabling their businesses to generate cashflow, through a non-credit arrangement and without incurring debt. This is achieved by their existing eligible inventory being added to the platform and then monetised through purchases by third-party inventory funders. The inventory to be monetised can include warehoused goods waiting to be sold to end-customers or goods that are part of a typical import/export transaction. As of September 20, 2024, SYME had a pipeline of approximately £391.0m and approximately 15 employees.

NUBURU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$111,090	$209,337
Inventories, net of reserve of nil and $1,161,469 at June 30, 2025 and December 31, 2024, respectively	—	1,526,467
Deposit on acquisition - related party	600,000	—
Prepaid expenses and other current assets	1,019,563	162,749
Total current assets	1,730,653	1,898,553
Property and equipment, net	—	4,834,729
Operating lease right-of-use assets	—	202,411
Convertible note receivable	748,600	—
Other assets	—	34,359
TOTAL ASSETS	$2,479,253	$6,970,052

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$5,127,709	$6,301,310
Accrued expenses	5,663,216	4,301,195
Current portion of operating lease liability	—	237,369
Contract liabilities	24,000	24,000
Shareholder advances	99,936	644,936
Current portion of notes payable	11,108,841	9,242,183
Convertible note derivative liability	—	37,900
Preferred stock liability	21,889,050	—
Total current liabilities	43,912,752	20,788,893
SEPA liability	3,297,922	—
Warrant liabilities	18,301	128,615
TOTAL LIABILITIES	47,228,975	20,917,508

Commitments and Contingencies (Note 6)

Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 2,188,905 and 2,388,905 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	23,889,050
Stockholders’ Deficit
Common Stock, $0.0001 par value; 250,000,000 shares authorized; 70,292,737 and 20,274,238 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	10,912	2,028
Additional paid-in capital	105,484,321	93,968,071
Accumulated deficit	(150,244,955)	(131,806,605)
Total Stockholders’ Deficit	(44,749,722)	(37,836,506)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$2,479,253	$6,970,052

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$—	$49,278	$—	$142,827
Cost of revenue	(4,538)	733,726	231,179	1,590,682
Gross margin	4,538	(684,448)	(231,179)	(1,447,855)
Operating expenses:
Research and development	—	683,381	184,563	1,449,876
Selling and marketing	526,996	(73,070)	1,070,333	272,520
General and administrative	4,095,229	1,940,448	6,174,034	4,593,243
Total operating expenses	4,622,225	2,550,759	7,428,930	6,315,639
Loss from operations	(4,617,687)	(3,235,207)	(7,660,109)	(7,763,494)
Non-operating income (loss):
Interest income	19,194	4,741	26,579	16,481
Interest expense	(160,952)	(1,115,953)	(354,432)	(2,307,815)
Change in fair value of warrant liabilities	(16,986)	1,783,201	110,314	1,786,512
Change in fair value of derivative liability	—	—	37,900	—
Change in fair value of convertible note receivable	(11,400)	—	(11,400)	—
Change in fair value of notes payable	(1,422,895)	—	(1,166,373)	—
Change in fair value of SEPA liability	(260,507)	—	(260,507)	—
Loss on issuance of notes payable	(766,296)	—	(1,474,096)	—
Loss on issuance of SEPA	(2,582,724)	—	(2,582,724)	—
Loss on extinguishment of notes payable	(1,375,819)	(10,293,834)	(6,873,335)	(10,293,834)
SEPA fees and issuance costs	(1,075,000)	—	(1,075,000)	—
Gain on sale of intellectual property intangible assets	—	—	8,961,872	—
Loss on impairment of inventories, property and equipment and operating lease right-of-use asset	—	—	(6,064,823)	—
Interest expense recognized on remeasurement of preferred stock liability	—	—	(10,398,050)	—
Other gain (loss), net	46,097	218,169	(52,216)	218,169
Loss before provision for income taxes	(12,224,975)	(12,638,883)	(28,836,400)	(18,343,981)
Provision for income taxes	—	—	—	—
Net loss	(12,224,975)	(12,638,883)	(28,836,400)	(18,343,981)
Reclassification of convertible preferred stock from mezzanine equity to liability	—	—	10,398,050	—
Deemed dividend in connection with modification of pre-funded warrants	—	—	(3,076,380)	—
Net loss available to common shareholders	$(12,224,975)	$(12,638,883)	$(21,514,730)	$(18,343,981)
Net loss per common share, basic and diluted (1)	$(0.18)	$(7.57)	$(0.43)	$(14.15)
Weighted-average common shares used to compute net loss per common share, basic and diluted (1)(2)	66,284,524	1,670,052	49,771,075	1,296,478

(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 for additional information.
(2)
Amounts presented for the three and six months ended June 30, 2025 include 13,800,774 shares of Common Stock that the Company was required to issue but had not yet issued as of June 30, 2025.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance as of December 31, 2024	2,388,905	$23,889,050	20,274,238	$2,028	$93,968,071	$(131,806,605)	$(37,836,506)
Reclassification of convertible preferred stock from mezzanine equity to current liabilities	(2,388,905)	(23,889,050)	—	—	—	—	—
Issuance of Common Stock to extinguish debt	—	—	15,551,122	5,438	4,384,813	—	4,390,251
Issuance of Common Stock upon exercise of pre-funded warrants	—	—	13,008,304	1,301	(367)	—	934
Contributions from related party					110,000		110,000
Stock-based compensation	—	—	—	—	571,708	—	571,708
Deemed dividend in connection with modification of pre-funded warrants	—	—	—	—	(936)	—	(936)
Reclassification of convertible preferred stock from mezzanine equity to liability	—	—	—	—	—	10,398,050	10,398,050
Net loss	—	—	—	—	—	(16,611,425)	(16,611,425)
Balance as of March 31, 2025	—	—	48,833,664	8,767	99,033,289	(138,019,980)	(38,977,924)
Issuance of Common Stock to extinguish debt	—	—	16,294,942	1,629	5,024,306	—	5,025,935
Issuance of Common Stock in connection with the SEPA commitment fee	—	—	1,332,623	133	545,176	—	545,309
Common Stock issued for services	—	—	3,830,189	383	599,617	—	600,000
Issuance of Common Stock from releases of restricted stock units	—	—	1,869	—	—	—	—
Restricted stock units withheld for tax withholdings	—	—	(550)	—	(173)	—	(173)
Stock-based compensation	—	—	—	—	282,106	—	282,106
Net loss	—	—	—	—	—	(12,224,975)	(12,224,975)
Balance as of June 30, 2025	—	$—	70,292,737	$10,912	$105,484,321	$(150,244,955)	$(44,749,722)

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares(1)	Amount(1)	Additional Paid-in Capital(1)	Accumulated Deficit	Total Stockholders' Deficit
Balance as of December 31, 2023	2,388,905	$23,889,050	922,362	$92	$64,744,838	$(97,290,851)	$(32,545,921)
Issuance of Common Stock	—	—	40,000	4	199,996	—	200,000
Issuance of Common Stock from releases of restricted stock units	—	—	1,237	1	(1)	—	—
Restricted stock units withheld for tax withholdings	—	—	(285)	(1)	(1,872)	—	(1,873)
Stock-based compensation	—	—	—	—	614,115	—	614,115
Net loss	—	—	—	—	—	(5,705,098)	(5,705,098)
Balance as of March 31, 2024	2,388,905	23,889,050	963,314	96	65,557,076	(102,991,887)	(37,434,715)
Issuance of Common Stock to extinguish debt	—	—	2,248,312	225	13,356,187	—	13,356,412
Issuance of Common Stock from releases of restricted stock units	—	—	48,779	5	(5)	—	—
Restricted stock units withheld for tax withholdings	—	—	(13,082)	(1)	(70,712)	—	(70,713)
Issuance of pre-funded warrants	—	—	—	—	1,539,866	—	1,539,866
Stock-based compensation	—	—	—	—	450,572	—	450,572
Net loss	—	—	—	—	—	(12,638,883)	(12,638,883)
Balance as of June 30, 2024	2,388,905	$23,889,050	3,247,323	$325	$80,832,984	$(115,626,325)	$(34,793,016)

(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 for additional information.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2025	2024

Cash Flows from Operating Activities:
Net loss	$(28,836,400)	$(18,343,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	446,449	389,538
Stock-based compensation	794,646	1,064,687
Inventory reserve adjustments	—	28,012
Amortization of debt discount	—	1,531,541
Amortization of deferred financing costs	28,433	407,120
Debt issuance costs expensed under fair value option	161,380	—
Operating lease right-of-use asset	—	188,776
Change in fair value of warrant liabilities	(110,314)	(1,786,512)
Change in fair value of derivative liability	(37,900)	—
Change in fair value of convertible note receivable	11,400	—
Change in fair value of notes payable	1,166,373	—
Change in fair value of SEPA liability	260,507	—
Loss on issuance of notes payable	1,474,096	—
Loss on issuance of SEPA	2,582,724	—
Loss on extinguishment of notes payable	6,873,335	10,293,834
SEPA fees and issuance costs	1,075,000	—
Gain on sale of intellectual property intangible assets	(8,961,872)	—
Loss on impairment of inventories, property and equipment and operating lease right-of-use asset	6,064,823	—
Interest expense recognized on remeasurement of preferred stock liability	10,398,050	—
Changes in operating assets and liabilities:
Accounts receivable	—	409,004
Inventories	—	(203,429)
Prepaid expenses and other current assets	(97,647)	(738,424)
Accounts payable	776,714	916,495
Accrued expenses	2,181,068	1,702,104
Contract liabilities	—	(6,400)
Operating lease liability	(237,369)	(174,592)
Net cash used in operating activities	(3,986,504)	(4,322,227)
Cash Flows from Investing Activities:
Payment for acquisition	(600,000)	—
Payments under convertible note receivable	(650,000)	—
Net cash used in investing activities	(1,250,000)	—
Cash Flows from Financing Activities:
Proceeds from note borrowings	5,399,708	—
Repayments of notes payable	(1,024,898)	—
Payments of notes issuance and SEPA issuance costs	(236,380)	(21,500)
Proceeds received from settlement	1,000,000	—
Restricted stock units withheld for tax withholdings	(173)	(72,587)
Proceeds from issuance of Common Stock	—	200,000
Shareholder advances	—	644,936
Proceeds from the issuance of pre-funded warrants	—	1,539,866
Net cash provided by financing activities	5,138,257	2,290,715
NET CHANGE IN CASH DURING THE PERIOD	(98,247)	(2,031,512)
CASH AND CASH EQUIVALENTS ―BEGINNING OF PERIOD	209,337	2,148,700
CASH AND CASH EQUIVALENTS ―END OF PERIOD	$111,090	$117,188
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$83,418	$—
Cash paid for income taxes	$—	$—
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of Common Stock upon extinguishment or conversion of notes payable	$9,416,186	$13,356,412
Issuance of Common Stock in connection with the SEPA commitment fee	$545,309	$—
Extinguishment of existing unsecured promissory note and accrued interest through issuance of convertible note	$2,108,523	$—
Transaction costs related to the reverse recapitalization not yet paid	$1,007,439	$1,007,439

Shares issued for services included in prepaid expenses and OCA	$709,167	$—
Debt issuance costs included in accounts payable and accrued expenses	$127,000	$697,563
Issuance of promissory note for replacement of shareholder advance	$545,000	$—
Stock-based compensation expense included in accrued expenses	$50,000	$—
Issuance of Common Stock upon exercise of pre-funded warrants	$934	$—
Deemed dividend in connection with modification of pre-funded warrants	$936	$—
Transfer of property and equipment from inventory	$—	$154,971
Purchase of property and equipment in accounts payable and accrued expenses	$—	$540,028

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

NUBURU, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BACKGROUND AND ORGANIZATION

Nuburu, Inc. (“Nuburu” or the “Company”) was originally incorporated in Delaware on July 21, 2020 under the name Tailwind Acquisition Corp. (“Tailwind”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), the Company consummated its initial public offering (the “IPO”). On January 31, 2023 (the "Closing Date"), the Company consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into the Company's subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed its name to “Nuburu, Inc.,” and the Company became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

Throughout the notes to the condensed consolidated financial statements, unless otherwise noted, the “Company,” “we,” “us” or “our” and similar terms refer to Legacy Nuburu prior to the consummation of the Business Combination, and Nuburu and its subsidiaries after the consummation of the Business Combination.

Going Concern and Liquidity

The Company is an emerging growth company that has not yet achieved full commercialization and is expected to incur losses until it does.

From inception through June 30, 2025, the Company has incurred operating losses and negative cash flows from operating activities. For the six months ended June 30, 2025 and 2024, the Company has incurred operating losses, including net losses of $28,836,400 and $18,343,981, respectively, and the Company has an accumulated deficit of $150,244,955 as of June 30, 2025. The operating loss for the six months ended June 30, 2025 included $10,398,050 of non-cash interest expense recognized on remeasurement of the preferred stock liability. For additional information on this interest expense, see Note 9. The Company expects to continue executing its comprehensive growth and diversification strategy, expanding into complementary domains such as defense-tech, security, and operational resilience solutions. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases its revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company plans to finance its operations with proceeds from the issuance and sale of equity securities or debt, including sales pursuant to its SEPA with the SEPA Investor, each defined and further described in Note 11; however, there is no assurance that management's plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company. Until the Company can generate sufficient revenue to cover its operating expenses, working capital, and capital expenditures, the Company plans to rely on proceeds received from the SEPA and certain agreements executed subsequent to June 30, 2025, as further described herein.

NYSE Regulation Notice of Noncompliance

On April 29, 2025, the Company received a Notice of Noncompliance (the “Notice”) from NYSE Regulation indicating that the Company was not in compliance with Section 1003(a)(i) of the NYSE American LLC Company Guide (the “Company Guide”), which requires a company to maintain stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years. The Notice has no immediate effect on the listing or trading of the Company’s securities and the Company’s common stock, par value $0.0001 per share (“Common Stock") will continue to trade on the NYSE American under the symbol “BURU” with the designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards.

As required by the Company Guide, the Company submitted a detailed plan on May 29, 2025. The detailed plan advised NYSE Regulation of actions the Company has taken or will take to regain compliance with the continued listing standards by the compliance deadline of October 29, 2026. On July 22, 2025, the Company received notification from NYSE Regulation that it completed its review of the detailed plan, accepted the detailed plan, and granted the Company a plan period through October 29, 2026 to regain compliance.

NYSE Regulation staff will review the Company periodically for compliance with the initiatives outlined in the detailed plan. If the Company is not in compliance with the continued listing standards by October 29, 2026, or if the Company does not make progress consistent with the detailed plan during the plan period, NYSE Regulation will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with the Company Guide.

The Company believes that, upon consummation of certain of the transactions that it has recently announced, it will be able to regain compliance. However, such transactions are subject to regulatory approvals, stockholder approval, and other closing conditions and, as a result, may not be consummated. Even if consummated, such transactions may not achieve the anticipated results or benefits to the Company.

Inventory, Property and Equipment and Right-of-Use Asset Impairment

The Company leased approximately 27,900 square feet of office space in Centennial, Colorado under a noncancelable operating lease agreement. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. As further described in Note 3, as of March 31, 2025, the Company was in default under its lease, and Centennial Tech Industrial Owner (the "Landlord") pursued available remedies in advance of the expiration of the lease term in June 2025. As such, during the first quarter of 2025, the Company determined that, based on the assumption that the Landlord would fully exercise its rights with respect to all assets remaining on the premises, (i) it no longer had control over the inventory and that recovery was not probable, therefore, inventory was written down to a net realizable value of zero, (ii) the carrying value of its property and equipment, all of which was at the leased location, was no longer recoverable, and the assets were written down to a net book value of $0, and (iii) the right-of-use asset associated with this lease was fully impaired, as the Company could no longer use the leased premises, each of which is recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the six months ended June 30, 2025. See Note 3 for additional information.

Certain Significant Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, those summarized in the Cautionary Note Regarding Forward-Looking Statements above.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented.

The results of operations for the three and six months ended June 30, 2025 and 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2025 or any future period. These unaudited condensed consolidated financial statements and their notes should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on April 15, 2025, and as subsequently amended.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Reverse Stock Split

Following stockholder approval on February 22, 2024, the Company effected a reverse stock split of its Common Stock at a ratio of 1-for-40 (the “Reverse Stock Split.”) The Reverse Stock Split was effective July 23, 2024. No changes were made to the number of authorized shares. Proportional adjustments were made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, warrants, and other equity instruments convertible into Common Stock, as well as the applicable exercise price. All share and per share amounts of our Common Stock presented have been retroactively adjusted to reflect the Reverse Stock Split, including reclassifying an amount equal to the reduction in par value of Common Stock to additional paid-in capital.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Significant Accounting Policies

The significant accounting policies used in preparation of these condensed consolidated financial statements are disclosed in the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended. Other than as noted below, the significant accounting policies have not changed significantly since that filing.

Standby Equity Purchase Agreement

In May 2025, the Company entered into a SEPA with the SEPA Investor, each defined and further described in Note 11. Pursuant to the SEPA, the Company has the right, but not the obligation, to sell to the SEPA Investor up to $100.0 million of shares of Common Stock at the Company’s request any time during the 36 months following the execution of such purchase agreement, subject to certain conditions. The SEPA is accounted for as a liability at fair value under Accounting Standards Codification ("ASC") 815, as it includes an embedded put option and an embedded forward contract that do not meet the indexed to equity and the equity classification scope exception. The put option is recognized at inception, and the forward option is recognized upon issuance of notice for the sale of the Company's Common Stock. The change in the fair value of the SEPA is recorded in other gain (loss), net on the condensed consolidated statements of operations. See Note 11 for further details.

Fair value option for certain financial instruments

The Company elected the fair value option (“FVO”) for recognition of (i) certain debt instruments, as described in Notes 4 and 8, and (ii) the Convertible Note Receivable (as defined and described in Note 5), as permitted under ASC 825, Financial Instruments. Under this option, financial instruments are initially recognized at fair value as an asset or liability on the condensed consolidated balance sheets with subsequent changes in fair value, inclusive of interest, market risk, and other factors affecting valuation, reflected in the condensed consolidated statements of operations. The Company elected to recognize interest expense within the line item presented for the change in the fair value of the asset or liability. Additionally, the change in fair value of financial liabilities attributable to the change in the instrument-specific credit risk is required to be presented separately in other comprehensive income. For the three and six months ended June 30, 2025, the change in fair value related to a change in the instrument-specific credit risk was immaterial. All costs associated with the issuance of financial instruments accounted for using the FVO are expensed upon issuance or as incurred. See Note 5 and Note 8 for additional information.

Mandatorily redeemable preferred stock

The Company accounts for mandatorily redeemable preferred stock in accordance with ASC 480, Distinguishing Liabilities from Equity. Preferred stock that is mandatorily redeemable on a fixed or determinable date, or upon the occurrence of an event certain to occur, is classified as a liability on the condensed consolidated balance sheets. Mandatorily redeemable preferred stock is initially recognized at its fair value, and subsequently measured at its redemption value.

Recently Issued Accounting Pronouncements

ASU 2023-09

In December 2023, the Financial Accounting Standards Board (“FASB") issued Accounting Standards Update (“ASU") 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

ASU 2024-03

In November 2024, the FASB issued ASC 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which is intended to provide more detailed information about specified categories of expenses (purchases of inventory, employee compensation, depreciation and amortization) included in certain expense captions presented on the consolidated statement of operations. This new standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either (1) prospectively to financial statements issued for periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the consolidated financial statements. The Company is in the process of finalizing the disclosures that will be required by the adoption of the provisions of ASU 2023-09, and will adopt these amendments for annual disclosures in the Annual Report on Form 10-K for the year ending December 31, 2027.

NOTE 3. BALANCE SHEET COMPONENTS

The Company leased approximately 27,900 square feet of office space in Centennial, Colorado, with a lease term through June 2025. Consistent with the Company’s previously disclosed business plan for its future business, the Company does not believe that assets or equipment that remain on this leased property are critical to its new business strategy, given that it will not be conducting full-scale manufacturing or laser design or development that would involve the prior patent portfolio, which was transferred to its former secured lenders. The Company is pursuing a lease for a replacement facility that is more appropriate for the Company’s new business strategy, which will involve laser development in different verticals and outsourcing of manufacturing and inventory management. However, entering into a new lease and appropriately equipping a new facility is costly and time-consuming and may cause delays in the Company’s progress with respect to the business plan focused on building a stable foundation for its future business.

As of March 31, 2025, the Company was in default under the lease, and the Landlord pursued available remedies in advance of the lease term that expired in June 2025. In April 2025, the Landlord obtained a default judgment against the Company in the amount of $409,278, which accrues interest at a rate of 10% per annum beginning in March 2025 until paid in full. The Landlord exercised its rights under the lease agreement and applicable law with respect to a lessee in default and such lessee’s assets located on the premises, including the removal and disposal of inventories and property and equipment remaining on the property. As such, during the first quarter of 2025, the Company determined that, based on the assumption that the Landlord would fully exercise its rights with respect to all assets remaining on the premises, (i) it no longer had control over the inventory and that recovery was not probable, therefore, inventory was written down to a net realizable value of zero, (ii) the carrying value of its property and equipment, all of which was at the leased location, was no longer recoverable, and the assets were written down to a net book value of $0, and (iii) the right-of-use asset associated with this lease was fully impaired, as the Company could no longer use the leased premises, each of which is recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the six months ended June 30, 2025.

Inventories, Net

Inventories, net as of December 31, 2024 consisted of the following:

December 31, 2024
Raw materials and supplies	$1,913,013
Work-in-process	161,137
Finished goods	613,786
Inventories, gross	2,687,936
Less: inventory reserve	(1,161,469)
Inventories, net	$1,526,467

As of June 30, 2025, the Company's inventory value was nil, as it no longer had control over the inventory and recovery was not probable. During each of the three and six months ended June 30, 2025 and the three months ended June 30, 2024, the Company recorded lower of cost or net realizable value charges of nil.

During the six months ended June 30, 2024, the Company recorded lower of cost or net realizable value charges of $28,012. During the first half of 2025, in connection with the lease default described above, inventory was written down to a net realizable value of zero through a $1,526,467 loss recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the six months ended June 30, 2025.

Property and Equipment, Net

Property and equipment, net as of December 31, 2024 consisted of the following:

December 31, 2024
Machinery and equipment	$7,203,592
Leasehold improvements	897,948
Furniture and office equipment	205,897
Computer equipment and software	197,386
Property and equipment, gross	8,504,823
Less: accumulated depreciation and amortization	(3,670,094)
Property and equipment, net	$4,834,729

As of June 30, 2025, the Company's property and equipment, net value was nil, as the carrying value of its property and equipment, all of which was at the leased location, was no longer recoverable. Depreciation and amortization expense related to property and equipment was nil and $132,643 during the three months ended June 30, 2025 and 2024, respectively, and $446,449 and $389,538 during the six months ended June 30, 2025 and 2024, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of June 30, 2025 and December 31, 2024 consisted of the following:

	June 30, 2025	December 31, 2024
Common stock issued for services	$709,167	$—
Prepaid insurance	88,633	123,959
Other prepaid assets	43,174	28,521
Other current assets (1)	178,589	10,269
Total prepaid expenses and other current assets	$1,019,563	$162,749

(1)
Includes $150,000 receivable from Liqueous in connection with the Liqueous Settlement Agreement, as defined and further described in Note 6.

Accrued Expenses

Accrued expenses as of June 30, 2025 and December 31, 2024 consisted of the following:

	June 30, 2025	December 31, 2024
Accrued legal, accounting and professional fees	$3,174,608	$2,448,594
Accrued TCEI acquisition costs	735,127	—
Accrued transaction costs related to the reverse recapitalization	503,600	503,600
Accrued lease-related payables	409,278	54,288
Accrued taxes payable	339,569	357,953
Accrued payroll and benefits	336,473	232,966
Accrued interest	62,505	560,501
Other	102,056	143,293
Total accrued expenses	$5,663,216	$4,301,195

NOTE 4. FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

An asset's or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company’s financial instruments that are carried at fair value consist of Level 1 and Level 3 assets and liabilities:

•
Level 1:
o
Level 1 assets include highly liquid bank deposits and money market funds, which were not material in any period presented herein.
o
Level 1 liabilities include the Public Warrants, which are classified as Level 1 due to the use of an observable market quote in an active market, however, were determined to have no value as of June 30, 2025 and December 31, 2024 due to a notification from the NYSE American in December 2023 that the NYSE American had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole warrant exercisable to purchase one share of the Company’s Common Stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE American under the symbol “BURU.WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels.

•
Level 3:
o
Level 3 assets include the Convertible Note Receivable (as defined and described in Note 5), which is classified as Level 3 due to the use of unobservable inputs in the valuation of the asset. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.
o
Level 3 liabilities include (i) the Junior Note Warrants (as defined and described in Note 8 and Note 10), (ii) our debt recorded under the fair value option, including the Indigo Capital Convertible Notes, Agile Note, Diagonal Convertible Note, Boot Convertible Note, Brick Lane Convertible Notes and Bomore Convertible Notes (each as defined and described in Note 8), and (iii) through early March 2025, the August 2024 Convertible Note Derivative Liability (as defined and described in Note 8), each of which is classified as Level 3 due to the use of unobservable inputs in the valuation of the liability. Gains or losses from the remeasurement of (i) the Junior Note Warrants are recorded as part of change in fair value of warrant liabilities, (ii) debt recorded under the fair value option are recorded as part of change in fair value of notes payable, (iii) the SEPA liability, as further described in Note 11, are recorded as part of change in fair value of SEPA liability, and (iv) the August 2024 Convertible Note Derivative Liability are recorded as part of change in fair value of derivative liability in the condensed consolidated statements of operations. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.

The following tables set forth the fair value of the Company’s financial assets and liabilities by level within the fair value hierarchy as of June 30, 2025 and December 31, 2024:

	At June 30, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Convertible Note Receivable	$—	$—	$748,600	$748,600
Total assets	$—	$—	$748,600	$748,600

Liabilities:
Junior Note Warrants	$—	$—	$18,301	$18,301
Notes payable - fair value option	—	—	9,510,017	9,510,017
SEPA liability	—	—	3,297,922	3,297,922
Total liabilities	$—	$—	$12,826,240	$12,826,240

	At December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Junior Note Warrants	$—	$—	$128,615	$128,615
Convertible note derivative liability (1)	—	—	37,900	37,900
Total liabilities	$—	$—	$166,515	$166,515

(1)
Represents the August 2024 Convertible Note Derivative Liability, as defined and described in Note 8. In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital and subsequently extinguished. For additional information, see Note 8.

Level 3 Financial Assets

Convertible Note Receivable

The following table sets forth a summary of the changes in fair value of the Company's Convertible Note Receivable:

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025
Fair value, beginning balance	$260,000	$—
Fair value at issuance	—	260,000
Principal additions	500,000	650,000
Contributions from related party	—	(150,000)
Change in fair value	(11,400)	(11,400)
Fair value, ending balance	$748,600	$748,600

The aggregate fair value of the Convertible Note Receivable was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the Convertible Note Receivable at issuance and June 30, 2025 were as follows:

Six Months Ended June 30,
2025
Convertible Note Receivable
Stock price	$0.000038 - 0.000048
Expected term (in years)	1.00 - 1.25
Expected volatility	157.7% - 188.1%
Risk-free interest rate	3.8% - 4.2%
Expected dividend yield	0.0%

Level 3 Financial Liabilities

Junior Note Warrants

The following table sets forth a summary of the changes in fair value of the Company's Junior Note Warrants issued in November 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Fair value, beginning balance	$1,315	$2,235,208	$128,615	$2,238,519
Change in fair value	16,986	(1,783,201)	(110,314)	(1,786,512)
Fair value, ending balance	$18,301	$452,007	$18,301	$452,007

The aggregate fair value of the Junior Note Warrants was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the Junior Note Warrant liability were as follows:

	Six Months Ended June 30,
	2025	2024
Junior Note Warrants:
Stock price	$0.35	$0.03 - 0.14
Expected term (in years)	3.4 - 4.1	4.4 - 4.7
Expected volatility	66.2% - 70.8%	58.9% - 69.8%
Risk-free interest rate	3.7%	4.2% - 4.3%
Expected dividend yield	0.0%	0.0%

Notes Payable - Fair Value Option

The following tables set forth a summary of the changes in fair value of the Company's notes payable recorded under the fair value option:

	Three Months Ended June 30, 2025
	Beginning Balance	Issuance	Additions & (Payments)	Conversion	Change in Fair Value	Ending Balance
Indigo Capital Convertible Notes	$4,047,000	$3,803,374	$—	$(2,761,362)	$1,173,366	$6,262,378
Agile Note	—	500,000	58,417	—	316,143	874,560
Diagonal Convertible Note	—	399,955	—	—	(6,735)	393,220
Boot Convertible Note	—	193,215	—	—	(3,254)	189,961
Brick Lane Convertible Notes	—	2,565,384	—	(2,264,573)	(29,972)	270,839
Bomore Convertible Notes	—	1,411,829	—	—	(28,190)	1,383,639
Torcross Convertible Notes	—	133,883	—	—	1,537	135,420
Total	$4,047,000	$9,007,640	$58,417	$(5,025,935)	$1,422,895	$9,510,017

	Six Months Ended June 30, 2025
	Beginning Balance	Issuance	Additions & (Payments)	Conversion	Change in Fair Value	Ending Balance
Indigo Capital Convertible Notes	$—	$9,014,474	$—	$(3,668,940)	$916,844	$6,262,378
Agile Note	—	500,000	58,417	—	316,143	874,560
Diagonal Convertible Note	—	399,955	—	—	(6,735)	393,220
Boot Convertible Note	—	193,215	—	—	(3,254)	189,961
Brick Lane Convertible Notes	—	2,565,384	—	(2,264,573)	(29,972)	270,839
Bomore Convertible Notes	—	1,411,829	—	—	(28,190)	1,383,639
Torcross Convertible Notes	—	133,883	—	—	1,537	135,420
Total	$—	$14,218,740	$58,417	$(5,933,513)	$1,166,373	$9,510,017

The fair value of the Company's notes payable recorded under the fair value option was estimated using Level 3 fair value measurements. The significant inputs to the calculation of the fair value of the notes payable recorded under the fair value option at issuance and June 30, 2025 were as follows:

Six Months Ended June 30, 2025
Valuation Inputs:	Indigo Capital Convertible Notes(1)	Agile Note(2)	Diagonal Convertible Note(1)	Boot Convertible Note(1)	Bomore Convertible Notes(3)	Brick Lane Convertible Notes(1)(3)	Torcross Convertible Note(3)
Stock price	$0.16 - 0.35	N/A	$0.14 - 0.35	$0.14 - 0.35	$0.33 - 0.35	$0.31 - 0.35	$0.34 - 0.35
Expected term (in years)	0.67 - 0.99	0.49 - 0.58	0.66 - 0.79	0.66 - 0.79	0.96 - 1.00	0.92 - 1.00	0.98 - 1.00
Expected volatility	237.8% - 268.7%	N/A	220.5% - 245.4%	220.5% - 245.4%	N/A	258.4%	N/A
Risk-free interest rate	4.0% - 4.2%	N/A	4.2%	4.2%	N/A	4.1%	N/A
Risk-adjusted discount rate	0.0% - 12.9%	18.0% - 18.6%	N/A	N/A	N/A	N/A	N/A
Expected dividend yield	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Fair value was estimated using a Monte Carlo simulation model, which incorporates significant assumptions including the expected volatility of the Company's stock price, the risk-free interest rate, and the timing and probability of future liquidity events.
(2)
Fair value was estimated using a discounted cash flow method, which applies a risk-adjusted discount rate to projected future cash flows. The valuation involves significant judgment in determining key inputs such as forecasted revenue growth, margin expectations and discount rates.
(3)
Fair value was estimated using the current value method, which allocates the Company's most recent enterprise value to the various classes of equity based on their respective rights and preferences.

SEPA Liability

The following table sets forth a summary of the changes in fair value of the Company's SEPA liability:

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025
Fair value, beginning balance	$—	$—
Fair value at issuance	3,582,724	3,582,724
Common stock issued (1)	(545,309)	(545,309)
Change in fair value	260,507	260,507
Fair value, ending balance	$3,297,922	$3,297,922

(1)
Relates to the first 50% of Common Stock issued to the SEPA Investor during the second quarter of 2025 in connection with the commitment fee payable to the SEPA Investor in Common Stock in an amount equal to 1% of the Commitment Amount, or $1,000,000, to be paid 50% on execution of the SEPA and 50% to be paid 90 days after execution of the SEPA, as further detailed in Note 11.

The fair value of the Company's SEPA liability at issuance and as of June 30, 2025 was estimated using (i) related to the put option, a Monte Carlo valuation model utilizing various inputs including the Company’s stock price, volatility, risk-free interest rate, expected term of the agreement and expected share draw amount and (ii) related to the shares issuable in connection with the SEPA commitment fee, the fair value of the underlying shares, each of which is a Level 3 valuation. The fair value of the embedded forward option is determined using the fair value of the underlying shares less the fixed purchase price, however, the embedded forward option was deemed to have no value as there were no notices for the sale of the Company's Common Stock as of June 30, 2025. The significant inputs to the calculation of the fair value of the SEPA liability at issuance and June 30, 2025 were as follows:

Six Months Ended June 30,
2025
SEPA Liability
Stock price	$0.35 - 0.37
Expected term (in years)	2.9 - 3.0
Expected volatility	205%
Risk-free interest rate	3.7% - 3.9%
Expected dividend yield	0.0%

August 2024 Convertible Note Derivative Liability

In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital and subsequently extinguished. For additional information, see Note 8.

The following table sets forth a summary of the changes in fair value of the Company's August 2024 Convertible Note Derivative Liability:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Fair value, beginning balance	$—	$—	$37,900	$—
Extinguishment of August 2024 Convertible Notes	—	—	(37,900)	—
Fair value, ending balance	$—	$—	$—	$—

NOTE 5. CONVERTIBLE NOTE RECEIVABLE

On March 14, 2025, the Company entered into a convertible facility with Supply@ME Capital Plc (“SYME”) to loan SYME up to $5.15 million (the "Convertible Note Receivable"). SYME is a fintech platform focused on Inventory Monetisation© solutions for manufacturing and trading companies. The Convertible Note Receivable bears interest at 14.33% annually based on the US Federal Funds Rate plus 10%. Upon conversion, the Company is expected to hold a controlling interest in SYME. Following approval by SYME stockholders, the Financial Conduct Authority, and The Panel on Takeovers and Mergers, the Company may convert amounts outstanding under the Convertible Note Receivable into ordinary shares of SYME at a fixed conversion ratio of £0.00003 per ordinary share, with conversion shares accompanied by a warrant to acquire one additional ordinary share of SYME for every two ordinary shares of SYME issued on any conversion, with an exercise price of £0.000039, as well as the ability to exercise on a cashless basis. If the Convertible Note Receivable is not converted into ordinary shares of SYME by June 30, 2026, the Company may demand repayment in full of the note in cash.

Certain conversion features of the Convertible Note Receivable would typically be considered derivatives that would require bifurcation. In lieu of bifurcating various features in the agreement, we elected the fair value option for the Convertible Note Receivable. During March 2025, the excess of the issuance date fair value of $260,000 of the Convertible Note Receivable over the proceeds paid of $150,000 was recorded to additional paid-in capital. As of June 30, 2025, the fair value of the Convertible Note Receivable was $748,600, and the principal amount of the Convertible Note Receivable was $650,000. Additionally, accrued interest as of June 30, 2025 under the Convertible Note Receivable was $18,588, which is included in prepaid expenses and other on the condensed consolidated balance sheets.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leased approximately 27,900 square feet of office space in Centennial, Colorado under a noncancelable operating lease agreement. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. As further described in Note 3, the Company was in default under its lease, and the Landlord pursued available remedies in advance of the lease term that expired in June 2025. As such, the Company (i) wrote down its inventory to a net realizable value of zero, (ii) wrote down the carrying value of its property and equipment, all of which was at the leased location, to a net book value of $0, and (iii) fully impaired the right-of-use asset associated with this lease, as the Company could no longer use the leased premises, each of which is recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the six months ended June 30, 2025. See Note 3 for additional information.

As of June 30, 2025, $409,278 was included within accrued expenses on the condensed consolidated balance sheet related to the default judgment obtained by the Landlord against the Company, primarily to unpaid rent payments, interest and attorney's fees.

In connection with the default under the lease described above, the Company recorded an impairment to reduce the right-of-use asset to zero of $150,077, which is recorded within loss on impairment of inventories, property and equipment and operating lease right-of-use asset on the condensed consolidated statement of operations for the six months ended June 30, 2025.

Operating lease cost was nil and $102,938 for the three months ended June 30, 2025 and 2024, respectively, and nil and $205,876 for the six months ended June 30, 2025 and 2024, respectively.

Liqueous Settlement Agreement

In January 2025 and April 2025, in connection with a settlement and mutual release agreement entered into between the Company and Liqueous LP (“Liqueous”) (the "Liqueous Settlement Agreement"), as amended, the parties provided an immediate mutual release of claims and obligations through payments from Liqueous to the Company in an aggregate $1,450,000, of which $1,000,000 was paid during the first quarter of 2025. Such payment was made in connection with the issuance of the remaining 9,186,581 shares issued to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes and, accordingly, reduced the loss on extinguishment of notes payable recorded in the six months ended June 30, 2025. In April 2025, the Company received $300,000 of the remaining $450,000 agreed upon under the Liqueous Settlement Agreement, which was recorded as a gain on settlement during the three and six months ended June 30, 2025.

Legal Proceedings

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued.

During the six months ended June 30, 2025, the Company was subject to three separate actions seeking default judgments for the alleged failure to pay amounts when due. CFGI, LLC obtained a default judgment in March 2025 in the amount of $86,826 through the Superior Court of the Commonwealth of Massachusetts, FICTIV, Inc. obtained a default judgment through the Superior Court of California on January 30, 2025 in the amount $197,899, which was subsequently settled by the Company, and the Landlord obtained a default judgment in the amount of $409,278, which accrues interest at a rate of 10% per annum beginning in March 2025 until paid in full, through the Arapahoe County Colorado District Court, which it obtained in April 2025. See additional detail regarding the Landlord default judgment in Note 1.

Purchase Commitments

As of June 30, 2025, the Company had $455,048 in outstanding firm purchase commitments to acquire inventory and research and development parts from suppliers for the Company's ongoing operations. The Company's purchase commitments do not reflect any liabilities that are included in its June 30, 2025 condensed consolidated balance sheet.

Related Party Transactions

Ron Nicol, who was the Executive Chairman of the Company’s board of directors through January 2025, paid director and officer insurance premiums of approximately $1.5 million on behalf of the Company because the Company did not have available cash to pay such amounts when due. The Company is obligated to repay such amount to Mr. Nicol, without interest or other charges. As of June 30, 2025 and December 31, 2024, such amount is included in accrued expenses on our condensed consolidated balance sheet.

In January 2025, the Company issued the TAG Promissory Note to The AvantGarde Group ("TAG"), which is founded and owned by the Company's Executive Chairman, Mr. Zamboni, as a replacement of a previously recorded shareholder advance. For additional information, see Note 8.

Trumar Capital LLC Acquisition Agreement

On February 19, 2025, the Company entered into a commitment letter with Trumar Capital LLC ("TCEI") to acquire: (i) a license of certain technology that would allow the Company to expand its existing business within the defense sector; (ii) a controlling interest in a defense-tech company that specializes in the design, production, and outfitting of a diverse range of vehicles, including industrial and military applications, as well as electronic devices for defense and security, advanced telecommunications, and tracking systems; and (iii) a controlling interest in a Software as a Service (SaaS) startup focused on operational resilience. The Company’s Executive Chairperson owns a controlling interest in the SaaS target entity, and as a result, the proposed investment will be negotiated by, and authorized only with approval from, the independent board members, and will be subject to stockholder approval.

The anticipated investments will occur in stages. The first stage, which has been completed, involved the purchase of a 20% ownership interest in TCEI for an aggregate price of $1.5 million in cash plus $23.5 million in a note payable. The note payable, which is cancellable if the second stage of the transaction discussed below is not completed, matures in five-years, bears a 10% annual interest rate, and includes monthly payments beginning after the second stage is completed. As the note is cancellable if the second stage is not completed, it has not been recorded in the condensed consolidated financial statements. Of the $1.5 million cash portion of the purchase price, $600,000 was paid and reflected as a deposit on acquisition on the condensed consolidated balance sheet, while $900,000 was retained by the Company. The $900,000 retained is payable to the Company's Executive Chairman as the controlling shareholder of the SaaS target entity, which has not been recorded in the condensed consolidated financial statements due to the related party nature of both the deposit and such related party payable.

The second stage, which will require both stockholder and regulatory approval, will involve the investment in additional ownership interests, resulting in Nuburu (i) having a controlling interest in the target entities and (ii) issuing Common Stock in excess of 19.9% of its outstanding Common Stock as part of the purchase price. Nuburu would also receive rights to appoint directors for each target entity, consistent with its percentage of ownership in each entity.

The Company also agreed to issue 6,086,957 shares of Common Stock to S.F.E. Equity Investments SARL (“SFE EI”) as consideration for SFE EI's escrowing approximately $4.2 million in assets for purposes of guaranteeing the Company's performance obligations in connection with the TCEI acquisition. Issuances to SFE EI may not exceed 19.9% of the outstanding Common Stock until approved by stockholders.

Consummation of the full TCEI acquisition is subject to continued due diligence, receipt of an acceptable valuation from a third-party valuation firm, regulatory approvals, and stockholder consent. The Company concluded that because of these contingencies, it has not assumed the risks and rewards consistent with equity ownership at the time of the initial investment. Consequently, the Company recorded the initial payment as a deposit on the anticipated acquisition of TCEI. Similarly, the Company will not record the contingent liability for the commitment, including the notes, until it is both probable and estimable that the liability has been incurred.

On March 31, 2025, the Company also entered into a Joint Pursuit Agreement with the defense-tech company to allow both parties to jointly develop and market certain defense-related vehicles and services in advance of closing the full TCEI acquisition.

NOTE 7. REVENUE

The Company’s primary revenue-generating activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars.

The following table presents revenue from contracts with customers disaggregated by geography:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
United States	$—	$—	$—	$15,000
Asia	—	7,566	—	9,112
Europe	—	41,712	—	118,715
Total	$—	$49,278	$—	$142,827

The following table presents revenue from contracts with customers disaggregated by the timing of revenue recognition:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue recognized at a point in time	$—	$45,278	$—	$123,827
Revenue recognized over time	—	4,000	—	19,000
Total	$—	$49,278	$—	$142,827

Contract liabilities consist of customer deposits that are applied to invoices as the performance obligation is performed. Accounts receivable and contract liabilities were as follows on the dates presented:

	Accounts Receivable	Contract Liabilities
January 1, 2024	$482,279	$30,400
December 31, 2024	$—	$24,000
June 30, 2025	$—	$24,000

During the three months ended June 30, 2025 and 2024, the Company recognized nil and $7,000 of revenue, respectively, that was included in the contract liabilities balance at the beginning of the reporting period. During the six months ended June 30, 2025 and 2024, the Company recognized nil and $30,400 of revenue, respectively, that was included in the contract liabilities balance at the beginning of the reporting period.

NOTE 8. NOTES AND CONVERTIBLE NOTES PAYABLE

As of June 30, 2025 and December 31, 2024, the Company's outstanding debt consisted of the following:

	June 30, 2025	December 31, 2024
Current portion of notes payable:
Indigo Capital Convertible Notes	$6,262,378	$—
Liqueous Obligation	1,053,824	1,053,824
TAG Promissory Note	545,000	—
Agile Note	874,560	—
Diagonal Convertible Note	393,220	—
Boot Convertible Note	189,961	—
Brick Lane Convertible Notes	270,839	—
Bomore Convertible Notes	1,383,639	—
Torcross Convertible Note	135,420	—
Junior Notes Issued November 2023	—	2,369,122
August 2024 Convertible Notes	—	537,375
Additional August 2024 Convertible Notes	—	687,315
Senior Convertible Notes Issued June 2023	—	4,683,069
Unamortized debt discount and deferred financing costs	—	(88,522)
Current portion of notes payable	$11,108,841	$9,242,183

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants," refer to Note 10), exercisable for an amount of the Company's Common Stock equal to 100% of the principal amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding Common Stock until such time as the transaction is approved by the Company's stockholders), which are exercisable for $5.00 per share of the Company's Common Stock (subject to adjustments noted in the Junior Note Purchase Agreements).

The Junior Notes were junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The terms of the Junior Notes provided that they would mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contained customary events of default. Because the Junior Notes had not been repaid within six or nine months after issuance, the Junior Notes began to bear interest at the Secured Overnight Financing Rate (“SOFR") rate plus 9% and at the SOFR rate plus 12%, respectively, and additional 25% warrant coverage was required at each such date, with a per share exercise price equal to 120% of the trading price of the Company's Common Stock at the time of issuance and a redemption right in favor of the Company when the trading price of the Common Stock was greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of Common Stock issuable upon exercise of the Junior Note Warrants are limited to an aggregate of 19.9% of the Company's outstanding Common Stock until such time as the transaction is approved by the Company's stockholders. The obligations under the Junior Notes were extinguished in connection with the Foreclosure (defined below).

Refer to Note 10 for the Company's accounting for the Junior Note Warrants. As a result of that accounting, the Junior Notes contain the original issue discount of $500,000 as well as the discount associated with the Junior Note Warrant liability of $2,668,169. The discount will be amortized over the term of the Junior Notes in accordance with FASB ASC 835 - Interest.

Extinguishments

During the six months ended June 30, 2025, the Company issued 9,186,581 shares to noteholders to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in an aggregate net loss on extinguishment of debt of $1,174,519 recorded in the condensed consolidated statement of operations.

During the three and six months ended June 30, 2024, the Company issued 1,248,383 shares to noteholders to extinguish $2.2 million of principal of Junior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $5,408,593 recorded in the condensed consolidated statement of operations for the three and six months ended June 30, 2024.

See Foreclosure collateral sale further below in this Note 8 for discussion of the extinguishment of the remaining Junior Notes on March 5, 2025.

Related Parties

The table below summarizes the outstanding principal amount of the Junior Notes to related parties:

Noteholder	June 30, 2025	December 31, 2024
David Seldin(1)	$—	$762,211
Eunomia, LP(2)	—	1,100,000
Total Junior Notes - related parties	$—	$1,862,211
(1)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(2)
Ron Nicol, manager of Eunomia, LP, was the Executive Chairman of the Company’s board of directors through January 2025.

Junior Notes Issued August 2024 (the "August 2024 Convertible Notes")

On August 6, 2024 and August 19, 2024, the Company entered into a subordinated convertible note agreement (the "August 2024 Convertible Note Agreement") with Esousa Group Holdings LLC ("Esousa") for the sale of convertible notes (the "August 2024 Convertible Notes”) in the aggregate principal amount of $673,000, issued at a discount of $25,000. The August 2024 Convertible Notes bore interest at 15% per annum, with principal and accrued interest due at maturity on February 6, 2025, unless earlier paid or converted into Common Stock. The notes were prepayable at any time prior to the maturity date without penalty. Upon the occurrence and continuance of an event of default or spin-off of a subsidiary, a default interest rate of an additional 5% per annum could be applied to any outstanding borrowings (in the case of an event of default only) and the investor could declare all outstanding principal plus accrued interest immediately due. Additionally, at any point after issuance, the investor had the option to convert the August 2024 Convertible Notes into Common Stock at the lower of (i) a fixed price of $2.03 or (ii) 80% of the lowest daily volume weighted-average price in the 10 trading days prior to such conversion date, subject to certain adjustments. Issuances of Common Stock on conversion were (i) subject to approval by NYSE American of a supplemental listing application, (ii) limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction was approved by stockholders and (iii) required to be registered with the SEC for resale.

The Company determined that the conversion and share-settled redemption features, as well as the automatic increase in interest rate upon an event of default feature, of the August 2024 Convertible Notes were embedded derivatives that were required to be bifurcated from the host instrument and accounted for as embedded derivative instruments, which the Company compounded (the "August 2024 Convertible Note Derivative Liability"). As the Company did not elect the fair value option for the August 2024 Convertible Notes, the proceeds from the August 2024 Convertible Notes were allocated to the initial fair value of the August 2024 Convertible Note Derivative Liability, which was determined to be $179,000, with the residual balance allocated to the initial carrying value of the August 2024 Convertible Notes host instrument. For additional information related to the fair value of the August 2024 Convertible Note Derivative Liability, see Note 4.

The Company incurred $114,800 in deferred financing costs for legal fees related to the issuance of the August 2024 Convertible Notes. Additionally, in connection with the issuance of the August 2024 Convertible Notes, the Company issued warrants to a financial services firm as compensation for their services performed, the fair value of which was determined to be $40,657 and was recorded as a deferred financing cost. For additional information regarding these warrants, see Note 10.

Concurrent with the above, Esousa also purchased $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes (as defined below) from an existing investor and subsequently exchanged such notes for subordinated convertible notes (the "Additional August 2024 Convertible Notes"). The Additional August 2024 Convertible Notes could be prepaid at any time without penalty, did not accrue interest, matured on February 6, 2025 and could be converted at any time on or after the issuance date into Common Stock at a conversion price of 25% of the closing price of the Common Stock on the trading day prior to such conversion date, subject to certain adjustments.

The August 2024 Convertible Notes and Additional August 2024 Convertible Notes were unsecured and subordinated to the Company’s outstanding Senior Convertible Notes and Junior Notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

Extinguishments

During the six months ended June 30, 2025, the Company issued 1,878,620 shares to Esousa to extinguish an aggregate $389,375 of principal and accrued interest under the August 2024 Convertible Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in an aggregate net loss on extinguishment of notes payable of $2,123,403 recorded in the condensed consolidated statement of operations.

In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital and subsequently extinguished, as further described below. The transaction resulted in a loss on extinguishment of notes payable of $12,303 associated with the extinguishment of these notes.

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) with certain investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants," refer to Note 10) to purchase up to 287,972 shares of the Company’s Common Stock from the June 12, 2023 Senior Convertible Note Purchase Agreement and up to 47,238 shares of Common Stock from the June 16, 2023 Senior Convertible Note Purchase Agreement.

The Senior Convertible Notes were senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bore interest at the rate of 7.0% per annum, and were payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes were senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes could be converted at any time following June 23, 2023 and prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option.

As further described above, during August 2024, $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes was purchased by another investor and subsequently exchanged for the issuance of a subordinated convertible note.

On December 16, 2024, the Lead Investor (as defined in the agreement governing the Senior Convertible Notes) issued a notice of default and acceleration, as well as a demand for payment, to the Company as a result of the failure of the Company to make certain required repayments under existing debt obligations, which constituted an event of default under the terms of the Senior Convertible Notes. The obligations under the Senior Convertible Notes were extinguished in connection with the Foreclosure (defined below).

Extinguishments

During the three and six months ended June 30, 2024, the Company issued 999,875 shares to noteholders to extinguish $1.8 million of principal of Senior Convertible Notes as well as $107,935 of interest accrued on the Senior Convertible Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $4,885,242 recorded in the condensed consolidated statement of operations for the three and six months ended June 30, 2024.

See Foreclosure collateral sale further below in this Note 8 for discussion of the extinguishment of the remaining Senior Convertible Notes on March 5, 2025.

Related Parties

The table below summarizes the outstanding principal amount of the Senior Convertible Notes to related parties:

Investor	June 30, 2025	December 31, 2024
Wilson-Garling 2023 Family Trust(1)	$—	$5,138,055
Eunomia, LP(2)	—	1,027,611
Curtis N Maas Revocable Trust(3)	—	102,761
Total Senior Convertible Notes - related parties	$—	$6,268,427
(1)
Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.
(2)
Ron Nicol, manager of Eunomia, LP, was the Chairman of the Company’s board of directors until January 2025.
(3)
Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

Foreclosure Collateral Sale

On March 5, 2025, as part of the foreclosure process initiated by the Lead Investor (the “Foreclosure”), the lenders holding the outstanding Senior Convertible Notes held an auction for the sale of collateral securing the Company’s repayment obligations, which resulted in such lenders taking possession of such collateral in exchange for a full discharge and extinguishment of the Company’s $8,961,872 of indebtedness with respect to the Junior Notes and Senior Convertible Notes, as well as a loss on extinguishment of the Senior Convertible Notes of $1,682,641, of which $27,139 of this loss relates to related parties. The extinguishment of the Junior Notes did not result in a gain or loss on extinguishment as the proceeds deemed to be received by the holders of the Junior Notes in connection with the Foreclosure approximated the carrying value of the Junior Notes and all issuance costs were fully amortized. The loss on extinguishment of the Senior Convertible Notes is included within loss on extinguishment of notes payable within the condensed consolidated statement of operations for the six months ended June 30, 2025.

Liqueous Obligation

In October 2024, the Company and Liqueous agreed to terms where the Company borrowed $1,053,824 from Liqueous (the “Liqueous Obligation”). The Liqueous Obligation was subordinated to the Company's other outstanding debt instruments, accrued interest at 8% per annum and matured in October 2025. The Liqueous Obligation was prepayable at any time prior to the maturity date without penalty. Upon an event of default, the investor could require all outstanding and accrued interest immediately due and payable.

In February 2025, in connection with the Liqueous Settlement Agreement, as amended, the Company agreed to issue 6,406,225 pre-funded warrants exercisable into Common Stock, which included a nominal exercise price, to extinguish the Liqueous Obligation. In April 2025, through an additional amendment to the Liqueous Settlement Agreement, the Company agreed to settle the Liqueous Obligation through the issuance of 9,090,959 shares of Common Stock. As the Common Stock was not yet issued as of June 30, 2025, the Company continued to remain legally obligated under the terms of the Liqueous Obligation.

TAG Promissory Note (Related-Party)

In January 2025, the Company issued a promissory note in a principal amount of $545,000 (the "TAG Promissory Note") to The AvantGarde Group ("TAG"), which is founded and owned by the Company's Executive Chairman, as a replacement of a previously recorded shareholder advance. The TAG Promissory Note is subordinated to the Company's other outstanding debt instruments at the time of issuance, accrues interest beginning October 28, 2025 at SOFR plus a margin of 10% per annum and matures in January 2026. The note is prepayable at any time prior to the maturity date without penalty. Upon an event of default, all outstanding and accrued interest is immediately due and payable.

Indigo Capital Convertible Notes

March 2025

On March 3, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,500,000, the Company issued to Indigo Capital LP ("Indigo Capital") a $1,578,495 face amount unsecured, convertible note (the "Indigo Capital Convertible Note"). The Indigo Capital Convertible Note bears no interest for so long as it is not in default and has a March 1, 2026 maturity date and a conversion price equal to a 20% discount to the lowest daily volume weighted average price as reported by Bloomberg L.P. (“VWAP") during the 5 days prior to the conversion date;
•
in exchange for the extinguishment of the remaining August 2024 Convertible Notes held by Indigo Capital, which it purchased from Esousa on March 3, 2025, the Company issued to Indigo Capital a $894,708 face amount unsecured, convertible note (the "March Indigo Capital Exchange Convertible Note"). The March Indigo Capital Exchange Convertible Note bears no interest for so long as it is not in default, and has a March 1, 2026 maturity date and a conversion price equal to 33.33% of the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "March Indigo Capital Convertible Notes". The terms of the March Indigo Capital Convertible Notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the March Indigo Capital Convertible Notes increases to 15.0% .

Issuances of Common Stock on conversion of the March Indigo Capital Convertible Notes are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders. On July 9, 2025, at the Company's annual meeting of stockholders (the “2025 Annual Meeting”), the Company's stockholders approved the issuance of shares on conversion of the March Indigo Capital Exchange Convertible Note in excess of the above 19.99% limit.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the Common Stock on an eligible exchange. The Company is also obligated to register, and has registered, for resale the shares issuable upon conversion of the notes.

Certain conversion features of the March Indigo Capital Convertible Notes would typically be considered derivatives that would require bifurcation. The March Indigo Capital Convertible Notes are recorded at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations. The excess of the initial fair value of $2,207,800 of the March Indigo Capital Convertible Notes over the proceeds received was recorded as a loss on issuance of notes payable on the condensed consolidated statement of operations of $707,800 during the six months ended June 30, 2025. The excess of the initial fair value of $3,003,300 of the March Indigo Capital Exchange Convertible Note over the carrying amount of the August 2024 Convertible Notes was recorded as a loss on debt extinguishment on the condensed consolidated statement of operations of $2,123,403 during the six months ended June 30, 2025. Transaction costs of $20,000 were expensed as incurred and included in the condensed consolidated statements of operations as a component of general and administrative expenses during the six months ended June 30, 2025.

In March 2025, Indigo Capital converted $307,320 of contractual principal under the March Indigo Capital Exchange Convertible Notes, resulting in the issuance of 4,313,272 shares of Common Stock to Indigo Capital at a fair value of $907,578, which resulted in a gain of $124,014 recorded within change in fair value of notes payable in the condensed consolidated statements of operations for the six months ended June 30, 2025.

April 2025

On April 22, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,350,000, the Company issued to Indigo Capital a $1,421,053 face amount unsecured, convertible note (the "April Indigo Capital Convertible Note"). The April Indigo Capital Convertible Note bears no interest for so long as it is not in default, has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date;
•
in exchange for the extinguishment of an existing unsecured promissory note of the Company with a $2,003,097 face amount, the Company issued to Indigo Capital a $2,108,523.16 face amount unsecured, convertible note (the "April Indigo Capital Exchange Convertible Note") that bears no interest for so long as it is not in default, has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "April Indigo Capital Convertible Notes", collectively with the March Indigo Capital Convertible Notes, the "Indigo Capital Convertible Notes". The terms of the April Indigo Capital Convertible Notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the April Indigo Capital Convertible Notes increases to 15.0% .

The April Indigo Capital Convertible Notes are subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders. At the 2025 Annual Meeting, the Company's stockholders approved the issuance of shares on conversion of the April Indigo Capital Convertible Notes in excess of the above 19.99% limit.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the Common Stock on an eligible exchange. The Company is also obligated to register, and has registered, for resale the shares issuable upon conversion of the notes.

Certain conversion features of the April Indigo Capital Convertible Notes would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the April Indigo Capital Convertible Notes at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations.

The Company incurred debt issuance costs of $40,000 related to the issuance of the April Indigo Capital Convertible Notes, which is included within other gain (loss), net on the condensed consolidated statements of operations for the three and six months ended June 30, 2025. At June 30, 2025, the outstanding principal amount under the Indigo Capital Convertible Notes was $4,777,656. For additional information regarding the fair value of the Indigo Capital Convertible Notes, see Note 4.

Extinguishments

During the three and six months ended June 30, 2025, Indigo Capital converted $917,803 and $1,225,123 of principal under the Indigo Capital Convertible Notes, resulting in the issuance of 9,494,424 shares and 13,807,696 shares, respectively, of Common Stock to Indigo Capital and a reduction in the fair value of the Indigo Capital Convertible Notes, with a corresponding increase to stockholders' deficit of $2,761,362 and $3,668,940, respectively.

In connection with the issuance of the April Indigo Capital Exchange Convertible Note in exchange for the extinguishment of an existing unsecured promissory note of the Company with a carrying value of $2,108,523, the Company recorded a loss on debt extinguishment of $185,388.

Agile Note

On May 12, 2025, the Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC and its affiliates (“Agile”), pursuant to which the Company issued to Agile a $525,000 face amount secured promissory note (the “Agile Note”). The Agile Note bears interest at 44.0%, and requires weekly repayments of $27,000 through November 2025, totaling $756,000. From and after the occurrence of an event of default, the interest rate increases by 5.0%. The Agile Note is secured by the Company’s cash and deposit accounts. Upon an event of default, all accrued and unpaid principal and interest plus a prepayment premium is immediately due and payable (including any default interest, as applicable). The prepayment premium is equal to the aggregate amount of contractual interest that would be owed from the date of acceleration through the maturity date. The terms of the Agile Note allow for the Company to prepay any unpaid principal, accrued interest and other obligations due, as applicable, at anytime. Upon such prepayment, the Company is also required to pay the prepayment premium.

Certain features of the Agile Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Agile Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statements of operations.

The Company received net proceeds of $443,620 from the issuance of the Agile Note, which includes (i) a debt discount of $25,000 and (ii) debt issuance costs of $56,380, which are included in other gain (loss), net on the consolidated statements of operations during the three and six months ended June 30, 2025.

On May 30, 2025, the Company executed an amendment to the Business Loan and Security Agreement with Agile, which amended (i) the principal amount of the Agile Note to $1,000,000, (ii) the weekly payments from $27,000 to $48,000 and (iii) the maturity date to December 26, 2025. In connection with the amendment, the Company received net proceeds of $248,000, which comprises (a) the new principal of $1,000,000, less (b) the aggregate principal and prepayment premium owed under the original agreement of $702,000 and (c) $50,000 of debt discount.

At June 30, 2025, the outstanding principal amount outstanding under the Agile Note was $847,918. For additional information regarding the fair value of the Agile Note, see Note 4.

Diagonal Convertible Note

On May 13, 2025, the Company entered into a Securities Purchase Agreement (the “SPA”) with 1800 Diagonal Lending LLC (“Diagonal”), pursuant to which the Company issued to Diagonal a $227,700 face amount convertible promissory note (the “Diagonal Convertible Note”). The Diagonal Convertible Note bears interest at 10% and has a maturity date of February 28, 2026. From and after the occurrence of an event of default, the interest rate increases by 12.0%. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date. The Company may prepay the Diagonal Convertible Note (i) for 120% of the outstanding principal plus accrued interest beginning on the issuance date and ending 120 days following the issuance date and (ii) for 125% of the outstanding principal plus accrued interest beginning 121 days following the issuance date and ending 180 days following the issuance date. Diagonal also agreed to provide additional tranches of financing during the twelve months following the date of the SPA, up to an aggregate of $2,275,000, subject to further agreement between the Company and Diagonal.

The Diagonal Convertible Note is subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution, or winding up of the Company. Issuances of Common Stock on conversion of the Diagonal Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders. The terms of the Diagonal Convertible Note contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Diagonal Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Diagonal Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations.

The Company received net proceeds of $178,000 from the issuance of the Diagonal Convertible Note, which includes (i) a debt discount of $20,700 and (ii) debt issuance costs of $29,000, which are included in other gain (loss), net on the consolidated statements of operations during the three and six months ended June 30, 2025.

At June 30, 2025, the outstanding principal amount outstanding under the Diagonal Convertible Note was $227,700. For additional information regarding the fair value of the Diagonal Convertible Note, see Note 4.

Boot Convertible Note

On May 13, 2025, the Company entered into a Securities Purchase Agreement with Boot Capital LLC (“Boot”), pursuant to which the Company issued to Boot a $110,000 face amount convertible promissory note (the “Boot Convertible Note”). The Boot Convertible Note bears interest at 10% and has a maturity date of February 28, 2026. From and after the occurrence of an event of default, the interest rate increases by 12.0%. Beginning 180 days after the issuance date, the note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

The Boot Convertible Note is subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution, or winding up of the Company. Issuances of Common Stock on conversion of the Boot Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders. The Company may prepay the Boot Convertible Note (i) for 120% of the outstanding principal plus accrued interest beginning on the issuance date and ending 120 days following the issuance date and (ii) for 125% of the outstanding principal plus accrued interest beginning 121 days following the issuance ending 180 days following the issuance date. The terms of the Boot Convertible Note contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Boot Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Boot Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations.

The Company received net proceeds of $84,000 from the issuance of the Boot Convertible Note, which includes (i) a debt discount of $10,000 and (ii) debt issuance costs of $16,000, which are included in other gain (loss), net on the consolidated statements of operations during the three and six months ended June 30, 2025.

At June 30, 2025, the outstanding principal amount outstanding under the Boot Convertible Note was $110,000. For additional information regarding the fair value of the Boot Convertible Note, see Note 4.

Brick Lane Convertible Notes

On June 3, 2025, the Company entered into the following transactions with Brick Lane Capital Management Limited (“Brick Lane”):

•
in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, which Brick Lane purchased from an existing investor, the Company issued to Brick Lane a $1,050,000 face amount unsecured, convertible note (the "Brick Lane Exchange Convertible Note"). The note bears no interest for so long as it is not in default, has an April 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $250,000, the Company issued to Brick Lane a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default, has a June 2, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "Brick Lane Convertible Notes". The terms of the Brick Lane Convertible Notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the Brick Lane Convertible Notes increases to 15.0%.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Brick Lane holding more than 9.9% of the Company’s outstanding Common Stock at any time. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company is obligated to register for resale the shares issuable upon conversion of the notes.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Brick Lane Convertible Notes would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Brick Lane Convertible Notes at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations.

At June 30, 2025, the outstanding principal amount outstanding under the Brick Lane Convertible Notes was $250,000. For additional information regarding the fair value of the Brick Lane Convertible Notes, see Note 4.

Extinguishments

The Company recorded a loss on debt extinguishment of $1,071,997 related to the issuance of the Brick Lane Exchange Convertible Note to extinguish the 100,000 shares of the Company's outstanding Series A Preferred Stock, which represents the excess of the fair value of the Brick Lane Exchange Convertible Note over the carrying amount of the Series A Preferred Stock included in preferred stock liability on the consolidated balance sheet.

During the three months ended June 30, 2025, Brick Lane converted the entire $1,050,000 of principal under the Brick Lane Exchange Convertible Note, resulting in the issuance of 6,800,518 shares of Common Stock to Brick Lane and a reduction in the fair value of the Brick Lane Convertible Notes, with a corresponding increase to stockholders' deficit, of $2,264,573.

Bomore Convertible Notes

On June 18, 2025, the Company entered into the following transactions with Bomore Opportunity Group Ltd (“Bomore”):

•
in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Bomore a $1,050,000 face amount unsecured, convertible note (the "Bomore Exchange Convertible Note"). The note bears no interest for so long as it is not in default, has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $250,000, the Company issued to Bomore a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default, has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "Bomore Convertible Notes". The terms of the Bomore Convertible Notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the Bomore Convertible Notes increases to 15.0% .

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Bomore holding more than 9.9% of the Company’s outstanding Common Stock at any time. The notes are also subordinate to the currently outstanding Series A Preferred

Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Bomore Convertible Notes would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Bomore Convertible Notes at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations.

At June 30, 2025, the outstanding principal amount outstanding under the Bomore Convertible Notes was $1,300,000. For additional information regarding the fair value of the Bomore Convertible Notes, see Note 4.

On June 30, 2025, Bomore provided a conversion notice to the Company to convert the entire $1,050,000 of principal under the Bomore Exchange Convertible Note, resulting in the required issuance of 3,253,796 shares of Common Stock to Bomore, which were not yet issued as of June 30, 2025.

Extinguishments

The Company recorded a loss on debt extinguishment of $140,323 related to the issuance of the Bomore Exchange Convertible Note to extinguish the 100,000 shares of the Company's outstanding Series A Preferred Stock, which represents the excess of the fair value of the Bomore Exchange Convertible Note over the carrying amount of the Series A Preferred Stock included in preferred stock liability on the consolidated balance sheet.

Torcross Convertible Notes

On June 25, 2025, the Company entered into the following transactions with Torcross Capital LLC (“Torcross”):

•
in exchange for the transfer of 40,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company is required to issue to Torcross a $400,000 face amount unsecured, convertible note (the "Torcross Exchange Convertible Note"), which transaction was not yet closed as of June 30, 2025 and therefore the Torcross Exchange Convertible Note is not reflected in these condensed consolidated financial statements nor is the transfer of the 40,000 shares of Series A Preferred Stock to the Company. The note bears no interest for so long as it is not in default, has a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $100,000, the Company issued to Torcross a $100,000 face amount unsecured, convertible note (the "Torcross Convertible Note"). The note bears no interest for so long as it is not in default, has a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

The convertible notes issued in connection with the above transactions are collectively referred to herein as the "Torcross Convertible Notes". The terms of the Torcross Convertible notes allow the Company to convert at any time after issuance without penalty at the conversion prices discussed above. From and after the occurrence of an event of default, the interest rate under the Torcross Convertible Notes increases to 15.0%.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Torcross holding more than 9.9% of the Company’s outstanding Common Stock at any time. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

Certain conversion features of the Torcross Convertible Note would typically be considered derivatives that would require bifurcation. As such, the Company elected to account for the Torcross Convertible Note at fair value, and the changes in the fair value are recorded within the condensed consolidated statement of operations.

At June 30, 2025, the outstanding principal amount outstanding under the Torcross Convertible Note was $100,000. For additional information regarding the fair value of the Torcross Convertible Note, see Note 4.

Yorkville Promissory Note

On June 30, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the investors party thereto pursuant to which the Company issued a debenture in the amount of $1,250,000 in exchange for a capital infusion of $1,100,000 (the "Yorkville Promissory Note"), which closed in July 2025 and, therefore, is not reflected in these condensed consolidated financial statements.

The Yorkville Promissory Note bears interest at an annual rate equal to 8% for so long as it is not in default and has an October 30, 2025 maturity date. From and after the occurrence of an event of default, the interest rate under the Yorkville Promissory Note increases to 18.0%. The Company may prepay the Yorkville Promissory Note at any time after issuance without penalty. Among other things, the Purchase Agreement prohibits the Company from incurring additional indebtedness or entering into variable rate transactions, with certain exceptions. The Company is required to use any proceeds received under the SEPA, as defined and described in Note 11, to pay outstanding principal and interest under the Yorkville Promissory Note until the Yorkville Promissory Note is paid in its entirety.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

The Company incurred debt issuance costs of $127,000 related to the issuance of the Yorkville Promissory Note, which is included within other gain (loss), net on the condensed consolidated statements of operations for the three and six months ended June 30, 2025.

NOTE 9. CONVERTIBLE PREFERRED STOCK

Series A Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share (the “Preferred Stock”) with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2025 and December 31, 2024, there were 2,188,905 and 2,388,905, respectively, of shares of preferred stock issued and outstanding.

During June 2025, the Company purchased (i) 100,000 shares of preferred stock from Brick Lane and (ii) 100,000 shares of preferred stock from Bomore, which Brick Lane and Bomore had each acquired from an existing investor, in exchange for a convertible note, as further described in Note 8.

Ranking

The Company’s Preferred Stock ranks senior to the Company’s Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends

Holders of the Company’s Preferred Stock participate, on an as-converted basis (without regard to any conversion limitations) in all dividends paid to the holders of the Company’s Common Stock.

Conversion Rights

Prior to January 31, 2025, as further described under Redemption below, the Preferred Stock was convertible at any time into Common Stock at a conversion price equal to $10.00 (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Preferred Stock outstanding (the “Original Issuance Price”)) divided by the lesser of (i) $11.50 and (ii) the greater of (x) 115% of the lowest VWAP per share of the Company’s Common Stock for any consecutive ninety-trading day period prior to the calculation of such VWAP and (y) $5.00, in each case subject to adjustment as set forth in the Certificate of Designations (the “Conversion Price”).

Mandatory Conversion

If the VWAP is greater than 200% of the Conversion Price for any 20 trading days in a 30-day trading day period, the Company may elect to convert all, but not less than all, of the Preferred Stock then outstanding into the Company’s Common Stock at a conversion rate with respect to each share of Preferred Stock equal to the Original Issuance Price as of the date of such conversion divided by the then applicable Conversion Price.

Voting Rights

The holders of Preferred Stock are not entitled to vote at or receive notice of any meeting of stockholders, except the holders of Preferred Stock are entitled to certain consent rights on matters related to (i) the creation or authorization of the creation of any equity or debt securities of the Company that rank senior or equal to certain rights of the Preferred Stock and (ii) the authorization of any adverse change to the powers, preferences, or special rights of the Preferred Stock set forth in the Company’s Certificate of Incorporation or Bylaws, and shall have voting rights as required by law.

Redemption

On the second anniversary of the Closing Date, or January 31, 2025 (the “Test Date”), the Company is obligated to redeem the maximum portion of the Preferred Stock permitted by law in cash at an amount equal to the Original Issuance Price as of such date if the Conversion Price exceeds the VWAP. If, on the Test Date, the Conversion Price is equal to or less than the VWAP, the Company must convert all shares of Preferred Stock then outstanding into shares of the Company’s Common Stock at the then applicable Conversion Price. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption. The mandatory redemption and conversion provisions described herein are further subject to certain limitations detailed in the Certificate of Designations. As a result of such redemption feature, the Company recorded the Preferred Stock at its redemption value and classified the Preferred Stock as mezzanine equity on the consolidated balance sheet through January 31, 2025. As the Conversion Price of the Preferred Stock exceeded the VWAP on the Test Date, the Company was obligated to redeem the Preferred Stock beginning at that time and, as such, reclassified such Preferred Stock from mezzanine equity to a current liability on January 31, 2025. The preferred stock current liability was initially recorded at its fair value on January 31, 2025 of $13,491,000 and subsequently remeasured to its redemption amount of $10.00 per share, or $23,889,050, as the Preferred Stock is currently mandatorily redeemable at such amount, with the difference between the initial fair value and carrying value of $10,398,050 recorded as an adjustment to net loss available to common shareholders on the condensed consolidated statement of operations for the six months ended June 30, 2025. The remeasurement of the liability subsequent to issuance to the redemption value of $10,398,050 is recorded within interest expense recognized on remeasurement of preferred stock liability on the condensed consolidated statement of operations for the six months ended June 30, 2025.

NOTE 10. WARRANTS

The following table provides a summary of the number of the Company's outstanding warrants:

	June 30, 2025	December 31, 2024
Liability-classified warrants:
Junior Note Warrants	859,315	859,315
Public Warrants	417,770	417,770
Total liability-classified warrants outstanding	1,277,085	1,277,085

Equity-classified warrants:
June 2023 Senior Note Warrants	335,210	335,210
Pre-Funded Warrants	-	837,116
August 2024 Warrants Issued with Junior Notes	19,892	19,892
Total equity-classified warrants outstanding	355,102	1,192,218

Liability-Classified Warrants

November 2023 Junior Note Warrants

In connection with the Junior Notes discussed in Note 8, the Company issued the Junior Note Warrants to purchase up to 550,000 shares of the Company's Common Stock. The Junior Note Warrants currently outstanding have an exercise price equal to $5.00 per share (subject to adjustment per the Junior Note Purchase Agreements) and expire on December 6, 2028. The Junior Note Purchase Agreements also provide for additional warrants to be issued if the Junior Notes remain outstanding for certain periods of time: (i) if the Junior Notes have not been repaid six months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the Junior Notes have not been repaid nine months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance. As a portion of the Junior Notes were outstanding at each of May 13, 2024 and August 13, 2024, the Company was required to issue 309,315 additional warrants pursuant to the Junior Note Purchase Agreements during the year ended December 31, 2024.

Based on the terms of the Junior Note Purchase Agreements, the Junior Note Warrants were evaluated under FASB ASC 815-40 - Derivatives and Hedging-Contracts in Entity's Own Equity ("ASC 815-40") and the Company concluded they did not initially meet the criteria to be classified in stockholders' equity (deficit). Specifically, there were contingent exercise provisions and settlement provisions that existed, as described above, where the number of shares available under the Junior Note Warrants may be adjusted. Because the number of outstanding common shares was not a fair value input to a fixed-for-fixed model, the Junior Note Warrants are treated as liabilities and are remeasured at each reporting date. The proceeds of $5,500,000 were allocated first to the Junior Note Warrant liability at fair value and then to the Junior Notes. The Company further determined that the Junior Note Warrants liability meets the criteria to be accounted for as a bifurcated derivative due to the significant discount it creates on the Junior Notes.

Public Warrants

In connection with the closing of the Business Combination, Nuburu assumed the 16,710,785 Public Warrants outstanding on the date of Closing. As of June 30, 2025, all 16,710,785 Public Warrants remain outstanding. However, on December 12, 2023, the NYSE notified the Company and publicly announced that the NYSE had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole Public Warrant exercisable to purchase one share of the Company’s Common Stock at a price of $460.00 per share, and listed to trade on the NYSE under the symbol “BURU WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value in the financial statements as of June 30, 2025.

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $460.00 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its warrants only for a whole number of shares of Common Stock. The Public Warrant will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemptions of Public Warrants when the price of Common Stock equals or exceeds $720.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at a price of $0.40 per warrant;
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Common Stock equals or exceeds $720.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $400.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at $16.00 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Common Stock; and
•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $400.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

Equity-Classified Common Stock Warrants

June 2023 Senior Note Warrants

In connection with the issuance of Senior Convertible Notes discussed in Note 8, the Company issued the Senior Note Warrants to purchase up to 287,972 shares of the Company's Common Stock pursuant to the June 12, 2023 Senior Note Purchase Agreement and 47,238 shares of Common Stock pursuant to the June 16, 2023 Senior Note Purchase Agreement. The Senior Note Warrants have an exercise price equal to $41.20 per share and expire on June 23, 2028.

As the Senior Note Warrants were part of a bundled transaction, the gross proceeds from the issuance of $9,225,000 were allocated to the Senior Convertible Notes and the Senior Note Warrants based on their respective relative fair value upon issuance. The aggregate fair value of the Senior Note Warrants of $3,401,366 was estimated using the Black-Scholes option-pricing model with the following assumptions:

Upon Issuance
Common Stock Warrants:
Expected term (in years)	5.0
Expected volatility	47.9%
Risk-free interest rate	4.0%
Expected dividend yield	0.0%

The allocated proceeds from the Senior Note Warrants of $2,511,759 were recorded in additional paid-in capital in the condensed consolidated balance sheets upon issuance of the Senior Note Warrants.

Pre-Funded Warrants

On May 1, 2024, the Company entered into a Pre-Funded Warrant Purchase Program (the “Program”) with strategic investors, pursuant to which from time-to-time the Company could sell and the investors could acquire pre-funded warrants, up to a total purchase price to the Company equal to $15 million. The exercise price for pre-funded warrants is substantially paid by the purchaser at closing and, as a result, such warrants may be exercised in the future with a nominal exercise price payment. Investors also received a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction was entered into on terms agreed by the parties; provided however, that in no case would the purchase price per share be less than 110% of the closing price per share of the Company’s Common Stock on the trading day immediately preceding the date of purchase. Contemporaneously with the acquisition of pre-funded warrants, the investors could also voluntarily convert outstanding notes previously issued by the Company; provided that such transactions, as a whole, could not result in an effective direct or indirect discount to market price to the investors of greater than 30%. During 2024, the Company issued 837,116 pre-funded warrants for total cash proceeds of $2,139,866 in pre-funded warrants pursuant to the Program.

Pre-Funded Warrants Modification — In February 2025, in connection with the Liqueous Settlement Agreement, as amended, the Company agreed to (i) modify 665,410 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in the issuance of 3,647,416 equity-classified pre-funded warrants outstanding immediately after the modification exercisable into Common Stock and (ii) modify the remaining 171,706 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in 9,360,888 pre-funded warrants outstanding immediately after the modification that were concurrently exercised into 9,360,888 shares of the Company's Common Stock for no additional cash consideration, as the modified pre-funded warrants had a nominal exercise price (the "Pre-Funded Warrants Modification"). As a result of the Liqueous Settlement Agreement, there will not be further issuances under the Program.

The Company accounted for the Pre-Funded Warrants Modification in accordance with ASC 815, Derivatives and Hedging, where the effect of a modification shall be measured as the difference between the fair value of the modified warrant and the fair value of the original warrant immediately before its terms are modified, with each measured on the modification date. As a result of the Pre-Funded Warrants Modification, which was not contemplated as a result of an equity or debt financing, but rather, as a settlement of any claims between the parties related to non-performance of obligations under certain previous agreements executed between the Company and Liqueous, the Company recorded (i) an increase to additional paid-in capital of $3,075,444 related to the incremental fair value of the modified Pre-Funded Warrants over the fair value of the original Pre-Funded Warrants, each measured on the modification date and (ii) a loss on settlement of an aggregate $2,026,380, which represents the incremental fair value of the modified Pre-Funded Warrants over the fair value of the original Pre-Funded Warrants, each measured on the modification date, less cash received or receivable related to the Liqueous Settlement Agreement of $1,050,000. The loss on settlement is recorded in loss on extinguishment of notes payable on the condensed consolidated statement of operations during the six months ended June 30, 2025.

In March 2025, the 3,647,416 outstanding warrants were exercised into 3,647,416 shares of Common Stock for no additional cash consideration, as the pre-funded warrants had a nominal exercise price.

August 2024 Warrants Issued with Junior Notes

As discussed in Note 8, in connection with the issuance of the August 2024 Convertible Notes, the Company issued an aggregate 19,892 warrants to a financial services firm as compensation for their services performed, the fair value of which was determined to be $40,657 and was recorded as a deferred financing cost and associated additional paid-in capital in the consolidated balance sheet, as the warrants were determined to be equity-classified. The warrants are exercisable through payment of an exercise price ranging from $2.18 to $3.18, subject to certain customary antidilution adjustments, at any time after issuance through the expiration date in August 2029.

NOTE 11. STANDBY EQUITY PURCHASE AGREEMENT

On May 30, 2025, the Company entered into the Standby Equity Purchase Agreement (as it may be amended from time to time, the “SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited company (together with its successors or assigns, the “SEPA Investor”) pursuant to which the Company has the right to sell to the SEPA Investor up to $100 million of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. The Company also agreed to register the resale of shares of Common Stock issued to the SEPA Investor pursuant to the SEPA. Sales of the shares of Common Stock to the SEPA Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to the SEPA Investor under the SEPA.

Upon the satisfaction of the conditions to the SEPA Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion, to direct the SEPA Investor to purchase a specified number of shares of Common Stock (an “Advance”) by delivering written notice to the SEPA Investor (an “Advance Notice”). On July 24, 2025, a registration statement was declared effective by the SEC allowing the SEPA Investor to resell up to 20 million shares of Common Stock. While there is no mandatory minimum amount for any Advance, it may not exceed 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day, in which cases the size of the Advance may be reduced to account for such day(s) in which the daily VWAP is less than the applicable minimum acceptable price or there is no VWAP. The Company may establish a minimum acceptable price in each Advance Notice below which it will not be obligated to make any sales to the SEPA Investor.

Under applicable NYSE American rules and the terms of the SEPA, in no event may the Company issue to the SEPA Investor under the SEPA shares of Common Stock equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “SEPA Share Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the SEPA Share Cap in accordance with applicable NYSE American rules, or (ii) the average price per share paid by the SEPA Investor for all of the shares of Common Stock that the Company directs the SEPA Investor to purchase from it pursuant to the SEPA, if any, equals or exceeds the lower of (a) the official closing price of the Common Stock on NYSE American immediately preceding the execution of the SEPA and (b) the average official closing price of the Common Stock on NYSE American for the five consecutive trading days immediately preceding the execution of the SEPA. On July 9, 2025, at the 2025 Annual Meeting, the Company's stockholders approved the issuance of shares pursuant to the SEPA in excess of the SEPA Share Cap. Moreover, in accordance with terms of the SEPA, the Company may not issue or sell any shares of Common Stock to the SEPA Investor under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the SEPA Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the SEPA Investor beneficially owning more than 4.99% of the then outstanding shares of Common Stock.

Actual sales of shares of Common Stock to the SEPA Investor under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for its business and operations.

The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the date of the SEPA and (ii) the date on which the SEPA Investor shall have made payment of Advances pursuant to the SEPA for Common Stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the SEPA Investor, provided that (i) there are no outstanding Advance Notices for which shares of Common Stock need to be issued and (ii) the Company has paid all amounts owed to the SEPA Investor pursuant to the SEPA.

The net proceeds payable to the Company under the SEPA will depend on the frequency and prices at which Common Stock is sold. The Company is required to use any proceeds received under the SEPA to pay outstanding principal and interest under the Yorkville Promissory Note (as defined and described in Note 8) until the Yorkville Promissory Note is paid in its entirety. After the Yorkville Promissory Note is repaid in full, the Company expects that proceeds received from such sales will be used primarily for working capital and general corporate purposes and for purposes of implementing its business plan focused on building a stable foundation for the future business.

Joseph Gunnar & Co., LLC acted as the sole placement agent for the private placement.

The SEPA is accounted for as a liability at fair value under ASC 815, as it includes an embedded put option and an embedded forward contract. The put option is recognized at inception, and the forward option is recognized upon issuance of notice for the sale of the Company's Common Stock. The fair value of the derivative liability related to the embedded put option is included within SEPA liability on the condensed consolidated balance sheet, and was estimated at $2,582,724 at inception of the agreement and $2,831,504 as of June 30, 2025, with changes in fair value recognized within change in fair value of SEPA liability on the condensed consolidated statements of operations. As of June 30, 2025, the embedded forward option was deemed to have no value as there were no notices for the sale of the Company's Common Stock.

As consideration for the SEPA Investor’s commitment to purchase the shares of Common Stock pursuant to the SEPA, the Company incurred (i) a structuring fee payable to the SEPA Investor in the amount of $25,000, (ii) a commitment fee payable to the SEPA Investor in Common Stock in an amount equal to 1% of the Commitment Amount, or $1,000,000, to be paid 50% on execution of the SEPA and 50% 90 days following the date of the SEPA and (iii) legal expenses of $50,000 related to the issuance of the SEPA. Such fees are included within SEPA fees and issuance costs on the condensed consolidated statements of operations for the three and six months ended June 30, 2025 and SEPA liability on the condensed consolidated balance sheet as of June 30, 2025. The 50% portion of the commitment fee payable that was owed at execution of the SEPA resulted in the issuance of 1,332,623 shares of Common Stock to the SEPA Investor during the second quarter of 2025. Additionally, on July 15, 2025, the Company issued the remaining 1,332,623 shares of Common Stock to the SEPA Investor.

During the three and six months ended June 30, 2025, no shares of Common Stock were sold pursuant to the SEPA, as the Company did not yet have a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the SEC.

NOTE 12. STOCK-BASED COMPENSATION

As of June 30, 2025, the Company had an active stock-based incentive compensation plan and an employee stock purchase plan: the 2022 Equity Incentive Plan (the “2022 Plan”) and the 2022 Employee Stock Purchase Plan (the “ESPP”). All new equity compensation grants are issued under these two plans; however, outstanding awards previously issued under inactive plans will continue to vest and remain exercisable in accordance with the terms of the respective plans.

The 2022 Plan provides for the grant of stock and stock-based awards including stock options, restricted stock, restricted stock units, performance awards, and stock appreciation rights. As of June 30, 2025, there were approximately 206,000 shares available for grant under the 2022 Plan and approximately 43,000 shares available for grant under the ESPP. Effective July 1, 2025, the shares available for grant under the 2022 Plan and the ESPP increased by 3,560,000 and 710,000 shares, respectively, in accordance with the terms of the respective plans.

Stock-Based Compensation Expense

Total stock-based compensation expense recognized in the Company’s condensed consolidated statements of operations is classified as follows:

	Three months ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$—	$119,880	$105,734	$245,512
Research and development	—	126,864	93,425	265,914
Selling and marketing	6,381	(280,124)	202,869	(199,199)
General and administrative	291,101	483,952	392,618	752,460
Total stock-based compensation expense	$297,482	$450,572	$794,646	$1,064,687

The Company’s stock-based compensation expense is based on the value of the portion of stock-based payment awards that are ultimately expected to vest. During the three months ended June 30, 2025 and 2024, stock-based compensation relating to stock-based awards granted to consultants was $22,127 and $41,217, respectively. During the six months ended June 30, 2025 and 2024, stock-based compensation relating to stock-based awards granted to consultants was $241,443 and $111,017, respectively.

Restricted Stock Units

The Company grants Restricted Stock Units ("RSUs") to its employees for their services with a liquidity event requirement. The RSUs granted to employees vest over a period of time from the grant date and are subject to the participants continuing service to the Company over the period. The following table shows a summary of the Company's RSUs outstanding as of June 30, 2025 and December 31, 2024 as well as activity the period then ended:

	RSUs
	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2024	4,562	$223.07
RSUs vested	(1,869)	$223.21
RSUs forfeited	(275)	$36.42
Unvested at June 30, 2025	2,418	$244.19

The total grant date fair value of RSUs awarded was nil and $246,000 during the six months ended June 30, 2025 and 2024, respectively. The total grant date fair value of RSUs vested was $417,174 and $803,980 during the six months ended June 30, 2025 and 2024, respectively.

As of June 30, 2025, total unrecognized stock-based compensation costs related to RSUs were $590,446, which are expected to be recognized over a remaining weighted average period of 0.38 years. As of June 30, 2025, all of the outstanding RSUs are expected to vest.

Stock Options

The Company's outstanding stock options generally expire 10 years from the date of grant and are exercisable when the options vest, generally over four years, the majority of which vest at a rate of 25% on the first anniversary of the grant date, with the remainder vesting ratably each month over the next three years. A summary of stock option activity is as follows:

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2024	218,430	$40.80	7.1	$7,375.15
Options cancelled or forfeited	(82,919)	$23.99
Options outstanding at June 30, 2025	135,511	$51.08	4.6	$—
Options exercisable at June 30, 2025	95,254	$63.62	2.9	$—
Options vested and expected to vest at June 30, 2025	135,511	$51.08	4.6	$—

The weighted-average grant date fair value of options granted to employees and consultants was nil and $5.58 per share for the six months ended June 30, 2025 and 2024, respectively.

As of June 30, 2025, total unrecognized stock-based compensation cost related to stock options was $352,666, which is expected to be recognized over a weighted-average period of 2.31 years.

The Company estimates the fair value of the options utilizing the Black-Scholes option pricing model, which is subjective and dependent upon several variables, including expected option term, expected volatility of the Company’s share price over the expected term, expected risk-free interest rate over the expected option term, and expected dividend yield rate over the expected option term, and actual forfeiture rates. A summary of the weighted-average assumptions the Company utilized for option grants during the six months ended June 30, 2025 and 2024, respectively, are as follows:

	Six Months Ended June 30,
	2025	2024
Expected term (in years)	N/A	4.0
Expected volatility	N/A	47.8%
Risk-free interest rate	N/A	4.0%
Expected dividend yield	N/A	0.0%

Common Stock Issued for Services

During the first quarter of 2025, the Company entered into arrangements with non-employee consultants for services to be provided in exchange for (i) the required issuance of 3,830,189 shares of Common Stock, (a) 1,000,000 of which were equity-classified, with 500,000 of those shares relating to services previously provided and the remaining 500,000 shares relating to services to be provided over the term of the agreement, and (b) 2,830,189 of which were liability-classified, and for which all services have not yet been provided by the non-employee consultants, and (ii) the required quarterly issuance of a variable number of shares of Common Stock equal to $25,000, priced based on the average closing price of the Company's Common Stock for the previous five trading dates prior to issuance.

During the second quarter of 2025, the Company issued the 3,830,189 shares of Common Stock. As of June 30, 2025, the Company was required to issue 123,396 shares of Common Stock pursuant to the required quarterly issuances under the arrangement, which had not yet been issued as of June 30, 2025.

Equity-classified awards

Stock-based compensation expense for the equity-classified awards was recognized based on the fair value of the Company’s Common Stock on the date of grant over the requisite service period. For the three and six months ended June 30, 2025, the total stock-based compensation expense recognized for the equity-classified awards was $16,375 and $152,833, respectively. Additionally, as of June 30, 2025, as the non-employee consultants had not provided all services related to the 500,000 shares issued and the service term had not ended, $109,167 was recorded within prepaid expenses and other current assets on the condensed consolidated balance sheet, which will be amortized using the straight-line method to stock-based compensation expense over the remaining requisite service period.

Liability-classified awards

The liability-classified awards represented compensation for services to be provided over the term of the agreements and were measured based on a fixed monetary value to be paid to the non-employee consultants which will be settled by the issuance of a variable number of shares of Common Stock.

For the six months ended June 30, 2025, the total stock-based compensation expense recognized for the liability-classified awards was $50,000. As of June 30, 2025, $50,000 is included within accrued expenses on the condensed consolidated balance sheet related to the required quarterly issuance of Common Stock. Additionally, as of June 30, 2025, as the non-employee consultants had not provided all services related to the 2,830,189 shares issued and the service term had not ended, $600,000 was recorded within prepaid expenses and other current assets on the condensed consolidated balance sheet, which will be amortized using the straight-line method to stock-based compensation expense over the remaining requisite service period.

NOTE 13. INCOME TAX

Due to its current operating losses, the Company recorded zero income tax expense during the three and six months ended June 30, 2025 and 2024. During these periods, the Company’s activities were limited to U.S. federal and state tax jurisdictions, as it does not have any significant foreign operations.

Due to the Company’s history of cumulative losses and after considering all the available objective evidence, management concluded that it is not more likely than not that all of the Company’s net deferred tax assets will be realized in the future. Accordingly, the Company’s deferred tax assets, which include net operating loss (“NOL”) carryforwards and tax credits related primarily to research and development, continue to be subject to a valuation allowance as of June 30, 2025. The Company expects to continue to maintain a full valuation allowance until there is sufficient evidence to support recoverability of its deferred tax assets.

Utilization of the NOL carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more "5-percent stockholders" increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period, or beginning the day after the most recent ownership change, if shorter. The Company has determined that a Section 382 change in ownership occurred during 2023. As a result of this change in ownership, we expect that certain of the Company's NOLs may not be utilized in the future to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. However, due to the full valuation allowance recorded as of June 30, 2025, the limitation does not affect the Company's results of operations for the periods presented.

On July 4, 2025, the One Big Beautiful Bill Act ("OBBB Act"), which includes a broad range of tax reform provisions, was signed into law in the United States and the Company continues to assess its impact. The Company currently does not expect the OBBB Act to have a material impact on its estimated annual effective tax rate in 2025.

NOTE 14. NET LOSS PER SHARE

Contingently issuable shares are included in basic and diluted earnings per share (“EPS") only when all specified contingencies other than time have been satisfied. Shares issuable in connection with the SEPA, excluding the shares issuable in connection with the remaining 50% of the unpaid SEPA commitment fee, are excluded from basic EPS because issuances are contingent on meeting price thresholds, volume limitations, and regulatory caps. As those contingencies were not satisfied as of June 30, 2025, no shares issuable under the SEPA were included in the denominator of basic EPS for the three and six months ended June 30, 2025.

Diluted EPS includes the dilutive effect of Common Stock equivalents and is computed using the weighted-average number of Common Stock and Common Stock equivalents outstanding during the reporting period. Diluted EPS for the three and six months ended June 30, 2025 and 2024 excluded Common Stock equivalents because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share. The following table sets forth securities outstanding that could potentially dilute the calculation of diluted earnings per share:

	Three and Six Months Ended June 30,
	2025	2024
Stock options outstanding	135,511	191,139
Junior Note Warrants	859,315	550,000
Public Warrants	417,770	417,770
June 2023 Senior Note Warrants	335,210	335,210
August 2024 Warrants Issued with Junior Notes	19,892	—
Pre-funded warrants	—	171,706
Unvested restricted stock units	2,418	10,275
If-converted Common Stock from Series A Preferred Stock(1)	109,445	119,445
If-converted Common Stock from convertible notes	23,297,870	265,042
Total	25,177,431	2,060,587

(1)
Assumed that all shares of Series A Preferred Stock were converted into Common Stock at a conversion rate equal to $0.25 divided by $5.00, representing the maximum number of shares issuable to holders of Series A Preferred Stock.

NOTE 15. SEGMENT REPORTING

Operating segments are defined as components of an entity about which discrete financial information is evaluated regularly by the Chief Operating Decision Maker ("CODM") in deciding how to allocate resources and assess performance. The Company operates and manages its business as one business segment, which is high-power, high-brightness blue laser technology. Accordingly, the Company has one reportable segment. The Company has a single management team that reports to the Executive Chairman, the Company's CODM, who comprehensively manages the entire Company. The accounting policies of the segment are the same as those described in the summary of significant accounting policies.

When evaluating the Company’s financial performance, the CODM is regularly provided with more detailed expense information than what is included in the Company’s statements of operations. The CODM uses net loss, as reported in the consolidated statements of operations, in evaluating the performance of the segment. Decisions regarding resource allocation are made primarily during the annual budget planning process and reallocated as needed throughout the year. The measure of segment assets is reported on the balance sheets as total assets.

The following table shows a reconciliation of the Company’s net loss, including the significant expense categories regularly provided to and reviewed by the CODM, as computed under U.S. GAAP, to the Company’s total net loss in the condensed consolidated statements of operations:

	Three months ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$—	$49,278	$—	$142,827
Cost of revenue:
Materials	11,870	12,789	16,463	50,160
Direct labor	(1,408)	441,762	151,708	934,658
Direct job costs	(15,000)	148,364	(48,273)	243,748
Overhead	—	130,811	111,281	362,116
Total cost of revenue	(4,538)	733,726	231,179	1,590,682
Gross margin	4,538	(684,448)	(231,179)	(1,447,855)
Operating expenses:
Research and development	—	683,381	184,563	1,449,876
Selling and marketing	526,996	(73,070)	1,070,333	272,520
General and administrative	4,095,229	1,940,448	6,174,034	4,593,243
Total operating expenses	4,622,225	2,550,759	7,428,930	6,315,639
Other segment items (1)	(7,607,288)	(9,403,676)	(21,176,291)	(10,580,487)
Segment net loss	$(12,224,975)	$(12,638,883)	$(28,836,400)	$(18,343,981)
(1)
Other segment items consist of interest income, interest expense, change in fair value of warrant liabilities, change in fair value of derivative liability, change in fair value of notes payable, loss on issuance of notes payable, loss on extinguishment of notes payable, gain on sale of intellectual property intangible assets, loss on impairment of inventories, property and equipment and operating lease right-of-use asset, interest expense recognized on remeasurement of preferred stock liability and other gain (loss), net.

NOTE 16. SUBSEQUENT EVENTS

Annual Meeting of Stockholders

On July 9, 2025, at the 2025 Annual Meeting, the Company's stockholders approved, among other things, (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 900,000,000 shares, (ii) the effectuation of one or more reverse stock splits of the Company’s issued and outstanding common stock during the 12-months following the approval of the proposal, (iii) for purposes of complying with the NYSE American listing rules, the issuance of Common Stock in excess of 19.99% of the Company’s outstanding common stock (the “Share Cap”) in connection with Indigo Capital Convertible Notes, (iv) for purposes of complying with the NYSE American listing rules, the issuance of Common Stock in excess of the Share Cap of up to $100 million of securities in connection with the SEPA, and (v) the issuance of up to $100 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% to the market price of the Common Stock. On July 22, 2025, the Company filed a Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State, increasing the number of shares of stock that the Company has the authority to issue to 950,000,000 shares, of which 900,000,000 shares are Common Stock and 50,000,000 shares are Preferred Stock.

Convertible Debt

On July 16, 2025, the Company, in exchange for a capital infusion of $150,000, issued to Indigo a $150,000 face amount unsecured, convertible note (the “July Indigo Capital Convertible Note”). The July Indigo Capital Convertible Note bears no interest for so long as it is not in default and has a July 15, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

On July 21, 2025, the Company entered into a Securities Purchase Agreement with Diagonal, pursuant to which, in exchange for a capital infusion of $157,000, the Company issued to Diagonal a $172,700 face amount convertible promissory note (the “July Diagonal Convertible Note”). The July Diagonal Convertible Note bears interest at 10% and has a maturity date of April 30, 2026. Beginning 180 days after the issuance date, the July Diagonal Convertible Note may be converted into common stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

Issuances of Common Stock on conversion of the July Indigo Capital Convertible Note and the July Diagonal Convertible Note are limited to an amount equal to 19.9% of the outstanding Common Stock as of the date of execution, until such time as the transaction is approved by stockholders, and may not result in Indigo’s or Diagonal’s holding more than 9.9% and 4.99%, respectively, of the Company’s outstanding Common Stock at any time. The July Indigo Capital Convertible Note and the July Diagonal Convertible Note are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

The foregoing transaction documents contain customary representations, warranties, and covenants, including customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, and bankruptcy events.

3(a)(10) Claims Settlement

On July 17, 2025, the Company and Silverback Capital Corporation (“Silverback”) agreed to settle outstanding claims in an amount of not less than $5,662,479 (the “Claims”) owed to Silverback in exchange for a settlement amount payable in shares of Common Stock (the “Settlement Shares”), subject to court approval. The Settlement Shares are priced in an amount equal to the last trading price of Common Stock on July 17, 2025 (the “Closing Price”), which was $0.3070; provided that, if the sale price of Common Stock drops below the Closing Price, the purchase price of the Settlement Shares will be the lower of (i) the Closing Price or (ii) 75% multiplied by the average of the three lowest traded prices during the fifteen day trading period preceding the share request made by Silverback, subject to other terms of the Settlement. Under the Settlement terms, Silverback may not hold more than 4.99% of issued and outstanding Common Stock at any time. The Claims include bona fide, outstanding, and unpaid creditor claims that Silverback acquired from the Company’s creditors and agreed to exchange for shares of Common Stock in a state court-approved transaction, in compliance with the terms of Section 3(a)(10) of the Securities Act. The Company also agreed to issue 400,000 shares of Common Stock as a settlement fee. The settlement was approved by the state court on July 30, 2025, after a fairness hearing pursuant to the requirements of Section 3(a)(10) of the Securities Act.

NYSE Regulation Notice of Noncompliance

On July 22, 2025, the NYSE notified the Company that it had accepted the Company’s plan outlining definitive actions that the Company has taken or will take to regain compliance with NYSE’s continued listing standards (the “Compliance Plan”) and granted a plan period through October 29, 2026 (the “Plan Period”).

As previously reported, on April 29, 2025, the Company received a Notice of Noncompliance (the “Notice”) from NYSE Regulation indicating that the Company was not in compliance with Section 1003(a)(i) of the Company Guide since it reported a stockholders’ deficit of $(37.8) million at December 31, 2024 and has had losses in the two most recent fiscal years.

The NYSE will review the Company periodically for compliance with the Compliance Plan. If the Company is not in compliance with the continued listing standards by October 29, 2026, or if the Company does not make progress consistent with the Compliance Plan during the Plan Period, the NYSE American may initiate delisting proceedings as appropriate. However, the Company may appeal a staff delisting determination in accordance with the Company Guide.

NYSE’s acceptance of the Compliance Plan has no immediate effect on the listing or trading of the Company’s securities and the Company’s Common Stock will continue to trade on the NYSE American under the symbol “BURU” during the Plan Period with the designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards.

Nuburu, Inc.

30 million Shares of Common Stock

PROSPECTUS

[______], 2025

Part II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the Securities being registered.

SEC registration fees	$779
Legal fees and expenses	$50,000
Accounting fees and expenses	$15,000
Financial printing and miscellaneous expenses	$17,150
Total	$82,929

Item 14. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”). We are incorporated under the laws of the State of Delaware. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director or officer of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement or otherwise.

Our amended and restated bylaws and restated certificate of incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, the Company has entered into indemnification agreements with directors and officers that provide for indemnification and advancement of litigation expenses to fullest extent permitted by the DGCL.

We maintain a policy of directors’ and officers’ liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

June 2023 Issuances – Senior Convertible Notes. On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements primarily with certain existing investors for the sale of (i) convertible promissory notes (the “Senior Convertible Notes”) in the aggregate principal amount of $9.225 million, and (ii) warrants to purchase up to 335,210 shares of the Company’s common stock (“Common Stock”), par value $0.0001 per share.

On March 5, 2025, as part of the Foreclosure process initiated by the lead investor, the lenders holding the outstanding Senior Convertible Notes held an auction for the sale of collateral securing the Company’s repayment obligations, which resulted in such lenders taking possession of such collateral in exchange for a full discharge and extinguishment of the Company’s $8,961,872 of indebtedness with respect to the Junior Notes (as defined below) and the Senior Convertible Notes.

November 2023 Issuance – Junior Notes. On November 13, 2023, the Company entered into a Note and Warrant Purchase Agreement ("the November 2023 Purchase Agreement") with the lenders identified therein providing for the Company’s issuance of promissory notes (the “Junior Notes”) with an aggregate principal amount of $5.5 million. The Company also issued to the holders of the Junior Notes warrants exercisable for an amount of the Company’s Common Stock equal to 100% of the Note principal, which were exercisable for $5.00 per share of Common Stock, had a 5-year term, and could be repurchased by the Company when the trading price of its Common Stock exceeded $60.00 for 20 out of any 30 consecutive trading days. The purchase agreements also provided for additional warrants to be issued if the Junior Notes remained outstanding for certain periods of time: (i) if the Junior Notes had not been repaid six months after issuance, additional warrants would be issued to each lender in an amount equal to the principal amount of the Junior Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the Volume Weighted Average Price ("VWAP") of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the Junior Notes had not been repaid nine months after issuance, additional warrants would be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance. As a portion of the Junior Notes were outstanding at each of May 13, 2024 and August 13, 2024, the Company was required to issue 309,315 additional warrants pursuant to the November 2023 Purchase Agreement during the year ended December 31, 2024.

On March 5, 2025, the Company’s obligations under the Junior Notes were extinguished in connection with the Foreclosure. During the three months ended March 31, 2025, the Company issued 9,186,581 shares of Common Stock to noteholders to extinguish an aggregate $411,865 of principal and accrued interest under the Junior Notes.

May 2024 Issuances – Pre-Funded Warrant Purchase Program. On May 1, 2024, the Company entered into a Pre-Funded Warrant Purchase Program (the “Program”) with strategic investors, pursuant to which from time-to-time the Company may sell and the investors may acquire pre-funded warrants (“Pre-Funded Warrants”), up to a total purchase price to the Company equal to $15 million. The exercise price for the pre-funded warrants is substantially paid by the purchaser at closing and, as a result, such warrants may be exercised in the future with a nominal exercise price payment. Investors will also receive a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction will be entered into on terms agreed by the parties; provided however, that in no case will the purchase price per share be less than 110% of the closing price per share of the Company’s Common Stock on the trading day immediately preceding the date of purchase. The investors have been issued pre-funded warrants for a total of 171,706 shares of Common Stock upon exercise. Contemporaneously with the acquisition of pre-funded warrants, the investors may also voluntarily convert outstanding notes previously issued by the Company; provided that such transactions, as a whole, may not result in an effective direct or indirect discount to market price to the investors of greater than 30%. Through December 31, 2024, the investors have been issued 18,580,508 shares to convert approximately $5.4 million of debt principal.

In February 2025, in connection with a Settlement Agreement, as amended, with Liqueous LP (“Liqueous”), the Company agreed to (i) modify 665,410 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in the issuance of 3,647,416 equity-classified pre-funded warrants outstanding immediately after the modification exercisable into Common Stock and (ii) modify the remaining 171,706 outstanding equity-classified Pre-Funded Warrants issued in connection with the Program during 2024, resulting in 9,360,888 pre-funded warrants outstanding immediately after the modification that were concurrently exercised into 9,360,888 common shares of the Company for no additional cash consideration, as the modified pre-funded warrants had a nominal exercise price (the “Pre-Funded Warrants Modification”). As a result of the Settlement Agreement, there will not be further issuances under the Program. In March 2025, the 3,647,416 outstanding warrants were exercised into 3,647,416 shares of common stock for no additional cash consideration, as the pre-funded warrants had a nominal exercise price.

August 2024 Convertible Notes. On August 6, 2024 and August 19, 2024, the Company entered into a subordinated convertible note agreement with Esousa Group Holdings LLC ("Esousa") for the sale of convertible notes (the “August 2024 Convertible Notes”) in the aggregate principal amount of $673,000, issued at a discount of $25,000. The August 2024 Convertible Notes bore interest at 15% per annum, with principal and accrued interest due at maturity on February 6, 2025, unless earlier paid or converted into Common Stock. The notes were prepayable at any time prior to the maturity date without penalty. Upon the occurrence and continuance of an event of default or spin-off of a subsidiary, a default interest rate of an additional 5% per annum could be applied to any outstanding borrowings (in the case of an event of default only) and the investor could declare all outstanding principal plus accrued interest immediately due. Additionally, at any point after issuance, the investor had the option to convert the August 2024 Convertible Notes into Common Stock at the lower of (i) a fixed price of $2.03 or (ii) 80% of the lowest daily volume weighted-average price in the 10 trading days prior to such conversion date, subject to certain adjustments.

Esousa also purchased $687,315 of outstanding principal and accrued interest under the Senior Convertible Notes from an existing investor and subsequently exchanged such notes for subordinated convertible notes (the "Additional August 2024 Convertible Notes"). The Additional August 2024 Convertible Notes could be prepaid at any time without penalty, did not accrue interest, matured on February 6, 2025 and could be converted at any time on or after the issuance date into common stock at a conversion price of 25% of the closing price of the common stock on the trading day prior to such conversion date, subject to certain adjustments.

During the fourth quarter of 2024, Esousa was issued 654,350 shares of Common Stock to extinguish approximately $0.1 million of debt principal. During the three months ended March 31, 2025, the Company issued 1,878,620 shares to Esousa to extinguish an aggregate $389,375 of principal and accrued interest under the August 2024 Convertible Notes. In March 2025, the remaining August 2024 Convertible Notes were purchased by Indigo Capital LP (as described below) and subsequently extinguished.

October 2024 Liqueous Promissory Note. In October 2024, the Company entered into an unsecured promissory note with Liqueous for a principal amount of $1,053,824. The note was subordinated to the Company's other outstanding debt instruments, accrued interest at 8% per annum and matured in October 2025. The note was prepayable at any time prior to the maturity date without penalty. Upon an event of default, the investor could require all outstanding and accrued interest immediately due and payable.

In February 2025, in connection with the Settlement Agreement, as amended, with Liqueous, the Company agreed to issue 6,406,225 pre-funded warrants exercisable into Common Stock, which included a nominal exercise price, to extinguish the note. In April 2025, through an additional amendment to the Settlement Agreement, the Company agreed to settle the note through the issuance of 9,090,959 shares of Common Stock.

March 2025 Indigo Notes. On March 3, 2025, the Company entered into the following transactions:

•
in exchange for a capital infusion of $1,500,000, the Company issued to Indigo Capital LP ("Indigo Capital") a $1,578,495 face amount unsecured, convertible note (the "Indigo Capital Convertible Note"). The Indigo Capital Convertible Note bears no interest for so long as it is not in default and has a March 1, 2026 maturity date and a conversion price equal to a 20% discount to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for the extinguishment of the remaining August 2024 Convertible Notes held by Indigo Capital, which it purchased from Esousa on March 3, 2025, the Company issued to Indigo Capital a $894,708 face amount unsecured, convertible note (the "Indigo Capital Exchange Convertible Note"). The Indigo Capital Exchange Convertible Note bears no interest for so long as it is not in default, and has March 1, 2026 maturity date and a conversion price equal to 33.33% of the lowest VWAP during the 5 days prior to the conversion date.

For the six months ended June 30, 2025, Indigo Capital converted $1,225,123 in face amount of the notes into 13,807,696 shares of Common Stock.

April 2025 Indigo Notes. The Company entered into the following transactions on April 22, 2025:

•
in exchange for a capital infusion of $1,350,000, the Company issued to Indigo Capital a $1,421,053 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for the extinguishment of an existing unsecured promissory note of the Company with a $2,003,097 face amount, the Company issued to Indigo Capital a $2,108,523.16 face amount unsecured, convertible note that bears no interest for so long as it is not in default, and has an April 21, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

SFE EI

On April 30, 2025, the Company agreed to issue 6,086,957 shares of common stock to SFE EI as consideration for SFE EI escrowing approximately $4.2 million in assets for purposes of guaranteeing the Company’s performance obligations in connection with the TCEI acquisition (as described in “Our Business” in the prospectus).

Coeptis

On March 5, 2025, the Company entered into a Master Services Agreement and Share Issuance Assurance Agreement with Coeptis, pursuant to which the Company engaged Coeptis’ NexGenAI Affiliates Network to provide certain AI-driven business solutions and process automation products and services in exchange for payment of $600,000 in the form of its Common Stock.

Phoenix

On March 1, 2025, the Company and Phoenix entered into a consulting agreement, pursuant to which Phoenix agreed to provide ongoing consulting services and, as part of Phoenix’s compensation, the Company agreed to issue to Phoenix 1,000,000 shares of Common Stock upon execution of the consulting agreement and, on a quarterly basis, shares of Common Stock valued at $25,000 per quarter.

J.H. Darbie

The Company entered into an agreement with J.H. Darbie for advisory services in the third quarter of 2024. The agreement called for certain services to be provided for a fee of $500,000 payable in stock based on the then applicable stock price. Additionally, the Company entered into a Finder’s Fee agreement to pay a fee based on either a debt or equity funding raise. The Company never received the agreed upon services associated with the advisory agreement and is in process of settling the Finder’s Fee obligation via issuance of shares.

The Company was notified by J.H. Darbie in the second quarter of 2025 that a legal claim had been initiated in regards to both the advisory fee and Finder’s Fee. The Company’s position is that the advisory fees were never provided and intends to defend this position vigorously.

Agile

The Company entered into a Business Loan and Security Agreement with Agile Capital Funding, LLC and its affiliates (“Agile”), dated as of May 12, 2025, pursuant to which, in exchange for a capital infusion of $500,000, the Company issued to Agile a $525,000 face amount secured promissory note. The note, which has been modified as described below, initially required weekly repayments of $27,000 through November 2025, totaling $756,000. The note is secured by the Company’s cash and deposit accounts.

The Company entered into a Business Loan and Security Agreement with Agile, dated as of May 30, 2025, pursuant to which the Company refinanced its existing loan with Agile, resulting in an additional capital infusion of $248,000 (bringing the total cash capital infusion from Agile to $748,000). The face amount of the refinanced loan is $1,000,000 (the “Agile Note”). The Agile Note requires weekly repayments of $48,000 through December 2025, totaling $1,440,000, and is secured by the Company’s cash and deposit accounts.

Diagonal

The Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC (“Diagonal”), dated as of May 13, 2025, pursuant to which, in exchange for a capital infusion of $188,000, the Company issued to Diagonal a $227,700 face amount convertible promissory note (the “Diagonal Note”). The Diagonal Note bears interest at 10% and has a maturity date of February 28, 2026. Beginning 180 days after the issuance date, the note may be converted into common stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date. Diagonal also agreed to provide additional tranches of financing during the next twelve months, up to an aggregate of $2,275,000, subject to further agreement between the Company and Diagonal.

Boot

The Company entered into a Securities Purchase Agreement with Boot Capital LLC (“Boot”), dated as of May 13, 2025, pursuant to which, in exchange for a capital infusion of $94,000, the Company issued to Boot a $110,000 face amount convertible promissory note (the “Boot Note” and collectively with the Agile Note and Diagonal Note, the “Notes”). The Boot Note bears interest at 10% and has a maturity date of February 28, 2026. Beginning 180 days after the issuance date, the note may be converted into common stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

The Notes are subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution, or winding up of the Company. Issuances of common stock on conversion of the Diagonal Note and the Boot Note are limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders.

Brick Lane

On June 3, 2025, the Company entered into the following transactions with Brick Lane Capital Management Limited (“Brick Lane”):

•
in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Brick Lane a $1,050,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has an April 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $250,000, the Company issued to Brick Lane a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 2, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 9.9% of the Company’s then outstanding Common Stock. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company is obligated to register for resale the shares issuable upon conversion of the notes.

For the six months ended June 30, 2025, Brick Lane converted the entire $1,050,000 of principal under the first note described above, resulting in the issuance of 6,800,518 shares of Common Stock.

Bomore

On June 18, 2025, the Company entered into the following transactions with Bomore Opportunity Group Ltd (“Bomore”):

•
in exchange for transferring 100,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Bomore a $1,050,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $250,000, the Company issued to Bomore a $250,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 17, 2026 maturity date and a conversion price equal to the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 9.9% of the Company’s then outstanding Common Stock. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Torcross

On June 25, 2025, the Company entered into the following transactions with Torcross Capital LLC (“Torcross”):

•
in exchange for transferring 40,000 shares of the Company’s outstanding Series A Preferred Stock to the Company, the Company issued to Torcross a $400,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date; and
•
in exchange for a capital infusion of $100,000, the Company issued to Torcross a $100,000 face amount unsecured, convertible note. The note bears no interest for so long as it is not in default and has a June 24, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

Issuances of Common Stock on conversion of such notes are limited to an amount equal to 9.9% of the Company’s then outstanding Common Stock. The notes are also subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Company is obligated to register for resale the shares issuable upon conversion of the notes.

On June 30, 2025, the Company entered into a securities purchase agreement with the investors party thereto pursuant to which the Company issued a debenture in the amount of $1,250,000 in exchange for a capital infusion of $1,100,000. The debenture bears interest at an annual rate equal to 8% for so long as it is not in default and has an October 30, 2025 maturity date. Among other things, the securities purchase agreement prohibits the Company from incurring additional indebtedness or entering into variable rate transactions, with certain exceptions. The Company is also required to use proceeds from the Standby Equity Purchase Agreement, dated May 30, 2025, with YA II LN, LTD. to repay the debenture. The Company’s obligations are guaranteed by its wholly owned subsidiary, Nuburu Subsidiary Inc.

July 2025 Indigo Note. On July 16, 2025, the Company, in exchange for a capital infusion of $150,000, issued to Indigo Capital a $150,000 face amount unsecured, convertible note (the “July Indigo Capital Convertible Note”). The July Indigo Capital Convertible Note bears no interest for so long as it is not in default and has a July 15, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

July 2025 Diagonal Note. On July 21, 2025, the Company entered into a Securities Purchase Agreement with Diagonal, pursuant to which, in exchange for a capital infusion of $157,000, the Company issued to Diagonal a $172,700 face amount convertible promissory note (the “July Diagonal Convertible Note”). The July Diagonal Convertible Note bears interest at 10% and has a maturity date of April 30, 2026. Beginning 180 days after the issuance date, the July Diagonal Convertible Note may be converted into Common Stock for a conversion price equal to a discount of 25% to the lowest trading price during the ten days prior to the conversion date.

3(a)(10) Claims Settlement

On July 17, 2025, the Company and Silverback Capital Corporation (“Silverback”) agreed to settle outstanding claims in an amount of not less than $5,662,479 (the “Claims”) owed to Silverback in exchange for a settlement amount payable in shares of Common Stock (the “Settlement Shares”), subject to court approval. The Settlement Shares are priced in an amount equal to the last trading price of Common Stock on July 17, 2025 (the “Closing Price”), which was $0.3070; provided that, if the sale price of Common Stock drops below the Closing Price, the purchase price of the Settlement Shares will be the lower of (i) the Closing Price or (ii) 75% multiplied by the average of the three lowest traded prices during the fifteen day trading period preceding the share request made by Silverback, subject to other terms of the settlement. Under the Settlement terms, Silverback may not hold more than 4.99% of issued and outstanding Common Stock at any time. The Claims include bona fide, outstanding, and unpaid creditor claims that Silverback acquired from the Company’s creditors and agreed to exchange for shares of Common Stock in a state court-approved transaction, in compliance with the terms of Section 3(a)(10) of the Securities Act. The Company also agreed to issue 400,000 shares of Common Stock as a settlement fee. The settlement was approved by the state court on July 30, 2025, after a fairness hearing pursuant to the requirements of Section 3(a)(10) of the Securities Act.

August 2025 Indigo Note. On August 18, 2025, the Company, in exchange for a capital infusion of $225,000, issued to Indigo Capital a $225,000 face amount unsecured, convertible note (the “August Indigo Capital Convertible Note”). The August Indigo Capital Convertible Note bears no interest for so long as it is not in default and has an August 17, 2026 maturity date and a conversion price equal to 80% of the lowest VWAP during the 5 days prior to the conversion date.

Common Stock Issued for Services. During the six months ended June 30, 2025, the Company paid for certain services with 3,830,189 shares of Common Stock.

Except as described above, the above transactions were conducted as private placements exempt from registration pursuant to Section 4(a)(2).

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.	8-K	001-39489	2.1	August 8, 2022

3.1	Amended and Restated Bylaws of the Company.	8-K	001-39489	3.2	September 9, 2020

3.2	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39489	3.1	February 6, 2023

3.3	Certificate of Designations of the Company.	8-K	001-39489	3.3	February 6, 2023

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39489	3.1	June 13, 2024

3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, dated July 22, 2025	10-Q	001-39489	3.5	August 14, 2025

3.6	Amendment to the Amended and Restated By Laws of the Company, dated November 12, 2024.	8-K	001-39489	3.1	November 12, 2024

4.1	Specimen Common Stock Certificate .	8-K	001-39489	4.1	February 6, 2023

4.2	Specimen Preferred Stock Certificate .	8-K	001-39489	4.2	February 6, 2023

4.3	Specimen Warrant Certificate.	S-1	333-248113	4.3	August 26, 2020

4.4	Warrant Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	4.1	September 9, 2020

4.5	Description of Registrant’s Securities.	10-K	001-39489	4.5	April 15, 2024

5.1*	Opinion of Holland & Hart LLP.

10.1	Investment Management Trust Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	10.2	September 9, 2020

10.2	Third Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated January 31, 2023, by and among the Company and the Holders (defined therein).	8-K	001-39489	10.14	February 6, 2023

10.3	Fourth Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated March 10, 2023, by and among the Company and the Holders (defined therein).	8-K	001-39489	10.1	March 10, 2023

10.4	Preferred Stock Sale Option Agreement, dated August 5, 2022, by and among the Company and the parties listed on Schedule A thereto.	8-K	001-39489	10.4	August 8, 2022

10.5	Amendment to Preferred Stock Sale Option Agreement, dated November 22, 2022, by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.3	November 22, 2022

10.6	Second Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022 by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.1	November 29, 2022

10.7	Third Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022 by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.2	March 10, 2023

10.8#	Nuburu, Inc. 2022 Equity Incentive Plan.	8-K	001-39489	10.20	February 6, 2023

10.9#	Nuburu, Inc. 2022 Employee Stock Purchase Plan and forms of agreement thereunder.	8-K	001-39489	10.21	February 6, 2023

10.10#	Nuburu, Inc. Executive Incentive Compensation Plan.	8-K	001-39489	10.22	February 6, 2023

10.11#†	Amended and Restated Employment Agreement, effective December 3, 2022, by and between Mark Zediker and Legacy Nuburu.	S-4/A	333-267403	10.18	November 29, 2022

10.12#	Employment Agreement, effective December 2, 2022, by and between Brian Knaley and Legacy Nuburu.	S-4/A	333-267403	10.19	November 29, 2022

10.13#†	Amended and Restated Employment Agreement, effective December 2, 2022, by and between Brian Faircloth and Legacy Nuburu.	S-4/A	333-267403	10.20	November 29, 2022

10.14#	Form of Director Letter Agreement.	S-4/A	333-267403	10.22	November 29, 2022

10.15#	Form of Nuburu, Inc. Indemnification Agreement.	8-K	001-39489	10.27	February 6, 2023

10.16	Form of Convertible Promissory Note.	8-K	001-39489	4.1	June 13, 2023

10.17	Form of Warrant to Purchase Shares of Common Stock.	8-K	001-39489	4.2	June 13, 2023

10.18	Note and Warrant Purchase Agreement dated June 12, 2023.	8-K	001-39489	10.1	June 13, 2023

10.19	Registration Rights and Lock-up Agreement.	8-K	001-39489	10.2	June 13, 2023

10.20	Confidential Separation and Release Agreement, dated November 1, 2023, by and between Nuburu, Inc. and Dr. Mark Zediker.	10-Q	001-39489	10.4	November 9, 2023

10.21	Note and Warrant Purchase Agreement, dated November 13, 2023, by and between Nuburu, Inc. and the lenders party thereto.	10-K	001-39489	10.39	April 15, 2024

10.22	Form of Promissory Note.	10-K	001-39489	10.40	April 15, 2024

10.23	Form of Warrant to Purchase Shares of Common Stock.	10-K	001-39489	10.41	April 15, 2024

10.24	Registration Rights Agreement, dated November 13, 2023, by and between Nuburu, Inc.	10-K	001-39489	10.42	April 15, 2024

10.25	Intercreditor and Subordination Agreement, dated November 13, 2023, by and between Nuburu, Inc. and the parties thereto.	10-K	001-39489	10.43	April 15, 2024

10.26	Form of Warrant to Purchase Shares of Common Stock	10-K	001-39489	10.46	April 15, 2024

10.27	Board of Directors Compensation Policy	10-K	001-39489	10.47	April 15, 2024

10.28	Amendment to Employment Agreement, effective November 1, 2023, by and between Nuburu, Inc. and Brian Knaley.	10-K/A	001-39489	10.48	April 29, 2024

10.29	Amendment to Employment Agreement, effective January 1, 2024, by and between Nuburu, Inc. and Brian Faircloth.	10-K/A	001-39489	10.49	April 29, 2024

10.30	Securities Purchase Agreement, dated August 6, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC.	8-K	001-39489	10.1	August 12, 2024

10.31	Exchange Agreement, dated August 6, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC.	8-K	001-39489	10.2	August 12,2024

10.32	Securities Purchase Agreement, dated August 19, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC	8-K	001-39489	10.1	August 23, 2024

10.33	Exchange Agreement, dated August 19, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC	8-K	001-39489	10.2	August 23, 2024

10.34	Common Stock Purchase Agreement, dated October 1, 2024, by and between Nuburu, Inc. and Liqueous LP	8-K	001-39489	10.1	October 7, 2024

10.35	Registration Rights Agreement, dated October 1, 2024, by and between Nuburu, Inc. and Liqueous LP	8-K	001-39489	10.2	October 7, 2024

10.36	Master Transaction Summary agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.5	November 14, 2024

10.37	Common Stock Purchase Agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.6	November 14, 2024

10.38	Securities Purchase Agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.7	November 14, 2024

10.39	Securities Purchase Agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.8	November 14, 2024

10.40	Registration Rights Agreement, dated October 1, 2024, between Nuburu, Inc. and Liqueous LP	10-Q	001-39489	10.9	November 14, 2024

10.41	Proposal Letter dated January 13, 2025,among S.F.E. Equity Investments SARL, The AvantGarde Group S.p.A., Alessandro Zamboni and the Company	10-Q	001-39489	10.1	May 20, 2025

10.42	Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification dated January 14, 2025, between the Company and Liqueous LP	10-Q	001-39489	10.2	May 20, 2025

10.43	Amendment to Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification dated February 14, 2025 between the Company and Liqueous, LP	10-Q	001-39489	10.3	May 20, 2025

10.44	Second Amendment to Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification, dated February 17, 2025, between the Company and Liqueous LP	10-Q	001-39489	10.4	May 20, 2025

10.45	Binding and Irrevocable Commitment Letter, dated February 14, 2025, among the Company, Trumar Capital LLC and Ambrogio D'Arrezzo	10-Q	001-39489	10.5	May 20, 2025

10.46	Subordinated Convertible Note, dated March 3, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.6	May 20, 2025

10.47	Subordinated Convertible Exchange Note, dated March 3, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.7	May 20, 2025

10.48	On Demand Facility Agreement, dated March 18, 2025, between the Company and Supply@ME Capital plc	10-Q	001-39489	10.8	May 20, 2025

10.49	Standby Equity Purchase Agreement, dated May 30, 2025, between the Company and YA II PN, LTD.	S-1	333-287867	10.49	June 9, 2025

10.50	Amendment #3 to Comprehensive Settlement Agreement, Mutual Release of Liability and Indemnification, dated April 15, 2025, between the Company and Liqueous LP	10-Q	001-39489	10.1	August 14, 2025

10.51	Securities Purchase Agreement, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.2	August 14, 2025

10.52	Registration Rights Agreement, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.3	August 14, 2025

10.53	Exchange Agreement, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.4	August 14, 2025

10.54	Subordinated Convertible Note, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.5	August 14, 2025

10.55	Subordinated Convertible Exchange Note, dated April 22, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.6	August 14, 2025

10.56	Business Loan and Security Agreement, dated May 12, 2025, among the Company, Nuburu Subsidiary, Inc., Agile Lending, LLC and Agile Capital Funding, LLC	10-Q	001-39489	10.7	August 14, 2025

10.57	Securities Purchase Agreement, dated May 13, 2025, between the Company and 1800 Diagonal Lending LLC	10-Q	001-39489	10.8	August 14, 2025

10.58	Securities Purchase Agreement, dated May 13, 2025, between the Company and Boot Capital LLC	10-Q	001-39489	10.9	August 14, 2025

10.59	Amendment to Standby Equity Purchase Agreement, dated June 5, 2025, between the Company and YA II PN, LTD.	10-Q	001-39489	10.11	August 14, 2025

10.60	Business Loan and Security Agreement, dated May 30, 2025, among the Company, Nuburu Subsidiary, Inc., Agile Lending, LLC and Agile Capital Funding, LLC	10-Q	001-39489	10.12	August 14, 2025

10.61	Securities Purchase Agreement, dated June 3, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.13	August 14, 2025

10.62	Exchange Agreement, dated June 3, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.14	August 14, 2025

10.63	Registration Rights Agreement, dated June 3, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.15	August 14, 2025

10.64	Subordinated Convertible Exchange Note, dated June 3, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.16	August 14, 2025

10.65	Subordinated Convertible Note, dated June 3, 2025 between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.17	August 14, 2025

10.66	Securities Purchase Agreement, dated June 18, 2025, between the Company and Bomore Opportunity Group Ltd	10-Q	001-39489	10.18	August 14, 2025

10.67	Exchange Agreement, dated June 18, 2025, between the Company and Bomore Opportunity Group Ltd	10-Q	001-39489	10.19	August 14, 2025

10.68	Subordinated Convertible Exchange Note, dated June 18, 2025, between the Company and Bomore Opportunity Group Ltd	10-Q	001-39489	10.20	August 14, 2025

10.69	Subordinated Convertible Note, dated June 18, 2025, between the Company and Bomore Opportunity Group Ltd	10-Q	001-39489	10.21	August 14, 2025

10.70	Purchase Agreement, dated June 30, 2025, between the Company and the investors party thereto	8-K	001-39489	10.1	July 1, 2025

10.71	Securities Purchase Agreement, dated June 25, 2025, between the Company and Torcross Capital LLC	10-Q	001-39489	10.23	August 14, 2025

10.72	Exchange Agreement, dated June 25, 2025, between the Company and Torcross Capital LLC	10-Q	001-39489	10.24	August 14, 2025

10.73	Subordinated Convertible Exchange Note, dated June 25, 2025, between the Company and Torcross Capital LLC	10-Q	001-39489	10.25	August 14, 2025

10.74	Subordinated Convertible Note, dated June 25, 2025, between the Company and Torcross Capital LLC	10-Q	001-39489	10.26	August 14, 2025

19.1	Insider Trading Policy	10-K	001-39489	19.1	April 15, 2025

21.1	List of Subsidiaries of Nuburu, Inc.	8-K	001-39489	21.1	February 6, 2023

23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for the Company.

23.2*	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of the initial filing of this registration statement).

97	Nuburu, Inc. Clawback Policy	10-K	001-39489	97	April 15, 2025

107*	Calculation of Filing Fee Table.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

# Indicates management contract or compensatory plan or arrangement.

* Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act.
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on August 29, 2025.

NUBURU, INC.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alessandro Zamboni as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Alessandro Zamboni	Executive Chairman	August 29, 2025
Alessandro Zamboni	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Matteo Ricchebuono	Director	August 29, 2025
Matteo Ricchebuono

/s/ Shawn Taylor	Director	August 29, 2025
Shawn Taylor

/s/ Dario Barisoni	Director	August 29, 2025
Dario Barisoni